As filed with the Securities and Exchange Commission on May 17, 2013
Registration No.   333-187761
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTH BAY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1000	83-0402389
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

PO Box 162, Skippack, Pennsylvania 19474
(215) 661-1100
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Perry Leopold, Chief Executive Officer
2120 Bethel Road
Lansdale, Pennsylvania 19446
(215) 661-1100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered(1)	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value	25,368,011	(1)	$0.06	(2)	$1,522,080.66	$207.61	*

* Previously paid.

(1)
Pursuant to Rule 416, this registration statement also covers such indeterminate number of additional shares of common stock that became issuable by reason of any stock dividend, stock split, recapitalization or other similar transactions.

(2)
Estimated at $0.06 per share, the average of the high and low prices as reported on the OTCQB on April 2, 2013, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION
DATED ______, 2013

PROSPECTUS
NORTH BAY RESOURCES INC.
  25,368,011 Shares of Common Stock

This prospectus relates to the sale of up to 25,368,011 shares of our common stock by Tangiers Investors LP (“Tangiers”). The prices at which the selling stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of the shares by the selling stockholder. However, we may receive proceeds of up to approximately $1,522,080.66 from the sale of our common stock to the selling stockholder, pursuant to a Securities Purchase Agreement, as amended, entered into with the selling stockholder on October 7, 2009 (“Securities Purchase Agreement”), once the registration statement (“Registration Statement”), of which this prospectus is a part, is declared effective.

The shares offered include up to 25,368,011 shares of common stock which may be sold from time to time to Tangiers up to 60 months from the initial effective date of January 24, 2011. The shares covered herein are only a portion of the shares covered by the Securities Purchase Agreement. The remaining shares that are subject of this agreement may be included in future registration statements at our option (See “About This Offering” and “Tangiers Transaction”, below)

Tangiers Capital, LLC (“Tangiers Capital”), which makes the investment decisions on behalf of and controls Tangiers, is an “underwriter” within the meaning of the Securities Act of 1933, as amended. We will pay the expenses of registering these shares, but all selling and other expenses incurred by Tangiers Capital will be paid by Tangiers Capital.

Our common stock is quoted on OTCQB under the symbol “NBRI”. The last reported sales price of our common stock on the OTCQB on May 16, 2013, was $0.04 per share .

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 8 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus is ______, 2013

GENERAL

As used in this Prospectus, references to “the Company,” “North Bay”, “we”, “our,” “ours” and “us” refer to North Bay Resources Inc., unless otherwise indicated. In addition, any references to our “financial statements” are to our financial statements except as the context otherwise requires.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

Corporate Background and Our Business

The Company was incorporated in the State of Delaware on June 18, 2004 under the name Ultimate Jukebox, Inc.  On September 4, 2004, Ultimate Jukebox, Inc. merged with NetMusic Corporation, and subsequently changed the Company name to NetMusic Entertainment Corporation.  On March 10, 2006, the Company ceased digital media distribution operations, began operations as a natural resources company, and changed the Company name to Enterayon, Inc.  On January 15, 2008, the Company merged with and assumed the name of its wholly-owned subsidiary, North Bay Resources Inc.  As a result of the merger, Enterayon, Inc. was effectively dissolved, leaving North Bay Resources Inc. as the remaining company.

The Company’s business plan is based on the Generative Business Model, which we believe can generate a steady stream of revenue before any property is ever developed into a commercial mining operation.  The Generative Business Model comprises the following steps:

1.	Targeting and acquiring mining properties with good historical assays. (1)

2.
Identifying potential partners for the development of each of the Company’s properties and entering into joint-venture or option agreements.  In most cases, the partner is another mining company whose shares trade on a public exchange.

3.
The initial agreement usually comprises a small non-refundable cash payment in advance and a significant number of shares in the stock of the partner or acquiring company.  Cash and shares increase in staged payments on the anniversary date of the agreement.  In the case of an option agreement, the Company will retain a net smelter royalty ("NSR") with a buyout provision should the property be the site of a major discovery and/or developed into a commercially-operating mine.  In the case of a joint-venture, we retain a percentage of ownership, typically 50%, in the event the partner satisfies all the terms of the contract to completion. (2)

4.	The partner or acquiring company also must commit to a specific work program over a period of several years to develop the property, often involving a commitment of several million dollars.

5.
We believe these work programs enable us to maintain our properties for little or no cost, as the annual maintenance fees due to the government are offset by the amount of money spent on property exploration and development paid for by our partners.  Any surplus of expenditures beyond what is due to maintain the properties can then be applied as “portable assessment credits” towards the maintenance of other Company properties that are not yet producing revenue but which have good prospects of doing so in the future.  (3)

6.
If at any time, the partner defaults on the work agreement or does not make staged cash or stock payments by the anniversary date, the property then reverts back to us, which then leaves us free to find another partner and begin the process all over again.

 (1) The acquisition of a mining property in British Columbia conveys the mineral or placer rights for mining-related purposes only, and while our rights allow us to use the surface of a claim for mining and exploration activities, our claims do not convey any other surface, residential or recreational rights to the Company.  Additionally, our right to extraction is not absolute, as any mechanized extraction work on claims in British Columbia requires additional permits and possibly conversion of our claims to mining leases, the approval of which is not guaranteed.  As of July 1, 2012 when new regulations became effective in British Columbia, the registration fee to stake a claim in British Columbia is $1.75 per hectare. The initial term of any claim staked is one year.   This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $5 per hectare per year for the first 2 years, $10 per hectare per year for the next 2 years, $15 per hectare per year for the following 2 years, and $20 per hectare per year for each year thereafter. For placer claims, the annual work expenditure is $20 per hectare. In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying twice the applicable work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL Fee”). These fees are the responsibility of the Company to maintain our mineral or placer rights in good standing.

(2) As of January 19, 2012, the Company has a Memorandum of Understanding, as amended, with Devlin's Bench Mining Ltd and P. Wright Contracting Ltd (“PWC”) to engage in a joint-venture on the Company’s Fraser River Platinum and Monte Cristo projects.   As of the date of this prospectus , a definitive agreement has not yet been executed. Under the terms of the Memorandum of Understanding, a definitive agreement will be signed within 60 days of formal permit approval by the British Columbia Ministry of Mines and the local First Nations governments.  A mining permit for the Fraser River Project was issued on June 25, 2012, but as of the date of this prospectus , a definitive agreement with PWC has not yet been signed.   As of the date of this prospectus , the Company continues to own and control 100% of the Fraser River Project. In the interim, the Company has engaged PWC as an independent contractor to initiate mining operations.  The Company does not presently expect that a definitive joint venture agreement with PWC will be forthcoming.

On October 24, 2012, the Company entered into an agreement on its Willa property with Caribou King Resources Ltd. ("Caribou"), a Canadian issuer listed on the TSX Venture Exchange.  Under the terms of agreement, Caribou may earn up to a 100% interest in the claims in the Willa property (“Willa Claims”) by making aggregate payments to North Bay of USD $232,500 in cash and issuing 1,000,000 shares of Caribou common stock.  Of the aggregate payments, $7,500 in cash and 500,000 shares are due upon receipt of regulatory acceptance of the agreement by the TSX Venture Exchange.  This regulatory approval has been received, and the initial consideration has been paid.  An additional $50,000 cash and 500,000 shares of Caribou stock are due upon the first anniversary of the agreement, and a $175,000 cash payment is due upon the second anniversary of the agreement.  In addition to the consideration received, North Bay shall be granted a royalty equal to 2% of NSR. At any time up to the commencement of commercial production, Caribou may purchase one-half of the NSR (being 1%) in consideration of USD $1,000,000 payable to North Bay, such that North Bay will then retain a 1% NSR.

(3) Our primary cost in any option or joint venture agreements is typically the degree to which we give up our rights to any property.  In the case of an option agreement, we give up all of our rights if all of the terms of the contract are fulfilled, and will only retain a NSR, typically 2%.  In the case of a joint-venture, we will generally retain only 25% to 50% of our rights if all of the terms of the contract are fulfilled, and may be subject to further dilution should we elect not to further participate in the joint-venture.  An exception to this is when a joint-venture is agreed to on a profit-sharing basis, where the Company elects to retain 100% ownership of the project, and both parties are obligated to contribute its share of the project development costs.

Our properties in British Columbia are located and acquired through the use of a suite of online applications which are provided to people and companies licensed to acquire and maintain mineral rights within the Province of British Columbia.   Mineral Titles Online (“MTO”) is an Internet-based mineral titles administration system provided and maintained by the British Columbia Ministry of Energy, Mines, and Petroleum Resources  that allows the mineral exploration industry to acquire and maintain mineral titles by selecting the area on a seamless digital GIS map of British Columbia and pay the associated fees electronically.

The MTO system is also interactively linked to British Columbia’s MINFILE Project and Assessment Report Indexing System (“ARIS”), both of which are provided and maintained by the British Columbia Geological Survey.

The MINFILE Project is a mineral inventory system that contains information on more than 12,300 metallic mineral, industrial mineral and coal occurrences in British Columbia.  It is used by industry, governments, universities and the public to find information on documented mineralization anywhere in British Columbia, develop exploration strategies, conduct geoscience research, and evaluate the resource potential of an area.

The ARIS database has over 30,500 approved mineral exploration assessment reports filed by the exploration and mining industry since 1947. These reports provide information on geological, geophysical, geochemical, drilling and other exploration-related activities throughout B.C.

Both MINFILE and ARIS are interlinked with MTO, which combined and interfaced with other geospatial applications such as Google Earth, provide a skilled user with the ability to virtually visit any location in British Columbia, analyze its geographical and geological setting, access and evaluate its geological records and the historical archives of any prior development work, and determine the relative value of a given area.  If the area is also open to staking, a claim can then be staked, and the required claim registration fees can be paid immediately and interactively.

The Company also plans on generating revenue through mining once commercial operations begin on any of its properties.  Towards this end, the Company has acquired the Ruby Mine Property (the “Ruby Mine”) in Sierra County, California. The purchase price was $2,500,000, of which $510,000 in cash and stock was paid as of the closing date of July 1, 2011, and the remaining $1,990,000 is a seller-financed mortgage, which as of April 1, 2013 accrues interest at a 6% per annum.  The balance due on the mortgage is $1,758,092 as of March 31, 2013.  Pursuant to a mortgage modification agreement dated executed on March 28, 2013, the term of the mortgage has been extended to December 30, 2015.  As part of the terms of acquisition, the seller received 10,000,000 shares of the Company’s common stock with a market value of $150,000 as of the day the agreement was signed, and which was then applied to the purchase price.  The seller has also been granted 10,000,000 5-year warrants exercisable at $0.02, 2,000,000 5-year warrants exercisable at $0.09, and 2,000,000 5-year warrants exercisable at $0.10.

This is an arms-length transaction, and there is no family or other relationship with any affiliate of the seller, Ruby Development Company, with any officer, director, or affiliate of North Bay Resources Inc.

Operational funding for the Ruby project (“Ruby Project”) of up to $7.5 million is expected to be provided through the federal EB-5 program (the "EB-5 Program") described below.  It is expected that this funding will be non-dilutive, as no shares of Company stock will be issued to EB-5 investors.  The EB-5 funding will be debt, which must be repaid from mining operations over five years and at an interest rate of no more than 6%.  In the interim, if the Company has not generated enough revenue from claim sales and joint-ventures to meet our commitments, we believe we can rely on loans and our equity credit line established by way of our Securities Purchase Agreement with Tangiers Investor LP (“Tangiers”) to cover our acquisition costs.

The Company presently has an agreement with ACG Consulting, LLC ("ACG") intended to establish a new economic regional center ("Regional Center") under the federal EB-5 Program  that will encompass all of Northern California's Gold Country. Once established, the Regional Center is expected to provide full funding for the Company's prospective mining projects in Northern California.

EB-5 is a federal program authorized by the US Congress in the Immigration Act of 1990, and is intended to help stimulate the US economy by creating new jobs in rural areas or areas of high unemployment. The term "EB-5" is an acronym for "the fifth employment based visa preference category." As it implies, the source of the investment capital comes from overseas investors who wish to immigrate to the US by investing in a commercial enterprise that will benefit the US economy and create at least 10 full-time jobs. The program is administered by the United States Citizenship and Immigration Services ("USCIS"), as provided under Section 610 of Public Law 102-395. Since its inception in 1990, the EB-5 Program has been the conduit through which over $1 billion has been invested by foreign nationals in US enterprises to create jobs throughout the US economy.

A USCIS designated “Regional Center” under the EB-5 Pilot Program is defined as any economic unit, public or private, engaged in the promotion of economic growth, improved regional productivity, job creation and increased domestic capital investment.

Once USCIS has approved a Regional Center application, an investor seeking an EB-5 green card through the Regional Center Investment Program must make the qualifying investment of $1 million within an approved Regional Center.  If the investment is also within a USCIS-designated targeted employment area, of which Sierra County, California, where the Ruby Mine is located, is so designated, then the minimum investment requirement is $500,000.  Before an investor can participate in a Regional Center EB-5 investment program, each investor must independently petition USCIS for an EB-5 visa. USCIS solely determines whether the investor qualifies for the EB-5 visa. USCIS' diligence includes a detailed review of the sources of the investor's funds, family history, and other representations of the head of household and his immediate family members under the age of 21.  Each investor must further demonstrate that at least 10 or more full-time jobs will be created directly or indirectly as a result of the investment into our project.

Upon approval by USCIS, the Regional Center will serve as the legal vehicle through which investment capital may be solicited from foreign nationals under the EB-5 Program, in reliance upon Regulation S, to provide EB-5 financing for all approved industries within the Regional Center's designated geographical area. The new Regional Center will encompass all of what is commonly known as "Gold Country", which traverses State Route 49 from Plumas County in the north to Mariposa County in the south. The full extent of the Regional Center is expected to include all of the counties in Northern California from Monterey up to the Oregon border, and from the Pacific coastline across to the Nevada border.

The agreement provides that North Bay and ACG shall form a limited liability company (“LLC”) concurrent with the filing of our Regional Center application with USCIS, in which North Bay will own 49% of the Regional Center, and ACG will own 51%. ACG and North Bay, working together through the Regional Center, will seek to raise up to $7.5 million in EB-5 funding for North Bay's initial mining project, subject to USCIS approval. ACG will also be an equity partner by way of membership in a joint-venture LLC in each project North Bay may bring into the Regional Center, the amount of which will vary on a deal by deal basis based on the amount of consulting services ACG actually provides, and the amount of EB-5 funding actually received. At the present time, no projects other than mining are being considered, and the industry focus for the Regional Center is expected to be limited to mining initially.

Terms of the agreement specify that upon filing an application for a new Regional Center with USCIS, North Bay shall pay ACG up to $50,000 as its share of the startup expenses.  In lieu of cash, North Bay may elect to issue a convertible debenture to ACG, at an interest rate of 8%, and convertible to shares of common stock, the number of shares of which, if and when issued, shall be equal to the principal and interest to be paid on the date of conversion divided by the prevailing market price of our common stock on the date of conversion. In the event the Company does issue a convertible debenture, we expect it to be dilutive to shareholders, the extent of which will be determined by the market price of our shares on the day of conversion.  In addition, upon receipt by the Company of the first tranche of EB-5 funding at a minimum of $500,000, the Company shall reimburse ACG for its share of the marketing expenses in the amount of $110,000 cash. The Company will await guidance from USCIS after the Regional Center is established as to whether marketing costs incurred to secure funds through the EB-5 Program can be recouped from EB-5 funds subsequently received.  Alternatively, if the Company has not generated enough revenue from claim sales and joint-ventures to cover these costs, we believe we can rely on loans as well as our equity credit line established by way of our Securities Purchase Agreement with Tangiers to cover these expenses.   As of December 31, 2012, the Company has paid a total of $37,216 in startup expenses incurred by ACG to prepare and file EB-5 applications with USCIS.  These expenses have been paid in full, in cash, and as such there will be no convertible debenture issued in connection with this agreement. As of December 31, 2012, no shares have been or will be issued in connection with this agreement.

Subsequent to the execution of the agreement with ACG, the Company was presented with the opportunity to include the Ruby Project within the scope of an existing USCIS-approved EB-5 Regional Center, and with the goal of expediting the approval process for the Ruby Project by USCIS, the Company, together with ACG, has entered into a Memorandum of Understanding with an existing Regional Center, the Northern California Regional Center, LLC ("NCRC").  NCRC has agreed to expand the scope of its USCIS-approved designation to include mining projects in the counties of Sierra and Nevada in Northern California, and together with ACG has agreed to sponsor North Bay's application to obtain $7.5 million through the EB-5 Program for the Ruby Project in Sierra County, California.

NCRC was approved on April 22, 2010 by USCIS as a designated EB-5 Regional Center, and is currently approved to sponsor qualifying investments in such capacity within the Northern California counties of Colusa, Butte, Glenn, Sacramento, San Joaquin, Shasta, Sutter, Tehama, Yuba and Yolo.  Pursuant to its regional center designation, NCRC may sponsor qualifying investments in certain industry economic sectors that do not currently include mining.  The Memorandum of Understanding provides that NCRC will seek USCIS approval for an expansion of NCRC’s Regional Center Geographic Area (the “Expansion”) to include the counties of Nevada and Sierra, where the Ruby Mine is located, and for approval to include mining within its designated industry sectors (the “Mining Designation”).

The applications and all supporting documentation required by USCIS were filed by NCRC in January, 2011.  In July, 2011, NCRC received formal approval by USCIS for the expansion of the Regional Center, and the inclusion of the Ruby Mine as a qualified EB-5 project.

With the approval of the Expansion and Mining Designation by USCIS, NCRC is now permitted to sponsor qualified investments in North Bay’s Ruby Project under the EB-5 Program.  The Memorandum of Understanding provides that NCRC will receive a $5,000 administrative fee to be paid by each investor independent of the investor’s minimum EB-5 investment of $500,000.  In addition, upon the Ruby Project receiving the aggregate sum of $7,500,000 through the EB-5 Program, NCRC shall be entitled to an undivided one and one half percent (1.5%) interest in the Ruby Project.  No shares of Company stock have been or will be issued in connection with this agreement, and the entire EB-5 funding is expected to be non-dilutive to shareholders.  While a new Regional Center remains a long-term goal of North Bay and ACG, the agreement to bring the Ruby Project within the scope of a pre-existing Regional Center is seen by the Company as the most efficient and expeditious way to complete funding for the Ruby Project through the EB-5 Program in the near-term.  This is an arms-length agreement, and neither the Company nor any of its officers or directors has any ownership position or pre-existing relationship with NCRC.

Procedurally, once USCIS has approved the Ruby Project, regardless of whether under the auspices of NCRC’s Regional Center or a new Regional Center owned by North Bay and ACG, the Regional Center will organize a limited partnership (“LP”) that will be made up of the foreign investors, as limited partners, each of whom will subscribe to a Regulation S offering and purchase a unit in the LP at the purchase price of $500,000.  Each investor will complete and deliver to the LP a subscription agreement, and will pay a minimum of $500,000 into an escrow account, which will be held in escrow until the investor’s I-526 petition filed with USCIS has been either approved or denied by USCIS.  If the investor’s I-526 petition is denied by USCIS the Escrow Agent will return the investor’s funds to the investor.  If the I-526 petition is approved the Escrow Agent will pay the investment to the LP.  As each new investor's I-526 petition is approved by USCIS and funds are released from escrow, the LP will then loan the funds to the Ruby Project.

To facilitate receipt by the Ruby Project of EB-5 funding from the investor LP and to comply with USCIS requirements, the Ruby Project must be organized as an original business and a new enterprise under the EB-5 Program. Accordingly, North Bay and ACG have therefore jointly organized an appropriate special purpose entity as a limited liability company domiciled in California called Ruby Gold, LLC (the "JV") that will own and operate the Ruby Project.  The initial ownership/membership interest in the JV will be held 60% by North Bay and 40% by ACG.  Once approved by USCIS, it is expected that the EB-5 funding for the Ruby Project will then come from the investor LP in the form of a loan to the JV.

Governance of the JV shall be through a board of directors (the "JV Board"). The appointment of the members of the JV Board shall be allocated between North Bay and ACG on a pro rata basis of their ownership/membership interest in the JV, provided however, that from the date on which the JV is organized and at all times subsequent thereto, at least one member of the JV Board shall be appointed by ACG. The operating agreement of the JV shall provide that the number of members of the JV Board shall be adjusted from time to time so as to reflect North Bay's and ACG's respective ownership/membership interest in the JV. Additionally, the operating agreement of the JV shall provide that if the initial capital contributions made by the owner/members of the JV shall not be sufficient to operate the Ruby Project, then any such required or desired capital shall be satisfied by the JV borrowing such capital.

As determined by the agreement with ACG dated July 28, 2010, net income from the Ruby Project is to be distributed as follows: (a) until the first $3,000,000 of the EB-5 Financing is returned to the EB-5 investors, 80% of the net profits from the Ruby Project will be returned to the EB-5 investors and 20% will be distributed to the owners of the JV; (b) after the first $3,000,000 of the EB-5 Financing is returned to the EB-5 investors and until the entire amount of the EB-5 Financing has been returned to the EB-5 investors, 70% of the net profits from the Ruby Project will be returned to the EB-5 investors and 30% will be distributed to the owners of the JV; (c) after the entire amount of the EB-5 Financing has been returned to the EB-5 investors, 100% of the net profits from the Ruby Project will be distributed to the owners of the JV.  By virtue of the loan covenant dated September 27, 2010 with Tangiers and the Memorandum of Understanding dated October 14, 2010 with NCRC, the interests of Tangiers (0.75%) and NCRC (1.5%) are included in the net profit distributions to the owners of the JV.  The loan from Tangiers was satisfied and retired in the first quarter of 2011, but the profit interest agreed to and described herein remains in effect.

The Company notes that its intention to utilize EB-5 funding is a matter of economics and the success of the Ruby Project itself is not exclusively contingent on the EB-5 financing heretofore disclosed. Unless and until all of the milestones related to USCIS approvals for EB-5 are achieved and funds are received, the Company may elect to accept alternative funding should a suitable funding source be identified and acceptable terms negotiated.  As of the date of this prospectus, the EB-5 funding remains pending, and there is no guarantee that it will be completed.

On November 1, 2011, the Company agreed to option the Taber Mine in Sierra County, California, for a period of up to nine months, during which time the Company will continue to conduct further due diligence.  On July 11, 2012, the Company executed an amendment to the Taber Mine Option Agreement to extend the option for one additional year. The consideration to be paid during the term of the option is $2,000 per month.  Should the Company elect to exercise the option, the parties will then enter into a definitive lease agreement, with an optional buyout provision.  As of the date of this prospectus , no decision has yet been made regarding the exercise the Taber option.

Our CEO, Mr. Perry Leopold owns 100 shares of the Company’s Series I Preferred Stock. Each outstanding share of the Series I Preferred Stock represents its proportionate share of eighty per cent (80%) of all votes entitled to be voted and which is allocated to the outstanding shares of Series I Preferred Stock and therefore Mr. Leopold is able to control the outcome of most corporate matters on which our shareholders are entitled to vote. These shares are not convertible into common stock or any commodities. The Series I Preferred Stock was issued in February 2007. These shares were issued to our Chief Executive Officer, Mr. Perry Leopold, in February 2007 as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, the outstanding shares of Series I Preferred Stock shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series I Preferred Stock”.

Our headquarters are located at 2120 Bethel Road, Lansdale, PA 19446, with a mailing address of PO Box 162, Skippack, PA 19474.  Our website is located at www.northbayresources.com. Our telephone number is (215) 661-1100.

Going Concern

Our consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

We have experienced recurring net losses from operations, which losses have caused an accumulated deficit of $14,066,269 as of March 31, 2013. In addition, we have a working capital deficit of $3,015,793 as of March 31, 2013. We had a net loss of $590,421 for the three months ended March 31, 2013, and net losses of $2,119,706 and $1,045,749 for the years ended December 31, 2012 and 2011, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. If we are unable to generate profits and are unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

As of December 31, 2012, the accumulated deficit attributable to CEO stock awards, including previous management and valued according to GAAP, totals $2,558,535 since June 18, 2004 (inception). As of December 31, 2012, the accumulated deficit attributable to CEO compensation is $884,474 in deferred compensation.  This reflects the total amounts unpaid as per the management agreement with The PAN Network dating back to January 2006, less any amounts actually paid or forgiven since 2006.  These totals are non-cash expenses which are included in the accumulated deficit since inception.  Actual CEO compensation paid in cash over the course of the seven years since 2006 has totaled $225,870, consisting of $10,000 in 2006, $50,764 in 2007, $23,139 in 2008, $29,979 in 2009, $21,988 in 2010, $90,000 in 2011, and $116,000 in 2012.  These cash expenditures are also included in the accumulated deficit.

The ongoing execution of our business plan is expected to result in operating losses over the next twelve months. Management believes it will need to raise capital through loans or stock issuances in order to have enough cash to maintain its operations for the next twelve months. There are no assurances that we will be successful in achieving our goals of obtaining cash through loans, stock issuances, or increasing revenues and reaching profitability.

In view of these conditions, our ability to continue as a going concern is dependent upon our ability to meet our financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event we cannot continue as a going concern.

The Offering:

Securities Being Offered by Selling Stockholder	Up to 25,368,011 shares of our common stock.

Offering Price	The selling shareholder will sell our common stock at prevailing market prices or privately negotiated prices.

Terms of the Offering	The selling shareholder will determine when and how it will sell the common stock offered in this prospectus.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

Common Stock Outstanding before Offering	112,776,902 shares of our common stock are issued and outstanding as of the date of this prospectus.

Common Stock Outstanding after Offering (1)	138,144,913 shares of common stock.

Use of Proceeds
The selling stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. Accordingly, we will not receive proceeds from the sale of the shares by the selling stockholder. However, we may receive up to $ 1,522,080.66 in proceeds from the sale of our common stock to the selling stockholder from the shares covered herein and sold to the selling stockholder under the Securities Purchase Agreement described below. Any proceeds that we receive under the purchase agreement are expected to be used for general working capital purposes.

OTCQB Market Symbol	NBRI

(1)	Assumes the issuance to the selling stockholder of all shares being registered herein under the Securities Purchase Agreement.

This offering relates to the resale of 25,368,011 shares of our common stock, par value of $0.001, by the selling stockholder, Tangiers Investors LP (“Tangiers”). The Company will receive proceeds from the sale of our common stock to Tangiers under the Securities Purchase Agreement, as amended, entered into with the selling stockholder on October 7, 2009 (“Securities Purchase Agreement”).

Pursuant to the Securities Purchase Agreement, we may, at our sole discretion, periodically issue and sell to Tangiers shares of our common stock for a total aggregate purchase price of $10,000,000. We have previously registered 19,726,822 shares under this facility, of which 19,651,471 shares have been issued since January 24, 2011, at an aggregate average price per share of $0.065. We have deregistered the remaining shares by filing a post-effective amendment to the registration statement. Under this registration statement on Form S-1 (“Registration Statement”), we are only registering 25,368,011 additional shares of our common stock. We will issue additional shares to Tangiers, at our option, in order to continue to receive advances under the Securities Purchase Agreement. If additional shares are issued, they will be covered by future registration statements. The registration statement of which this Prospectus is a part of must be declared effective prior to us being able to issue those additional shares to Tangiers so that we may obtain further cash advances under the Securities Purchase Agreement.

Pursuant to the Securities Purchase Agreement, the dollar amount of each advance is based upon the average daily trading volume in dollar amount during the ten (10) trading days preceding the advance notice date (the “Base Amount”).  For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay us 90% of the lowest volume weighted average price (“VWAP”) of the Company's common stock as quoted by Bloomberg, LP on other principal market on which the Company's common stock is traded for the five days immediately following the notice date (the “Market Price”). Any advance notice that exceeds the Base Amount by up to 200% will be further discounted by 7.5% (or 82.5% of the Market Price), and any advance notice in excess of 200% of the Base Amount will be further discounted by an additional 7.5% (or 75% of the Market Price).  Any advance request in excess of 300% of the Base Amount will require the consent of Tangiers.  The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an Advance under the Securities Purchase Agreement. Tangiers’ obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement, and is limited to a maximum of $250,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 60 months after the date that the Securities and Exchange Commission declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to $10,000,000. Upon the execution of the Securities Purchase Agreement, Tangiers received a one-time commitment fee in October 2009 equal to $85,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 10 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.

By way of example, the following table illustrates the total share issuance from a hypothetical $50,000 draw request (“Advance Notice”) where the Base Amount preceding the Advance Notice has been tabulated to be $20,000, and the VWAP during the 5 day period following the Advance Notice is determined to be $0.05.  The Base Amount for this hypothetical draw request is thus $20,000, which at a 10% discount of the Market Price of $0.05 per share will set the issuance price at $0.045 and will result in 444,444 shares being issued.  The amount that is more than 100% of the Base Amount but less than or equal to 200% of the Base Amount (Tier 1) is $20,000, which at a 17.5% discount of the Market Price results in an additional 484,849 shares being issued.  The amount that is greater than 200% of the Base Amount (Tier 2) is $10,000, which at a 25% discount to the Market Price results in an additional 266,667 shares being issued, for a total issuance on this exemplar $50,000 draw request of 1,195,960 shares.

	Draw Request	10-day Avg $ Volume (Base Amount)	Tier Split (Base / Tier 1 / Tier 2)	Low VWAP During 5-day Pricing Period	Discount	Tier Price	Shares Issued
Base	$50,000	$20,000	$20,000	$0.05	10%	$0.04500	444,444
Tier 1			$20,000	$0.05	17.5%	$0.04125	484,849
Tier 2			$10,000	$0.05	25%	$0.03750	266,667
Total	$50,000		$50,000				1,195,960

Our common stock is recently trading around $0.06 per share. If this price is maintained, of which there is no assurance, our shares will be issued to Tangiers at a minimum of $0.045 (25% discount) to a maximum of 0.054 (10% discount) per share, depending on the amount of each draw request. As of the date of this prospectus, $1,281,000 has been drawn from this facility since January 24, 2011, leaving $8,719,000 remaining to be drawn if the entire $10,000,000 available to us is to be received. Therefore, assuming said minimum price and including the amount already received, we will need to register as many as 193,755,556 additional shares of our common stock in order to obtain the full $10,000,000 available to us under the Securities Purchase Agreement as of the date of this prospectus. We are only registering 25,368,011 on this Registration Statement. The total amount of 25,368,011 shares of our common stock will be issued to Tangiers in order to obtain the funds available to us under the Securities Purchase Agreement. We will be required to file other registration statements if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 25,368,011 shares of our common stock at the current stock price we will only be able to receive approximately $1,359,873 in net proceeds after the minimum discount of 10% is applied and after deducting expenses related to filing this registration statement. This Registration Statement must be declared effective prior to us being able to issue those additional shares to Tangiers so that we may obtain cash advances under the Securities Purchase Agreement.

As of the date of this prospectus , the shares of common stock to be issued in order to receive advances under the Securities Purchase Agreement upon issuance would equal approximately 22.49% of our outstanding common stock.

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. The risks and uncertainties described below are not exclusive. Additional risks and uncertainties not presently known or that the Company currently deems immaterial may also impair operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected.  As one of our stockholders, you will be subject to the risks inherent in our business.  In such case, the trading price of our common stock could decline and you may lose all or part of your investment.  As of the date of this prospectus, our management is aware of the following material risks and we have included all known material risks in this section:

Risks Related To Our Business

We have been the subject of a going concern opinion by our independent auditors who have raised substantial doubt as to our ability to continue as a going concern

Our audited financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

We have experienced recurring net losses from operations, which losses have caused an accumulated deficit of $14,066,269 as of March 31, 2013, 2012. In addition, we have a working capital deficit of $3,015,793 as of March 31, 2013. We had a net loss of $590,421 for the three months ended March 31, 2013, and net losses of $2,119,706 and $1,045,749 for the years ended December 31, 2012 and 2011, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. If we are unable to generate profits and are unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

As of December 31, 2012 the accumulated deficit attributable to CEO stock awards, including previous management and valued according to GAAP, totals $2,558,535 since June 18, 2004 (inception). As of December 31, 2012 the accumulated deficit attributable to CEO compensation is $884,474 in deferred compensation.  This reflects the total amounts unpaid as per the management agreement with The PAN Network dating back to January 2006, less any amounts actually paid or forgiven since 2006.  These totals are non-cash expenses which are included in the accumulated deficit since inception.  Actual CEO compensation paid in cash over the course of the seven years since 2006 has totaled $225,870, consisting of $10,000 in 2006, $50,764 in 2007, $23,139 in 2008, $29,979 in 2009, $21,988 in 2010, $90,000 in 2011, and $116,000 in 2012.  These cash expenditures are also included in the accumulated deficit.

Excluding management fees, which are deferred as-needed, the Company has required approximately $7,000 (USD) per month to maintain its mineral claims in British Columbia in good standing and pay general administrative expenses.   We believe these expenses can be maintained at present levels for the foreseeable future.  Going forward, as a fully-reporting company, we estimate it will cost an additional $2,500 to $5,000 per month in SEC compliance fees, consisting primarily of accounting, legal, and edgarization fees.  If we cannot generate enough revenue from claim sales and joint-ventures to cover these costs, we believe we can rely on loans and our equity credit line established with Tangiers to make up for any revenue shortfall once this Registration Statement is declared effective by the SEC.  However, as there is no assurance that this Registration Statement or any subsequent Registration Statement will be declared effective, the equity line with Tangiers may be unavailable to us.  If we cannot generate sufficient revenue or raise additional funds through equity, we may not be able to maintain our mineral claims or make timely filings with the SEC.  In fiscal year 2013, our mortgage on the Ruby Mine Property (“Ruby Mine”) requires us to pay $10,000 per month during the quarter ended March 31, 2013, $15,000 per month during the quarter ended June 30, 2013, and $20,000 per month from July 1, 2013 through December 30, 2015. A $1 million dollar balloon payment is due by December 30, 2013, representing 40% of the first five visas sold through the EB-5 Program (as defined below).  The Company believes it can rely on loans and our equity credit line established with Tangiers to make up for any revenue shortfall once our this registration statement to register the Tangiers equity credit line is made effective by the SEC, and on our funding for the Ruby Mine project (“Ruby Mine Project”) through the EB-5 Program once that funding effort is completed.  However, as there is no assurance that this or any subsequent registration statement will be made effective, the equity line with Tangiers may be unavailable to us, and there is no assurance that we will receive sufficient funding from the EB-5 Program.  If we cannot generate sufficient revenue or raise additional funds through loans, equity, or EB-5, we may not be able to maintain our mortgage on the Ruby Mine.

The ongoing execution of our business plan is expected to result in operating losses over the next twelve months. Management believes it will need to raise capital through loans and stock issuances in order to have enough cash to maintain its operations for the next twelve months. There are no assurances that we will be successful in achieving our goals of obtaining cash through loans or stock issuances, or increasing revenues and reaching profitability.

In view of these conditions, our ability to continue as a going concern is dependent upon our ability to meet its financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event we cannot continue as a going concern.

We may not be able to engage in joint-ventures, which could have a significant negative impact on our financial condition.

We intend to increase our revenues and available cash through joint-venture opportunities. We may not have the resources required to promote our properties and attract viable joint-venture partners. If we are unable to secure additional joint-venture partners for our mining properties, we will not be able to generate enough revenue to achieve and maintain profitability or to continue our operations.

Because of our dependence on a limited number of potential partners, our failure to attract new partners for our mining properties could impair our ability to continue successful operations. The absence of a significant partnership base may impair our ability to attract new partners. Our failure to develop and sustain long-term relationships with joint-venture partners would impair our ability to continue development of our properties.   Once secured, the failure of a joint-venture partner to obtain sufficient financing to meet their commitments to us may cause the joint-venture to fail, and our business prospects may suffer.

We may not be able to increase our revenue or effectively operate our business. To the extent we are unable to achieve revenue growth, we may continue to incur losses. We may not be successful or make progress in the growth and operation of our business. Our current and future expense levels are based on operating plans and estimates of future revenues and are subject to increase as strategies are implemented. Even if our revenues grow, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

Accordingly, any significant shortfall in revenues would likely have an immediate material adverse effect on our business, operating results and financial condition. Further, if we substantially increase our operating expenses and such expenses are not subsequently followed by increased revenues, our operating performance and results would be adversely affected and, if sustained, could have a material adverse effect on our business. To the extent we implement cost reduction efforts to align our costs with revenue, our revenue could be adversely affected.

We may face many of the challenges that a developing company in the mining industry typically encounters which may impede or prevent successful implementation of our business plan.

These challenges include, but are not limited to:

•	Evaluation and staking of new prospects;

•	Maintaining claims in good standing;

•	Engaging and retaining the services of qualified geological, engineering and mining personnel and consultants;

•	Establishing and maintaining budgets, and implementing appropriate financial controls;

•	Identifying and securing joint-venture partners;

•	Establishing initial exploration plans for mining prospects;

•	Obtaining and verifying independent studies to validate mineralization levels on our prospects; and

•
Ensuring the necessary exploratory and operational permits are filed on a timely basis, the necessary permits are maintained and approved by governmental authorities and jurisdictions, and adhering to all regulatory and safety requirements.

The failure to address one or more of these above factors may impair our ability to carry out our business plan.  In that event, an investment in us would be substantially impaired.

Our business plan is dependent on continually finding new mining prospects with sufficient mineralization, grade and consistency without which it may not be practical to pursue the business plan, and investors will lose their investment.

Our business model depends on locating new prospects with commercially sufficient amounts of precious and other metal mineralization.  Until feasibility studies are completed, permits issued, and actual extraction and processing begins, we will not know if our prospects are commercially viable.  Even if initial reports about mineralization in a particular prospect are positive, subsequent activities may determine that the prospect is not commercially viable.  Thus, at any stage in the exploration and development process, we may determine there is no business reason to continue, and at that time, our financial resources may not enable us to continue exploratory operations and will cause us to terminate our current business plan.

Our metals exploration efforts are highly speculative in nature and may be unsuccessful.

Metals exploration is highly speculative in nature, involves many risks and frequently is unsuccessful. Once mineralization is discovered, it may take a number of years from the initial phases of drilling before production is possible, during which time the economic feasibility of production may change. Substantial expenditures are required to establish proven and probable ore reserves through drilling, to determine metallurgical processes to extract the metals from the ore and, in the case of new properties, to construct mining and processing facilities. As a result of the foregoing uncertainties, no assurance can be given that our exploration programs will result in the identification, expansion, or replacement of current or future production with new proven and probable ore reserves.

Development projects have no operating history upon which to base estimates of proven and probable ore reserves and estimates of future cash operating costs. Such estimates are, to a large extent, based upon the interpretation of geologic data obtained from drill holes and other sampling techniques, and feasibility studies which derive estimates of cash operating costs based upon anticipated tonnage and grades of ore to be mined and processed, the configuration of the ore body, expected recovery rates of the mineral from the ore, comparable facility and equipment operating costs, anticipated climatic conditions and other factors. As a result, it is possible that actual cash operating costs and economic returns based upon development of proven and probable ore reserves may differ significantly from those originally estimated. Moreover, significant decreases in actual over expected prices may mean reserves, once found, will be uneconomical to produce. It is not unusual in new mining operations to experience unexpected problems during the start-up phase.

Other risk factors include changes in regulations, environmental concerns or restrictions, legacy rights accorded to local First Nations communities, technical issues relating to exploration, development, and extraction, such as rock falls, subsidence, flooding and weather conditions, safety requirements, and labor issues.  Any of these factors individually or together could delay or halt implementation of the business plan or raise costs to levels that may make it unprofitable or impractical to pursue our business objectives.

Regulatory compliance is complex and the failure to meet all the various requirements could result in loss of a claim, fines or other limitations on our business plan.

With the exception of the Ruby Mine in Sierra County, California, all of our mining claims are in British Columbia, Canada, where we are subject to regulation by numerous federal and provincial governmental authorities, but most importantly, by the British Columbia Ministry of Energy, Mines, and Petroleum Resources.  Our Ruby Mine project (“Ruby Project”) in Sierra County, California, is subject to US regulation by the Federal Environmental Protection Agency, the Federal Department of the Interior, the Bureau of Land Management, the US Forestry Service, the US Department of Labor Mine Safety and Health Administration, as well as other comparable state agencies, such as the California Department of Conservation Office of Mine Reclamation, the California State Water Resources Control Board  and the California Division of Occupational Safety and Health.  At the Ruby, we are also subject to various federal and state statutes, such as the federal Mine Safety & Health Act of 1977, the federal Mine Improvement and New Emergency Response Act of 2006,  the federal Comprehensive Environmental Response, Compensation and Liability Act, also known as the "Superfund" law, the federal Clean Air Act , the federal Resource Conservation and Recovery Act, and the California Surface Mining and Reclamation Act. Where EB-5 funding has been applied for, offered, or secured, we are subject to regulation by the US Department of Homeland Security and the United States Citizenship and Immigration Services ("USCIS"). The acquisition of a prospect in Mexico, or any other country, will be subject to similar regulatory agencies requirements by various agencies in each country.  In all cases, the failure or delay in making required filings and obtaining regulatory approvals or licenses will adversely affect our ability to carry out our business plan.  The failure to obtain and comply with any regulations or licenses may result in fines or other penalties, and even the loss of our rights over a prospect. We expect compliance with these regulations to be a substantial expense in terms of time and cost. Therefore, compliance with or the failure to comply with applicable regulation will affect our ability to succeed in our business plan and ultimately to generate revenues and profits.  We expect that our operations will comply in all material respects with applicable laws and regulations.  We believe that the existence and enforcement of such laws and regulations will have no more restrictive an effect on our operations than on other similar companies in the resource industry.

The Ruby Mine has no proven or probable reserves, and production may be less than expected, or may never begin at all.

Our current resource estimate at the Ruby Mine is inferred, or hypothetical.  While past production is a good indicator, past production does not guarantee future results.  If our mining efforts fail to produce a grade of gold high enough to sustain an economic enterprise, our Ruby Mine Project may fail.  In the event of such a failure, our inability to repay any accumulated debt incurred from the Ruby project may cause our business to fail.

Our ability to begin mining operations at the Ruby Mine requires that we raise sufficient capital to pay off the mortgage on the Ruby Mine property and provide enough operating capital to begin as well as sustain commercial production.  We have elected to avail ourselves of the federal EB-5 Program to secure funding, for which the Ruby Mine has been pre-approved by the USCIS in July 2011, but which is contingent on our ability to raise sufficient funds from foreign investors who participate in the federal EB-5 Program.  If we fail to secure enough capital from the EB-5 Program or any other alternative funding sources, we may have to curtail the Ruby project and forfeit the property.

Competition may develop which could hinder our ability to locate, stake and explore new mining claims, or to attract new joint-venture partners.

As metal prices continue to increase and demand grows, we expect new companies to form and compete with the already numerous junior and developed mining, exploration and production companies in existence.  Some of these companies may be more efficient in locating new claims, which could impede our business plan.  As well, some of these companies may be better funded, or more successful in attracting joint-venture partners, and thereby diminish our ability to execute our business plan.

We could fail to attract or retain key personnel, which could be detrimental to our operations.

Our success largely depends on the efforts and abilities of our Chief Executive Officer, Perry Leopold. The loss of his services could materially harm our business because of the cost and time necessary to find his successor. Such a loss would also divert management’s attention away from operational issues. We do not presently maintain key-man life insurance policies on our Chief Executive Officer. To the extent that we are smaller than our competitors and have fewer resources, we may not be able to attract sufficient number and quality of staff.

New development activities require substantial capital expenditures.

New development activities, if done independently and without benefit of a joint-venture partner, require substantial capital expenditures for the extraction, production and processing stages and for machinery, equipment and experienced personnel. There can be no assurance that the Company will generate sufficient cash flow and/or that it will have access to sufficient external sources of funds in the form of outside investment or loans to continue development activities at the same or higher levels than in the past.

Our Chief Executive Officer controls another company, Speebo, Inc. (“Speebo”), that could potentially create a conflict of interest

Speebo is a private exploration company founded and funded in 2006 by our Chief Executive Officer, Perry Leopold, as a proof-of-concept in the use of MTO technology as the primary methodology for the identification and acquisition of mineral properties of merit.  As a result of Mr. Leopold’s success in acquiring claims in this manner and subsequently generating revenue from them, the Board of Directors of North Bay agreed with Mr. Leopold’s contention that new technology holds the key to a successful exploration enterprise in the 21st century, and in 2007 the Company adopted the Generative Business Model that incorporates MTO (as defined below) technology as the core methodology in the execution of our current business plan.  Speebo continues to operate to a limited extent, and often acts for the benefit of North Bay.  Two key claims currently owned by North Bay, Bouleau Creek Gold and Pine River Vanadium, were originally acquired and subsequently gifted to the Company by Speebo.  To date there have never been any material related-party transactions between Speebo and North Bay for the benefit of Speebo, nor has there been any instance, material or otherwise, of Speebo ever receiving any benefit whatsoever from its affiliation as a related-party.  While the potential inherently exists for a conflict-of-interest in the future, the reality of the relationship to date has been complimentary and supportive to the sole benefit of North Bay, and not competitive in any way.  In the event a potential transaction in the future might convey a benefit to Speebo, it may only be done with the unanimous consent of the Board of Directors, and in full compliance with the Code of Ethics adopted by the Company in October, 2009.

A single shareholder, our Chief Executive Officer and Chairman of the Board Mr. Perry Leopold, has the ability to control our business direction.

Our Chief Executive Officer and Chairman of the Board, Mr. Perry Leopold, owns 80% of the voting shares of our stock by virtue of his ownership of 100% of the authorized Series I Preferred Shares. These shares were issued to him in February 2007 as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, “the outstanding shares of Series I Preferred Stock shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series I Preferred Stock.” These Series I Preferred Shares also supersede any other shares that Mr. Leopold may own, so that any additional shares he may acquire do not increase his 80% voting rights, and are therefore included within the 80%.  Accordingly, Mr. Leopold is likely to be in a position to control the election of our Board of Directors and the selection of officers, management and consultants.  He will also have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Leopold may still differ from the interests of the other stockholders.

Our executive officers do not have any training specific to the technicalities of mineral exploration, and there is a higher risk our business will fail

Mr. Perry Leopold, our Chief Executive Officer since 2006, does not have any formal training as a geologist or a mining engineer. As a result, our management may lack certain skills that are advantageous in managing an exploration company. In addition, Mr. Leopold’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in geology and mine engineering.

We anticipate our operating expenses will increase and we may never achieve profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without increasing or realizing any revenues. We expect to incur continuing and significant losses into the foreseeable future. As a result of continuing losses, we may exhaust all of our resources and be unable to execute on our business plan. Our accumulated deficit will continue to increase as we continue to incur losses. We may not be able to earn profits or continue operations if we are unable to generate significant revenues. There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues from mining or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have one employee, our Chief Executive Officer, who also has other business interests, and he may not be able to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. Perry Leopold, our Chief Executive Officer, currently devotes 40 or more hours per week to our business affairs, and currently devotes less than 10 hours per week total on his other business interests, specifically, Speebo, Circular Logic, Inc., and The PAN Network. Mr. Leopold also serves as a consultant to a major consumer electronics firm on legacy technology issues related to his work with The PAN Network in aiding the development of the internet in the 1980’s, and which is done only as time permits, on an as-needed as-available basis. Currently, we do not have any other employees. If the demands of any of Mr. Leopold’s other business interests should increase in the future, it is possible that Mr. Leopold may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

A single shareholder, our Chief Executive Officer Mr. Perry Leopold, owns 100% of our outstanding convertible preferred stock, and the market price of our shares would most likely decline if he were to convert these shares to common stock and sell a substantial number of shares all at once or in large blocks.

Our Chief Executive Officer, Mr. Perry Leopold owns 4,000,000 shares of our Series A Preferred stock, which equates to 20,000,000 shares of common stock upon conversion if he so elects.  Mr. Leopold will then be eligible to sell these shares publicly subject to the volume limitations in Rule 144. The offer or sale of a large number of shares at any price may cause the market price to fall. Sales of substantial amounts of common stock or the perception that such transactions could occur may materially and adversely affect prevailing markets prices for our common stock.

If First Nations land claims affect the title to our mineral claims, our ability to develop claims may be lost.

The Province of British Columbia and Canadian government policy at this time is to consult with all potentially affected First Nations bands and other stakeholders in the area of any potential commercial production. In the event that we encounter a situation where a First Nations person or group claims an interest in any of our mineral claims, we may be unable to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish any interest that we may have in this claim. The Supreme Court of Canada has ruled that both the federal and provincial governments in Canada are now obliged to negotiate these matters in good faith with First Nations groups. If any of our mineral claims should become the subject of a dispute with First Nations groups, the costs and/or losses could be greater than our financial capacity and our business would fail.

The Province of British Columbia owns most of the land covered by our Canadian mineral claims, and our ability to conduct exploratory programs is subject to the consent of the Province of British Columbia, leading to possible ejection from or forfeiture of our mineral claims.

The land covered by most of our mineral claims in Canada is owned by the Province of British Columbia. The ability to conduct an exploratory program on any of our claims is subject to the consent of the Province of British Columbia.   In order to keep our claims in good standing with the Province of British Columbia, the Province of British Columbia requires that before the expiry dates of the mineral claim that exploration work on any mineral claim valued at an amount stipulated by the government be completed together with the payment of a filing fee, or, a payment to the Province of British Columbia in lieu of completing said exploration work. In the event that these conditions are not satisfied prior to the expiry dates of the mineral claim, we will lose our interest in any mineral claim so affected, and the mineral claim then become available again to any party that wishes to stake an interest in these claims. In the event that either we are ejected from the land or our mineral claims expire, we will lose all interest that we have in the claims so affected.

Our mineral and placer rights in British Columbia are limited.

Our acquisition of any mining claim in British Columbia conveys the mineral or placer rights for mining-related purposes only, and while our rights allow us to use the surface of a claim for mining and exploration activities, our claims do not convey any other surface, residential or recreational rights to the Company.  Additionally, our right to extraction is not absolute, as any mechanized extraction work on claims in British Columbia requires additional permits and possibly conversion of our claims to mining leases, the approval of which is not guaranteed.  In the event a mining permit is not approved, the subject claims may become worthless to us, and we may be forced to allow them to forfeit.

Some of the land overlying our Canadian mineral claims is owned by private parties, and our ability to conduct exploratory programs is subject to their consent.

The land covered by some of our mineral claims in Canada is owned by private parties by virtue of legacy Crown Grants registered over the past century.  Access and availability to conduct an exploratory program on any of these claims is subject to the consent of the private landowner.   In the event any private party objects to our access and blocks our ability to conduct exploration and development work on these claims, these claims may become worthless to us, and we may be forced to allow them to forfeit.

Risk Factors Related to Our Securities, the Securities Purchase Agreement and This Offering

We are registering herein 25,368,011 shares of common stock to be issued under the Securities Purchase Agreement.  The sale of such shares could depress the market price of our common stock.

We are registering 25,368,011 shares of common stock under the registration statement of which this Prospectus forms a part for issuance pursuant to the Securities Purchase Agreement.  The sale of these shares into the public market by Tangiers could depress the market price of our common stock.

Existing stockholders will experience significant dilution from our sale of shares under the Securities Purchase Agreement.

The sale of shares pursuant to the Securities Purchase Agreement will have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline significantly as we sell shares pursuant to the Securities Purchase Agreement. In addition, for any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

The investor under the Securities Purchase Agreement will pay less than the then-prevailing market price of our common stock.

The common stock to be issued under the Securities Purchase Agreement will be issued at 90% of the lowest daily volume weighted average price of our common stock during the five consecutive trading days immediately following the date we submit an Advance Notice to Tangiers.  In the event we submit an Advance Notice in excess of the Base Amount, as determined by average daily trading volume in dollar amount during the ten (10) trading days preceding the Advance Notice, the discount on the excess shares might be as much as 25%. These discounted sales could also cause the price of our common stock to decline.

The sale of our stock under the Securities Purchase Agreement could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the Securities Purchase Agreement could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

We may be limited in the amount we can raise under the Securities Purchase Agreement because of concerns about selling more shares into the market than the market can absorb without a significant price adjustment.

The Company intends to exert its best efforts to avoid a significant downward pressure on the price of its common stock by refraining from placing more shares into the market than the market can absorb. This potential adverse impact on the stock price may limit our willingness to use the Securities Purchase Agreement. Until there is a greater trading volume, it seems unlikely that we will be able to access the maximum amount we can draw without an adverse impact on the stock price.

We may not be able to access sufficient funds under the Securities Purchase Agreement when needed.

Our common stock is recently trading around $0.06 per share. If this price is maintained, of which there is no assurance, our shares will be issued to Tangiers at a minimum of $0.045 to a maximum of $0.054 per share, depending on the amount of each draw request and the applicable discount applied (see “The Offering”). As of the date of this prospectus, $1,281,000 has been drawn from this facility since the original effective date of January 24, 2011, leaving $8,719,000 remaining to be drawn if the entire $10,000,000 available to us is to be received. Therefore, assuming said minimum price and including the amount already received, we will need to register as many as 193,755,556 additional shares of our common stock in order to obtain the full $10,000,000 available to us under the Securities Purchase Agreement as of the date of this prospectus. We are only registering 25,368,011 on this registration statement. The total amount of 25,368,011 shares of our common stock will be issued to Tangiers in order to obtain the funds available to us under the Securities Purchase Agreement, as amended.   We will be required to file other registration statements if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 25,368,011 shares of our common stock at the current stock price we will only be able to receive approximately $1,359,873 in net proceeds after a 10% discount is applied and after deducting expenses related to filing this Registration Statement. This Registration Statement must be declared effective prior to us being able to issue those additional shares to Tangiers so that we may obtain cash advances under the Securities Purchase Agreement.

Our ability to raise funds under the Securities Purchase Agreement is also limited by a number of factors, including the fact that the maximum advance amount during any 10 trading day period is capped at $250,000, as well as the fact that we are not permitted to submit any request for an advance within 10 trading days of a prior request. Also, the Company may only draw an amount equal to 300% of the average daily trading volume in dollar amount during the 10 trading days preceding the advance date, and any draw requests in excess of 300% of the average daily dollar volume requires the consent of Tangiers. As such, although sufficient funds are made available to the Company under the Securities Purchase Agreement, such funds may not be readily available when needed by the Company.

We will not be able to use the Securities Purchase Agreement if the shares to be issued in connection with an advance would result in Tangiers owning more than 9.9% of our outstanding common stock.

Under the terms of the Securities Purchase Agreement, we may not request advances if the shares to be issued in connection with such advances would result in Tangiers and its affiliates owning more than 9.9% of our outstanding common stock. We are permitted under the terms of the Securities Purchase Agreement to make limited draws on the Securities Purchase Agreement so long as Tangiers’ beneficial ownership of our common stock remains lower than 9.9%. A possibility exists that Tangiers and its affiliates may own more than 9.9% of our outstanding common stock (whether through open market purchases, retention of shares issued under the Securities Purchase Agreement, or otherwise) at a time when we would otherwise plan to obtain an advance under the Securities Purchase Agreement.  As such, by operation of the provisions of the Securities Purchase Agreement, the Company may be prohibited from procuring additional funding when necessary due to these provisions discussed above.

The Securities Purchase Agreement will restrict our ability to engage in alternative financings.

The structure of transactions under the Securities Purchase Agreement will result in the Company being deemed to be involved in a near continuous indirect primary public offering of our securities. As long as we are deemed to be engaged in a public offering, our ability to engage in a private placement will be limited because of integration concerns which therefore limits our ability to obtain additional funding if necessary.

If the market price of our common stock decreases as we draw down on our equity line with Tangiers, we may have to increase the number of authorized shares.

As of the date of this prospectus, we have 112,776,902 shares outstanding out of 250,000,000 shares authorized.  We have also reserved 50,679,673 shares of common stock for the possible conversion, consisting of 11,129,673 shares for the possible conversion of outstanding convertible notes, 20,000,000 shares for the possible conversion of outstanding preferred stock, and 19,550,000 shares for the possible exercise of outstanding warrants.  If the market price of our common stock remains at its current level or decreases, we may have to increase the number of authorized shares if we are to obtain the full $10,000,000 available to us under the Securities Purchase Agreement.

There may not be sufficient trading volume in our common stock to permit us to generate adequate funds.

The Securities Purchase Agreement, as amended, provides that the maximum dollar amount of each advance request will be the lesser of $250,000 or no more than 300% of the average daily trading volume in dollar amount during the ten (10) trading days preceding the Advance Date.  Any advance request in excess of 300% will require the consent of Tangiers. If the average daily trading volume in our common stock is too low, it is possible that it would reduce the amount of each advance or advances to amounts at each time that may not provide adequate funding for our planned operations.

Our shares are quoted on OTCQB under the symbol “NBRI”. As such, we are required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC; failure to remain current in our filings is a breach of the Securities Purchase Agreement

Because our shares are quoted on OTCQB, we are required to remain current in our filings with the SEC in order for shares of our common stock to remain eligible for quotation on OTCQB. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on OTCQB investors in our common stock may find it difficult to sell their shares. Furthermore, failure to remain current in our filings with the SEC is a breach of the Securities Purchase Agreement, and a cause for Tangiers to terminate said agreement.

Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $10,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements and  are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as “likely,” “will,” “suggests,” “target,” “may,” “would,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We undertake no obligation to update forward-looking statements.

THE TANGIERS TRANSACTION

General

On October 7, 2009 we entered into the Securities Purchase Agreement which provides that, upon the terms and subject to the conditions and limitations set forth therein, Tangiers is committed to purchase up to an aggregate of $10 million of our shares of common stock over the term of the Securities Purchase Agreement. In consideration for entering into the Securities Purchase Agreement, concurrently with the execution of the Securities Purchase Agreement, we issued to Tangiers the 6,569,147 shares of our common stock on October 7, 2009, as a commitment fee. Concurrently with entering into the Securities Purchase Agreement, we also entered into the Registration Rights Agreement, in which we agreed to file one or more registration statements as permissible and necessary to register under the Securities Act for the sale of the shares of our common stock that have been and may be issued to Tangiers under the Securities Purchase Agreement.

As of the date of this prospectus, there were 112,776,902 shares of our common stock outstanding (86,570,428 shares held by non-affiliates), including the 6,569,147 shares previously issued to Tangiers (that are not covered by the Registration Statement of which this prospectus is a part), but excluding the 25,368,011 shares offered herein that may be issued to Tangiers pursuant to the Securities Purchase Agreement. If all of such 25,368,011 shares of our common stock offered hereby were issued and outstanding as of the date hereof, such shares would represent 22.49% of the total common stock outstanding or 29.30% of the non-affiliate shares of common stock outstanding as of the date hereof. The number of shares of our common stock ultimately offered for sale by Tangiers is dependent upon the number of shares purchased by Tangiers under the Securities Purchase Agreement.

Pursuant to the Securities Purchase Agreement, as amended, and the Registration Rights Agreement, we are registering with this Registration Statement of which this prospectus is a part 25,368,011 shares of our common stock under the Securities Act, which we may issue to Tangiers after this Registration Statement is declared effective under the Securities Act. All 25,368,011 shares of common stock are being offered pursuant to this prospectus.

Mechanics of Purchase of Shares (Advances) under the Securities Purchase Agreement

After the Securities and Exchange Commission has declared effective the Registration Statement of which this prospectus is a part (“Effective Date”), we have the right, in our sole discretion, to present Tangiers at any time(s) with an Advance Notice requiring Tangiers to advance to us per advance an amount no less than $10,000 (Minimum Advance Amount) nor greater than $250,000 (Maximum Advance Amount). The Base Amount (the “Base Amount”) of each advance notice is calculated based on the average dollar volume over the 10 day period preceding an Advance Notice. In the event the Base Amount is lower than the Minimum Advance Amount of $10,000, the Base Amount shall be equal to the Minimum Advance Amount. The purchase price of the common stock acquired with each advance will be 90% of the lowest daily volume weighted average price (the “Market Price”) of our common stock during the five (5) consecutive trading days after the Advance Notice date. Any advance notice that exceeds the Base Amount by up to 200% will be further discounted by 7.5% (or 82.5% of the Market Price), and any advance notice in excess of 200% of the Base Amount will be further discounted by an additional 7.5% (or 75% of the Market Price). Any advance request in excess of 300% of the Base Amount will require the consent of Tangiers.  Under the present Registration Statement the total number of shares issued pursuant to the aforementioned advances will not exceed 25,368,011 shares which will amount to only a portion of the dollar amount of Tangiers’ full commitment under the Securities Purchase Agreement (of $10,000,000 in stock purchases from us). In order for us to present Tangiers with Advance Notices for the balance of the full commitment amount, we are required under the Securities Purchase Agreement to file and have declared effective additional registration statements covering the balance of shares.

The purchase price and share numbers will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading day(s) used to compute the purchase price. We may deliver multiple purchase notices to Tangiers from time to time during the term of the Securities Purchase Agreement, so long as the most recent purchase has been completed.

There are no trading volume requirements or restrictions under the Securities Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Tangiers. Tangiers has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Securities Purchase Agreement, as amended. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Securities Purchase Agreement.

Warrants

In connection with each advance, we will issue to Tangiers warrants to purchase shares of our common stock at a rate of 2,000 shares of common stock for every $100,000 in advances. The exercise price of the warrants  shall be set at fifty percent (50%) below the lowest daily volume weighted average price of our common stock during the five (5) consecutive trading days after the Advance Notice date. We are required to file a registration statement covering the shares of common stock underlying the warrants issued. Proceeds that we will receive from the exercise of the warrants, if any, will be used for general working capital purposes.

Limitation

The advance provisions of the Securities Purchase Agreement notwithstanding, the amount of an advance requested by us shall not result in the issuance of a number of shares of our common stock that will cause Tangiers and its affiliates to beneficially own in excess of nine and 9/10 percent (9.9%) of the then outstanding Common Stock of the Company.

Default Termination by Tangiers

Generally, Tangiers may terminate the Securities Purchase Agreement upon the occurrence of any of the following events of default:   (i) any stop order or suspension of the effectiveness of a registration statement for an aggregate of fifty (50) Trading Days, other than due to the acts of the Investor, during the Commitment Period, or (ii) any breach by us of the representations or warranties or covenants contained in the Securities Purchase Agreement or any related agreements which could have a material adverse effect on us, subject to a cure period of thirty (30) days after receipt of written notice.. Such breaches include: the suspension from trading or failure of our common stock to be listed on our principal market; our failure to deliver instructions to our transfer agent to issue to Tangiers shares of our common stock which Tangiers is entitled to receive under the Securities Purchase Agreement.

Commitment Period

The commitment period commences when the first registration statement filed pursuant to the Securities Purchase Agreement is declared effective (i.e., January 24, 2011) and ends sixty (60) months after said effective date.

No Short-Selling or Hedging by Tangiers

Tangiers has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Securities Purchase Agreement.

Effect of Performance of the Securities Purchase Agreement on Our Stockholders

The Securities Purchase Agreement does not limit the ability of Tangiers to sell any or all of the 25,368,011  shares registered in this offering. It is anticipated that shares registered in this offering will be sold over a period of up to approximately 36 months from the date of this prospectus. The sale by Tangiers of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and/or to be highly volatile. Tangiers may ultimately purchase all, some or none of the 25,368,011 shares of common stock not yet issued but registered in this offering. After it has acquired such shares, it may sell all, some or none of such shares. Therefore, sales to Tangiers by us pursuant to the Securities Purchase Agreement also may result in substantial dilution to the interests of other holders of our common stock. However, we have the right to control the timing and amount of any sales of our shares to Tangiers and we may terminate the Securities Purchase Agreement at any time at our discretion without any penalty or cost to us.

Amount of Potential Proceeds to be Received under the Securities Purchase Agreement

In connection with entering into the Securities Purchase Agreement, we authorized the future sale to Tangiers of up to $10 million of our common stock. The number of shares ultimately offered for sale by Tangiers in this offering is dependent upon the number of shares purchased by Tangiers under the Securities Purchase Agreement.

We cannot predict at what price our shares of common stock will be trading at the time that Tangiers acquires shares under the Securities Purchase Agreement. However, based upon our recent stock price of around $0.06 per share, our shares will be issued to Tangiers at $0.045 to $0.054 per share, depending on the amount of each Advance. As of the date of this prospectus, $1,281,000 has been drawn from this facility since the original effective date of January 24, 2011, leaving $8,719,000 remaining to be drawn if the entire $10,000,000 available to us is to be received. Therefore, assuming said minimum price and including the amount already received, we will need to register as many as 193,755,556 additional shares of our common stock in order to obtain the full $10,000,000 available to us under the Securities Purchase Agreement as of the date of this prospectus. We are only registering 25,368,011 on this Registration Statement. The total amount of 25,368,011 shares of our common stock will be issued to Tangiers in order to obtain the funds available to us under the Securities Purchase Agreement, as amended.   We will be required to file other registration statements if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 25,368,011 shares of our common stock at the current stock price we will only be able to receive approximately $1,637,141.06 in net proceeds after deducting expenses related to filing this Registration Statement. We intend to use said net proceeds for working capital. See “Use of Proceeds”, below. This Registration Statement must be declared effective prior to us being able to issue those shares to Tangiers so that we may obtain cash advances under the Securities Purchase Agreement.

Tangiers intends to sell any shares purchased under the Securities Purchase Agreement at the then prevailing market price. Tangiers may sell shares of our common stock that are subject to a particular advance before it actually receives those shares. These sales of our common stock in the public market could lower the market price of our common stock. In the event that the market price of our common stock decreases, we would not be able to draw down the remaining balance available under the Securities Purchase Agreement with the number of shares being registered in the accompanying Registration Statement.

There is an inverse relationship between our stock price and the number of shares to be issued under the Securities Purchase Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Securities Purchase Agreement for a given advance.  If the market price of our common stock remains at its current level or decreases, we may have to increase the number of authorized shares if we are to obtain the full $10,000,000 available to us under the Securities Purchase Agreement

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. There will be no proceeds to us from the sale of shares of our common stock in this offering. The selling stockholder will receive all such proceeds.

However, we will receive proceeds from the sale of shares of our common stock to Tangiers under the Securities Purchase Agreement, as amended. Tangiers will purchase our shares of common stock under the Securities Purchase Agreement in a range of 10% to 25% discount to the current market price, depending on the amount of each Advance Notice. The purchase price of the shares purchased under the Securities Purchase Agreement will be 90% of the Market Price of our common stock during the five (5) consecutive trading days after the Advance Notice date.  The Base Amount of each advance notice is calculated based on the average dollar volume over the 10 day period preceding an Advance Notice. Any advance notice that exceeds the Base Amount by up to 200% will be further discounted by 7.5% (or 82.5% of the Market Price), and any advance notice in excess of 200% of the Base Amount will be further discounted by an additional 7.5% (or 75% of the Market Price).  Any Advance Notice in excess of 300% of the Base Amount will require the consent of Tangiers.  Pursuant to the Securities Purchase Agreement, as amended, we cannot draw more than $250,000 every 10 trading days.

For illustrative purposes only, the following table shows how the number of shares issued subsequent to each Advance Notice would increase if more than the Base Amount is drawn on any Advance Notice.  The Base Amount is calculated based on the average dollar volume over the 10 day period preceding an Advance Notice.  The Market Price is defined as 90% of the lowest daily VWAP during the 5 day period following the Advance Notice.  The table assumes that the 10 day average dollar volume is $10,000 per day, and the lowest volume weighted average price over the 5 day period following the Advance Notice is $0.10.  The Base Amount for this Advance Notice would then be $10,000.  In this example, the Advance Notice is for $30,000, or 300% more than the Base Amount.  The Market Price for the first $10,000 is then $0.09, or 90% of the lowest 5 day VWAP.  The Market Price for the next $10,000 (up to 200% more than the Base Amount) is $0.0825, or 82.5% of the 5 day VWAP.  The Market Price for the next $10,000 (more than 200% higher than the Base Amount) is $0.075, or 75% of the 5 day VWAP.  The total number of shares to be issued for the $30,000 Advance Notice would then be 365,657 shares.

		Draw	Discount	Market Price (w/Discount)	Shares Issued
5 Day VWAP	$0.10
Advance Notice	$30,000
Base Amount (100%)		$10,000	10%	$0.0900	111,111
Up to 200% of Base Amount		$10,000	17.50%	$0.0825	121,212
More than 200% of Base Amount		$10,000	25%	$0.0750	133,333
Total		$30,000			365,657

For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Securities Purchase Agreement. The table assumes estimated offering expenses of $10,000 for this offering, and aggregate expenses of $50,000 on subsequent offerings. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

Gross proceeds:	$1,522,080.66	$5,000,000	$8,847,000	$10,000,000
Net proceeds:	$1,512,080.66	$4,980,000	$8,807,000	$9,950,000
Number of shares that would have to be issued under the Securities Purchase Agreement at an assumed offering price equal to $0.06.	25,368,011	83,333,334	147,450,000	166,666,667
USE OF PROCEEDS
General Working Capital	$1,522,080.66	$4,980,000	$8,807,000	$9,950,000
Total	$1,522,080.66	$4,980,000	$8,807,000	$9,950,000

The Securities Purchase Agreement allows us to use our proceeds for general corporate purposes. We have chosen to pursue the Securities Purchase Agreement funding because it will make a large amount of cash available to us with the advantage of allowing us to decide when, and how much, we will draw from this financing. We will be in control of the draw down amounts and hope to be able to draw down from the Securities Purchase Agreement whenever the Company deems that such funds are needed. Our objective will be to draw down on the Securities Purchase Agreement funding during periods of positive results for us and during stages when our stock price is rising, in order to control and minimize, as much as possible, the potential dilution for our current and future stockholders. It may not be possible for us to always meet our objective; therefore, we will continue to identify alternative sources of financing, as we always have, including loans and additional private placements of our stock.

DETERMINATION OF OFFERING PRICE

The selling shareholder will sell our shares at prevailing market prices or privately negotiated prices. Each of the selling shareholder, any broker-dealers, and any broker-dealer executing sell orders on behalf of the selling shareholder, may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

DILUTION

The issuance of the 25,368,011 shares pursuant to the Securities Purchase Agreement will have a dilutive impact on our stockholders. For any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement which would expose our existing stockholders to greater dilution.

SELLING SHAREHOLDER

The following table presents information regarding the selling shareholder. A description of our relationship to the selling shareholder and how the selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholder	Shares Beneficially Owned before Offering(2)	Percentage of Outstanding Shares Beneficially Owned before Offering(1)	Shares that Could Be Issued to Draw Down Under the Securities Purchase Agreement	Shares that May Be Acquired Under the Securities Purchase Agreement(3)	Percentage of Outstanding Shares Being Registered to Be Acquired Under the Securities Purchase Agreement	Shares to Be Sold in the Offering	Percentage of Outstanding Shares Beneficially Owned after Offering(1)
Tangiers	19,029,929	9.99%	25,368,011	161,462,963	22.49%	25,368,011	9.99%
Total	19,029,929	9.99%	25,368,011	161,462,963	22.49%	25,368,011	9.99%
———————
(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations – percentage computation is for form purposes only. The number of shares and the percentage of ownership represent the maximum amount of shares that Tangiers can beneficially control under a contractually stipulated 9.99% ownership restriction.

(2)	Includes unsold shares of our common stock that Tangiers received as a commitment fee under the Securities Purchase Agreement in October 2009.

(3)
Represents the number of additional shares of our common stock that would be issued to Tangiers at an assumed market price of $0.06 less 10%, or $0.054, to draw down the entire $10 million available under the Securities Purchase Agreement.

Shares Acquired In Financing Transactions with North Bay

Tangiers. Tangiers is the investor under the Securities Purchase Agreement. All investment decisions of, and control of, Tangiers are held by Robert Papiri and Michael Sobeck, its managing partners. Tangiers Capital, LLC (“Tangiers Capital”) makes the investment decisions on behalf of and controls Tangiers. Tangiers acquired all shares being registered in this offering in a financing transaction with us. This transaction is explained below:

Securities Purchase Agreement. On October 7, 2009, we entered into a Securities Purchase Agreement with Tangiers, as amended. Pursuant to the Securities Purchase Agreement, the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $10,000,000. As described in detail in the “Use of Proceeds” section above, for each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay us up to 90% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers’ obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to a maximum of $250,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 60 months after the date that the Securities and Exchange Commission first declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to $10,000,000. Upon the execution of the Securities Purchase Agreement in October 2009, Tangiers received a one-time commitment fee equal to $85,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 10 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.  This resulted in the issuance of 6,589,147 shares to Tangiers in January, 2010.

Tangiers, a selling stockholder under this Registration Statement, intends to sell up to 25,368,011 shares of our common stock which will be issued to Tangiers so that we may receive financing pursuant to the Securities Purchase Agreement.  As of the date of this prospectus, the shares of common stock to be issued in order to receive advances under the Securities Purchase Agreement upon issuance would equal approximately 22.49% of our outstanding common stock. We will register each resale offering after each put to Tangiers.

There are certain risks related to sales by Tangiers, including:

•
The outstanding shares will be issued based on a discount to the market rate. As a result, the lower the stock price is around the time Tangiers is issued shares, the greater chance that Tangiers gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

•
To the extent Tangiers sells our common stock, our common stock price may decrease due to the additional shares in the market. This could allow Tangiers to sell greater amounts of common stock, the sales of which would further depress the stock price.

•
The significant downward pressure on the price of our common stock as Tangiers sells material amounts of our common stock could encourage short sales by others. This could place further downward pressure on the price of our common stock.

PLAN OF DISTRIBUTION

The selling stockholder has advised us that the sale or distribution of our common stock owned by the selling stockholder may be sold or transferred directly to purchasers by the selling stockholder as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholder or by agreement between the selling stockholder and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholder effects such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

Tangiers is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Securities Purchase Agreement. Tangiers will pay us up to 90% of, or a 10% discount to, the volume weighted average price of our common stock on the principal trading market on which our common stock is traded for the five (5) consecutive trading days immediately following the advance date. In addition, Tangiers received 6,589,147 shares of our common stock, which were previously issued as a commitment fee under the Securities Purchase Agreement. Tangiers’ obligations under the Securities Purchase Agreement are not transferable.

The commitment amount of the Securities Purchase Agreement is $10,000,000. After estimated fees and offering costs, we may receive net proceeds of approximately $9,950,000. As of the date of this prospectus, $1,281,000 has been drawn from this facility since the original effective date of January 24, 2011, leaving $8,719,000 remaining to be drawn if the entire $10,000,000 available to us is to be received. Therefore, assuming said minimum price and including the amount already received, we will need to register as many as 193,755,556 additional shares of our common stock in order to obtain the full $10,000,000 available to us under the Securities Purchase Agreement. We are only registering 25,368,011 shares of our common stock under this Registration Statement which will be issued to Tangiers in order to obtain the funds available to us under the Securities Purchase Agreement. This means that we will be required to file other registration statements if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 25,368,011 shares of our common stock being registered in this prospectus at an assumed discounted average price of $0.054 per share, we will only be able to receive approximately $1,359,873 in net proceeds after paying expenses related to this Registration Statement of approximately $10,000.

The dollar amount of the equity line was based on a number of considerations which include (i) the Company’s capital requirements; (ii) the Company’s then share price and then number of shares outstanding; and (iii) Tangiers’ ability to purchase shares in an amount required to provide capital to the Company.

Under the Securities Purchase Agreement, Tangiers contractually agrees not to engage in any short sales of our stock and to our knowledge Tangiers has not engaged in any short sales or any other hedging activities related to our stock.

Tangiers was formed as a Delaware limited partnership. Tangiers is a domestic hedge fund in the business of investing in and financing public companies. Tangiers does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholder is advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholder are registered to sell securities in all fifty states. In addition, in certain states the shares of our common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all of the expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholder to pay these expenses. We have agreed to indemnify Tangiers and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $10,000. The offering expenses are estimated as follows: a SEC registration fee of approximately $400, edgarization fees of $1,600, accounting fees of $6,000 and legal fees of $2,000. We will not receive any proceeds from the sale of any of the shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of our common stock under the Securities Purchase Agreement.

The selling stockholder is subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including Regulation M. Under Regulation M, the selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholder are distributing shares covered by this prospectus. Pursuant to the requirements of Regulation S-K and as stated in Part II of this Registration Statement, the Company must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and positions of our executive officers and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected. Our Board of Directors elects our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

Our directors, executive officers and other significant employees, their ages and positions are as follows:

Name	Age	Position with the Company
Perry Leopold	62	Chairman and Chief Executive Officer
Fred Michini	70	Director

Perry Leopold.  Mr. Leopold has served as Chairman and CEO of the Company since February 2006. Prior to joining the Company he led a number of successful enterprises over the past 30 years in a diverse number of fields, ranging from the arts and technology to finance and natural resources. In February 2006, Mr. Leopold was engaged as CEO to engineer the Company's total corporate restructuring and lead its re-emergence as the natural resources company formerly known as Enterayon, Inc. Mr. Leopold subsequently designed the Company's business model and incorporated state-of-the-art technology to assist in cost-efficient acquisition targeting, which has resulted in over 50 acquisitions of high-quality mining properties throughout British Columbia. Educated at the University of Pennsylvania, Mr. Leopold is also the founder and current President of Speebo (1), a privately owned exploration and development company. In addition, he is currently serving as President of Circular Logic, Inc., a registered Commodity Trading Advisor (“CTA”) and Commodity Pool Operator (“CPO”) firm specializing in commodity trading system development. Mr. Leopold is also the owner of The PAN Network, a private company he founded as a sole-proprietorship in 1981, and which has since been in continuous operation to the present day. Mr. Leopold is qualified to serve on the Board of Directors because of his familiarity with the Company’s business and industrial experience.

Fred Michini. Mr. Michini has served as a Director of the Company since August 2007.  He is a tax, financial, management accounting and litigation support specialist, and has extensive previous experience serving as the Chief Financial Officer of a variety of public and private companies, including Speebo (1), a private mineral exploration company currently controlled by North Bay’s Chief Executive Officer, Perry Leopold. Mr. Michini is also a Certified Public Accountant, has been Partner and Managing Partner of two regional accounting firms, has served as an auditor for the U.S. General Accounting Office, and is a former Board Member of the Central Montgomery County Chamber of Commerce. Mr. Michini earned his B.S. from LaSalle University and his MBA from Temple University.  Mr. Michini has been employed as a CPA and Real Estate Tax Consultant by AJ Michini Associates since 1973 and by AJ Michini MBA CPA since 1984.  In addition, Mr. Michini serves as Acting CFO for Artimplant USA, a subsidiary of the Swedish public company Artimplant AB, a position he has held since 2005. As of January, 2008 Mr. Michini was no longer associated with Speebo. Mr. Michini’s expertise in accounting makes him a valuable member of the Board of Directors.

(1) Speebo is a private exploration and development company with mineral and energy-related claims throughout British Columbia.  In addition to its metal-based mineral claims, Speebo holds the rights to several oil shale properties in the Queen Charlotte Islands.  Prior to 2008 when British Columbia issued a permanent moratorium on uranium mining, Speebo also held the rights to dozens of uranium properties, most of which have subsequently been allowed to terminate Speebo has no active mining operations at the present time, nor does it intend to. Speebo was incorporated as a C-Corp in October 2006, and was reclassified as an S-Corp as of January 2008.  Perry Leopold is the sole officer, director, and shareholder. There have never been any material related-party transactions between Speebo and the Company.

Family Relationships

There are no family relationships between any of our directors, executive officers or directors.

Involvement In Certain Legal Proceedings

During the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

Director Independence

Our common stock is listed on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, we have applied the definition set forth in NASDAQ Rule 4200(a)(15). Perry Leopold would not be considered “independent” under the NASDAQ rule due to the fact that he is an employee of the Company. Fred Michini is considered “independent” under the NASDAQ rule due to the fact that he has not served on the Board of Directors of or business dealings with an affiliate within the past 3 years.

Committees; Audit Committee Financial Expert.

Our Board of Directors has an audit committee made up solely of Fred Michini.

Our Board of Directors has determined that the Company has one audit committee financial expert, Mr. Michini.

Our common stock is quoted on OTCQB, which does not require companies to maintain audit, compensation or nominating committees.

Code of Ethics

We adopted a Code of Ethics on October 16, 2009 that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is filed as Exhibit 14 to this Registration Statement.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its shareholders to partially combine these roles.  Due to the small size of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions partially combined.

Our Board of Directors is primarily responsible for overseeing our risk management processes.  The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board of Directors’s appetite for risk. While the Board of Directors oversees the Company, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date of this prospectus , with respect to the beneficial ownership of the Company’s outstanding voting securities by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Title Of Class	Name And Address Of Beneficial Owner (1)	Amount And Nature Of Beneficial Ownership (2)	Approximate Ownership Percent of Class (%)**		Total Voting Percent of Class (%)**

Common	Perry Leopold(4)(5)	35,044,362	26.39%		80.00%	(5)
Common	Fred Michini	1,162,112	1.03%		0.21%
Common	Tangiers (3)	11,266,412	9.99%		2.00%
Common	Ruby Development Company(6)	24,000,000	18.93%		3.79%
Common	All executive officers and directors as a group (2 persons)	36,206,474	27.27%		80.21%
Series A Preferred	Perry Leopold(4)	4,000,000	100%		100%
Series I Preferred	Perry Leopold(5)	100	100%	(5)	100%	(5)

** The percentages listed for each shareholder assume the exercise or exchange by that shareholder only, of his or its entire convertible or exchangeable security (including options or warrants), as the case may be, and thus include the shares underlying said convertible or exchangeable security (including options or warrants).  However, the percentages do not assume the exercise of all convertible or exchangeable securities (including options or warrants) by all the shareholders holding such securities.

(1)	Except as noted above, the address for the above identified officers and directors of the Company is c/o North Bay Resources Inc., 2120 Bethel Road, Lansdale, PA 19446.

(2)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding for computing the percentage of the person holding such option or warrant. Percentages are based on a total of 112,776,902 shares of common stock outstanding on the date of this prospectus and shares issuable upon the exercise of options, warrants exercisable, and securities convertible on or within 60 days of the date of this prospectus, as described above. The inclusion in the aforementioned table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

(3)
Tangiers is the investor under the Securities Purchase Agreement, and currently owns 2,010,392 shares of common stock. All investment decisions of, and control of, Tangiers are held by Robert Papiri and Michael Sobeck, its managing partners. Tangiers Capital, LLC makes the investment decisions on behalf of and controls Tangiers. Tangiers acquired all shares being registered in this offering in a financing transaction with us.  As of the date of this prospectus, Tangiers also holds an aggregate of 5,550,000 warrants, as follows:  (a) 2.5 million 5 year warrants convertible to common stock and exercisable at $0.05 pursuant to a $50,000 Convertible Promissory Note Agreement dated September 27, 2010, (b) 250,000 5 year warrants convertible to common stock and exercisable at $0.115 pursuant to a $50,000 Convertible Promissory Note Agreement dated December 29, 2011, (c) 500,000 5 year warrants convertible to common stock and exercisable at $0.13 pursuant to two $50,000 Convertible Promissory Note Agreements dated February 2, 2012, (d) 500,000 5 year warrants convertible to common stock and exercisable at $0.09 pursuant to two $37,500 Convertible Promissory Note Agreements dated March 15, 2012, (e) 150,000 5 year warrants convertible to common stock and exercisable at $0.07 pursuant to a $50,000 Convertible Promissory Note Agreement dated May 16, 2012, (f) 150,000 5 year warrants convertible to common stock and exercisable at $0.06 pursuant to a $25,000 Convertible Promissory Note Agreement dated May 30, 2012, and (g) 750,000 5 year warrants convertible to common stock and exercisable at $0.14 and 750,000 5 year warrants convertible to common stock and exercisable at $0.07 pursuant to a $100,000 Convertible Promissory Note Agreement dated June 19, 2012. As of the date of this prospectus, Tangiers also holds the following promissory notes: (a) one $25,000 convertible promissory note with an interest rate of 9.9 per year, convertible into common stock at a price of $0.08 per share (with an outstanding balance of $28,114 as of the date of this prospectus), (b) two $50,000 convertible promissory notes with an interest rate of 9.9 per year, convertible into common stock at a price of $ 0.08 per share (with an aggregate outstanding balance of $111,507 as of the date of this prospectus), (c) two $37,500 convertible promissory notes with an interest rate of 9.9% per year, convertible into common stock at a price of $0.09 per share (with an aggregate outstanding balance of $82,776 as of the date of this prospectus, (d) one $50,000 convertible promissory note with an interest rate of 9.9% per year, convertible into common stock at a price of $0.06 per share (with an outstanding balance of $54,343 as of the date of this prospectus), (e) one $25,000 convertible promissory note convertible into common stock at a price of $0.06 per share (with an outstanding balance of $27,077 as of the date of this prospectus), (f) one $100,000 convertible promissory note with an interest rate of 7% per year, convertible into common stock at the lesser of 7 cents or the undiscounted VWAP price on the day prior to conversion, with a floor price of 2 cents (with an outstanding balance of $105,490 as of the date of this prospectus), and (g) one $750,000 convertible promissory note with an interest rate of 7% per annum, convertible into common stock at a the undiscounted VWAP on the day of conversion, subject to a floor price of $0.0129 per share, and a ceiling price of the undiscounted VWAP on the date prior to each tranche received (with an outstanding balance of $290,804 as of the date of this prospectus). All of the warrants and promissory notes held by Tangiers contain a blocker provision under which Tangiers can only exercise its warrants or convert its promissory notes to a point where it would own a maximum of 9.99% of the total shares outstanding. The number of shares, the percentage of ownership and voting percentage listed in the table above represents the maximum amount of shares that Tangiers can beneficially control under a contractually stipulated 9.99% ownership restriction as of the date of this prospectus.

(4)
Mr. Leopold, the Company’s CEO and Chairman owns 4,000,000 shares of the Company’s Series A Preferred Stock. Each outstanding share of the Series A Preferred Stock has 10 votes per share, and may be converted to shares of common at a ratio of 5 to 1. The Series A Preferred Stock was issued in August 2009.

(5)
Mr. Leopold owns 100 shares of the Company’s Series I Preferred Stock. Each outstanding share of the Series I Preferred Stock represents its proportionate share of eighty per cent (80%) of all votes entitled to be voted and which is allocated to the outstanding shares of Series I Preferred Stock. These shares are not convertible into common stock or any commodities. The Series I Preferred Stock was issued in February 2007. These shares were issued our Chief Executive Officer, Mr. Perry Leopold, in February 2007 as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, ”the outstanding shares of Series I Preferred Stock shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% that is allocated to the outstanding shares of Series I Preferred Stock. The Series I preferred shares supersede any other shares that Mr. Leopold may own so that any additional securities that Mr. Leopold may own do not increase his 80% voting rights, and are therefore included within the 80%.

(6)
The four (4) principals of Ruby Development Company (“RDC”), R.E. Frederking Trustee, W. R. Frederking, G. W. Frederking, and R. L. Frederking., each own 2,500,000 shares of common stock.  RDC is also entitled to 10,000,000 warrants, immediately exercisable, to purchase up to 10,000,000 shares of common stock at $0.02 per share until December 30, 2015, 2,000,000 5 year warrants convertible to common stock and exercisable at $0.10 per share until May 1, 2016, and 2,000,000 5-year warrants convertible to common stock and exercisable at $0.09 per share until March 6, 2017. The warrants may be exercised, in whole or in part, any time, and from time to time, at RDC's discretion. The number of shares, the percentage of ownership and voting percentage listed in the table above include the shares underlying the aforementioned warrants held by the shareholder.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of our capital stock and the provisions of our Articles of Incorporation and By-Laws, each as amended, is only a summary.

Our Articles of Incorporation authorize the issuance of 250,000,000 shares of common stock, $0.001 par value per share. We are authorized to issue 10,000,000 shares of preferred stock.  As of December 31, 2012, and the date of this prospectus, there were 4,000,100 shares of preferred stock outstanding.  Set forth below is a description of certain provisions relating to our capital stock.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors.  In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore.  It is our present intention to retain earnings, if any, for use in our business.  The payment of dividends on the common stock is, therefore, unlikely in the foreseeable future.

On February 7, 2008, we declared a reverse stock split at a ratio of 1 for 10.

Preferred Stock

We have 10,000,000 authorized shares of preferred stock with a par value of $0.001 per share, issuable in such series and bearing such voting, dividend, conversion, liquidation and other rights and preferences as the Board of Directors may determine.  As of December 31, 2012, and the date of this prospectus, 4,000,100 shares of our preferred stock are outstanding.

Our preferred stock is divided among the following:

4,000,000 Series A Preferred Shares.  Each outstanding share of the Series A Preferred Stock has 10 votes per share, and may be converted to shares of common at a ratio of 5 to 1. 4,000,000 shares of the Series A Preferred Stock were issued in August 2009 to Mr. Leopold, the Company’s CEO and Chairman.

0 Series G Preferred Shares. Each outstanding share of the Series G Preferred Stock has no votes per share, and may be converted to 1/100 of an ounce of gold two years following the date of issuance subject to the availability of gold from the Company’s inventory, or shares of common at a ratio of 20 to 1. 100,000 shares of the Series G Preferred Stock were issued in August 2009 to Mr. Leopold, the Company’s CEO and Chairman.  These shares were returned and cancelled in July 2012, and the Series G Preferred Class was subsequently eliminated.

100 Series I Preferred Shares. Each outstanding share of the Series I Preferred Stock represents its proportionate share of eighty per cent (80%) of all votes entitled to be voted and which is allocated to the outstanding shares of Series I Preferred Stock. These shares are not convertible into common stock or any commodities. The Series I Preferred Stock was issued to our Chief Executive Officer, Mr. Perry Leopold, on February 12, 2007 as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, ”the outstanding shares of Series I Preferred Stock shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series I Preferred Stock.

Dividend Policy

We currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation of Authorized And Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.  The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires.  A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of North Bay Resources Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the Registration Statement for the fiscal years ended December 31, 2012 and December 31, 2011 have been audited by M&K CPAS, PLLC. The reports of M&K CPAS, PLLC are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing.

VALIDITY OF SECURITIES

The opinion regarding validity of the shares offered herein has been provided by the Sichenzia Ross Friedman Ference LLP and has been filed with the Registration Statement.

DESCRIPTION OF BUSINESS

Business of the Issuer

North Bay Resources Inc., a Delaware corporation, engages in the acquisition, management, development, and mining of precious metals and other mineral properties. The Company’s mission is to build a portfolio of viable mining prospects throughout the world and develop them through our subsidiaries and joint-venture partners to their full economic potential. We seek to acquire, develop, and exploit natural resource properties with extensive reserves of precious metals, including gold, silver, platinum, and palladium, as well as base metals, including copper, zinc, lead, molybdenum, etc.  We intend to develop our properties both independently and through joint-venture partners.

The Company was incorporated in the State of Delaware on June 18, 2004 under the name Ultimate Jukebox, Inc.  On September 4, 2004, Ultimate Jukebox, Inc. merged with NetMusic Corporation, and subsequently changed the Company name to NetMusic Entertainment Corporation.  On March 10, 2006, the Company ceased digital media distribution operations, began operations as a natural resources company, and changed the Company name to Enterayon, Inc.  On January 15, 2008, the Company merged with and assumed the name of its wholly-owned subsidiary, North Bay Resources Inc.  As a result of the merger, Enterayon, Inc. was effectively dissolved, leaving North Bay Resources Inc. as the remaining company.

We currently generate revenue from claim sales and joint-venture agreements.  When we sell a claim, we capture near-term revenue, but forego any possibility of a future revenue stream.  When we enter into a joint-venture, we receive near-term revenue as well as a commitment for future revenue, but since the joint-venture partner has the option to withdraw at any time, we cannot project revenue from a joint-venture into the future.  However, should a joint-venture partner withdraw, we still retain control of the asset, and can therefore enter into another joint-venture with another partner, develop the property ourselves, or else elect to sell the claims.

The Company makes use of a suite of online applications which are provided to people and companies licensed to acquire and maintain mineral rights within the Province of British Columbia.   Mineral Titles Online (“MTO”) is an Internet-based mineral titles administration system provided and maintained by the British Columbia Ministry of Energy, Mines, and Petroleum Resources  that allows the mineral exploration industry to acquire and maintain mineral titles by selecting the area on a seamless digital GIS map of British Columbia and pay the associated fees electronically.

This MTO system is also interactively linked to British Columbia’s MINFILE Project and Assessment Report Indexing System (“ARIS”), both of which are provided and maintained by the British Columbia Geological Survey.

The MINFILE Project is a mineral inventory system that contains information on more than 12,300 metallic mineral, industrial mineral and coal occurrences in British Columbia.  It is used by industry, governments, universities and the public to find information on documented mineralization anywhere in British Columbia, develop exploration strategies, conduct geoscience research, and evaluate the resource potential of an area.

The ARIS database has over 30,500 approved mineral exploration assessment reports filed by the exploration and mining industry since 1947. These reports provide information on geological, geophysical, geochemical, drilling and other exploration-related activities throughout B.C.

Both MINFILE and ARIS are interlinked with MTO, which combined and interfaced with other geospatial applications such as Google Earth, provide a skilled user with the ability to virtually visit any location in British Columbia, analyze its geographical and geological setting, access and evaluate its geological records and the historical archives of any prior development work, and determine the relative value of a given area.  If the area is also open to staking, a claim can then be staked, and the required claim registration fees can be paid immediately and interactively.

Going Concern

Our consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

We have experienced recurring net losses from operations, which losses have caused an accumulated deficit of $14,066,269 as of March 31, 2013. In addition, we have a working capital deficit of $3,015,793 as of March 31, 2013. We had a working capital deficit of $3,842,373 as of December 31, 2012. We had net losses of $2,119,706 and $1,045,749 for the years ended December 31, 2012 and 2011, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. If we are unable to generate profits and are unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

As of December 31, 2012 the accumulated deficit attributable to CEO stock awards, including previous management and valued according to GAAP, totals $2,558,535 since inception in 2004. As of December 31, 2012 the accumulated deficit attributable to CEO compensation is $884,474 in deferred compensation.  This reflects the total amounts unpaid as per the management agreement with The PAN Network dating back to January 2006, less any amounts actually paid or forgiven since 2006.  These totals are non-cash expenses which are included in the accumulated deficit since inception.  Actual CEO compensation paid in cash over the course of the seven years since 2006 consists of $10,000 in 2006, $50,764 in 2007, $23,139 in 2008, $29,979 in 2009, $21,988 in 2010, $90,000 in 2011, and $116,000 in 2012.  These cash expenditures are also included in the accumulated deficit.

The ongoing execution of our business plan is expected to result in operating losses over the next twelve months. Management believes it will need to raise capital through loans or stock issuances in order to have enough cash to maintain its operations for the next twelve months. There are no assurances that we will be successful in achieving our goals of obtaining cash through loans, stock issuances, or increasing revenues and reaching profitability.

In view of these conditions, our ability to continue as a going concern is dependent upon our ability to meet our financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event we cannot continue as a going concern.

Generative Business Model

The Company’s business plan is based on the Generative Business Model, which we believe is designed to generate a steady stream of revenue before any property is ever developed into a commercial mining operation.

The Generative Business Model comprises the following steps:

1.	Targeting and acquiring properties with good historical assays.

2.
Identifying potential partners for the development of each of the Company’s properties and entering into joint-venture or option agreements.  In most cases, the partner is another mining company whose shares trade on a public exchange.

3.
The initial agreement usually comprises a small non-refundable cash payment in advance and a significant number of shares in the stock of the partner or acquiring company.  Cash and shares increase in staged payments on the anniversary date of the agreement.  In the case of an option agreement, the Company will retain a Net Smelter Royalty with a buyout provision should the property be the site of a major discovery and/or developed into a commercially-operating mine.  In the case of a joint-venture, we retain a percentage of ownership, typically 50%, in the event the partner satisfies all the terms of the contract to completion.

4.	The partner or acquiring company also must commit to a specific work program over a period of several years to develop the property, often involving a commitment of several million dollars.

5.
We believe these work programs enable us to maintain our properties for little or no cost, as the annual maintenance fees due to the government are offset by the amount of money spent on property exploration and development paid for by our partners.  Any surplus of expenditures beyond what is due to maintain the properties can then be applied as “portable assessment credits” towards the maintenance of other Company properties that are not yet producing revenue but which have good prospects of doing so in the future.

6.
If at anytime the partner defaults on the work agreement or does not make staged cash or stock payments by the anniversary date, the property then reverts back to us,  which then leaves us free to find another partner and begin the process all over again.

Material Agreements

As of January 19, 2012, the Company has a Memorandum of Understanding, as amended, with Devlin's Bench Mining Ltd and P. Wright Contracting Ltd (“PWC”) to engage in a joint-venture on the Company’s Fraser River Platinum and Monte Cristo projects.  As of the date of this report, a definitive agreement has not yet been executed. Under the terms of the Memorandum of Understanding, a definitive agreement will be signed within 60 days of formal permit approval by the British Columbia Ministry of Mines and the local First Nations governments.  A mining permit for the Fraser River Project was issued on June 25, 2012, but as of the date of this report a definitive agreement with PWC has not yet been signed.  As of the date of this report, the Company continues to own and control 100% of the project. In the interim, the Company has engaged PWC as an independent contractor to initiate mining operations.  The Company does not presently expect that a definitive joint venture agreement with PWC will be forthcoming.

On October 24, 2012, the Company entered into an agreement on its Willa property with Caribou King Resources Ltd. ("Caribou"), a Canadian issuer listed on the TSX Venture Exchange.  Under the terms of agreement, Caribou may earn up to a 100% interest in the claims in the Willa property (“Willa Claims”) by making aggregate payments to North Bay of USD $232,500 in cash and issuing 1,000,000 shares of Caribou common stock.  Of the aggregate payments, $7,500 in cash and 500,000 shares are due upon receipt of regulatory acceptance of the agreement by the TSX Venture Exchange.  This regulatory approval has been received, and the initial consideration has been paid.  An additional $50,000 cash and 500,000 shares of Caribou stock are due upon the first anniversary of the agreement, and a $175,000 cash payment is due upon the second anniversary of the agreement.  In addition to the consideration received, North Bay shall be granted a royalty equal to 2% of net smelter returns ("NSR"). At any time up to the commencement of commercial production, Caribou may purchase one-half of the NSR (being 1%) in consideration of USD $1,000,000 payable to North Bay, such that North Bay will then retain a 1% NSR.

The Company has not issued nor does it expect to issue any of its own stock in connection with any of these agreements.  The Company does not receive any funds directly with regard to contractual work commitments, and relies on each joint venture partner to make the agreed expenditures independently and on its own schedule during the course of the work programs.

In the event any contract terminates before all the terms of the agreement have been satisfied, North Bay shall regain its 100% interest in the subject property.

EB-5

On July 28, 2010, the Company executed an agreement with ACG Consulting, LLC ("ACG") intended to establish a new economic Regional Center ("Regional Center") under the federal EB-5 program (the "EB-5 Program") that will encompass all of  Northern California's Gold Country. Once established, the Regional Center is expected to provide full funding for the Company's Ruby Mine Project in Sierra County, California.  Terms of the agreement specify that upon filing an application for a new Regional Center with USCIS, North Bay shall pay ACG its share of the startup expenses, which as of December 31, 2011 were $0. During the first quarter of 2011, the Company agreed to reimburse ACG $37,216 in expenses incurred to prepare and file EB-5 applications with USCIS.  As of March 31, 2011, $15,000 of this amount had been paid, and $22,216 remained outstanding.  As of September 30, 2012, $0 remains outstanding and this account has been paid in full.  No shares of Company stock have been or will be issued in connection with this agreement.

The agreement also provides that North Bay will own 49% of the Regional Center, and ACG will own 51%. ACG and North Bay, working together through the Regional Center, will seek to raise up to $7.5M in EB-5 funding for North Bay's Ruby Mine Project, subject to USCIS approval. ACG will also be an equity partner in each project North Bay may bring into the Regional Center, the amount of which will vary on a deal by deal basis based on the amount of consulting services ACG actually provides. At the present time, no projects other than mining are being considered, and the industry focus for the Regional Center is expected to be limited to mining initially.

Effective October 14, 2010, the Company, together with ACG, entered into a Memorandum of Understanding with Northern California Regional Center, LLC ("NCRC"), whereby NCRC has agreed to expand its scope to include mining projects in the counties of Sierra and Nevada in Northern California, and together with ACG has agreed to sponsor North Bay's application to secure $7.5 million for the Ruby Gold project in Sierra County, California, through the EB-5 Program.  NCRC was approved on April 22, 2010 by the USCIS as a designated EB-5 Regional Center, and is currently approved to sponsor qualifying investments in such capacity within the counties of Colusa; Butte; Glenn; Sacramento; San Joaquin; Shasta; Sutter; Tehama; Yuba; and Yolo in the State of California.  Pursuant to its regional center designation, NCRC may sponsor qualifying investments in certain industry economic sectors that do not currently include mining.  The agreement with North Bay and ACG calls for NCRC to seek USCIS approval for an expansion of NCRC’s Regional Center Geographic Area (the “Expansion”) to include Sierra County, where the Ruby Mine is located, and for approval to include mining within its designated industry sectors (the “Mining Designation”). These applications have been filed with USCIS, and are currently being reviewed. Upon approval of the Expansion and Mining Designation by USCIS, NCRC will then be permitted to sponsor qualified investments in North Bay’s Ruby Gold project under the EB-5 Program.  Under the terms of the agreement, NCRC will receive a $5,000 fee for each investor whose minimum $500,000 investment is approved by USCIS.  In addition, upon the Ruby Gold project receiving the aggregate sum of $7,500,000 through the EB-5 Program, NCRC shall be entitled to an undivided one and one half percent (1.5%) interest in the Ruby Gold project.  No shares of Company stock have been or will be issued in connection with this agreement, and the entire EB-5 funding is expected to be non-dilutive to shareholders.

On July 19, 2011, the NCRC Expansion Amendment, which includes the Mining Designation and pre-approval of the Ruby Gold project as a qualified EB-5 project, was formally approved by USCIS.

The Ruby Property

On September 27, 2010, the Company executed an option-to-purchase agreement with RDC, a California partnership, for the acquisition of the Ruby Mine (the “Ruby Mine”) in Sierra County, California. The purchase price is $2,500,000, which was to be paid in stages extending to December 30, 2012. Terms of the Ruby agreement provide for an initial option period of 5 months that expired on January 31, 2011, at which time we elected to extend the option for a second 5 month period, expiring on June 30, 2011.  On June 1, 2011, the Company exercised its option to purchase the Ruby Mine and made a final option payment of $85,000 to open escrow.  On July 1, 2011, escrow was closed and the acquisition of the Ruby Mine was completed. During the preceding option period and as of the closing date, the Company has made payments totaling $510,000 to RDC, consisting of $360,000 cash and 10,000,000 shares of common stock valued at $150,000.  These payments were credited towards the purchase price, thereby reducing the outstanding principal due to $1,990,000.  In addition, in compliance with the agreement dated September 27, 2010, as amended on January 26, 2011, the Company issued warrants to RDC that gives them the option, until December 31, 2015, of purchasing up to 10,000,000shares of stock at two cents ($0.02) per share, and in compliance with a second amendment to the Option Agreement dated April 22, 2011, the Company issued warrants granting RDC the right to purchase 2,000,000 shares of the Company’s common stock at the exercise price of ten cents ($0.10) per share.  These later warrants are valid until May 1, 2016.

On the transaction closing date of July 1, 2011, the Company issued a promissory note to RDC for $1,990,000 plus 3% interest per annum.  The note was due on or before December 30, 2012.  Pursuant to an amendment executed on December 12, 2012, the note maturity was extended to June 30, 2013, and monthly mortgage payments in the first quarter of 2013 were reduced to $10,000 per month.  In consideration of said extension, the Company made a $50,000 principal payment on December 27, 2012. Pursuant to a subsequent amendment executed on March 28, 2013, the note maturity has been extended to December 30, 2015.  Monthly mortgage payments are $15,000 per month during the second quarter of 2013, and $20,000 per month from July 1, 2013 through December 30, 2015. A $1 million dollar balloon payment is due by December 30, 2013, representing 40% of the first five visas sold through the EB-5 Program.  The interest rate on the Note is 6% per annum as of April 1, 2013, and will increase to 8% per annum on January 1, 2015.

As of March 31, 2013, the outstanding balance due on the note is $1,758,092. During 2012 the Company issued an additional 2,000,000 5-year warrants to RDC in consideration for reducing the Company’s monthly mortgage payments on the Ruby Mine property. Said warrants give RDC the right to purchase up to 2,000,000 shares of the Company’s common stock at the exercise price of nine cents ($0.09) per share.  As of the date of this report, the Company remains current in its obligations, and all monthly payments have been made on time. The note is collateralized with all of the assets associated with the Ruby Mine.

Upon the close of the transaction and the transfer of title on July 1, 2011, and as previously set forth in the purchase agreement, the Company acquired all of the real and personal property associated with the Ruby Gold Mine, all of the shares of Ruby Gold, Inc., a private California corporation, and $171,618 in reclamation bonds securing the permits at the Ruby Mine. Subsequent to the close of the transaction, Ruby Gold, Inc. became a wholly-owned subsidiary of North Bay Resources Inc.  The Company has also assumed the reclamation liabilities on the Ruby Mine, for which the $171,618 in reclamation bonds are pledged.  In addition, a $2,500 liability from a pre-existing shareholder loan that was outstanding as of the closing date has been paid and extinguished.  As of December 31, 2012, interest accrued to the Reclamation Bond has increased its current value to $172,499.

It is expected that the aggregate total of warrants related to this transaction will be dilutive to shareholders by adding up to 14,000,000 shares onto our outstanding share total in the event that all the warrants are exercised. The actual dilution is dependent upon whether or not any of the warrants are exercised prior to their expiration dates.

Operational funding for the project of up to $7.5 million is expected to be provided through the federal EB-5 Program described previously.  It is expected that this funding will be non-dilutive, as no shares of Company stock will be issued to EB-5 investors.  The EB-5 funding will be debt, which must be repaid from mining operations over five years and at an interest rate of no more than 6%.  In the interim, if the Company has not generated enough revenue from claim sales and joint-ventures to meet our commitments, we believe we can rely on loans and our equity credit line established by way of our Securities Purchase Agreement with Tangiers to meet our obligations.

The Ruby purchase agreement includes the subsurface mineral rights to 2 patented claims comprising 435 acres, and 30 unpatented claims comprising approximately 1,320 acres.  All of the unpatented claims in the property package are in good standing through August 31, 2013 with both the BLM in Sacramento and Sierra County in Downieville, CA. Annual BLM claim fees are currently $10,640 per year.  Sierra County property taxes are currently $26,220 per year. As of December 31, 2012 and the date of this report, all BLM fees and Sierra County property taxes have been paid and are current.  The Ruby Mine is permitted(3) for underground exploration, small scale development and small scale production.

Claim Name	Type	Acres(1)	Good Until(2)
Guatemala	Patented	147	-
Extension Placer Mining Claim	Patented	288	-
Wisconsin Placer Mining Claim	Unpatented	180	September 1, 2013
Wisconsin Extension Placer Mining Claim	Unpatented	159	September 1, 2013
Garnet Placer Mining Claim	Unpatented	75	September 1, 2013
Ruby Quartz Mining Claim	Unpatented	20	September 1, 2013
Diamond Quartz Mining Claim	Unpatented	20	September 1, 2013
Sapphire Placer Mining Claim	Unpatented	2	September 1, 2013
Gold Channel Placer	Unpatented	150	September 1, 2013
Black Channel Placer	Unpatented	60	September 1, 2013
Topaz Placer Mining Claim	Unpatented	160	September 1, 2013
Irene Placer Mining Claim	Unpatented	140	September 1, 2013
Opal Placer Mining Claim	Unpatented	160	September 1, 2013
Ruby Lode No. 7	Unpatented	20	September 1, 2013
Ruby Lode No. 8	Unpatented	20	September 1, 2013
Ruby Lode No. 16	Unpatented	20	September 1, 2013
Ruby Lode No. 17	Unpatented	20	September 1, 2013
Ruby Lode No. 18	Unpatented	20	September 1, 2013
Ruby Lode No. 19	Unpatented	20	September 1, 2013
Ruby Lode No. 20	Unpatented	20	September 1, 2013
Ruby Lode No. 27	Unpatented	20	September 1, 2013
Ruby Lode No. 28	Unpatented	20	September 1, 2013
Entry Lode Mining Claim	Unpatented	20	September 1, 2013
Entry Extension Lode Mining Claim	Unpatented	20	September 1, 2013
Golden Bear 1 Placer Mining Claim	Unpatented	20	September 1, 2013
Golden Bear 2 Placer Mining Claim	Unpatented	20	September 1, 2013
Golden Bear 3 Placer Mining Claim	Unpatented	20	September 1, 2013
Golden Bear 4 Placer Mining Claim	Unpatented	20	September 1, 2013
Golden Bear 5 Placer Mining Claim	Unpatented	20	September 1, 2013
Golden Bear 6 Placer Mining Claim	Unpatented	20	September 1, 2013
Golden Bear 7 Placer Mining Claim	Unpatented	20	September 1, 2013
Golden Bear 8 Placer Mining Claim	Unpatented	20	September 1, 2013

 (1) The sum total of the acreage of the unpatented claims is 1,506 acres.  However, as some placer claims overlap lode claims, the true acreage of the unpatented claim area is known to be approximately 1,320 acres, for a total property extent of approximately 1,755 acres including the subsurface patented claim area.

 (2) September 1, 2013 represents the “Good Until” date of the Ruby unpatented claims. In order to maintain a mining claim in California in good standing, the claim holder must perform annual work having a minimum cost of $100 or, alternatively, pay to the U.S. Bureau of Land Management (”BLM”) an annual maintenance fee of $140.  Patented claims have no “Good Until” date, and instead are only subject to local and state taxes.  As of September 1, 2012, $10,640 was paid to maintain the unpatented claims, and $26,220 was paid in property taxes to maintain the unpatented and patented claims in good standing.

 (3)  The current Plan of Operations, effective as of 2001, was formally renewed by United States Forest Service in February 2011. The Plan of Operations is now effective through December 31, 2018. The Waste Discharge Order must be reviewed and approved by the Water Quality Control Board prior to the commencement of mining operations, along with the Annual Fee for Waste Discharge Requirements for 2012, which was paid to the State Water Resources Control Board in December 2011.  The Reclamation Permit has been renewed through April 2018.  In September 2011 the Company filed an updated Reclamation Plan with Sierra County and the California Department of Conservation Office of Mine Reclamation.  This updated Reclamation Plan was formally approved in December, 2011, and is effective through April, 2018. A Reclamation Bond of $172,499 is also in place.

The Ruby Mine

The Ruby Mine is an underground placer and lode mine located between Downieville and Forest City, in Sierra County, California.  It is in the Alleghany-Downieville mining district, situated in the Sierra Nevada foothills south of the Yuba River.

In June 2010, the Company retained Mr. C. Gary Clifton, P. Geo., to visit the Ruby Mine in the Sierra County area of California to inspect its infrastructure and general conditions, assess its mineralization, and determine its potential to resume economic mining operations.  Mr. Clifton holds degrees in Geology and Geochemistry from Macquarie University in Sydney, Australia, with post-graduate studies in Geochemistry at UC Berkeley and Oregon State University. As a Registered Professional Geologist, Mr. Clifton has almost 40 years of experience with several major mining and petroleum companies, and as an independent consultant in mining exploration and exploration management, mineral property evaluation, and mining geology. He has conducted and managed exploration and evaluation programs for a wide variety of mineral commodities in the United States, Australia, and the Middle East. Mr. Clifton is currently President of Western Resource Group LLC, and is a Qualified Person as defined by National Instrument 43-101.

Mr. Clifton has no family or other relationship with any past or present Company officer, director, or affiliate, and he has no family or other relationship with any past or present principal or affiliate of RDC. The Company has not issued nor is it obligated to issue any of its stock in connection with Mr. Clifton’s engagement, and to the best of our knowledge Mr. Clifton does not own any shares of the Company.

The following information has been reviewed for technical accuracy by Mr. C. Gary Clifton, P. Geo, and who is the Qualified Person as defined by National Instrument 43-101 for the Ruby Project.

Location, Access, Physiography, and Climate

The Ruby Mine is located in southwestern Sierra County, in the northern part of the Sierra Nevada Foothills, Northern California. It lies approximately 25 air miles northeast of Grass Valley/Nevada City and is serviced by paved roads. Highway 49 passes through Downieville in the northern part of the area. The Pliocene Ridge road crosses the central part of the area and eventually merges with the Henness Pass road. There are paved spur roads to the town of Alleghany and the village of Forest City. The remaining few miles to the various mine sites are accessed by high quality, well maintained gravel roads.

The property is situated in the Sierra Nevada physiographic province and lies along the western slope of the Sierra Nevada Mountain range, at elevations varying from 2,500 feet in the canyons to more than 6,000 feet on the ridge crests. Regional physiographic conditions generally consist of gently to moderately rolling terrain, and steep sided plateaus with deeply incised streams and rivers.

The annual temperature varies between 10 and 100 degrees Fahrenheit. The annual precipitation varies between 50 and 70 inches, which falls principally as snow during the months of January, February and March.

Regional native vegetation typically includes pine, cedar and fir trees, manzanita, black oak, brush and native grasses. Commercial stands of second growth pine and Douglas Fir are sufficient to satisfy mine timber requirements, and there is ample water available.  Rock Creek is the nearest year-round stream and water source to the site, which crosses the northern portion of the property generally east to west. The north fork of Oregon Creek (a seasonal drainage) also crosses the southern portion of the property from northeast to southwest.

Property Description

The Ruby Property covers approximately 1,755 acres, consisting of the subsurface mineral rights of two patented claims totaling approximately 435 acres and 30 unpatented claims containing approximately 1,320 acres. The mine encompasses at least four distinct underground river channels and three known lode gold veins.

The Ruby property comprises two contiguous claim groups; the Ruby and the Golden Bear (aka Carson Camp), both of which include lode and placer claims. The Ruby claims combine three past-producing gold mines, which are the Ruby, the Bald Mountain Extension, and the Wisconsin. The Golden Bear claims comprise several former producing mines as well, which are the Golden Bear, the Ireland, and the Cincinnati. Collectively, the Ruby and Golden Bear claims have produced in excess of 250,000 ounces of gold in a mining history dating from the 1850's.

The property covers one and one-half miles of strike length along the Eastern Melones Fault, the major structure along which many of the gold deposits of the Mother Lode are localized. The property also encompasses an estimated 4 miles of partially mined and unmined auriferous Tertiary channels.  The Ruby is located on the northern extension of the historic Mother Lode system, as evidenced in the map below that shows the location of the Alleghany-Downieville mining district in relation to the overall Mother Lode.

ALLEGHANY-DOWNIEVILLE DISTRICT
Gardner's Point Pioneer Mines
Downieville
Sierra City
NORTH YUBA RIVER
Goodyears Bar
MIDDLE YUBA RIVER
Alleghany
Malakoff Diggings
SOUTH YUBA RIVER
YUBA RIVER
80
WASHINGTON DISTRICT
Nevada City
Grass Valley
GRASS VALLEY DISTRICT
Reno
Lake Tahoe
NEVADA
CALIFORNIA
Auburn
Georgetown
50
Placerville
Sacramento
Plymouth
Jackson
San Andreas
MOTHER LODE DISTRICT
Sonora
Stockton
YOSEMITE NATIONAL PARK
Coulterville
Mariposa
N
0 10 20 40 Miles

GOLD MINING DISTRICTS OF THE MOTHER LODE SYSTEM

KEEWATIN ENGINEERING INC.

Figure 3

State Highway 49
Downieville: Sierra County Seat
RUBY MINE
Golden Bear Camp
Lawry Shaft
Ruby Portal
Ruby Tunnel
Black Channel Workings
To Highway 49
Legend
Patented Subsurface Mineral Rights
Mining Claims (Unpatented)
Tunnels
Paved Roads
Gravel Roads

The most recently active mining areas include the Ruby Portal and Lawry Shaft locations. RDC maintains a Plan of Operations (dated February 1, 2001) for its mining operations on public lands in the Tahoe National Forest, administered by the United States Forest Service (USFS). As of the date of this report, the Plan of Operations has been approved for renewal through December 31, 2018.  Current access roads to the site include Henness Pass Road, Sierra County Road 401, Forest Service Road 401-2, and Forest Service Road 30, along with a variety of small unimproved dirt connector roads. The site is primarily surrounded by public national forest lands administered by the USFS, with privately owned parcels adjacent to the northwest and northeast property boundaries. The privately owned parcels are designated for use as rural land, timberland, or mineral land.

History of Exploration, Development, and Production

Gold was originally discovered in the Alleghany-Downieville district in 1849, during the early days of the California Gold Rush. Since that time the district has produced at least 2.35 million ounces of lode gold from the vein deposits and at least 440,000 ounces of placer gold from the Tertiary channel deposits (not including an unknown amount of production from placer workings around Alleghany). Much of this production occurred intermittently, during relatively short periods of intense mining activity, separated by longer periods of minimal production when political and/or economic factors were unfavorable.

The history of the Ruby claim area dates from the 1850's, when placer gold occurrences were followed upstream from the North Yuba River to the headwaters of Slug Canyon where rich deposits of gold were discovered in a Tertiary gravel deposit. By the 1860's several mines were developing the gravels of a buried river system within the boundaries of the present Ruby property at the headwaters of nearby Rock Creek. These mines included the the Golden Bear and the Guatemala. The Ruby portal was collared in December, 1880 to access the central portion of this rich river system. Between 1880 and 1889 the Ruby Mine produced 86,500 ounces of gold from three buried river channels.

In the early 1930's, C.L. Best, the co-founder of Caterpillar Tractor, acquired the Ruby Mine, and developed the Black channel. Best Mines produced an estimated 58,000 ounces of gold from the gravels before the government forced closure under War Production Board Order L-208. C.L. Best saved 123 nuggets of $100 value or greater for a personal collection. That collection is presently on display at the Los Angeles County Museum of Natural History.

After the Second World War, the cost of labor and supplies rose rapidly, while the price of gold remained frozen at $35 an ounce. The mine was not re-opened by Best and it was sold after Best's death in 1951. RDC acquired a lease on the Ruby Mine in 1959 and bought the property outright in 1966. Lessees intermittently worked the gravels of the Black channel from the Lawry shaft until the mid-1970's.

In the late 1970's the Ruby Mine was leased to Alhambra Mines of Sparks, Nevada. During that same period, the Golden Lion Mining Corp. attempted to drive a decline to access the Cincinnati channel, which had previously been discovered in the quartz workings of the Cincinnati vein.

The Brush Creek Mining and Development Company, Inc. (“Brush Creek”) acquired the Ruby in 1990.  From 1990 through 1995, Brush Creek rehabilitated and re-timbered approximately one and one-quarter miles of horizontal haulage tunnel supports and a 210 foot vertical shaft for access and mine safety, constructed a new wash plant and quartz mill, built underground roads for use by diesel loaders, installed a hoist and constructed a new sixty-foot steel head frame over the Lawry Shaft at the Ruby Mine, installed a complete underground ventilation system and electrical system at the Lawry Shaft, constructed a new waste water treatment system for use at the mill site, and modified and enlarged the structures at the mill site.  According to their SEC filings, Brush Creek’s total investment in the Ruby was $4,554,575 as of June 30, 1997, including $2,251,714 of development costs, and $1,975,525 of mining equipment.  Production during this period was limited.  From December 1992 until July 1993 an estimated 7,300 tons of mineralized material was mined, resulting in the recovery of approximately 200 ounces of gold.  Brush Creek stated that these preliminary results were too small to be a reliable representative sample of the expected placer grades.  In 1994, approximately 400 tons were mined from the Lawry channel, at an average grade of 0.2 ounces per ton.  By 1995, mining operations were suspended, and except for limited periods of sporadic activity over the next few years, the mine was put on care and maintenance. Brush Creek briefly resumed operations in 1998, driving a development tunnel in the south Lawry Shaft workings. Due to low metal prices, the property was eventually forfeited and returned to RDC, who has maintained the property and permits since 1998.

Plant, Equipment, Permits, and Site Infrastructure

Site inspections conducted during June and July, 2010 by C. Gary Clifton, a certified professional geologist (P.Geo.) retained by the Company as an independent consulting geologist to inspect and assess the Ruby Mine, and by management in September, 2010, confirmed that the Ruby is in excellent condition, and has been well maintained despite having not been operation since 1998.  The equipment currently on-site at the Ruby was mostly purchased in the period between 1990 and 1995 when the mine was last in production, and is therefore between 15 and 20 years old.  The equipment, including the wash plant and mill facilities, has been confirmed to be in good working order, though some minor upgrades are expected to be needed once operations resume.

The equipment, fixed assets, and infrastructure in place include a 1,000 yard per day placer wash plant, 50-ton per day quartz mill, 6,000 feet of tracked haulage, and related support equipment needed for underground mining operations.  A second exit, the Lawry Shaft, almost 2 miles from the main portal, can provide natural ventilation for much of the underground workings. Surface buildings and facilities include a lumber mill, machine shops, offices, and accommodations.  The property also features an excellent system of roads, is accessible via paved highway from Reno or Sacramento, has abundant water and timber available for mining purposes, and has PG&E power available on-site.

Permits in place include a Plan of Operations, a Phase I Environmental Site Assessment, a Water Order, and a Reclamation Plan secured by over $172,499 in Reclamation Bonds. The current Plan of Operations, effective as of 2001, was formally renewed by United States Forest Service in February 2011. The Plan of Operations is now effective through December 31, 2018. The Waste Discharge Order must be reviewed and approved by the Water Quality Control Board prior to the commencement of mining operations, along with the Annual Fee for Waste Discharge Requirements for 2012, which was paid to the State Water Resources Control Board in December 2011.  The Reclamation Permit has been renewed through April 2018. In September 2011 the Company filed an updated Reclamation Plan with Sierra County and the California Department of Conservation Office of Mine Reclamation.  This updated Reclamation Plan was formally approved in December, 2011, and is effective through April, 2018. A Reclamation Bond of $172,499 is also in place.

Skilled underground hard-rock and placer miners with considerable experience in the local ground conditions reside in the area and will provide a valuable resource in the present and future development of the Ruby.

Recent Geological Assessment Work

The Ruby Mine is an underground mine that is known to have produced over 250,000 ounces of gold since the 1850’s, but which currently has no known estimates of proven reserves.

Geological assessment work carried out by Mr. Gary Clifton P.Geo., during the summer of 2010, including extensive research to evaluate the resource maps and data from Brush Creek Mining’s operations in the 1990’s and Alhambra Mines in the early 1980’s, has identified 3.03 miles of unmined channel and 0.95 miles of partially mined channel available for mining using the existing infrastructure.  The following table provides the estimates of each channel surveyed by Mr. Clifton in July, 2010.  In compiling the data, the Pilot Channel is considered the northern extension of the Black Channel and the Mt. Vernon Channel is a tributary.  In addition, the stretch of Black Channel between the Big Bend and the Lawry Shaft is designated as partially mined, as is one-half of the stretch of the same channel between the Lawry Shaft and the mined portion of the Pilot Channel at the northern property boundary.  All measurements are in feet.

Channel	Mined	Partially Mined	Unmined	Total
Bald Mtn	7,500	--	--	7,500
Deep Rock Creek	5,500	--	2,000	7,500
Cincinnati	--	1,500	4,500	6,000
Black and Pilot	2,000	3,500	3,250	8,750
Mt. Vernon	--	--	3,000	3,000
Bald Mtn Extension	2,750	--	3,250	6,000
Totals (miles)	3.36	0.95	3.03	7.34

Additional channels as well as lode deposits in quartz veins are known to exist on the property.  These will require additional development and no attempt has been made as of yet to estimate the amount of gold they may contain.

During the 2010 summer program, 35 samples were collected by Mr. Clifton from the Lawry Shaft workings and sent to American Assay Laboratories Inc. in Sparks, NV for fire assay analysis. The samples, each weighing approximately 1 kilogram, were collected at 10-foot intervals at the gravel-bedrock interface at 5 locations (A through E) within tunnels and crosscuts.  At location C, samples C9 through C12 returned several high values, including 45.5 grams (1.45 ounces) and 15.05 grams (0.48 ounces) per metric ton (tonne) gold, as per the table below. This represents a 30-foot wide zone of placer gold-enriched sediments in which 3 of the 4 samples are highly anomalous.  This zone is considered mining width.  Having delineated a 30-foot wide zone with a limited 35-sample set, we believe this indicates that gold-rich gravels are relatively abundant, easily identified, and present in existing workings ready to be exploited.

	Dry	Au
	Weight	Fire
SAMPLES	lbs	ppb

A1	1	4
A2	2	4
A3	1	3
A4	2	11
B1	2	12
B2	2	8
B3	2	14
B4	1	72
B5	2	61
B6	2	9
B7	2	4
C1	3	5
C2	2	3
C3	2	3
C4	2	4
C5	3	7
C6	2	20
C7	2	7
C8	2	14
C9	2	15050
C10	2	18
C11	2	45500
C12	2	785
D1	2	453
D2	3	6
D3	3	49
D4	3	12
D5	3	12
E1	3	23
E2	2	12
E3	3	8
E4	2	8
E5	3	15
E6	3	10
E7	3	25

Regional Geology

The geology of the region consists of Mesozoic and Paleozoic metavolcanic rock, Paleozoic Calaveras Formation rocks (phyllite, schist, with thin beds of metachert), and Silurian slate with subordinate chert, conglomerate and sandstone. The Mesozoic era occurred between approximately 65 and 248 million years before present (MYBP). The Paleozoic era occurred between approximately 248 and 543 MYBP. The Silurian period was part of the Paleozoic era, and occurred between 417 and 443 MYBP.

Local Geology

The Alleghany-Downieville gold mining district is situated in the northern pan of the Sierra Foothills Metamorphic Belt, to the west of the Sierra Nevada Batholith. The district forms the northern continuation of the Mother Lode System, a major, north-northwesterly trending metallogenic province that extends for a distance of 160 miles and has produced over 125 million ounces of gold.

Most of the gold mines within the Mother Lode System are localized along the Melones Fault, a steep, easterly dipping crustal-scale suture that extends from Mariposa County in the south to Plumas County in the north. This structure marks the boundary between several tectonic terrains. In the northern part of the foothills belt, the structure defines the contact of continentally derived sediments of the Paleozoic Shoo Fly Complex to the east, with generally younger oceanic and volcanic island arc rocks of the Western Assemblage to the west. In the south, the structure marks the boundary between the Calaveras Complex, an Upper Paleozoic sedimentary sequence of deep water, oceanic affinity to the east with rocks of the Western Assemblage to the west.

121°
120°
40°
39°
38°
37°
TERTIARY & QUATERNARY
MESOZOIC INTRUSIVE ROCKS
SERPENTINIZED ULTRAMAFICS
WESTERN ASSEMBLAGE
CALAVERAS FORMATION
CALAVERAS COMPLEX
EASTERN ASSEMBLAGE
SHOO FLY COMPLEX
ADD
GVD
SACRAMENTO
MELONES FAULT
CALAVERAS - SHOO FLY THRUST
MLD
SIERRA NEVADA BATHOLITH
N
0
50
100 km.

FIGURE 2: SIERRA FOOTHILLS METAMORPHIC BELT

ADD: Alleghany - Downieville District

Geology of the Ruby Property

The Ruby Property covers one and one-half miles of strike length along the Eastern Melones Fault, the major structure along which many of the gold deposits of the Mother Lode are localized. The property also encompasses an estimated 4 miles of unmined auriferous Tertiary channels.  The Ruby is considered part of the northern extension of the historic Mother Lode system.

The locus of the Melones Fault coincides with a discontinuous zone of intensely sheared and variably altered serpentinite, commonly associated with more massive gabbroic rocks. These rocks are believed to represent part of an ophiolite suite. At the latitude of the Alleghany-Downieville district, the Melones Fault zone is up to 4 miles wide. At this location, the fault zone is occupied by a serpentinite-hosted melange of ophiolitic rocks, blueschist to greenschist-grade oceanic sediments and mafic volcanics, as well as complexly deformed, amphibolite-grade Paleozoic rocks

Mineralization and Deposit Type

The primary mineralization at the Ruby is gold. The primary deposit type consists of gold-bearing Tertiary-age channels, as exemplified by the Bald Mountain and Bald Mountain Extension channels, both of which have been among the most prolific gold producers in the Alleghany-Downieville district.  Younger intervolcanic channels also formed rich placer gold deposits where the younger river system eroded and redeposited the auriferous gravels of the older channels. Examples of this type of younger channel include the Black channel in the vicinity of the Big Bend in the Ruby Mine and the Deep Rock Creek channel, which reworked extensive stretches of the Bald Mountain channel.

Distinct concentrations of placer gold have also been associated with the existence of quartz gold deposits. Some of the most productive quartz gold deposits in this area were discovered in the bedrocks while mining the placer channels. The quartz veins in this region typically extend to thousands of feet in depth, and are noted for rich shoots often containing spectacular pockets of Gold-in-Quartz. The Ruby is known to contain quartz vein deposits, as exemplified by the Wolf Vein near the Bald Mountain Channel.

Ruby Mine Mining Plan

The Ruby mining plan anticipates that much of the first season will be engaged in determining the exact locations of the targeted channels with exploration drifting (tunneling) and establishing Development Headings in these channels.

The Deep Rock Creek Project will lag behind the Lawry Shaft Project since the new tunnel and winze will not be completed until late in Year 1.

The initial work will concentrate on rehabilitating the Ruby Tunnel, renovating the Ruby Mill, improving the infrastructure, and getting the Ruby Mine facilities and equipment into good working order. The Company began rehabilitation of the Ruby Tunnel in October, 2011. This work is expected to be completed in the second quarter of 2013. As of December 31, 2012, construction and renovation costs directly related to the Ruby Tunnel rehab and excluding permitting and regulatory expenses totaled $446,646.

The Pilot and Mount Vernon Channel targets are projected to lie in the near vicinity of the existing Lawry Shaft workings, so active exploration tunneling ("drifting") with air-powered slushers and trackless loaders ("LHD's") is expected to be underway shortly after mining operations begin.

Construction of the 1,500 foot Deep Rock Creek Project access tunnel can also begin once mining operations commence. This tunnel will be a tracked haulageway. The rate of progress will be determined by the amount of time required to complete the maintenance program in the Ruby Tunnel beyond the "Daylight Turn" where the Deep Rock Creek Access Tunnel begins. This maintenance will also be required prior to constructing the Big Bend Raise to the Black Channel workings. This maintenance work is expected to be completed in the second quarter of 2013.

The mining plan anticipates a "herring bone" drift pattern for development of the channels. A central tunnel (known as a "drift") will be driven following the gut (deepest part) of the channel. This drift will be continued until the end of the channel is reached and the length of the resource has been defined. Regularly spaced crosscuts (known as "crosscut drifts") will be driven out on each side of the central drift to determine the width of the channel.

The material mined from these development drifts will be washed in the placer plant. Careful records of the gold recovery will also provide a grade for the material "blocked out" in this process, thereby developing a proven resource to be mined in the production phase of the mining plan.

The Ruby Mine typically experiences considerable snow fall, and a decrease in activity is planned for during the winter months of Year 1. It is expected that the Ruby will operate year-round once the operation is well established.

Operational Considerations

The southern working area, the Deep Rock Creek Project, is accessible by the Ruby Tunnel, which is equipped with 30 lb. rail and 4" Victaulic steel compressed air pipe. The northern area, the Lawry Shaft Project, will be mined by LHD's from the existing tunnel system.

On the north end, entry to the mine is through the Lawry Shaft which has a steel headframe and a complete hoist house and hoisting facilities for men and materials. There are two LHD's with 1 yd. buckets underground. There is a 40 hp. fan and a secondary ventilation fan with fan line as well as water and compressed air lines and electrical service underground. Electricity in this area is provided by PG&E and a 150 kw diesel generator providing backup power. A 250 cfm electric compressor located on the surface provides compressed air.

The south end of the mine is accessible by a portal. Electricity is provided by 250 kw and 55 kw diesel generators and compressed air by a 750 cfm diesel compressor. There is a 40 hp. ventilation fan located underground, electric and diesel trammers, ore cars and flat cars. The site has a shop with an electric overhead hoist on a track and various tools, mill buildings, a 4,500 gallon diesel tank with containment basin under cover, a 1,000 yard-per-day placer gravel recovery plant and a 50 ton hard rock quartz recovery plant.

The north and south ends of the mine are connected underground, which facilitates natural ventilation and provides an exit at both ends.

The north end has a 2 story bunkhouse which can provide accommodations, a trailer which can also be used for accommodations, and an office. The adjacent cook shack will accommodate several more people. There is a 40' by 70' steel shop building on a concrete slab, a 10,000 gallon double-walled diesel tank, and other buildings. Electricity in this area is provided by PG&E.

The property contains Douglas fir trees which can be used for mine timber. The Forest Service has marked trees for cutting, and there is a bandsaw lumber mill on the property. Several thousand board feet of milled mine timbers are currently onsite.

The property is serviced throughout by a system of good dirt roads and oiled roads, with paved roads to the property from Highway 49. The property has a great deal of flat and useable areas available, and there is ample working room around the shops and other buildings.

The mine has rock drills, slushers and tuggers, additional fans and pumps, both air and electric powered, and much miscellaneous equipment, tools, and supplies. The mine also has a Peterbilt water truck, International flatbed truck, Oshkosh 4x4 dump truck, and Hyster equipment trailer. There is a large dump facility as well as ponds for water storage and ample process water that exits from the Ruby Tunnel.

Description of Mining Process

Although the grades encountered in the ancient river channels of the Alleghany District are extremely high relative to most placer deposits elsewhere in the world, underground mining costs are also much higher than the cost of open pit or dredge methods employed in most present-day placer operations. This cost reality, together with the erratic distribution of the gold, requires that selective mining methods based on strict grade control be utilized in order to achieve a profitable operation.

A cost effective underground mining operation is accomplished by a two-phase process:

(a) Development occurs on the advance by drifting upstream or downstream along the axis of the channel, with crosscuts driven every fifty to one hundred feet. The muck from these workings is slushed to passes that lead to the main haulage level within the bedrock below the channels. This production is accompanied by face and rib sampling and by bulk testing of the muck from the development headings. Each round is quantitatively analyzed to map out the grade distribution of the gold. This work is followed by;

(b) Selective mining (“breasting”) during the retreat, using the drift as the main haulage-way and leaving pillars of lower grade material. This is facilitated by careful mine planning based on the geometry of the channel and the grade distribution ascertained from the development phase.

Description of the Recovery Process

The mined gravel, or muck is transported from the mine along the tracked haulageway to the mill and dumped into the ore bin directly above the gravity separation washing plant.  The wash plant is a closed-circuit system which recycles the wash water.  The gravel is scraped onto a feed belt which elevates and dumps the material into the scrubber (trommel -- a large, inclined metal cylinder).  Water is added and the scrubber is rotated in a clockwise direction at twelve revolutions per minute to thoroughly wash the gravel.  Retaining rings inside the scrubber catch the larger gold nuggets.  The washed gravel is discharged through slots in the final section of the scrubber that serve as a sizing screen. All plus 3/4 inch material is rejected to the coarse material belt which moves the reject gravel to the stacker belt for transport.

The remaining minus 3/4 inch material and excess water falls onto the walking bottom sluice box. This sluice box is a gravity separation device which utilizes Hungarian riffles mounted on a moving rubber belt to trap all high specific gravity material. The riffle bed rotates up the grade through the sized material and water, cycling completely every twenty minutes while continually dumping the heavy concentrate into the live bottom sluice box.

All lighter material not trapped in the Hungarian riffles is washed off the discharge end of the walking bottom sluice box and over a 1/8 inch vibrating dewatering screen.  The dry plus 1/8 inch, minus 3/4 inch material is vibrated onto a skid plate that loads directly onto the stacker belt for transport to the waste dump.  The minus 1/8 inch material and water is discharged into the dewatering sand screw.

The live bottom sluice box utilizes a cam-operated jigging action within its bed to further concentrate, grade and separate all gold and other high specific gravity material. The trapped gold and heavy concentrate is cleaned from the box once a day and transported to the gold room for final cleanup.

The lighter material not concentrated within the bed is washed out of the live bottom sluice box with the excess water and discharged into the dewatering sand screw.  The coarser material is dried by the dewatering sand screw and dumped onto the stacker belt.  The finer waste material is discharged with the wash water to the primary settling pond. The wash water continues to the second settling pond from which it is pumped back to the scrubber at the head of the system.  Water discharging from the tunnel is piped to the head of the system by gravity as needed for make up water.

A backhoe is used as required to bail the fine settled material from the primary settling pond to dry before transport to the waste dump.

QA/QC Protocols

The Company has not determined its QA/QC protocols as a matter of policy, and relies on its joint venture partners and outside consultants to provide these protocols on a project-specific basis.

Canadian Properties

Below is a description of the properties (or mining/mineral/placer claims) currently owned by the Company which are currently under contract for exploration and development with joint-venture partners, previously under contract with joint-venture partners, or else prospective for future joint-ventures.   Our mining claims convey the mineral or placer rights for mining-related purposes only, and while our rights allow us to use the surface of a claim for mining and exploration activities, our claims do not convey any other surface, residential or recreational rights to the Company.  Additionally, our right to extraction is not absolute, as any mechanized extraction work on claims in British Columbia requires additional permits and possibly conversion of our claims to mining leases, the approval of which is not guaranteed.

For the year ended December 31, 2012, the Company paid the Province of British Columbia an aggregate of $68,536 USD in registration and claim maintenance fees to maintain our properties in good standing.  For the year ended December 31, 2011, these fees totaled $72,495 USD.

The Company actively manages its claims on a daily basis through the British Columbia MTO system, and at times elects to reduce costs by paying annual fees incrementally as permitted by British Columbia regulations, allowing non-strategic claims to lapse, and occasionally reducing the aggregate size of a particular claim area or letting it lapse altogether to further reduce carrying costs.  Therefore, the costs stated below to maintain a property in good standing is the maximum required on an annualized basis, and in many instances the actual realized expense may be less than indicated below.

Unless otherwise noted, all dollar amounts related to claim fees paid to the Province of British Columbia are in Canadian dollars (CDN).

Principal Canadian Properties

The following table shows the Company’s principal target properties in British Columbia, Canada, which in aggregate comprise 110 claims that cover 36,996 acres (14.978 hectares).  The Company owns additional claims throughout British Columbia, but most of these others have not as yet been aggregated into identifiable properties, are currently not considered material, or are expected to expire on their termination dates and no longer held.  As of December 31, 2012, our total holdings are 234 claims encompassing 76,404 acres (30,933 hectares).  This is a snapshot in time, and the number may be quite different six months or one year from now. The Company has an active exploration program in place, which on a daily basis will add new claims, drop or reduce the size of others, and maintain the rest.  The Company is comfortable with maintaining a stated minimum of 150 mineral and placer claims covering an aggregate of 60,000 acres on an annualized basis.  All of our claims are under constant review, and may be decreased or further increased at any time, depending on the re-evaluation of our present holdings, and the availability of new opportunities in the future as other claims of merit become available for acquisition.

Properties are labeled as such when individual claims that are either contiguous with each other or in close proximity can be aggregated and identified with a known mineral or placer resource. As of December 31, 2012, the total cash cost to acquire the properties listed below is $16,311, consisting of $6,436 in staking fees paid to the Province of British Columbia, and $9,875 paid in 2006 to an individual to acquire the Monte Cristo.  If every claim is maintained for the next year, the projected expense would be a minimum of $81,265.  In keeping with Company practices, some non-strategic claims may be allowed to lapse, and possibly re-staked afterwards, resulting in a considerable saving from the maximum projected annualized cost.  As well, any of these properties that become the subject of options or joint-ventures with other companies will see their projected maintenance costs transferred to the prospective partner company for the duration of the contract. The table below shows the cash acquisition cost of each property and the annualized projected cost (or carrying cost) of maintaining the properties in good standing.  All dollar amounts in this table are expressed in Canadian dollars, and the actual expense to the Company in terms of US dollars, when actually paid, can be as much as 10% lower or higher, depending on the foreign currency exchange rate on the day any payment is recorded.

Property Name	Area (hectares)	Acquisition Cost	Minimum Work Requirement (Annualized)**	Exploration Expenditures To Date
ARGO GOLD	463	$185	$2,315	$-
BOULEAU CREEK GOLD	1,900	760	9,500	12,926
CHERRY GOLD	1,138	480	5,690	-
MT. WASHINGTON/CONNIE HILL	2,629	1,052	13,145	-
CORONATION GOLD	604	242	3,020	10,732
FAWN	407	163	2,035	-
GOLD HILL PROJECT	1,920	1,173	9,600	-
LOUGHBOROUGH GOLD	288	115	1,440	-
LYNX GOLD	622	249	3,110	-
MONTE CRISTO*	333	9,875	6,660	18,082
NEW ESKAY CREEK	2,400	832	12,000	-
PINE RIVER VANADIUM	330	132	1,650	-
RACHEL GOLD	337	135	1,685	-
TULAMEEN PLATINUM	231	92	1,155	-
FRASER RIVER PROJECT	413	826	8,260	59,268
Total	14,015	$16,311	$81,265	$101,008

*With the exception of the Monte Cristo which was acquired from another party, as described below, all of the Company’s properties in British Columbia were acquired as a result of the direct staking of located claims by Company personnel and payment of the statutory registration fees to the Province of British Columbia.

** If no work is performed by the anniversary date due, a claim may be maintained in good standing by paying a Cash In Lieu of Work Fee (“CIL Fee”) to the Ministry of Mines equal to twice the annual minimum work requirement.

Prior to July 1, 2012, the registration fee for staking new claims in British Columbia was $0.40 per hectare for a mineral claim, and $2.00 per hectare for a placer claim.  On July 1, 2012, registration fees for newly-staked claims were raised to $1.75 per hectare for a mineral claim, and $5.00 per hectare for a placer claim. The initial term of any claim staked in British Columbia is one year.  As of July 1, 2012, this term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $5 per hectare per year for the first 2 years, $10 per hectare per year for year 3 and 4, $15 per hectare per year for years 5 and 6, and $20 per hectare per year for each year thereafter. For a placer claim, the minimum expenditure is $20 per hectare. If work is not performed on the subject claims, the registrant can pay a CIL Fee to British Columbia equal to twice the minimum work expenditure due to maintain the claim in good standing.

The Company owns a 100% undivided interest in the mineral rights underlying these properties, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.

All of the properties described below are without known proven or probable reserves, and are exploratory in nature.

Canadian Property Descriptions

The Fawn Property is situated on the Nechako Plateau of central British Columbia, approximately 120 kilometres southwest of Vanderhoof and 180 kilometres west of Quesnel.  The property covers 407 hectares (1,005 acres).  It includes the Buck claims 6 kilometres to the east, and the Malaput E-W claims 3 kilometres to the southeast.

FAWN-BUCK CLAIMS

FAWN
606724
BUCK
617183
606728
501527
625623
642565
642583
643109
643108
643107
643106
625583
643103
625603
644323
644285
644283
644244
643104
607195
644303
645064
645065
645066
694293
646483
646484
705132
705131
705129
694295
93F.025
93F.015
Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Victoria
Trail
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Area of Exclusion
Area of Indefinite Contours
Transportation - Points (TRIM)
Scale: 1:48,291
0
850
1700 m.
Map center: 53° 11' 17" N, 125° 6' 12" W

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: THE AREA IN YELLOW SHOWS THE CLAIMS THAT COMPRISE THE SILVER QUEST JOINT-VENTURE ARE SHOWN IN YELLOW. MAP IS CURRENT AS OF MAY 28, 2010.

As documented in British Columbia government records (MINFILE), previous exploration by prior claim holders on the Fawn Property has consisted of soil geochemistry, magnetometric surveys, trenching and limited drilling. A total of 2,469 metres of drilling in 13 holes has been completed on the property with the best assays reported of 1.08 grams per tonne gold and 23.3 grams per tonne silver over 10.2 metres (Source: MINFILE 093F 043).

On the Buck claims, previous exploration consisting primarily of soil geochem and geophysics has outlined a 3,500 metre long silver-lead-zinc anomaly.  A primary area of interest is known as the Christmas Cake showing, where a 45 centimetre chip sample has assayed 542 grams per tonne silver, 7.38% zinc, and 2.25% lead  (Source: MINFILE 093F 050).

The Fawn Property was the subject of a joint-venture with Silver Quest Resources Ltd (TSX-V: SQI) (“Silver Quest”) from October 15, 2009, until December 17, 2011, when it was terminated.

Coronation Gold is located near Memphis Creek, 6 kilometres northeast of Slocan in southeastern British Columbia.  The property covers 604 hectares (1,493 acres and includes five other past-producing mines; the Colorado, the Homestake, the V&M, the Sapphire, and the Senator mines.

MineralTitles OnlineBC

CORONATION GOLD

CORONATION GOLD
921749
976759
648243
625343
766983
666145
678530
603844
769943
605428
564792
544562
603845
773182
773162
607060
525833
991828
898161
604965
1010924
855199
855179
855191
999862
998166
257292
998128
999882
514022
514023
699945
855151
885069
986342
645540
BCC 05003
82F.083
82F.084
82F.074
82F.073
PIT
0
850
1700 m.
Map center: 49° 49' 41" N, 117° 25' 35" W

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vancouver
Victoria
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- Producer
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- All others
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- National Parks
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Mineral Tenure (current)

- Mineral Claim
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Mineral Reserves (current)

- Placer Claim Designation
- Placer Lease Designation
- No Staking Reserve
- Conditional Reserve
- Release Required Reserve
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Scale: 1:48,206

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: MAP AS OF JAN 12, 2013

British Columbia government records show that the primary mineralization on the Coronation claims consists of gold, silver, zinc, and lead.  Past-production records on file in British Columbia for the Colorado, Homestake, V&M, and Senator mines are as follows:

Colorado:  Intermittent mining for the periods 1904 to 1915 and 1967 to 1969 produced a total of 67 tonnes, yielding 2188 grams per tonne silver, 2.5 per cent lead, and 5.6 per cent zinc (Source: BC MINFILE 082FNW161).

Homestake: At the Homestake (formerly known as the Hamilton), intermittent production from 1903 to 1915 totaled 33 tonnes of ore, yielding 115,299 grams of silver, 93 grams of gold and 1921 kilograms of lead. Production as the Homestake from 1968 to 1971 totaled 330 tonnes, yielding 861,491 grams of silver, 7370 grams of gold, 440 kilograms of lead and 503 kilograms of zinc (Source: BC MINFILE 082FNW213).

V&M: At the V&M mine, which includes the Get There Eli vein, 11 tonnes ore shipped in 1901 is documented as yielding 124 grams of gold and 21,554 grams of silver.  Production of about 9 tonnes of ore in 1938 from the Get There Eli yielded 124 grams of gold and 15,925 grams of silver. 3 tonnes of ore mined in 1955 from the V&M yielded 93 grams of gold, 12,338 grams of silver, 23 kilograms of lead and 8 kilograms of zinc.  In 1988, Yukon Minerals Corporation conducted soil and rock sampling, and geological mapping in the area. A sample from the Get-There-Eli adit assayed 16.8 grams per tonne gold and 549 grams per tonne silver over 0.5 metre on a quartz-pyrite vein (Source: BC MINFILE 082FNW191)

Senator:  The Senator mine, which includes the Midnight vein, produced 20 tonnes of ore in 1906 and 1907, yielding 43,420 grams of silver and 436 grams of gold. In 1939 and 1940, production totaled 13 tonnes of ore, yielding 187 grams of gold and 17,947 grams of silver.  In 1988, Yukon Minerals Corporation conducted soil and rock sampling, and geological mapping in the area. A sample from the Senator adit assayed 6.1 grams per tonne gold and 1080 grams per tonne silver over 0.3 metre on a quartz-pyrite vein (Source: BC MINFILE 082FNW164).

The Coronation was the subject of a joint-venture with Lincoln Resources Inc. (“Lincoln”), a private Nevada corporation from August 6, 2009, until October 6, 2011, when it was terminated..

In July 2012 the Company conducted an exploration program at Coronation Gold under the supervision of Mr. Dan Oancea, P.Geo. Prospecting, sampling and a short geophysical survey were undertaken over two prospective parts of the property. Samples were collected from mineralized host rocks and vein materials. Seven of these samples were sent to ALS Chemex Labs in Vancouver for analysis, and the most significant assays have been reported as follows:

•	C05 (0.36 kg sample): 1.53 g/t gold, and 265 g/t silver;
•	C07 (0.10 kg sample): 25.9 grams g/t gold, and 2,590 g/t per tonne silver;
•	C08 (0.26 kg sample): 17.45 g/t gold, and 479 g/t per tonne silver.

The Company considers these results to be entirely consistent with previous assessments as well as the historical ore grades from the 6 past-producing mines on the property, all of which are in close proximity. Accordingly, we believe Coronation Gold to be a property of merit that justifies further follow up work. We intend to engage a new joint-venture partner to fund continued exploration.  There is no guarantee the Company will be successful in this effort.

Fraser River Project is located along the Fraser River, 3 kilometres northwest of the village of Lytton in south-central British Columbia. The property covers 413 hectares (1,020 acres) on both sides of an area known as the Van Winkle Bar.  As documented in British Columbia Open File 1986-7 and BC MINFILE 092ISW078, platinum and iridium are known to occur in the black sands of Van Winkle Bar.

MineralTitles OnlineBC
FRASER RIVER PROJECT
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Past Producer
Developed Prospect
All others
Indian Reserves
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Placer Tenure (current)
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Placer Claim Designation
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Scale: 1:42,836
Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Kamloops
Trail
Vancouver
Victoria
LYTTON 9A
HALHALAEDEN 14
HALHALAEDEN 14A
STRYEN 9
LYTTON 9B
INKLUCKCHEEN 21B
INKLUCKCHEEN 21
LYTTON 21A
NUUAUTIN 2B
NUUAUTIN 2
NUUAUTIN 2A
KLEETLEKUT 22 TANK
KLEETLEKUT 22A
TWO MILE CREEK 1S
TWO MILE CREEK 1A
NOHOMEEN 23
LYTTON 27B
PAPYUM GRAVEYARD 27C
PAPYUM 27
NGWYU'YEMC 36
BCC 05039
BCB 97027
BCC 06039
PIT
1014614
929962
349115
575011
545980
329575
575009
955697
572387
941069
572354
520750
981924
1014550
1014581
987682
0 750 1500 m
Map center: 50° 16' 0" N, 121° 36' 41" W
This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.
Notes: MAP AS OF JAN 12, 2013. NORTH BAY CLAIM AREA (PLACER) IS IN YELLOW.

In February 2009, the Company through our then-prospective joint venture partner, Mr. Bill Morgan, discovered visible gold during the first phase of test excavations 400 metres northwest of the Van Winkle Bar along an old river channel. Prior to this there were no substantive indications of gold mineralization in the Fraser River deposit.

One cubic yard of material (the approximate equivalent of 2 metric tons) was excavated, processed, reduced to 750 grams of concentrate, and divided into three 250 gram (0.25 kg) samples, These samples were sent to Acme Analytical Laboratories Ltd. in Vancouver, BC for analysis.  Acme Analytical Laboratories Ltd., an ISO 9001:2000 company, follows a strict regime of internal Quality Assurance/Quality Control (QA/QC) protocols, including blanks, duplicates, and standard reference materials inserted in the sequences of client samples to provide a measure of background noise, accuracy and precision.  The assay results showed the concentrate samples averaged 564 grams per tonne gold and 4.45 grams per tonne platinum, as per the following table:

ACME ANALYTICAL LABORATORIES LTD.
Date	8-April-09
Job Number:	VAN09000829
Number of Samples:	3
Project:	Van Winkle
Received:	16-Mar-09

	Method	G6	G6	G6
	Analyte	Au	Pt	Pd
	Unit	GM/T	GM/T	GM/T
	MDL	0.17	0.01	0.01
Sample	Type
VW-1	Sand	620.21	3.59	0.03
VW-2	Sand	541.74	4.37	0.04
VW-3	Sand	530.42	5.38	0.03
Average		564.12	4.45	0.03

Subsequent to the completion of the initial test phase, an outreach to the local Lytton First Nations council was rebuffed. Mr. Morgan subsequently withdrew from the project, and further work was suspended.  Any further work is contingent on the approval of the Lytton First Nations by way of treaty agreements with the Province of British Columbia.

In October 2011, the Company signed a Memorandum of Understanding with PWC to engage in a joint-venture on the Company’s Fraser River Platinum project. Under the terms of the Memorandum of Understanding, a definitive agreement will be signed within 60 days of formal permit approval by the British Columbia Ministry of Mines and the local First Nations governments. On June 24, 2012, a mining permit was issued by the Ministry of Mines, and operations have commenced. As of the date of this report, a definitive agreement has not yet been signed with PWC, and the Company continues to control 100% of the property.

During the first week of March, 2012, an exploration and soil sampling program on the Fraser River property was conducted under the supervision of Ms. Agathe Bernard, B.Sc. to further block out and assess the deposit area. The sampling occurred at the margins along a boulder area that runs north to south, with each sample consisting of 0.3 cubic yards of material. The samples were collected and shipped to ALS Labs in Vancouver for analysis, and the assay results received from the first 7 samples analyzed were as follows:

SAMPLE	Au	Pt
DESCRIPTION	(g/t)	(g/t)
PS12-VW1-120312	2.36	0.008
PS12-VW2-120312	0.11	0.025
PS12-VW3-120312	0.493	nil
PS12-VW4-120312	1.625	0.005
PS12-VW5-120312	3.26	nil
PS12-VW6-120312	5.68	0.206
PS12-VW7-120312	2.59	0.427
AVERAGE	2.303	0.096

The Company notes that these samples were all unconcentrated, consisting only of raw in-place bank material. As such, these raw samples represent what would be expected from one bank cubic yard of gravel.

Pursuant to the issuance of a mining permit on June 24, 2012, the Company began operations at the Fraser River Project on October 23, 2012, to begin the excavation of test pits. Operations were suspended for the winter in December, 2012, and are expected to resume in the second quarter of 2013.

The Gold Hill Project is located due west of the village of Salmo in southeastern British Columbia, and presently covers 1,920 hectares.

With the exception of patented claims known as Crown Grants shown on the map below, the Company owns a 100% undivided interest in the mineral rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land.  The green areas on the claims map are the patented claims (Crown Grants) that are owned by other parties and not part of the property.

GOLD HILL PROJECT

GOLD HILL MINE
Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Victoria
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Scale: 1:71,507
0
1250
2500 m.
Map center: 49° 13' 22" N, 117° 16'

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: GOLD HILL CLAIMS ARE HILIGHTED IN YELLOW. AREAS IN GREEN ARE PATENTED CLAIMS THAT ARE NOT PART OF THE PROPERTY. MAP IS CURRENT AS OF MAY 27, 2010.

The property is known to contain gold and silver mineralization as evidenced from the production records from the past-producing Gold Hill mine.  Production records at the Gold Hill mine show a total of 19 tonnes of ore were mined in 1932, 1934, and 1942 from which 560 grams of gold and 1,027 grams of silver were recovered (Source: MINFILE 082FSW204).

In 2008, the Company entered into a joint-venture agreement with Hidalgo Mining International Inc. ("Hidalgo") to explore and develop the Gold Hill Project.  This joint venture was terminated in October 2009.

The Company has no plans at the present time to explore the property independently, and intends to engage a new joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

Bouleau Creek Gold is a road-accessible property covering 1,900 hectares and is located 26 kilometres west of Vernon in southeastern British Columbia.

With the exception of tenures 578838 and 579151, the Bouleau Creek Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia. Tenures 578838 and 579151 were gifted to the Company by Speebo, Inc., a private company controlled by our Chief Executive Officer, Perry Leopold.

MineralTitles OnlineBC

BOULEAU CREEK GOLD

739282
579151
787043
844890
733322
578348
844888
988923
988944
988943
988942
988946
844892
514526
561342
514485
849223
849225
739022
1010947
1010825
739502
259182
515322
562987
849222
988902
988922
988945
517059
517127
1010835
1013861
844546
955356
955353
955354
1010911
844544
849228
1012657
835909
835915
990305
1011503
946051
509081
988962
0 1300 2600 m.
Map center: 50° 15' 28" N, 119° 37' 26" W

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Trail
Victoria

Legend

MINFILE Status

- Producer
- Past Producer
- Developed Prospect
- All others

Indian Reserves
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Federal Transfer Lands
MTO Grid (MTO)

Mineral Tenure (current)

- Mineral Claim
- Mineral Lease

Mineral Reserves (current)

- Placer Claim Designation
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Scale: 1:74,585

This map is a user generated static output from an internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: MAP AS OF JAN 12, 2013. NORTH BAY CLAIMS ARE IN YELLOW.

As documented in British Columbia MINFILE 082LSW069, Bouleau Creek features gold and silver mineralization over an area of approximately 1,000 by 600 metres. The northern portion of the property above Bouleau Creek includes the Siwash prospect, which is documented in BC MINFILE 082LSW046 as an area of gold and silver mineralization that extends over an area measuring 3,000 by 750 metres.

In October 2011, a Pilot HMC (“Heavy Mineral Concentrates”) Geochemical program of the Bouleau Creek Gold property was conducted on behalf of the Company by Billiken Gold Ltd of Enderby, BC.  Over 2300 pounds of sample material were collected, and subsequently processed and cataloged into 36 samples.  The samples were sent to ALS Chemex in Vancouver for analysis, who reported the following assay results:

SAMPLE	Weight	Au
DESCRIPTION	kg	g/t
NB-35	0.12	0.475
NB-36	0.12	0.558
NB-37	0.12	0.177
NB-38	0.10	0.377
NB-39	0.12	0.301
NB-40	0.10	1.82
NB-41	0.10	0.223
NB-42	0.12	<0.005
NB-43	0.12	0.048
NB-44	0.12	0.131
NB-45	0.12	0.032
NB-46	0.10	0.007
NB-47	0.12	0.145
NB-48	0.12	0.123
NB-49	0.12	0.507
NB-50	0.12	0.369
NB-51	0.12	0.322
NB-52	0.10	0.03
NB-53	0.12	0.864
NB-54	0.12	0.256
NB-55	0.12	0.407
NB-56	0.12	0.529
NB-57	0.10	0.826
NB-58	0.12	2.09
NB-60*	0.56	95.6
NB-61	0.10	0.097
NB-62	0.10	0.455
NB-63	0.12	0.212
NB-64	0.50	<0.005
NB-65	0.54	<0.005
NB-66	0.10	0.192
NB-67	0.12	0.035
NB-68	0.12	0.335
NB-69	0.12	0.333
NB-70	0.12	0.346
NB-71	0.12	0.312

*All of the samples were analyzed by conventional fire assay (Au-AA23), with the exception of sample NB-60. Due to the presence of visible gold, a metallic screen assay (Au-SCR21) was performed on sample NB-60, where the final prepared pulp is passed through a 100 micron (Tyler 150 mesh) stainless steel screen to separate the oversize fractions. Any +100 micron material remaining on the screen is retained and analyzed in its entirety by fire assay with gravimetric finish and reported as the Au(+)fraction result, which for sample NB-60 was reported as 95.6 grams per tonne gold.  The Au(-)fraction (minus the oversize fractions) assayed 0.24 g/t gold, for a total of 0.77 g/t gold when all fractions were combined and averaged.  Excluding the nugget effect from sample NB-60, the average fire assay of all 36 samples came in at 0.37 g/t gold.

The Company intends to do a follow up exploration program during the 2013 season. The Company also intends to engage a joint-venture partner to fund further development of the project.  There is no guarantee the Company will be successful in this effort.

The Tulameen Platinum Project covers 231 hectares (571 acres) and is located along the Tulameen River in the Cascade Mountains of southwestern British Columbia, approximately 150 kilometres northeast of Vancouver.

TULAMEEN PLATINUM PROJECT

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Scale: 1:31,628
Map Center: 49° 31' 44" N, 120° 53' 59" W
0 550 1100 m
Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Trail
Victoria

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: TULAMEEN PLATINUM PROJECT CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

As documented in BC MINFILE 092HNE128, this occurrence is hosted in the dunite-rich core of the Early Jurassic Tulameen Ultramafic Complex, a zoned Alaskan-type intrusive complex. Mineralization occurs in a serpentine breccia zone containing fragments of dunite/peridotite cemented by a matrix of serpentine. The zone is 180 metres long, up to 155 metres wide and lies mostly north of the river, on either side of the creek. Platinum occurs in elevated values in the breccia and in the surrounding dunite/peridotite.

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

The Rachel Property is located approximately 17 kilometres northwest of the village Salmo in southeastern British Columbia, and covers 337 hectares (832 acres).

RACHEL

1900
82F.033
RIDGE
C
C
548937
548936
1800
553134
548370
RIDGE
548938
500465
2113
2000
SUB L 25, PI X55
1900
1960
2067
RIDGE
1900
575560
RACHEL
545488
RIDGE
DL 1238
558608
RIDGE
528697
765745
40
82F.023
1700
529409
545524
1695
1700
1800
1900
1600
1600
1999
1500
RIDGE
505016
510753
1800
1861
0
300
600 m.
Map center: 49° 17' 24" N, 117° 28' 30" W
Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Victoria
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Past Producer
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All others
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Blocked by MEM
Other
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Mineral Reserves (current)
Placer Claim Designation
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No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
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Integrated Cadastral Fabric
Survey Parcels
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Contours (TRIM)
Contour - Index
Contour - Index Indefinite
Contour - Index Depression
Contour - Index Depression Indefinite
Scale: 1:17,497

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: RACHEL CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

As documented in British Columbia government records, the Rachel is known to contain gold, silver and lead mineralization.  In 1980, Kimberley Gold Mines removed 14 tonnes of ore from the adit, yielding an average assay of 66.64 grams per tonne gold, 271.5 grams per tonne silver, and 9.42 per cent lead (Source: MINFILE 082FSW299).

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

The Monte Cristo Property is located in a wide section of the Lillooet River Valley, approximately 31 kilometers northwest of the north end of Harrison Lake in south-central British Columbia.  It covers 333 hectares (820 acres).

The Company owns a 100% undivided interest in the placer rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Subsequent to the acquisition, British Columbia created a reserve that does not allow any further staking of placer claims.  However, as our claims were pre-existing, our placer rights have been grandfathered and remain valid for as long as we continue to maintain the property in good standing.  The property is also adjacent to an Indian reservation, and any exploration or development work will require the approval of the local First Nations council.

The Monte Cristo Property was acquired in August 2006 by way of purchase from a private individual.  Consideration paid was $9,750 USD cash and 130,000 shares of common stock, plus a 2% NSR.

MONTE CRISTO

SWEETEEN 3
524660
1000697
MONTE CRISTO
329581
521598
92G.098
SKOOKUMCHUCK 4
575230
600596
1003583
291
SKOOKUMCHUCK 4A
381387
MORTEEN 9
BCB 95086
811
Legend
MINFILE Status
Indian Reserves
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Conservancy Areas
Parks
Mining Lease
Placer Tenure (current)
Placer Reserves (current)
MTO Grid (MTO)
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BCGS Grid
Contours (1:250K)
Scale: 1:37,756
0 650 1300 m.
Fort St. John
Terrace
Quesnel
Williams Lake
Vancouver
Victoria

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: MONTE CRISTO CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

As documented in BC MINFILEs 092GNE019 and 092GNE013, the mineralization of the property consists of precious metal bearing sands that cover a 400 to 800 meter wide section of the Lillooet River valley. These post-Pleistocene sands contain gold and platinum in submicron sized particles. In 1970, a 1.4 kilogram sample of sand, taken at least a meter below surface, assayed 2.47 grams per tonne gold, 4.80 grams per tonne silver, 2.77 grams per tonne platinum, and 2.71 grams per tonne palladium.

On February 14, 2012, an exploration and sampling program on the Monte Cristo property was conducted under the supervision of Ms. Agathe Bernard, B.Sc.. The initial goal of the work program was to verify the presence of submicron size metals in the sand material along the Lillooet River, which was previously indicated by work conducted in 1970 by G.L. Kirwin, B.Sc., and J.M. Ashton, P.Eng., as documented in BC Assessment Report 2589. Instead, the crew unexpectedly found an abundance of visible gold, with some particles as large as one millimeter.

The first 17 samples of black sand were concentrated on site using a Keen concentrator and reduced in volume by approximately 20 to 1000 times to concentrate the fine part of the sample. The concentration was supervised by Ms. Bernard, and the samples were sent to ALS Labs in Vancouver for analysis. The assay results are reported as follows:

SAMPLE	Weight	Au	Au	Ag	Ag	Pt	Pd
DESCRIPTION	kg	g/t	g/t (diluted)**	g/t	g/t (diluted)**	g/t	g/t
PS17-120216	0.12	75.3	3.77	20.2	1.01	nil	0.003
PS01-120215	0.04	NSS*	NSS	NSS	NSS	NSS	NSS
PS02-120215	0.06	79.8	3.99	0.06	0	nil	0.002
PS03-120215	0.04	71.7	3.59	nil	nil	nil	0.001
PS04-120215	0.08	5.66	0.28	23	1.15	0.012	0.005
PS05-120215	0.16	3.32	0.17	1.84	0.09	nil	0.003
PS06-120215	0.12	27.4	1.37	nil	nil	nil	0.003
PS07-120215	0.02	65.3	3.27	2.18	0.11	nil	0.006
PS08-120215	0.02	71.3	3.57	nil	nil	nil	0.004
PS09-120215	0.08	9.47	0.47	4.13	0.21	nil	0.002
PS10-120215	0.06	0.76	0.04	0.09	0	nil	0.003
PS11-120215	0.08	1.76	0.09	0.24	0.01	0.005	0.004
PS12-120216	0.14	112.5	5.63	nil	nil	nil	nil
PS13-120516	0.04	60.8	3.04	nil	nil	nil	0.003
PS14-120216	0.06	8.94	0.45	nil	nil	0.067	0.004
PS15-120516	0.1	114	5.7	nil	nil	nil	nil
PS16-120216	0.08	74.8	3.74	65.1	3.26	nil	nil

* NSS is non-sufficient sample size
** As the samples were concentrated, only the very fine and heavy particulate were analyzed. This magnifies the values from real concentration 20 to 1000 times. The estimated diluted values indicate what would be expected from a raw bank cubic yard of material prior to concentration processing.

In January 2012, prior to the above described work program, the Company amended its aforementioned Memorandum of Understanding with PWC to include a joint-venture on the Monte Cristo property.  As of the date of this report, a definitive agreement has not yet been executed. Under the terms of the Memorandum of Understanding, a definitive agreement will be signed within 60 days of formal permit approval by the British Columbia Ministry of Mines and the local First Nations governments.  Said permits have been applied for, but as of the date of this report these milestones have not yet been achieved, and there is no guarantee that such approvals will be forthcoming, or that the joint-venture will be successful.

The Mt. Washington/Connie Hill Property is located on Vancouver Island, approximately 15 kilometres northwest of Courtenay in southwestern British Columbia, and presently covers 2,629 contiguous hectares (6,493 acres). The property extends from Constitution Hill and Wolf Lake southwest towards Mount Washington, and includes several zones of mineralization for 10 kilometres along Murex Creek to Mt. Washington, including the Lupus, Ideal, Murex, Oyster, and the southern portion of the Domineer deposits at Mount Washington.

As documented in British Columbia government records, the property is known to contain gold, silver zinc, copper, and lead mineralization.  A sample of the zone material taken from the Lupus showing across 0.90 metres assayed 4.42 grams per tonne gold, 20.57 grams per tonne silver, 0.60% zinc, 0.15% copper, 1.59% lead and 0.01% arsenic (Source: MINFILE 092F 308).

The Murex zone is on the northeast slope of Mt. Washington, and represents an area of mineralization covering approximately 700 by 700 metres, with an estimated depth of 175 metres. It has been previously tested by a number of diamond-drill holes by several previous operators, with a 4 metre section of core assaying 4.08 per cent copper, 32.91 grams per tonne silver and 6.31 grams per tonne gold. A total of five zones have been identified within the Murex deposit, labeled Zones A, B, C, D, and E. Drilling on the Murex by Noranda in 1988 yielded significant intercepts, as follows (Sources: MINFILE 092F 206, BC Assessment Report 30010):

•	NMX-88-17 yielded 0.25m. @ 3.7 g/t gold, 46 g/t silver and 9.7% copper from 196.5 to 197.21 m. from a massive sulphide vein in Zone A

•
NMX-89-25 yielded 4.0 m. @ 6.5 g/t gold, 30 g/t silver and 4.1% copper from 29 to 33m., including: 1.0 m. @ 21 g/t gold, 71 g/t silver and 9.3% copper from 29 to 30 m. in a massive sulphide vein in basalt with pyrrhotite, chalcopyrite and pyrite

•	NMX-89-26 yielded 6.5 m. @ 0.23 g/t gold, 7.3 g/t silver and 1.1% copper from 16.2 to 22.7 m. in a siliceous basaltic breccia with pyrrhotite and chalcopyrite

The Oyster zone is situated approximately 3 km north of Mt. Washington. Drilling and sampling documented in a 2008 NI 43-101 Technical Report by the previous operator, Bluerock Resources, documents a 43 centimetre section of core that assayed 2.78 grams per tonne gold, 6.86 grams per tonne silver, and 0.07% copper (Sources: MINFILE 092F 365, BC Assessment Report 30010).

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

The Argo Gold Property is located 10 kilometres west of the south end of Tatlayako Lake, approximately 168 miles northwest of Vancouver, British Columbia.  It covers 463 hectares (1,144 acres) and includes ten reverted crown grants.

The mineralized area of economic interest covers several square kilometres immediately south of Ottarasko Creek. The strike length is estimated as being at least 3 kilometres long, and is up to 300 metres in width. The target prospects are known as the Langara, the Standard, and the Argo.

ARGO GOLD

DL 1678
1400
1500
1600
1700
1800
706862
DL 1174, LANGARA NO. 6 MC
DL 1172, LANGARA NO. 4 MC
DL 1178, MARY MC
DL 1170, LANGARA NO. 2 MC
ARGO
DL 1177, ARGO MC
DL 1173, LANGARA NO. 5 MC
DL 1175, LANGARA NO. 7 MC
LANGARA
1905
DL 1171, LANGARA NO. 3 MC
92N.037
095294
DL 1169, LANGARA NO. 1 MC
92N.048
DL 1179, FEDERAL MC
706001
DL 1176, STANDARD MC
DL 1180, BRAEMAR MC
STANDARD
706854
2000
2100
2200
2379
0
290
580 m.
Map center: 51° 29' 14" N, 124° 35' 53" W
Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vancouver
Trail
Victoria
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Integrated Cadastral Fabric
Survey Parcels
BCGS Grid
Contours (TRIM)
Contour - Index
Contour - Index Indefinite
Contour - Index Depression
Contour - Index Depression Indefinite
Scale: 1:16,287

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: ARGO CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

As documented in British Columbia government records, the Argo property is known to contain gold and silver mineralization.  On the Standard occurrence, mineralization is traceable for 75 metres over a width of 1 to 2 metres, with assays at 15 grams per tonne gold and 20.6 grams per tonne silver over 2 metres  (Source: BC MINFILE 092N 037).

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

The Loughborough Gold Property is located on the east side of Loughborough Inlet, approximately 140 miles northwest of Vancouver, British Columbia, and covers 288 hectares (711 acres).

LOUGHBOROUGH GOLD

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Trail
Victoria
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Integrated Cadastral Fabric
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Areaof Exclusion
Areaof Indefinite Contours
Scale: 1:28,729
LOUGHBOROUGH GOLD
605613
748522
92K.053
575116
332568
613003
0
500
1000 m.
Map center: 50° 31' 59" N, 125° 31' 38" W

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: LOUGHBOROUGH GOLD CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

The property is known to contain gold, silver, and copper mineralization.  Production records at the past-producing Loughborough Gold mine from 1935 to 1939 show that 114 ounces of gold, 457 ounces of silver, and 185 pounds of copper were produced from 122 tons mined and milled (Source: MINFILE 092K 048).

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

The Lynx Gold Property covers 622 hectares (1,536 acres) and is located approximately 75 miles southeast of Vernon in southeastern British Columbia.

LYNX GOLD

Fort St. John
Terrace
Quesnel
Williams Lake
Vancouver
Victoria
Trail

513516
513915
705833
BCB 97027
Aband PIT
1314
1439
PIT
535166
407896
82L.019
606445
82L.018
705826
575292
1690
381292
513934
1281
LYNX GOLD
575291
595424
1500
505208
679167
705356
1622
700803
82L.008
82L.009
1400
700804
504447
588568
0
550
1100 m.
Map center: 50° 6' 29" N, 118° 24' 18" W
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Integrated Cadastral Fabric
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Area of Exclusion
Area of Indefinite Contours
Scale: 1:30,517

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: LYNX GOLD CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

The property is known to contain gold and silver mineralization.  One drill intersection of the vein assayed 3.77 grams per tonne gold over 0.6 metres.  Another intersection assayed 28.52 grams per tonne gold, 13.4 grams per tonne silver and 0.01 per cent copper across 1.07 metres (Source: MINFILE 082LSE055).

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

Cherry Gold is a road-accessible property that covers 1,138 hectares (2,811 acres) located 9 kilometres east of Cherryville in southeastern British Columbia.

CHERRY GOLD

CHERRY GOLD
706244
606450
603457
759642
622465
704922
634664
578830
511771
82L 028
82L 018
PIT
Fort St. John
Terrace
Quesnel
Williams Lake
Vancouver
Victoria
Trail
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Area of Exclusion
Area of Indefinite Contours
Annotation (1:20K)
Scale: 1:38,483
0 700 1400 m
Map center: 50° 11' 57" N, 118° 32' 32" W

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: CHERRY GOLD CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

The property is known to contain gold, silver, and lead mineralization, as documented in BC MINFILE 082LSE063.

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

Pine River Vanadium covers 330 hectares (815 acres) and is located in the Pine River Valley of north-central British Columbia, approximately 700 kilometres northeast of Vancouver and about 600 kilometres northwest of Edmonton, Alberta.  While its location is remote, the property has excellent infrastructure with regard to both transportation and energy.  A paved highway passes through and alongside the claims, which also runs parallel with the Pine River.  The B.C. Railway crosses on the opposite side of the valley as does the Peace River Power transmission line. Natural gas and oil pipelines also follow the highway through the valley.

With the exception of tenures 623083, the Pine River Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  Tenure 623083 was gifted to the Company by Speebo, Inc., a private company controlled by our Chief Executive Officer, Perry Leopold.

PINE RIVER VANADIUM

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Trail
Victoria
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Area of Exclusion
Area of Indefinite Contours
Annotation (1:20K)
Scale: 1:40,494
0
700
1400 m.
Map center: 55° 31' 18" N, 122° 37' 27" W
705801
705799
705772
623083
640003
661364
661363
410825
410824
328780
93O.057
93O.050
93O.047
93O.048
BCC05047
BCC06071
PIT
BCR

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: PINE RIVER VANADIUM. CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

Sampling documented in BC MINFILE 093O 009 has defined a vanadium-bearing zone with a length of 200 metres and an estimated true width of 100 metres.

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

New Eskay Creek is located in northwestern British Columbia, approximately 70 kilometres north of Stewart, and consists of 2,400 hectares (5,927 acres).  Road access is provided by the Eskay Creek Mine Road, which extends from the Stewart-Cassiar Highway at Bob Quinn Lake and traverses through the western portion of the Company’s claims before it reaches the Eskay Creek Mine.

NEW ESKAY CREEK

SKOOKUM
NEW ESKAY CREEK
ESKAY CREEK MINE
Fort St. John
Terrace
Quesnel
Williams Lake
Vancouver
Victoria
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Area of Exclusion
Area of Indefinite Contours
Transportation - Points (TRIM)
Scale: 1:44,697
0
800
1600 m.
Map center: 56° 40' 25" N, 130° 26' 49" W

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: NEW ESKAY CREEK CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

According to British Columbia government records documented in BC MINFILE 104B 008, the major geological structure at Eskay Creek is known to trend to the north-northeast.  This trend runs through the New Eskay Creek property, which to date remains unexplored.

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

Employees

We have one full-time employee who is our CEO and Chairman, Mr. Perry Leopold. Mr. Leopold devotes 40 plus hours to the Company each week. We believe we have good relations with all of our employees and do not have any unionized workers.

Competition

As metal prices continue to increase and demand grows, we expect new companies to form and compete with the already numerous junior and developed mining, exploration and production companies in existence.  Some of these companies may be more efficient in locating new claims, which could impede our business plan.  As well, some of these companies may be better funded, or more successful in attracting joint-venture partners, and thereby diminish our ability to execute our business plan.

Government Regulation

With the exception of the Ruby Mine in Sierra County, California, all of our mining claims are in British Columbia, Canada, where we are subject to regulation by numerous federal and provincial governmental authorities, but most importantly, by the British Columbia Ministry of Energy, Mines, and Petroleum Resources.  Our Ruby Mine Project in Sierra County, California, is subject to US regulation by the Federal Environmental Protection Agency, the Federal Department of the Interior, the Bureau of Land Management, the US Forestry Service, the US Department of Labor Mine Safety and Health Administration, as well as other comparable state agencies, such as the California Department of Conservation Office of Mine Reclamation, the California State Water Resources Control Board  and the California Division of Occupational Safety and Health.  At the Ruby, we are also subject to various federal and state statutes, such as the federal Mine Safety & Health Act of 1977, the federal Mine Improvement and New Emergency Response Act of 2006,  the federal Comprehensive Environmental Response, Compensation and Liability Act, also known as the "Superfund" law, the federal Clean Air Act , the federal Resource Conservation and Recovery Act, and the California Surface Mining and Reclamation Act. Where EB-5 funding has been applied for, offered, or secured, we are subject to regulation by the US Department of Homeland Security and the USCIS. The acquisition of a prospect in Mexico, or any other country, will be subject to similar regulatory agencies requirements by various agencies in each country.  In all cases, the failure or delay in making required filings and obtaining regulatory approvals or licenses will adversely affect our ability to carry out our business plan.  The failure to obtain and comply with any regulations or licenses may result in fines or other penalties, and even the loss of our rights over a prospect. We expect compliance with these regulations to be a substantial expense in terms of time and cost. Therefore, compliance with or the failure to comply with applicable regulation will affect our ability to succeed in our business plan and ultimately to generate revenues and profits.  We expect that our operations will comply in all material respects with applicable laws and regulations.  We believe that the existence and enforcement of such laws and regulations will have no more restrictive an effect on our operations than on other similar companies in the resource industry.

Seasonality of Business

Weather conditions will affect our ability to mine the Ruby once we begin mining operations.  In the winter months, especially January, February, and March, the roads leading to the property may become impassable because of snow. While we expect to maintain a year-round operation once the Ruby Mine is in full production, we may experience operational interruptions if our work crews are off-site and unable to reach the mine, or if the delivery of supplies are postponed, etc.  We expect that any such interruptions will be temporary, although any interruption of a significant duration may have a material effect on our revenue.

Reports to Security Holders

Pursuant to the informational requirements of the Securities Exchange Act of 1934, we file annual, quarterly and other reports and information with the Securities and Exchange Commission. You may read and copy these reports, statements, or other information we file at the SEC's public reference room at 100 F Street N.E. Washington D.C. 20549. Our filings will also be available to the public from commercial document retrieval services and the Internet worldwide website maintained by the U.S. Securities and Exchange Commission at www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with the financial statements and the notes thereto, included elsewhere in this prospectus.  The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward-looking statements.  Factors that could cause or contribute to those differences include those discussed below and elsewhere in this prospectus, particularly in the “Risk Factors” section.

Overview

We seek to acquire, develop, and exploit natural resource properties with extensive reserves of precious metals, including gold, silver, platinum, and palladium, as well as base metals, including copper, zinc, lead and molybdenum. The Company’s business plan is based on the Generative Business Model, which is designed to leverage our mining properties and mineral claims into near-term revenue streams even during the earliest stages of exploration and development.  This is accomplished by entering into sales, joint-venture, and/or option contracts with other mining companies, for which the Company generates revenue through payments in cash, stock, and other consideration.

On July 1, 2011 we acquired the Ruby Mine. The Ruby Mine is an underground placer and lode mine located between Downieville and Forest City, in Sierra County, California.  With the exception of the Ruby Mine, we currently do not control any properties with active or imminent mining operations in the United States. Operations commenced at the Ruby Mine during Q4 2011 to rehabilitate the Ruby Tunnel and renovate the infrastructure.  This work is still ongoing, but there is no guarantee that mining operations will begin, or that our mining operations will be successful.

With the exception of the Fraser River Project, we currently do not control any properties with active or imminent mining operations in Canada. Operations commenced at the Fraser River Project on October 23, 2012, to begin the excavation of test pits, but there is no guarantee that commercial production will begin, or that our mining operations will be successful.

On November 1, 2011, the Company agreed to an exclusive option on the Taber Mine in Sierra County, California, for a period of up to nine months, during which time the Company will continue to conduct further due diligence.  The consideration to be paid during the term of the option is $2,000 per month.  Should the Company elect to exercise the option, the parties will then enter into a definitive lease agreement, with an optional buyout provision.  Said due diligence is still ongoing as of the date of this report, and there is no guarantee that the option will be exercised, that mining operations will begin, or that our mining operations will be successful.

As of Nov 19, 2012, the Company announced TSX approval of a previously announced option agreement with Caribou King Resources Ltd. on the Company's Willa Claims in southeastern British Columbia.  Under the agreement, Caribou may earn up to a 100% interest in the Willa Claims by making aggregate payments to North Bay of $232,500 USD in cash and issuing 1,000,000 shares of Caribou common stock. Of the aggregate payments, $7,500 in cash and 500,000 shares are due upon receipt of regulatory acceptance of the Agreement by the TSX Venture Exchange, which is now effective, $50,000 cash and 500,000 shares are due upon the first anniversary of the Agreement, and a $175,000 cash payment is due upon the second anniversary of the Agreement. In addition to the consideration received, North Bay shall be granted a royalty equal to 2% of net smelter returns ("NSR"). At any time up to the commencement of commercial production, Caribou may purchase one-half of the royalty (i.e., 1%) in consideration of $1,000,000 USD payable to North Bay, such that North Bay will then retain a 1% royalty.

As of December 31, 2011, the Company has a Memorandum of Understanding (“MOU”) with Devlin's Bench Mining Ltd and P. Wright Contracting Ltd (“PWC”) to engage in a joint-venture on the Company’s Fraser River Platinum project.  Subsequent to December 31, 2011, the MOU was amended to include a second joint-venture on the Company’s Monte Cristo property.  As of the date of this report, a definitive agreement has not yet been executed. Under the terms of the MOU, a definitive agreement will be signed within 60 days of formal permit approval by the British Columbia Ministry of Mines and the local First Nations governments.  A mining permit for the Fraser River Project was issued on June 25, 2012, but as of the date of this report a definitive agreement with PWC has not yet been signed.  As of the date of this report, the Company continues to own and control 100% of the project. In the interim, the Company has engaged PWC as an independent contractor to initiate mining operations, and the Company does not presently expect that a definitive JV agreement with PWC will be forthcoming.

With the exception of the Ruby Mine and the Fraser River Project, we currently do not control any properties with active mining operations. The Ruby Mine has begun pre-production operations to rehabilitate the Ruby tunnel and the Fraser River Project has begun initial test pit excavations, but there is no guarantee yet that commercial production of gold can commence.

As of December 31, 2012, our total holdings are 234 claims encompassing 76,404 acres (30,933 hectares). This is a snapshot in time, and the number may be quite different six months or one year from now. The Company has a very active exploration program in place, which on a daily basis will add new claims, drop or reduce the size of others, and maintain the rest.  The Company is comfortable with maintaining a stated minimum of 150 mineral and placer claims covering an aggregate of 60,000 acres on an annualized basis.  All of our claims are under constant review, and may be decreased or further increased at any time, depending on the constant re-evaluation of our present holdings, and the availability of new opportunities in the future as other claims of merit become available for acquisition. Our mineral property acquisition costs are capitalized, and our mineral property exploration costs are expensed as incurred.  When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. To date the Company has not established any reserves on its claims.  Our acquisition of any mining claim in British Columbia conveys the mineral or placer rights for mining-related purposes only, and while our rights allow us to use the surface of a claim for mining and exploration activities, our mineral claims do not convey any other surface, residential or recreational rights to the Company.  Additionally, our right to extraction is not absolute, as any mechanized extraction work on claims in BC requires additional permits and possibly conversion of our claims to mining leases, the approval of which is not guaranteed.  Based on the limitations of our claims and unproven reserves, all capitalized costs on our claims in British Columbia were expensed as of March 31, 2013.

As of March 31, 2013 and March 31, 2012, cash gains from claim sales totaled $113,499 and $4,500, respectively.  As per GAAP, these revenues have been classified as “Other Income”. Top-line revenue is reserved for when we begin actual mining operations and begin generating revenue from mine production.

We currently generate revenue from claim sales and joint-venture agreements.  When we sell a claim, we capture near-term revenue, but forego any possibility of a future revenue stream.  When we enter into a joint-venture, we receive near-term revenue as well as a commitment for future revenue, but since the joint-venture partner has the option to withdraw at any time, we cannot project revenue from a joint-venture into the future.  However, should a joint-venture partner withdraw, we still retain control of the asset, and can therefore enter into another joint-venture with another partner, develop the property ourselves, or else elect to sell the claims.

We expect to generate near-term revenue growth through claim sales and joint-venture activities. However, there is no assurance that the Company can successfully secure new joint-venture partnerships on terms that are satisfactory to the Company.

We expect to generate long-term revenue from our acquisition of the Ruby Mine, through the acquisition of additional mines, and by the development of our properties, either independently or through joint-venture partners, into operating mines.  There is no assurance that these efforts will be successful, or that the projects will be economically viable.

Going Concern

Our consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

We have experienced recurring net losses from operations, which losses have caused an accumulated deficit of $14,066,269 as of March 31, 2013. In addition, we have a working capital deficit of $3,015,793 as of March 31, 2013. We had a net loss of $590,421 for the three months ended March 31, 2013, and net losses of $2,119,706 and $1,045,749 for the years ended December 31, 2012 and 2011, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. If we are unable to generate profits and are unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

As of December 31, 2012 the accumulated deficit attributable to CEO stock awards, including previous management and valued according to GAAP, totals $2,558,535 since inception in 2004. As of December 31, 2012 the accumulated deficit attributable to CEO compensation is $884,474 in deferred compensation.  This reflects the total amounts unpaid as per the management agreement with The PAN Network dating back to January 2006, less any amounts actually paid or forgiven since 2006.  These totals are non-cash expenses which are included in the accumulated deficit since inception.  Actual CEO compensation paid in cash over the course of the seven years since 2006 has consisted of $10,000 in 2006, $50,764 in 2007, $23,139 in 2008, $29,979 in 2009, $21,988 in 2010, $90,000 in 2011, and $116,000 in 2012.  These cash expenditures are also included in the accumulated deficit.

The ongoing execution of our business plan is expected to result in operating losses over the next twelve months. Management believes it will need to raise capital through loans or stock issuances in order to have enough cash to maintain its operations for the next twelve months. There are no assurances that we will be successful in achieving our goals of obtaining cash through loans, stock issuances, or increasing revenues and reaching profitability.

In view of these conditions, our ability to continue as a going concern is dependent upon our ability to meet our financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event we cannot continue as a going concern.

Summary of Significant Accounting Policies

Revenue Recognition

The company has recognized no mining revenue to date. In the future mining revenue will be recognized according to the policy described below.

Revenue is recognized when the following conditions are met:

(a) persuasive evidence of an arrangement to purchase exists;
(b) the price is fixed or determinable;
(c) the product has been delivered; and
(d) collection of the sales price is reasonably assured.

Under the terms of concentrate sales contracts with third-party smelters, final prices for the gold, silver, zinc, copper and lead in the concentrate are set based on the prevailing spot market metal prices on a specified future date based on the date that the concentrate is delivered to the smelter. The Company records revenues under these contracts based on forward prices at the time of delivery, which is when transfer of legal title to concentrate passes to the third-party smelters. The terms of the contracts result in differences between the recorded estimated price at delivery and the final settlement price. These differences are adjusted through revenue at each subsequent financial statement date.

Mineral Property Costs

Mineral property acquisition costs are capitalized upon acquisition. Mineral property exploration and development costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven, proved, probable, inferred, or possible reserves, the costs incurred to develop such property are capitalized. To date the Company has not established any proven or probable reserves on its mineral properties.

The Company reviews long-lived assets for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the review indicates that the carrying amount of the asset may not be recoverable, the potential impairment is measured based on a projected discounted cash flow method using a discount rate that is considered to be commensurate with the risk inherent in the Company's current business model. For purposes of recognition and measurement of an impairment loss, a long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates that will be in effect when the differences are expected to reverse.

The Company adopted the provisions of the FASB interpretation related to accounting for uncertainty in income taxes, which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions.  The Company believes it does not have any uncertain tax positions taken or expected to be taken in its income tax returns.

Fair Value of Financial Instruments

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company values its derivative instruments related to embedded conversion features and warrants from the issuance of convertible debentures in accordance with the Level 3 guidelines. For the three month period ended March 31, 2013, the following table reconciles the beginning and ending balances for financial instruments that are recognized at fair value in these consolidated financial statements. The fair value of embedded conversion features that have floating conversion features and tainted common stock equivalents (warrants and convertible debt) are estimated using a Binomial Lattice model. The key inputs to this valuation model as of March 31, 2013, were: Volatility of 116%, inherent term of instruments equal to the remaining contractual term, quoted closing stock prices on valuation dates, and various settlement scenarios and probability percentages summing to 100%.

	Balance at December 31, 2012	New Issuances	Conversions	Changes in Fair Values	Balance at March 31, 2013
Level 3 –
Derivative liabilities from:
Conversion features – embedded derivative	$82,237	$43,713	$(47,098)	$7,406	$86,258
Conversion features – tainted equity	208,971	-	(39,177)	67,580	237,374
Warrants – tainted equity	205,619	-	-	142,540	348,159
	$496,827	$43,713	$(86,275)	$217,526	$671,791

Changes in the unobservable input values would likely cause material changes in the fair value of the Company’s Level 3 financial instruments. The significant unobservable input used in the fair value measurement is the estimation for probability percentages assigned to future expected settlement possibilities. A significant increase (decrease) in this distribution of percentages would result in a higher (lower) fair value measurement.

The following table presents assets that were measured and recognized at fair value as of December 31, 2012 and the year then ended on a recurring basis:

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Loss
Available For Sale Securities	$12,550	$-	$-	$12,550
Totals	$12,550	$-	$-	$12,550

The following table presents assets that were measured and recognized at fair value as of March 31, 2013:

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Loss
Available For Sale Securities	$22,500	$-	$-	$2,500
Totals	$22,500	$-	$-	$2,500

The Company had no other assets or liabilities valued at fair value on a recurring or non-recurring basis as of March 31, 2013 or December 31, 2012.

Stock Based Compensation

Beginning January 1, 2006, the Company adopted the FASB standard related to stock based compensation. The standard requires all share-based payments to employees (which includes non-employee Directors), including employee stock options, warrants and restricted stock, be measured at the fair value of the award and expensed over the requisite service period (generally the vesting period). The fair value of common stock options or warrants granted to employees is estimated at the date of grant using the Black-Scholes option pricing model by using the historical volatility of comparable public companies. The calculation also takes into account the common stock fair market value at the grant date, the exercise price, the expected life of the common stock option or warrant, the dividend yield and the risk-free interest rate.

The Company from time to time may issue stock options, warrants and restricted stock to acquire goods or services from third parties. Restricted stock, options or warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the date required by the Emerging Issues Task Force guidance related to accounting for equity instruments issued to non-employees. In accordance with this guidance, the options or warrants are valued using the Black-Scholes option pricing model on the basis of the market price of the underlying equity instrument on the “valuation date,” which for options and warrants related to contracts that have substantial disincentives to non-performance, is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period.   As of March 31, 2013, no options or warrants have been issued for compensation and none are outstanding.  As of March 31, 2013, 16.5 million warrants have been issued and are outstanding in connection with the Ruby Mine Purchase Option Agreement executed on September 27, 2010.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that may have conversion prices that create an embedded beneficial conversion feature pursuant to the Emerging Issues Task Force guidance on beneficial conversion features. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with the guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Deferred Financing Costs

Deferred financing costs include debt issuance costs primarily incurred by the Company as part of Convertible Note transactions. Deferred financing costs as of March 31, 2013 was $8,126 net of amortization of $11,345. This includes a commission paid to Carter Terry & Company, a registered broker-dealer, consisting of $10,000 in cash and 85,000 restricted Rule 144 shares of common stock valued at $5,620 on the date of issuance.  This amount was capitalized to Deferred Financing Costs and amortized over the term of the note. Amortization is provided on a straight-line basis over the terms of the respective debt instruments to which the costs relate and is included in interest expense.  The difference between the straight line and effective interest methods is immaterial due to the short term nature of the convertible notes.

Accounting for Derivative Instruments

All derivatives have been recorded on the balance sheet at fair value based on the lattice model calculation. These derivatives, including embedded derivatives in the Company’s convertible notes which have floating conversion prices based on changes to the quoted price of the Company’s common stock and common stock equivalents tainted as a result of the derivative, are separately valued and accounted for on the Company’s balance sheet. Fair values for exchange traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

Lattice Valuation Model

The Company valued the conversion features in their convertible notes and tainted warrants using a lattice valuation model, with the assistance of a valuation consultant. The lattice model values these instruments based on a probability weighted discounted cash flow model. The Company uses the model to develop a set of potential scenarios. Probabilities of each scenario occurring during the remaining term of the instruments are determined based on conversion prices relative to current stock prices, historic volatility, and estimates on investor behavior. These probabilities are used to create a cash flow projection over the term of the instruments and determine the probability that the projected cash flow will be achieved. A discounted weighted average cash flow for each scenario is then calculated and compared to the discounted cash flow of the instruments without the compound embedded derivative in order to determine a value for the compound embedded derivative.

Goodwill and Other Intangible Assets

Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed.  The Company accounts for goodwill and intangibles under ASC Topic 350, Intangibles – Goodwill and Other, which does not permit amortization, but requires the Company to test goodwill and other indefinite-lived assets for impairment annually or whenever events or circumstances indicate impairment may exist.

Income/Loss Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.  As of March 31, 2013 and December 31, 2012, there were 50,679,673 and 47,532,822 common stock equivalents outstanding, respectively.

Results of Operations for the Three Months Ended March 31, 2013 Compared to Results of Operations for the Three Months Ended March 31, 2012

Gains from Other Income.  For the three months ended March 31, 2013 and March 31, 2012, the Company’s  other income related to mineral claim sales and joint-ventures was $113,499 and $4,500, respectively. This increase is primarily attributable to the completion of transactions that were previously pending. The Company has spent $10,950 and $51,791 in British Columbia mineral property costs during each respective period in order to generate cash flows, consisting of claim registration, maintenance fees, and exploration expenses.  This increase is primarily attributable to an increase in exploration expenditures in British Columbia.

Operating Expenses.  For the three months ended March 31, 2013 and March 31, 2012, the Company had operating expenses of $181,947 and $306,385, respectively. The decrease in operating expenses for the three months ended March 31, 2013, was due primarily to a decrease in Ruby Mine development costs during the winter months.

Net Loss. For the three months ended March 31, 2013, we had a net loss of $590,421, and for the three months ended March 31. 2012 we had a net loss of $539,253. The increase in net loss that we incurred during the three months ended March 31, 2013 was due to primarily to a non-cash charge for derivative liabilities.

Results of Operations for the Year Ended December 31, 2012 Compared to Results of Operations for the Year Ended December 31, 2011

Gains from Other Income.  For the twelve months ended December 31, 2012 and December 31, 2011, the Company’s  other income related to mineral claim sales and other income from joint-ventures in British Columbia was $37,000 and $103,500, respectively. The Company has spent $68,536 and $72,495 in mineral property acquisition and maintenance costs during each respective period in order to generate cash flows, consisting primarily of British Columbia claim registration and maintenance fees.

Operating Expenses.   For the year ended December 31, 2012, the Company had operating expenses of $1,124,691, which included general and administrative expenses of $339,524 and mining property costs of $591,926.  Operating expenses for the year ended December 31, 2011 were $891,920, which included general and administrative expenses of $345,451 and mining property costs of $265,137.  Our increase in operating expenses was mainly from development and construction costs at the Ruby Mine, and exploration expenditures incurred in British Columbia.

Net Loss.  For the year ended December 31, 2012, we had a net loss of $2,119,706.  Our net loss for the year ended December 31, 2011 was $1,045,749.  The increase in our net loss was attributed primarily to development and construction costs at the Ruby Mine, and increased charges for interest expense and derivative liabilities.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded primarily by its founders, board members, employees and persons related to or acquainted with these, the sale of securities, and the issuance of debt. To remedy the current deficiency in our liquidity position, we will raise funds through our equity credit line established with Tangiers Investors, LP (see Exhibit 10.0 under Item 16 herein), additional equity offerings, strategic agreements with partner companies, and debt. We currently have no external sources of liquidity and internal sources (revenue from sales) are very limited. Excluding management fees, which are often deferred as-needed, the Company has required approximately $7,000 per month to maintain its mineral claims in British Columbia in good standing and pay general administrative expenses.   We believe these expenses can be maintained at present levels for the foreseeable future.  Going forward, as a fully-reporting company, we estimate it will cost an additional $2,500 to $5,000 per month in SEC compliance fees, consisting primarily of accounting, legal, and edgarization fees.  The Company believes it can generate enough revenue from claim sales and joint-ventures to cover these costs, and we believe we can rely on our equity credit line established with Tangiers or loans to make up for any revenue shortfall.  If we cannot generate sufficient revenue or raise additional funds through equity, we may not be able to maintain our mineral claims or make timely filings with the SEC.

The Company also plans on generating revenue through mining once commercial operations begin on any of its properties.  Towards this end, the Company has acquired the Ruby Mine Property (the “Ruby Mine”) in Sierra County, California. The purchase price was $2,500,000, of which $510,000 in cash and stock was paid as of the closing date of July 1, 2011, and the remaining $1,990,000 is a seller-financed mortgage, which accrued interest at 3% per annum until March 31, 2013. Pursuant to a mortgage modification agreement dated March 19, 2013 and executed on March 28, 2013, the term of the mortgage has been extended to December 30, 2015, interest on the outstanding principal will accrue at 6% per annum as of April 1, 2013, and interest will increase to 8% per annum on January 1, 2015. In addition, a one-time $160,000 extension fee has been added to the outstanding principal due on the note. In the first quarter of 2013, our mortgage on the Ruby Mine property required us to make payments of $10,000 per month during the 3 month period from January 1, 2013 through March 31, 2013. Monthly mortgage payments as of April 1, 2013 are $15,000 per month during the second quarter of 2013, and $20,000 per month beginning July 1, 2013 through December 2015.  A $1 million dollar balloon payment is due by December 30, 2013, representing 40% of the first five visas sold through the EB-5 Program.  The balance due on the mortgage, including the aforementioned $160,000 extension fee, is $1,918,050 as of March 31, 2013.  As of the date of this report, all required payments have been made, and we are current in our obligations. The Company expects to satisfy the mortgage and retire the note upon receipt of funding from overseas investors through the federal EB-5 Program.  The Ruby project was formally approved as an EB-5 project by USCIS in July, 2011, and as of the date of this report the final phase of the funding overseas is pending.  The Company expects to complete the funding in the near-term, but until that time the Company believes it can rely on loans and our equity credit line established with Tangiers to make up for any revenue shortfall.  If we cannot generate sufficient revenue or raise additional funds through equity, loans, or EB-5, we may not be able to maintain our mortgage on the Ruby Mine.

As of March 31, 2013, total current assets were $69,994, which consisted of $69,994 cash.  As of December 31, 2012, total current assets were $42,008, which consisted of $42,008 cash.

As of March 31, 2013, total other assets were $2,668,885, which consisted primarily of our Ruby Mine claims, plant and equipment, and Ruby reclamation bonds.  As of December 31, 2012, total other assets were $2,634,220, which consisted primarily of our Ruby Mine claims, plant and equipment, and Ruby reclamation bonds.

As of March 31, 2013, total current liabilities were $3,085,787, which consisted primarily of $933,474 in deferred compensation, $238,472 in current debt obligations, $671,791 in derivative liabilities, and the current portion of the Ruby Mine mortgage of $1,128,112.  As of December 31, 2012, our total current liabilities were $3,884,381, and consisted primarily of $884,474 in deferred compensation, $608,193 in loans, $496,827 in derivative liabilities, and the balance due on the Ruby Mine mortgage of $1,774,822.

As of March 31, 2013, total long-term liabilities were $1,211,238, which consisted of $415,640 in long-term debt obligations, the long-term portion of the Ruby Mine mortgage of $789,938, and the asset retirement obligation at the Ruby Mine of $5,660.  As of December 31, 2012, our total long-term liabilities were $5,584, and consisted entirely of our asset retirement obligation.

We had a working capital deficit of $3,015,793 as of March 31, 2013, and a working capital deficit of $3,842,373 as of December 31, 2012.  The increase is due primarily to a non-cash charge for derivative liabilities.

During the three months ended March 31, 2013, operating activities used cash of $131,003 as compared to the three months ended March 31, 2012 where we used cash of $244,214 in operating activities.  The decrease is due primarily to increased income from claim sales and a decrease in warrant expense.

Cash flows from financing activities represented the Company’s principal source of cash for the three month period ended March 31, 2013. Cash flows from financing activities during the three month period ended March 31, 2013, and March 31, 2012, were $110,325 and $228,590, respectively, and consisted primarily of proceeds from loans and the issuance of stock.

Recent Material Developments

Restatements

The basis of the following should be read in conjunction with the information set forth in the Company’s audited financial statements for the period ended December 31, 2012.

On February 6, 2013, pursuant to a comment letter issued by the Staff of the Securities and Exchange Commission (the "SEC") relating to the Form 10-Q for Fiscal Quarter Ended September 30, 2012 ("Form 10-Q") filed by the Company on November 9, 2012, management of the Company, after discussions with the Board of Directors, the Company's independent registered public accounting firm, and the Staff of the SEC, concluded that the previously-issued consolidated financial statements for the Fiscal Quarter Ended September 30, 2012 contained in the Company's Form 10-Q (the "Financial Statements") should no longer be relied upon.  The discussions with the Staff of the SEC concerned the capitalization of certain costs to improve the Ruby Mine, including tunnel/infrastructure and access road improvements.  These costs had been capitalized on the Company's balance sheet. The Commission has clearly stated in a comment letter received on February 5, 2013, that "It is our position that once you acquired the Ruby property with the intent to explore it and, if determined to be feasible, ultimately extract minerals, these types of improvement activities are considered exploration stage activities, and their costs should be expensed unless the improvements have alternative future use."  After extensive consultation with our auditors and the SEC, we concluded that it necessary to make revisions to comply with the Commission's position, and to file our Form 10-K for the year ended December 31, 2012 with restated audited December 31, 2011 financial statements and unaudited restatements of the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012 to remove the aforementioned capitalized development costs from our Consolidated Balance Sheets and expense them in full on our Consolidated Statements of Operations.

Recent Developments

On February 6, 2013, the Company announced that it has executed an amendment to the terms of the Company's existing equity line of credit with Tangiers Investors, LP which renewed the term by another 3 years and increased the commitment amount from $5 million to $10 million.

On March 25, 2013, the Company announced that operations are expected to resume at the Ruby Mine by the end of April. The Company also announced that an initial NI 43-101 Technical Report and Resource Estimate on the Ruby Mine was being finalized for publication.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Recent Accounting Pronouncements

Disclosures about Reclassification Adjustments out of Accumulated Other Comprehensive Income

In February 2013, the Financial Accounting Standards Board (“FASB”) issued an accounting standards update which added new disclosure requirements for items reclassified out of accumulated other comprehensive income. The update required entities to disclose additional information about reclassification adjustments, including changes in accumulated other comprehensive income balances by component and significant items reclassified out of accumulated other comprehensive income. The update became effective for us in the first quarter of 2013. This update had no material impact on our financial statements.

Testing Indefinite-Lived Intangible Assets for Impairment

In July 2012, the FASB issued an accounting standards update which provided, subject to certain conditions, the option to perform a qualitative, rather than quantitative, assessment to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount. The update became effective for us in the first quarter of 2013. This update had no material impact on our financial statements.

DESCRIPTION OF PROPERTY

Our principal offices are located at 2120 Bethel Road, Lansdale PA 19446. The property is a suite containing approximately 600 square feet on a 5.5-acre complex owned by the Company’s Chief Executive Officer. The property is provided by way of a management agreement with The PAN Network, which bundles the office space along with other general administrative services, including the services of our Chief Executive Officer, with a commitment of $18,000 per month.  The term of the agreement is one year, and automatically renews annually on January 1 of each year unless otherwise terminated by either party.  Any fees unpaid automatically accrue to deferred compensation.  The PAN Network maintains fire and casualty insurance on the property in an amount deemed adequate by management. We believe our current location is adequate for our current business and will serve our near term needs for office space.

Our ownership interest in each of our mining properties is described above under “Description of Business.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2009, the Board of Directors approved and the Company executed a management agreement with The PAN Network, a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month, and calls for PAN Network to provide (a) office and board room space, including reception, utilities, landline phone/fax, computers, copiers, projectors, and miscellaneous services; (b) financial services, including accounting, corporate filing and bookkeeping; (c) project and administrative services; (d) resource targeting, acquisition, development and management services; (e) marketing services, communications, marketing materials management, and writing services; (f) strategic planning, milestone management and critical path analysis; and (g) online services, including web site hosting, web site design, web site maintenance, and email services.   The agreement includes Mr. Leopold’s salary of $15,000 per month, which will accrue entirely to deferred compensation during any period in which the commitment remains unpaid.  The term of the agreement is one year, and automatically renews annually on January 1 each year unless otherwise terminated by either party.

There are no other related party transactions other than the above listed transaction.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is currently traded on OTCQB, under the symbol NBRI.

The following table sets forth, for the periods indicated, the high and low bid prices of the Company's Common Stock traded on the OTCBB and OTCQB for the fiscal years ended December 31, 2012 and December 31, 2011 , and as of the date of this prospectus . The quotations are split-adjusted and reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Common Stock
Fiscal Year 2013	High	Low
First Quarter	$0.13	$0.03
Second Quarter (thru May 15, 2013)	$0.07	$0.03

	Common Stock
Fiscal Year 2012	High	Low
First Quarter	$0.14	$0.075
Second Quarter	$0.10	$0.052
Third Quarter	$0.11	$0.055
Fourth Quarter	$0.074	$0.041

Fiscal Year 2011	High	Low
First Quarter	$0.09	$0.026
Second Quarter	$0.22	$0.073
Third Quarter	$0.21	$0.12
Fourth Quarter	$0.19	$0.07

Holders.  As of the date of this prospectus , our common stock was held by approximately 1,587 shareholders of record.

Dividends.  We have never declared or paid a cash dividend. There are no restrictions on the common stock or otherwise that limit our ability to pay cash dividends if declared by the Board of Directors. We do not anticipate declaring or paying any cash dividends in the foreseeable future.

The Securities Enforcement and Penny Stock Reform Act of 1990

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares are currently subject to the penny stock rules.

A purchaser is purchasing penny stock which limits the ability to sell the stock. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•
contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

•	The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements have the effect of reducing the trading activity in the secondary market for our stock. Thus, stockholders may have difficulty selling their securities.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

Transfer Agent

Our transfer agent is Colonial Stock Transfer Co., Inc., 66 Exchange Place, Salt Lake City, UT  84111, phone number (801) 355-5740.

Issuer purchase of equity securities

There were no issuer purchases of securities during the period covered by this report.

EXECUTIVE COMPENSATION

The Company accrued or paid compensation to the Chief Executive Officer for services rendered to the Company in all capacities during the fiscal years shown in the Summary Compensation Table below. Deferred compensation accrued in 2012 and 2011 was $100,000 and $126,000.  These amounts represent the total deferred compensation of $216,000 expensed during each period, less $116,000 and $90,000 actually paid or settled in 2012 and 2011, respectively, as per the management agreement with The PAN Network, a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month.  The agreement includes Mr. Leopold’s base salary of $15,000 per month, and accrues entirely to deferred compensation during any period in which the commitment remains unpaid, which would be $216,000 in total deferred compensation annualized if no payments were made during the year.

Overview

The following is a discussion of our program for compensating our named executive officers and directors. Currently, we do not have a compensation committee, and as such, our Board of Directors is responsible for determining the compensation of our named executive officers.

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice.

The Board of Directors considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, increasing our revenues, broadening our product line offerings, managing our costs and otherwise helping to lead our Company through a period of rapid growth.

In the future, we expect that our Board of Directors will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers. We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and Company performance with commensurate cash compensation.

Elements of Compensation

Our compensation program for the named executive officers consists primarily of base salary and a non-qualified deferred compensation plan. There is no retirement plan, long-term incentive plan or other such plans, although Mr. Leopold’s agreement has a bonus plan, subject to the Board’s discretion. The Company is an exploration stage company with limited revenue. As such, we have not yet obtained a consistent revenue stream with which to fund employee salaries and bonus plans. The base salary we provide is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance of role, leadership and growth potential, and experience.

Base Salary

We have deferred salary compensation for our CEO, Mr. Perry Leopold.   Mr. Leopold’s services are provided under an agreement with PAN Network, a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month.  The agreement includes Mr. Leopold’s base salary of $15,000 per month, and accrues entirely to deferred compensation during any period in which the commitment remains unpaid. Although the Company has had an accumulated deficit in the previous year of operations, Mr. Leopold’s salary is set pursuant to an agreement that the Company has entered into with the PAN Network. Our named executive officers receive base salaries commensurate with their roles and responsibilities. Base salaries and subsequent adjustments, if any, are reviewed and approved by our Board of Directors annually, based on an informal review of relevant market data and each executive’s performance for the prior year, as well as each executive’s experience, expertise and position. The base salaries paid to our named executive officers are reflected in the Summary Compensation Table below.

Non-Qualified Deferred Compensation

The Company has adopted an unfunded Non-Qualified Deferred Compensation Plan to recognize unpaid compensation owed to our Chief Executive Officer  Under this Plan, the Company is not required to reserve funds for compensation, and is only obligated to pay compensation when and if funds are available.  Any amounts due but unpaid automatically accrue to deferred compensation. The Plan has the option to be renewed annually at the discretion of the Company. While unfunded and non-recourse, for compliance with GAAP this is disclosed as an accrued expense on the balance sheet.  As of December 31, 2012 and 2011, the outstanding balance of the Plan is $884,474 and $784,474, respectively.  There is no accrued interest associated with the Plan.

In 2007, 2008, and 2009, our Chief Executive Officer was awarded restricted stock bonuses in recognition of the Company’s inability to provide cash compensation. These restricted stock bonuses were in addition to, and not in lieu of, the deferred base salary compensation.  The value of common shares was based on the market closing price on the day of issuance. The value of preferred shares was valued according to the closing price of the common stock the preferred shares were convertible into on the day of issuance, plus the value of the control premium from voting rights assigned to certain preferred share issuances. The valuations of these issuances are shown below:

Date	Type of Stock	Number of Shares	Value
2/12/2007	Preferred (I)	100	$101,000
2/9/2007	Common	250,000	$31,250
12/21/2007	Common	10,000,000	$900,000
12/16/2008	Common	2,500,000	$50,000
8/11/2009	Preferred (A) (G)	4,100,000	$253,785

There were no stock awards or bonuses of any kind to our Chief Executive Officer in 2011, or 2012.  In 2011, Mr. Leopold elected to reduce the amount of deferred compensation owed to him by $180,000 through the issuance of 2,000,000 shares of common stock.  The transaction is considered a purchase, and shares were valued as of the closing market price on the day of issuance.  On July 25, 2012, all 100,000 outstanding shares of the Series G Convertible Preferred that were previously issued to Mr. Leopold in August 2009 were cancelled at the request of and consent of Mr. Leopold, the sole shareholder of the class. Subsequent to the cancellation of said shares, a Certificate of Elimination of the Series G Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware to eliminate entirely the Series G Convertible Preferred stock designation from our Articles of Incorporation.

Employment Agreements

During 2009, the Board of Directors approved and the Company executed a management agreement with The PAN Network, a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month, and calls for PAN to provide (a) office and board room space, including reception, utilities, landline phone/fax, computers, copiers, projectors, and miscellaneous services; (b) financial services, including accounting, corporate filing and bookkeeping; (c) project and administrative services; (d) resource targeting, acquisition, development and management services; (e) marketing services, communications, marketing materials management, and writing services; (f) strategic planning, milestone management and critical path analysis; and (g) online services, including web site hosting, web site design, web site maintenance, and email services. The agreement includes Mr. Leopold’s salary of $15,000 per month, which will accrue entirely to deferred compensation during any period in which the commitment remains unpaid.  The term of the agreement is one year, and automatically renews annually on January 1 each year unless otherwise terminated by either party.

Retirement Benefits

Currently, we do not provide any Company sponsored retirement benefits to any employee, including the named executive officers.

Prerequisites

Historically, we have not provided our named executive officers with any perquisites and other personal benefits. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we compete. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our Board of Directors.

The following table sets forth the compensation paid to our chief executive officer for each of our last two completed fiscal years. No other officer received compensation greater than $100,000 for either fiscal year.

Summary Compensation Table

Name and Position	Year	Salary ($) (2)	Bonus ($)	Stock Awards ($) (1)	All Other Compensation ($)(3)	Total ($)
Perry Leopold	2012	180,000	-	-	36,000	216,000
Chief Executive Officer	2011	180,000	-	-	36,000	216,000

(1)
The values shown in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2012 and 2011 fiscal years for the aggregate grant date fair value of stock awards granted in such periods in accordance with FASB ASC Topic 718.

(2)
The base salary for Mr. Leopold is included in the management agreement with The PAN Network of $18,000 per month, all of which accrues to deferred compensation in the event it is unpaid when due each month.

(3)
All Other Compensation includes additional consideration due to the management contract with The PAN Network, which is wholly-owned by Mr. Leopold.  This agreement is for $18,000 per month, which includes Mr. Leopold’s base salary of $15,000 per month.

COMPENSATION OF DIRECTORS

Director Compensation for Year Ended December 31, 2012

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Perry Leopold	--	--	--	--	--	--	--
Fred Michini	--	-	--	--	--	--	-
———————
(1)	Mr. Leopold did not receive any compensation in his capacity as director for the Company in the year ended December 31, 2012.

Compensation Committee Interlocks and Insider Participation

We did not have a compensation committee during the year ended December 31, 2012. During the fiscal year ended December 31, 2012, none of our executive officers served on the Board of Directors of any entities whose directors or officers serve on our Board of Directors.

Outstanding Equity Awards at Fiscal Year-end.

There were no outstanding equity awards to our executive officers in the most recent fiscal year ended December 31, 2012.

Standard Director Compensation Arrangement

We do not have a standard compensation arrangement for directors.

Stock Option Exercised

There were no stock options exercised on common shares in fiscal year 2012, with respect to the named executives listed in the Summary Compensation Table.

Expense Reimbursement

We will reimburse our officers and directors for reasonable expenses incurred during the course of their performance.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
UNAUDITED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2013 AND DECEMBER 31, 2012

	March 31, 2013	December 31, 2012
ASSETS
Current Assets
Cash	$69,994	$42,008
Total Current Assets	69,994	42,008

Other Assets
Available For Sale Securities	22,500	12,550
Prepaid Expenses	55,000	-
Certificates of Deposit	172,619	172,499
Deferred Financing Costs, net	8,126	14,471
Mining Claims – Unproved	1,797,488	1,797,488
Property, Plant & Equipment, net of accumulated depreciation	611,152	635,212
Reclamation Bond – Fraser River	2,000	2,000
Total Other Assets	2,668,885	2,634,220
TOTAL ASSETS	$2,738,879	$2,676,228

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$58,256	$56,617
Accrued Expenses - Related Party	933,474	884,474
Accrued Expenses – Ruby Mine	5,906	12,250
Accrued Interest	49,776	41,363
Convertible notes payable (net of discounts of $62,242 and $166,307, respectively)	238,472	608,193
Deferred Gain	-	9,835
Derivative Liability	671,791	496,827
Note Payable – Ruby Mine Mortgage	1,128,112	1,774,822
Total Current Liabilities	3,085,787	3,884,381

Long-Term Liabilities
Convertible notes payable (net of discounts of $45,457 and $0, respectively)	415,640	-
Note Payable – Ruby Mine Mortgage	789,938	-
Asset Retirement Obligation	5,660	5,584
Total Long-Term Liabilities	1,211,238	5,584
Total Liabilities	$4,297,025	$3,889,965

Stockholders’ Equity (Deficit)
Preferred stock, Series I, $0.001 par value, 100 shares authorized, 100 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	-	-

Convertible Preferred stock, Series A, $0.001 par value, 8,000,000 shares authorized, 4,000,000 and 4,000,000 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	4,000	4,000

Common stock, $0.001 par value, 250,000,000 shares authorized, 107,714,311 and 102,002,731 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	107,714	102,003
Additional Paid-In Capital	12,398,959	12,168,608
Accumulated Other Comprehensive Income/(Loss)	(2,550)	(12,500)
Deficit Accumulated During Exploration Stage	(14,066,269)	(13,475,848)
Total Stockholders’ Equity (Deficit)	(1,558,146)	(1,213,737)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$2,738,879	$2,676,228

The accompanying notes are an integral part of these financial statements

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTH PERIODS ENDING
MARCH 31, 2013 AND 2012 (Unaudited)
AND THE PERIOD FROM
JUNE 18, 2004 (INCEPTION) THROUGH MARCH 31, 2013 (Unaudited)

	3 months ended March31, 2013	3 months ended March31, 2012 (restated)	Since inception (June 18, 2004 - March 31, 2013)
Revenues
Revenue	$-	$-	$-
Cost of Revenue	-	-	-
Gross Profit	-	-	-
Operating Expenses
Commissions & Consulting Fees	-	-	312,000
General & Administrative Costs	81,008	93,585	9,241,955
Mining Property Costs	46,901	168,115	1,719,252
Depreciation Expense	24,060	26,185	183,293
Impairment Expense	-	-	145,995
Accretion Expense	76	127	832
Professional Services	29,902	18,500	280,334
Total Operating Expenses	181,947	306,512	11,883,661
Net Operating Loss	(181,947)	(306,512)	(11,883,661)
Other Income (Expenses)
Gain on Mineral Claim Sales	113,499	4,500	341,243
Other Income from Mineral Claims	-	-	309,649
Interest Income	125	545	1,597
Interest Expense	(305,666)	(237,786)	(1,212,625)
Gain/Loss on Derivative Liability	(217,526)	-	(604,359)
Loss on Conversion of Debt	-	-	(137,000)
Bad Debt (Expense) / Recovery	-	-	(47,185)
Loss on Settlement	-	-	(62,095)
Other Expense	-	-	(2,222)
Other Income	1,094	-	1,094
Realized Gain (Loss) on Investment	-	-	(97,109)
Net Other Income (Expenses)	(408,474)	(232,741)	(1,509,012)
Loss From Continuing Operations	(590,421)	(539,253)	(13,392,673)
Loss From Discontinued Operations	-	-	(673,596)
Net Loss	(590,421)	(539,253)	(14,066,269)
Unrealized (Loss)/Gain on Available For Sale Securities	9,950	-	(2,550)
Total Comprehensive Loss	(580,471)	(539,253)	(14,068,819)
WEIGHTED AVG NUMBER OF SHARES OUTSTANDING (Basic)	104,488,352	98,127,893
Basic Net Gain (Loss) per Share	$(0.01)	$(0.01)
WEIGHTED AVG NUMBER OF SHARES OUTSTANDING (Diluted)	104,488,352	98,127,893
Diluted Net Gain (Loss) per Share	$(0.01)	$(0.01)

The accompanying notes are an integral part of these financial statements

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH MARCH 31, 2013 (Unaudited)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Inception 6/18/2004	-	-	-	$-	$-	$-	-	$-	$-	$-	$-	$-	$-
Founder's Shares issued	1,200,000	-	-	1,200	-	-	320,000	320	(1,520)	-	-	-	-
Shares issued for merger	1,200,000	-	-	1,200	-	-	320,000	320	(1,520)	-	-	-	-
Common Stock issued for cash	-	-	-	-	-	-	200,000	200	4,800	-	-	-	5,000
Net loss for year	-	-	-	-	-	-	-	-	-	-	(95,587)	-	(95,587)
Balance at 12/31/2004	2,400,000	-	-	$2,400	$-	$-	840,000	$840	$1,760	$-	$(95,587)	$-	$(90,587)

Common Stock issued to convert debt	-	-	-	-	-	-	12,127	12	180,213	-	-	-	180,225
Common Stock issued for services	-	-	-	-	-	-	121,491	121	2,586,046	-	-	-	2,586,167
Common Stock issued for cash	-	-	-	-	-	-	102,643	103	517,597	-	-	-	517,700
Net loss for year	-	-	-	-	-	-	-	-	-	-	(1,816,896)	-	(1,816,896)
Balance at 12/31/2005	2,400,000	-	-	$2,400	$-	$-	1,076,261	$1,076	$3,285,616	$-	$(1,912,483)	$-	$1,376,609

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH MARCH 31, 2013 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Common Stock issued to convert debt	-	-	-	-	-	-	1,202,000	1,202	2,206,398	-	-	-	2,207,600
Common Stock issued for services	-	-	-	-	-	-	1,309,000	1,309	1,543,191	-	-	-	1,544,500
Expenses paid by shareholder	-	-	-	-	-	-	-	-	164,371	-	-	-	164,371
Net loss for year	-	-	-	-	-	-	-	-	-	-	(5,504,237)	-	(5,504,237)
Balance at 12/31/2006	2,400,000	-	-	$2,400	$-	$-	3,587,261	$3,587	$7,199,576	$-	$(7,416,720)	$-	$(211,157)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH MARCH 31, 2013 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Beneficial Conversion Features on notes payable	-	-	-	-	-	-	-	-	62,000	-	-	-	62,000
Common Stock issued to convert debt	-	-	-	-	-	-	1,350,000	1,350	120,150	-	-	-	121,500
Common Stock issued for services	-	-	-	-	-	-	10,575,000	10,575	959,425	-	-	-	970,000
Common Stock issued as interest on loan	-	-	-	-	-	-	10,000	10	1,490	-	-	-	1,500
Preferred Shares issued for services	-	-	100	-	-	-	-	-	101,000	-	-	-	101,000
Common Stock issued for conversion of preferred shares	(2,400,000)	-	-	(2,400)	-	-	1,200,000	1,200	1,200	-	-	-	-
Shares bought back and retired	-	-	-	-	-	-	(200,000)	(200)	(1,800)	-	-	-	(2,000)
Expenses paid by shareholder	-	-	-	-	-	-	-	-	70,623	-	-	-	70,623
Net loss for year	-	-	-	-	-	-	-	-	-	-	(1,490,871)	-	(1,490,871)
Balance at 12/31/2007	-	-	100	$2,400	$-	$-	16,522,261	$16,522	$8,513,664	$-	$(8,907,591)	$-	$(377,405)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH MARCH 31, 2013 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Rounding of shares due to stock split	-	-	-	-	-	-	26	-	-	-	-	-	-
Common Stock issued for services	-	-	-	-	-	-	5,500,000	5,500	224,500	-	-	-	230,000
Common Stock issued for cash	-	-	-	-	-	-	2,275,000	2,275	7,725	-	-	-	10,000
Contribution from investor	-	-	-	-	-	-	-	-	10,000	-	-	-	10,000
Mark to market AFS securities	-	-	-	-	-	-	-	-	-	-	-	22,780	22,780
Net loss for year	-	-	-	-	-	-	-	-	-	-	(328,478)	-	(328,478)
Balance at 12/31/2008	-	-	100	$-	$-	$-	24,297,287	$24,297	$8,755,889	$-	$(9,236,069)	$22,780	$(433,103)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH MARCH 31, 2013 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Common Stock issued for services	-	-	-	-	-	-	2,500,000	2,500	27,250	-	-	-	29,750
Preferred Stock issued for services	4,000,000	100,000	-	4,000	100	-	-	-	249,685	-	-	-	253,785
Common Stock issued for cash	-	-	-	-	-	-	21,800,000	21,800	151,200	-	-	-	173,000
Common Stock issued for deferred compensation	-	-	-	-	-	-	10,000,000	10,000	177,500	-	-	-	187,500
Loss realized on AFS securities	-	-	-	-	-	-	-	-	-	-	-	(22,780)	(22,780)
Stock payable for commitment fee on equity offering	-	-	-	-	-	-	-	-	(115,310)	115,310	-	-	-
Net loss for year	-	-	-	-	-	-	-	-	-	-	(786,979)	-	(786,979)
Balance at 12/31/2009	4,000,000	100,000	100	$4,000	$100	$-	58,597,287	$58,597	$9,246,214	$115,310	$(10,023,048)	$22,780	$(598,827)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH MARCH 31, 2013 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Common Stock issued for commitment fee on equity offering	-	-	-	-	-	-	6,589,147	6,589	108,721	(115,310)	-	-	-
Common Stock issued for cash	-	-	-	-	-	-	5,000,000	5,000	45,000	-	-	-	50,000
Discount on convertible notes from beneficial conversion features and attached warrants	-	-	-	-	-	-	-	-	107,406	-	-	-	107,406
Common Stock issued for Ruby Mine Purchase Option	-	-	-	-	-	-	10,000,000	10,000	140,000	-	-	-	150,000
Warrants issued for Purchase Option – Ruby Mine	-	-	-	-	-	-	-	-	149,896	-	-	-	149,896
Net loss for year	-	-	-	-	-	-	-	-	-	-	(287,345)	-	(287,345)
Balance at 12/31/2010	4,000,000	100,000	100	$4,000	$100	$-	80,186,434	$80,186	$9,797,237	$-	$(10,310,393)	$-	$(428,870)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH MARCH 31, 2013 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Common Stock issued for cash	-	-	-	-	-	-	10,314,967	10,315	846,685	-	-	-	857,000
Common Stock issued for convertible debt conversion	-	-	-	-	-	-	4,459,092	4,459	169,393	-	-	-	173,852
Common Stock issued for services	-	-	-	-	-	-	42,857	43	2,957	-	-	-	3,000
Common Stock issued for settlement of services	-	-	-	-	-	-	550,000	550	61,545	-	-	-	62,095
Common Stock issued for deferred compensation	-	-	-	-	-	-	2,000,000	2,000	178,000	-	-	-	180,000
Common Stock issued for directors compensation	-	-	-	-	-	-	111,112	111	9,889	-	-	-	10,000
Discount on convertible notes from beneficial conversion feature	-	-	-	-	-	-	-	-	70,568	-	-	-	70,568
Term Extension of Ruby warrants	-	-	-	-	-	-	-	-	2,519	-	-	-	2,519
Warrants issued for Purchase Option – Ruby Mine	-	-	-	-	-	-	-	-	219,940	-	-	-	219,940
Stock payable for warrant exercise	-	-	-	-	-	-	-	-	-	25,000	-	-	25,000
Net loss for year (restated)	-	-	-	-	-	-	-	-	-	-	(1,045,749)	-	(1,045,749)
Balance at 12/31/2011 (restated)	4,000,000	100,000	100	$4,000	$100	$-	97,664,462	$97,664	$11,358,733	$25,000	$(11,356,142)	$-	$129,355

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH MARCH 31, 2013 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Common Stock issued for cash	-	-	-	-	-	-	3,248,719	3,249	198,215	-	-	-	201,464
Common Stock issued as draw on equity line, proceeds applied towards note payable balance owed	-	-	-	-	-	-	387,900	388	25,148	-	-	-	25,536
Cancellation of Series G Preferred	-	(100,000)	-	-	(100)	-	-	-	100	-	-	-	-
Common Stock issued for services	-	-	-	-	-	-	116,650	117	10,543	-	-	-	10,660
Common Stock issued for deferred financing costs	-	-	-	-	-	-	85,000	85	5,525	-	-	-	5,610
Common Stock issued for stock payable	-	-	-	-	-	-	500,000	500	24,500	(25,000)	-	-	-
Mark to market AFS securities	-	-	-	-	-	-	-	-	-	-	-	(12,500)	(12,500)
Settlement of Derivative Liability	-	-	-	-	-	-	-	-	49,795	-	-	-	49,795
Discount on convertible notes from beneficial conversion feature and attached warrants	-	-	-	-	-	-	-	-	321,002	-	-	-	321,002
Warrants issued for modification of payment terms on mortgage payable	-	-	-	-	-	-	-	-	175,047	-	-	-	175,047
Net loss for period	-	-	-	-	-	-	-	-	-	-	(2,119,706)	-	(2,119,706)
Balance at 12/31/2012	4,000,000	-	100	$4,000	$-	$-	102,002,731	$102,003	$12,168,608	$-	$(13,475,848)	$(12,500)	$(1,213,737)
Common Stock issued for cash	-	-	-	-	-	-	2,211,580	2,211	66,789	-	-	-	69,000
Common Stock issued for convertible debt conversion	-	-	-	-	-	-	3,500,000	3,500	77,287	-	-	-	80,787
Mark to market AFS securities	-	-	-	-	-	-	-	-	-	-	-	9,950	9,950
Settlement of Derivative Liability	-	-	-	-	-	-	-	-	86,275	-	-	-	86,275
Net loss for period	-	-	-	-	-	-	-	-	-	-	(590,421)	-	(590,421)
Balance at 3/31/2013	4,000,000	-	100	$4,000	$-	$-	107,714,311	$107,714	$12,398,959	$-	(14,066,269)	$(2,550)	$(1,558,146)

The accompanying notes are an integral part of these financial statements.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTH PERIODS ENDING
MARCH 31, 2013 AND 2012 (Unaudited)
AND THE PERIOD FROM
JUNE 18, 2004 (INCEPTION) THROUGH MARCH 31, 2013 (Unaudited)

	3 Months Ended March 31, 2013	3 Months Ended March 31, 2012 (restated)	Since inception (June 18, 2004 to March 31, 2013)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(590,421)	$(539,253)	$(14,066,269)
Adjustments to reconcile Net Loss to net cash used in operations:
Gain on option payments received – non-cash	-	-	(135,985)
Gain on sale of claims	(58,499)	(4,500)	(241,333)
Gain on sale of claims – non-cash	(55,000)	-	(55,000)
Common Stock issued for services	-	4,000	5,123,677
Common Stock issued to director for services	-	-	10,000
Common Stock issued for mining exploration stage property	-	-	351,400
Warrants issued to modify payment terms of note	-	175,047	175,047
Preferred Stock issued for bonus	-	-	253,785
Loss on conversion of debt and deferred compensation	-	-	2,150,513
Loss on AFS securities “other than temporary”	-	-	106,985
Loss on settlement - Common Shares issued	-	-	62,095
Bad debt expense	-	-	48,167
Gain realized on transfer of AFS – securities	-	-	(9,875)
Amortization of discount on debt	107,322	45,301	683,280
Amortization of deferred financing cost	11,345	-	26,984
Change in derivative liability	217,526	-	604,359
Common Stock issued as interest on loan	-	-	1,500
Depreciation Expense	24,060	26,185	183,293
Accretion Expense	76	127	832
Impairment Expense	-	-	145,995
Extension Expense for Ruby mortgage	160,000	-	160,000
Changes in operating assets and liabilities:
Accounts receivable	-	982	(29,018)
Prepaid Expenses	-	-	9,910
Other assets	(120)	(2,512)	1,256
Accrued expenses – related party	49,000	28,000	1,249,593
Accrued expenses	2,069	-	56,218
Accounts Payable	1,639	22,379	52,314
Other current assets	-	-	(29,316)
Net Cash Used in Operating Activities	(131,003)	(244,244)	(3,109,593)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of fixed assets	-	-	(12,459)
Cash received from sales of claims	48,664	4,500	241,333
Cash paid for claims acquired	-	-	(16,311)
Cash paid for Ruby Purchase	-	-	(361,093)
Cash paid for purchase of Taber Mine Option	-	-	(4,000)
Net Cash Provided by/Used in Investing Activities	48,664	4,500	(152,530)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock	69,000	69,500	1,883,164
Cash paid for debt issuance costs	(5,000)	-	(29,500)
Contributions from related party	-	-	244,994
Warrants exercised, shares not yet issued	-	-	25,000
Debt Repayments	(129,772)	(15,910)	(347,450)
Shares re-purchased and retired	-	-	(2,000)
Borrowings on convertible debt	176,097	175,000	1,557,909
Net Cash Provided by Financing Activities	110,325	228,590	3,332,117
Net cash increase (decrease) for period	27,986	(11,154)	69,994
Cash at beginning of period	42,008	129,888	-
Cash at end of period	69,994	118,734	69,994
Supplementary Cash Flow Information:
Cash Paid for Interest	-	-	-
Cash Paid for Taxes	-	-	-
Non-Cash Investing & Financing Activities:
Common Stock issued For conversion of preferred shares	$-	$-	$2,400
Common Stock issued For conversion of debt and accrued salary	$-	$-	$253,912
Warrants issued for purchase option - Ruby Mine	$-	$-	$369,837
Term extension of Ruby Mine warrants	$-	$-	$2,519
Stock Issued for purchase option - Ruby Mine	$-	$-	$150,000
Discount from beneficial conversion feature and warrants attached to convertible notes payable	$-	$175,000	$-
Transfer of available for sale securities to relieve accrued salary	$-	$-	$12,838
Accrued salary relieved for shares issued	$-	$-	$279,999
Common and preferred shares issued as founders shares	$-	$-	$3,040
Capitalized costs for Ruby Mine purchase option transferred to fixed assets and mineral assets upon acquisition	$-	$-	$801,442
Note payable for Ruby Mine acquisition	$-	$-	$1,990,000
Liabilities assumed with Ruby Mine acquisition	$-	$-	$174,118
Revision to Asset Retirement Obligation	$-	$76	$166,714
Common stock issued for conversion of convertible debt	$80,787	$-	$254,639
Equity draw applied towards note principal owed	$-	$15,000	$25,536
Common Stock issued for deferred financing costs	$-	$-	$5,610
Debt discount due to derivative liability	$43,713	$-	$179,920
Cancellation of preferred shares	$-	$-	$100
Settlement of Derivative liability	$86,275	$-	$136,070
Unrealized gain/loss on AFS	$(9,950)	$-	$2,550

The accompanying notes are an integral part of these financial statements

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1                                GENERAL ORGANIZATION AND BUSINESS

The Company was incorporated in the State of Delaware on June 18, 2004 under the name Ultimate Jukebox, Inc.  On September 4, 2004, Ultimate Jukebox, Inc. merged with NetMusic Corporation, and subsequently changed the Company name to NetMusic Entertainment Corporation.  On March 10, 2006, the Company ceased digital media distribution operations, began operations as a natural resources company, and changed the Company name to Enterayon, Inc.  On January 15, 2008, the Company merged with and assumed the name of its wholly-owned subsidiary, North Bay Resources Inc.  As a result of the merger, Enterayon, Inc. was effectively dissolved, leaving North Bay Resources Inc. as the remaining company.

The Company’s business plan is based on the Generative Business Model, which is designed to leverage our mining properties and mineral claims into near-term revenue streams even during the earliest stages of exploration and development. This is accomplished by entering into sales, joint-venture, and/or option contracts with other mining companies, for which the Company generates revenue through payments in cash, stock, and other consideration.

The Generative Business Model is our short term plan to leverage properties until funding is adequate to implement our long term plan. The Company’s long term plan is to locate and extract gold and silver from current exploration stage properties. This will be done through utilizing joint-ventures and other funding that is available to develop properties until they reach the production stage. Once in the production stage, the Company plans on extracting gold, silver, and other profitable by-products, and selling them to smelters. The Company has not currently begun this stage of the business plan.

NOTE 2                                GOING CONCERN

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The Company has accumulated losses since inception equal to $14,066,269 as of March 31, 2013. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3                                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following accounting polices should be read in conjunction with the information set forth in the Company’s audited financial statements for the year ended December 31, 2012 filed within form 10-K on March 28, 2013.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation. There was no material effect to the consolidated financial statements as result of these reclassifications.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Ruby Gold, Inc. All significant inter-company accounts and transactions have been eliminated in consolidation

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents. There were no cash equivalents at March 31, 2013 and December 31, 2012. The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $250,000.

Reclamation Bonds

The Company holds its reclamation bonds on the Ruby Mine in the form of one-year Certificates of Deposit that automatically rollover annually on their anniversary dates.  These funds are held in reserve to guarantee the Company's Asset Retirement Obligation.

Marketable Securities

The Company accounts for its marketable securities, which are available for sale, in accordance with Financial Accounting Standards Board (“FASB”) guidance regarding accounting for certain investments in debt and equity securities, which requires that available-for-sale and trading securities be carried at fair value. Unrealized gains and losses deemed to be temporary on available-for-sale securities are reported as other comprehensive income (“OCI”) within shareholders’ deficit. Realized gains and losses and declines in value deemed to be other than temporary on available-for-sale securities are included in “(Gain) loss on short- and long-term investments” and “Other income” on our statements of operations. Trading gains and losses also are included in “(Gain) loss on short-term and long-term investments.” Fair value of the securities is based upon quoted market prices in active markets or estimated fair value when quoted market prices are not available. The cost basis for realized gains and losses on available-for-sale securities is determined on a specific identification basis. We classify our available-for-sale securities as short- or long-term based upon management’s intent and ability to hold these investments. In addition, throughout 2009, the FASB issued various authoritative guidance and enhanced disclosures regarding fair value measurements and impairments of securities which helps in determining fair value when the volume and level of activity for the asset or liability have significantly decreased and in identifying transactions that are not orderly.

Revenue Recognition

The company has recognized no mining revenue to date. In the future mining revenue will be recognized according to the policy described below.

Revenue is recognized when the following conditions are met:

(a)  persuasive evidence of an arrangement to purchase exists;
(b) the price is fixed or determinable;
(c) the product has been delivered; and
(d) collection of the sales price is reasonably assured.

Under the terms of concentrate sales contracts with third-party smelters, final prices for the gold, silver, zinc, copper and lead in the concentrate are set based on the prevailing spot market metal prices on a specified future date based on the date that the concentrate is delivered to the smelter. The Company records revenues under these contracts based on forward prices at the time of delivery, which is when transfer of legal title to concentrate passes to the third-party smelters. The terms of the contracts result in differences between the recorded estimated price at delivery and the final settlement price. These differences are adjusted through revenue at each subsequent financial statement date.

Mineral Property Costs

Mineral property acquisition costs are capitalized upon acquisition. Mineral property exploration and improvement costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven, proved, probable, inferred, or possible reserves, the costs incurred to develop and improve such property are capitalized. To date the Company has not established any proven or probable reserves on its mineral properties.

The Company reviews long-lived assets for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the review indicates that the carrying amount of the asset may not be recoverable, the potential impairment is measured based on a projected discounted cash flow method using a discount rate that is considered to be commensurate with the risk inherent in the Company's current business model. For purposes of recognition and measurement of an impairment loss, a long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets.

Purchase Options for Mining Property

Costs associated with acquisitions related to purchase options for mining properties are capitalized when the costs are incurred in accordance with ASC 340.10. The costs are carried at the amount paid and transferred to the appropriate asset account if the option is exercised. If it is determined that the Company will not exercise the option, the option is expensed.

Deferred Gains

Deposits on pending sales of mineral claims are classified as deferred gains until the transaction has been completed.  As of December 31, 2012, a deposit received of $9,835 on the pending sale of a mineral claim was recognized as a deferred gain. As of March 31, 2013, the transaction has been completed, and the deferred gain has been recognized as income.

Asset Retirement Obligation

The FASB standard on accounting for asset retirement obligation requires that the fair value of the liability for asset retirement costs be recognized in an entity’s balance sheet, as both a liability and an increase in the carrying values of such assets, in the periods in which such liabilities can be reasonably estimated. The present value of the estimated future asset retirement obligation (“ARO”), as of the date of acquisition or the date at which mining commences is capitalized as part of the costs of mineral assets and recorded with an offsetting liability. The asset retirement costs are depleted over the production life of the mineral assets on a unit-of-production basis.

The ARO is recorded at fair value and accretion expense is recognized as the discounted liability is accreted to its expected settlement value. The fair value of the ARO liability is measured by using expected future cash outflows discounted at the Company’s credit adjusted risk free interest rate.

Amounts incurred to settle plugging and abandonment obligations that are either less than or greater than amounts accrued are recorded as a gain or loss in current operations.  Revisions to previous estimates, such as the estimated cost to remediate and abandon a mine may require adjustments to the ARO and are capitalized as part of the costs of mineral assets.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates that will be in effect when the differences are expected to reverse.

The Company adopted the provisions of the FASB interpretation related to accounting for uncertainty in income taxes, which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions.  The Company believes it does not have any uncertain tax positions taken or expected to be taken in its income tax returns.

Fair Value of Financial Instruments

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company values its derivative instruments related to embedded conversion features and warrants from the issuance of convertible debentures in accordance with the Level 3 guidelines. For the three month period ended March 31, 2013, the following table reconciles the beginning and ending balances for financial instruments that are recognized at fair value in these consolidated financial statements. The fair value of embedded conversion features that have floating conversion features and tainted common stock equivalents (warrants and convertible debt) are estimated using a Binomial Lattice model. The key inputs to this valuation model as of March 31, 2013, were: Volatility of 116%, inherent term of instruments equal to the remaining contractual term, quoted closing stock prices on valuation dates, and various settlement scenarios and probability percentages summing to 100%.

	Balance at December 31, 2012	New Issuances	Conversions	Changes in Fair Values	Balance at March 31, 2013
Level 3 –
Derivative liabilities from:
Conversion features – embedded derivative	$82,237	$43,713	$(47,098)	$7,406	$86,258
Conversion features – tainted equity	208,971	-	(39,177)	67,580	237,374
Warrants – tainted equity	205,619	-	-	142,540	348,159
	$496,827	$43,713	$(86,275)	$217,526	$671,791

Changes in the unobservable input values would likely cause material changes in the fair value of the Company’s Level 3 financial instruments. The significant unobservable input used in the fair value measurement is the estimation for probability percentages assigned to future expected settlement possibilities. A significant increase (decrease) in this distribution of percentages would result in a higher (lower) fair value measurement.

The following table presents assets that were measured and recognized at fair value as of December 31, 2012 and the year then ended on a recurring basis:

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Loss
Available For Sale Securities	$12,550	$-	$-	$12,550
Totals	$12,550	$-	$-	$12,550

The following table presents assets that were measured and recognized at fair value as of March 31, 2013:

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Loss
Available For Sale Securities	$22,500	$-	$-	$2,500
Totals	$22,500	$-	$-	$2,500

The Company had no other assets or liabilities valued at fair value on a recurring or non-recurring basis as of March 31, 2013 or December 31, 2012.

Stock Based Compensation

Beginning January 1, 2006, the Company adopted the FASB standard related to stock based compensation. The standard requires all share-based payments to employees (which includes non-employee Directors), including employee stock options, warrants and restricted stock, be measured at the fair value of the award and expensed over the requisite service period (generally the vesting period). The fair value of common stock options or warrants granted to employees is estimated at the date of grant using the Black-Scholes option pricing model by using the historical volatility of comparable public companies. The calculation also takes into account the common stock fair market value at the grant date, the exercise price, the expected life of the common stock option or warrant, the dividend yield and the risk-free interest rate.

The Company from time to time may issue stock options, warrants and restricted stock to acquire goods or services from third parties. Restricted stock, options or warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the date required by the Emerging Issues Task Force guidance related to accounting for equity instruments issued to non-employees. In accordance with this guidance, the options or warrants are valued using the Black-Scholes option pricing model on the basis of the market price of the underlying equity instrument on the “valuation date,” which for options and warrants related to contracts that have substantial disincentives to non-performance, is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period.   As of March 31, 2013 and December 31, 2012, no options or warrants related to compensation have been issued, and none are outstanding.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that may have conversion prices that create an embedded beneficial conversion feature pursuant to the Emerging Issues Task Force guidance on beneficial conversion features. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Deferred Financing Costs

Deferred financing costs include debt issuance costs primarily incurred by the Company as part of Convertible Note transactions. Deferred financing costs as of March 31, 2013 was $8,126 net of amortization of $11,345. This includes a commission paid to Carter Terry & Company, a registered broker-dealer, consisting of $10,000 in cash and 85,000 restricted Rule 144 shares of common stock valued at $5,620 on the date of issuance.  This amount was capitalized to Deferred Financing Costs and amortized over the term of the note. Amortization is provided on a straight-line basis over the terms of the respective debt instruments to which the costs relate and is included in interest expense.  The difference between the straight line and effective interest methods is immaterial due to the short term nature of the convertible notes.

Accounting for Derivative Instruments

All derivatives have been recorded on the balance sheet at fair value based on the lattice model calculation. These derivatives, including embedded derivatives in the Company’s convertible notes which have floating conversion prices based on changes to the quoted price of the Company’s common stock and common stock equivalents tainted as a result of the derivative, are separately valued and accounted for on the Company’s balance sheet. Fair values for exchange traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

Lattice Valuation Model

The Company valued the conversion features in their convertible notes and tainted warrants using a lattice valuation model, with the assistance of a valuation consultant. The lattice model values these instruments based on a probability weighted discounted cash flow model. The Company uses the model to develop a set of potential scenarios. Probabilities of each scenario occurring during the remaining term of the instruments are determined based on conversion prices relative to current stock prices, historic volatility, and estimates on investor behavior. These probabilities are used to create a cash flow projection over the term of the instruments and determine the probability that the projected cash flow will be achieved. A discounted weighted average cash flow for each scenario is then calculated and compared to the discounted cash flow of the instruments without the compound embedded derivative in order to determine a value for the compound embedded derivative.

Goodwill and Other Intangible Assets

Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed.  The Company accounts for goodwill and intangibles under ASC Topic 350, Intangibles – Goodwill and Other, which does not permit amortization, but requires the Company to test goodwill and other indefinite-lived assets for impairment annually or whenever events or circumstances indicate impairment may exist.

Income/Loss Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.  As of March 31, 2013 and 2012, there were 50,679,673 and 43,145,833 common stock equivalents outstanding, respectively.

The following is a reconciliation of the computation for basic and diluted EPS for the three months ended March 31, 2013 and 2012, respectively:

	March 31, 2013	March 31, 2012
Net Loss	$(590,421)	$(539,253)
Weighted-average common shares Outstanding (Basic)	104,488,352	98,127,893
Weighted-average common stock Equivalents	50,679,673	43,145,833
Deduction of stock Equivalents not included due to net loss	(50,679,673)	(43,145,833)
Weighted-average common shares Outstanding (Diluted)	104,488,352	98,127,893
Basic and Diluted Net Gain (Loss) per Share	$(0.01)	$(0.01)

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. The cost of property, plant and equipment is depreciated using the straight-line method over the estimated useful life of the asset - periods of approximately 18-28 years for buildings, 3-10 years for machinery and equipment and 3- 5 years for vehicles. Long-lived assets are reviewed for impairment whenever in management's judgment conditions indicate a possible loss. Such impairment tests compare estimated undiscounted cash flows to the recorded value of the asset. If an impairment is indicated, the asset is written down to its fair value or, if fair value is not readily determinable, an estimated fair value is used based on discounted cash flows. Fully depreciated assets are retained in property, plant and equipment and accumulated depreciation accounts until they are removed from service. In case of disposals of assets, the assets and related accumulated depreciation are removed from the accounts, and the net amounts after proceeds from disposal are credited or charged to income.

Recently Issued Accounting Standards

New Accounting Pronouncements

Disclosures about Reclassification Adjustments out of Accumulated Other Comprehensive Income

In February 2013, the Financial Accounting Standards Board (“FASB”) issued an accounting standards update which added new disclosure requirements for items reclassified out of accumulated other comprehensive income. The update required entities to disclose additional information about reclassification adjustments, including changes in accumulated other comprehensive income balances by component and significant items reclassified out of accumulated other comprehensive income. The update became effective for us in the first quarter of 2013. The update had no material impact to our financial statements.

Testing Indefinite-Lived Intangible Assets for Impairment

In July 2012, the FASB issued an accounting standards update which provided, subject to certain conditions, the option to perform a qualitative, rather than quantitative, assessment to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount. The update became effective for us in the first quarter of 2013. The update had no material impact to our financial statements.

NOTE 4                                AVAILABLE FOR SALE SECURITIES

On October 24, 2012, the Company entered into an agreement on its Willa property with Caribou King Resources Ltd. ("Caribou", or “CKR”), a Canadian issuer listed on the TSX Venture Exchange.  Under the terms of Agreement, Caribou may earn up to a 100% interest in the Willa Claims by making aggregate payments to North Bay of USD $232,500 in cash and issuing 1,000,000 shares of Caribou common stock.  Of the aggregate payments, $7,500 in cash and 500,000 shares are due upon receipt of regulatory acceptance of the agreement by the TSX Venture Exchange.  Subsequent to TSX approval in November, 2012, and pursuant to the agreement, the Company received 500,000 shares of CKR stock. These shares were valued at $25,000 based upon the closing price of CKR stock on the date the shares were received. As of March 31, 2013 and December 31, 2012, the market value of these shares was $22,500 and $12,550, respectively.

NOTE 5                                RUBY MINE ACQUISITION

On September 27, 2010, the Company executed an option-to-purchase agreement with Ruby Development Company (“RDC”), a California partnership, for the acquisition of the Ruby Mine (the “Ruby”) in Sierra County, California. The purchase price is $2,500,000, which was to be paid in stages extending to December 30, 2012, and which has been extended to December 30, 2015 pursuant to an amendment to the agreement signed on March 28, 2013.

On June 1, 2011, the Company exercised its option to purchase the Ruby Mine and made a final option payment of $85,000 to open escrow.  On July 1, 2011, escrow was closed and the acquisition of the Ruby Mine was completed. During the preceding option period and as of the closing date, the Company has made payments totaling $510,000 to RDC, consisting of $360,000 cash and 10,000,000 shares of common stock valued at $150,000.  These payments were credited towards the purchase price, thereby reducing the outstanding principal due to $1,990,000.  In addition, in compliance with the agreement dated September 27, 2010, as amended on January 26, 2011, the Company issued warrants to RDC that gives them the option, until December 31, 2015, of purchasing up to 10 million shares of stock at two cents ($0.02) per share, and in compliance with a second amendment to the Option Agreement dated April 22, 2011, the Company issued warrants granting RDC the right to purchase 2 million shares of the Company’s common stock at the exercise price of ten cents ($0.10) per share.  These later warrants expire on May 1, 2016.

On the transaction closing date of July 1, 2011, the Company issued a promissory note to RDC for $1,990,000.  The note, as amended, is due on or before December 30, 2015, and accrues interest at 6% per annum as of April 1, 2013, and 8% per annum as of January 1, 2015.  As of March 31, 2013, all monthly payments have been paid, and the outstanding balance due on the note is $1,918,050, which includes a $160,000 extension fee pursuant to a mortgage modification amendment executed on March 28. 2013. In addition, a $1 million payment is due on or before December 30, 2013. As of the date of this report, the Company remains current in its obligations, and all monthly payments have been made on time. The note is collateralized with all of the assets associated with the Ruby Mine.

Upon the close of the transaction and the transfer of title, as previously set forth in the purchase agreement, the Company acquired all of the real and personal property associated with the Ruby Gold Mine, all of the shares of Ruby Gold, Inc., a private California corporation, and $171,618 in reclamation bonds securing the permits at the Ruby Mine. Subsequent to the close of the transaction, Ruby Gold, Inc. became a wholly-owned subsidiary of North Bay Resources Inc.  The Company has also assumed the reclamation liabilities on the Ruby Mine, for which reclamation bonds are pledged.  In addition, a $2,500 liability from a pre-existing shareholder loan that was outstanding as of the closing date has been extinguished as of the close of escrow.

All costs related to the acquisition of the property have been capitalized when incurred. All other costs have been expensed when incurred. Cash paid during the period ended December 31, 2011 and December 31, 2010 was equal to $277,006 and $82,994, respectively. Warrants issued during the periods ended December 31, 2010 and December 31, 2011 were valued at $149,896 and $219,940 respectively. Shares paid as of December 31, 2010 were valued at $150,000. $2,519 was capitalized to the purchase option during the three months ended March 31, 2011 related to the company’s amendment to extend the term of the 10,000,000 warrants issued to Ruby Development Company from December 31, 2012 to December 31, 2015. The value of the extension was calculated using the Black-Scholes model. In addition, $219,940 was capitalized to the purchase option during the six months ended June 30, 2011 related to the amendment on April 22, 2011 to issue warrants granting RDC the right to purchase 2 million shares of the Company’s common stock at the exercise price of ten cents ($0.10) per share.  Said warrants are valid until May 1, 2016. The value of the additional warrants was calculated using the Black-Scholes model.  On March 6, 2012, the Company issued warrants granting RDC the right to purchase 2 million shares of the Company’s common stock until March 6, 2017 at the exercise price of nine cents ($0.09) per share, in consideration for reducing the monthly mortgage payments due in January, February, and March, 2012. The fair value of the warrants of $175,047 was expensed related to this issuance. This value was calculated via the Black-Scholes model.

Ruby Mine Purchase Price Allocation

The following table summarizes the purchase price allocation for the transaction. The valuation conclusions include three groups: (i) net current tangible assets, (ii) assumed liabilities, and (iii) goodwill. Individual asset valuations are presented below:

Acquisition Date: 07/01/11

Allocation of Purchase	Price Purchase Allocation
	Debit	Credit
Tangible Assets Acquired
Cash/Checking/Savings	5,070
Ruby Gold Mine Claims	1,964,279
Ruby Gold Inc. Certificates of Deposit	171,618
Property and Equipment	906,329
Total Tangible Assets	3,047,296

Assumed Liabilities
Short Term Notes Payable		2,500
Asset Retirement Obligation		171,618
Total Liabilities		174,118
Net Tangible Assets/Liabilities	2,873,178
Goodwill	5,341
Total Net Assets Acquired	2,878,519

Consideration Paid
Cash Paid (Option Agreement & Purchase Agreement) - prior year	-	80,000
Cash Paid (Option Agreement & Purchase Agreement)		280,000
Fees Paid Escrow Agent at Closing		2,076
Value of Extension of term for 9/27/10 Warrants issued		2,519
Note Payable at closing		1,990,000
Warrant (10,000,000 @$0.02 to 9/27/10 - 12/30/12) - prior year		149,896
Warrant (2,000,000 @$0.10 to 4/22/11 - 5/1/16)		219,941
Due diligence fees paid in cash in prior year		4,087
Common Stock valued at $150,000 - prior year		150,000
Total Consideration Paid		2,878,519

NOTE 6                                PROPERTY, PLANT, EQUIPMENT AND MINERAL CLAIM ASSETS

As of March 31, 2013, and December 31, 2012, components of the Ruby Mine property, plant and equipment and mineral assets were as follows:

	March 31,	December 31,
	2013	2012

Buildings	$558,885	$558,885
Machinery and equipment	119,389	119,389
Vehicles	240,514	240,514
Total property, plant and equipment	918,788	918,788

Less: impairment expense(2)	(124,343)	(124,343)
Less: accumulated depreciation(3)	(183,293)	(159,233)

Property, plant and equipment, net	$611,152	$635,212

	March 31,	December 31,
	2013	2012

Mining claims (1)	$1,792,660	$1,792,660
Asset retirement costs	4,828	4,828
Total mineral claim assets	1,797,488	1,797,488
Less: accumulated depletion(3)	-	-

Mining claims, net	$1,797,488	$1,797,488

(1)Upon the completion of the Ruby Mine acquisition on July 1, 2011, the estimated fair value of the mineral rights acquired was fully capitalized.

(2)Following the acquisition of the Ruby Mine on July1, 2011, an evaluation of the equipment inventory determined that some equipment was obsolete and/or otherwise not in compliance with safety regulations, resulting in an impairment deduction of $124,343.

(3)Depreciation expense totaled $24,060 and $26,185 for the three months ended March 31, 2013 and 2012, respectively. Depletion expense totaled $0 and $0 for the three months ended March 31, 2013 and 2012, respectively

NOTE 7                                FINANCING

On June 17, 2010, the Company entered into a Convertible Promissory Note Agreement ("the Note") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $17,500 as a loan from Tangiers.  The Note is convertible to common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at the greater of (a) $0.001 or (b) eighty percent (80%) of the lowest traded price of common stock out of the ten (10) trading days immediately preceding the conversion date.  The Note has a term of one year and accrues interest at a rate equal to 9.9% per year.  Conversion rights were waived by the holder from inception of the agreement through July 15, 2010. The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $10,726. This value was recorded as a discount on debt and offset to additional paid in capital. During the three months ended March 31, 2011 the note balance of $17,500 and accrued interest of $1,225 was settled with conversion into 863,681 shares of common stock.  The unamortized portion of the discount at the time of conversion of $4,937 was fully amortized upon conversion. No gain or loss was recorded for the conversion due to the conversion being within the terms of the convertible debt agreement.

On September 27, 2010, the Company entered into a Convertible Promissory Note Agreement ("the Note") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $50,000 as a loan from Tangiers to initiate the acquisition of the Ruby Mine.  The Note is convertible to common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at the greater of (a) $0.005 or (b) eighty percent (80%) of the lowest traded  price of common stock out of the ten (10) trading days immediately preceding the conversion date.  The Note has a term of one year and accrues interest at a rate equal to 9.9% per year.  In addition, Tangiers is entitled to 1.5 million 5 year warrants exercisable at $0.05, with an additional 1 million 5 year warrants exercisable at $0.05 if the note remains outstanding after 90 days, and is also entitled to a 0.75% non-voting interest in the Ruby Project.

The beneficial conversion feature resulting from the discounted conversion price compared to the market price was calculated based on the date of grant to be $17,560 after adjusting the effective conversion price for the relative fair value of the note proceeds compared to the fair value of the attached warrants and note. In addition to this discount related to the beneficial conversion feature, an additional discount of $22,475 was recorded based on the fair value of the 1,500,000 warrants attached to the debt. This value was derived using the Black-Scholes valuation model. The 1,000,000 contingent warrants owed were valued at $15,000 according to the Black-Scholes model. This value was not recorded initially due to the contingent nature of the issuance.  This contingency was resolved ninety days after the note was issued when the note was unpaid.  As a result the 1,000,000 warrants were issued.  The remaining undiscounted portion of the note was $9,965.  As a result of the value of the warrants exceeding the remaining undiscounted portion of the note, only $9,965 was recorded as an additional discount from this issuance. During the three months ended March 31, 2011 the note balance of $50,000 and accrued interest of $2,495 was settled with conversion into 1,600,467 shares of common stock.  The unamortized portion of the discount at the time of conversion of $36,986 was fully amortized upon conversion. No gain or loss was recorded for the conversion due to the conversion being within the terms of the convertible debt agreement.

On December 30, 2010, the Company entered into a Convertible Promissory Note Agreement ("the Note") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $50,000 as a loan from Tangiers for expenses related to our acquisition of the Ruby Mine.  The Note is convertible to common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at the greater of (a) $0.005 or (b) seventy percent (70%) of the lowest traded  price of common stock out of the ten (10) trading days immediately preceding the conversion date.  The Note has a term of nine months and accrues interest at a rate equal to 9.9% per year.  In addition, Tangiers is entitled to 500,000 5-year warrants exercisable at $0.05.  The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $32,485 on the note, and $14,195 on the warrants. This value was recorded as a discount on debt and offset to additional paid in capital.  Amortization of the discount was $15,389 for the three months ended March 31, 2011.  On April 1, 2011, $27,983 of principal on the note was satisfied with conversion into 975,000 shares of common stock.  The remaining balance of $22,017 in principal and $1,612 in accrued interest was satisfied with conversion into 462,416 shares of common stock on June 1, 2011, and as of June 30, 2011, the debt has been retired.  The unamortized portion of the discount at the time of conversion of $31,163 was fully amortized upon conversion. No gain or loss was recorded for the conversion due to the conversion being within the terms of the convertible debt agreement.

On January 4, 2011, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $50,000 (the "Note").  The Note bears interest at the rate of 8% per annum.  All interest and principal must be repaid by the maturity date of October 3, 2011.  The Note is convertible into common stock, at Asher's option, at a 45% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion, provided that the number of shares to be issued upon conversion cannot result in the recipient holding more than 4.99% of the outstanding number of shares   The discount on the Note from the beneficial conversion feature is $50,000, and $32,065 was amortized during the six months ended June 30, 2011.  On July 19, 2011, the outstanding $50,000 principal of the note plus $1,020 in accrued interest was converted to 557,528 shares of common stock. Accordingly, the Note has been satisfied, and the debt has been retired. The remaining value of the unamortized discount was amortized upon conversion.

The discounts on debt are being amortized straight line over the terms of the convertible notes. The difference between the straight line and effective interest methods is immaterial due to the short term nature of the convertible notes.

On July 1, 2011, upon the acquisition of the Ruby Mine, the Company issued a promissory note to Ruby Development Company (“RDC”) for $1,990,000 plus 3% interest per annum.  The note, as amended, is due on or before December 30, 2015.  Monthly payments are $10,000 per month during Q1, 2012, $15,000 per month during Q2, 2012, and $20,000 per month from July 1, 2013 through December 2015. Pursuant to an amendment executed on March 28, 2013, the interest rate on the note was increased to 6% as of April 1, 2013, and $160,000 was added to the principal. Said amendment also requires the Company to pay RDC the greater of $1 million by December 30, 2013 or 40% of the EB-5 funding received until the note is paid off in full.   As of March 31, 2013 and December 31, 2012, the outstanding balance due on the note is $1,918,050 and $1,774,822, respectively. As of the date of this report, the Company remains current in its obligations, and all monthly payments have been made on time. The note is collateralized with all of the assets associated with the Ruby Mine.

During the quarter ended September 30, 2011 the Company repaid $2,500 to the former owners of Ruby Gold, Inc. as a part of the loans assumed with the acquisition of the Ruby Gold Mine.

On December 29, 2011, the Company entered into two agreements ("the Agreements") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received two $25,000 loans from Tangiers.  As the Agreement specifies, loan proceeds will only be used towards expenses related to the Ruby Mine Project.  The Agreement is structured as a $25,000 Promissory Note (the “Promissory Note”), and a $25,000 Convertible Promissory Note (the “Convertible Note”). The Promissory Note, as amended, has a maturity date of twenty four (24) months from the Effective Date, and an interest rate on the unpaid principal balance equal to 9.9% per year.  The Company shall make cash payments to Tangiers every two (2) weeks beginning January 1, 2012, at a minimum of $2,500 against the principal and accrued interest until the Promissory Note has been satisfied. The Company has further authorized Tangiers to debit this amount directly from any drawdowns made on Company’s existing Equity Line of Credit (“ELOC”) with Tangiers.  As further consideration, Tangiers shall be entitled to 250,000 5-year warrants to purchase 250,000 shares of our common stock at an exercise price of $0.115 per share. The value of these warrants was calculated via the Black-Scholes model and was calculated at $20,568. This value was recorded as a discount on the related note payable. The $25,000 Convertible Note is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.08 per share, which was the closing market share price on the Effective Date. Due to the conversion price being equal to the closing share price on the grant date no beneficial conversion feature resulted from this issuance. The Note has a term of nine (9) months and accrues interest at a rate equal to 9.9% per year.  The Agreement further specifies that there shall be no penalty for prepayment of either the Promissory Note or the Convertible Note. As of December 31, 2011 and 2012, $0 and $20,568 of the discount was amortized, respectively, and the discount has been fully amortized as of December 31, 2012.  As of December 31, 2012, the outstanding balance due on the Note $27,495, which includes $2,495 in accrued interest as of December 31, 2012. The maturity date on the note was extended in 2012 and is now due on December 28, 2013.  As of March 31, 2013, the outstanding balance due on the Note is $28,114, which includes $3,114 in accrued interest.

On February 2, 2012, the Company entered into two Convertible Promissory Note Agreements ("the February 2012 Notes", or individually, the “Note”) with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received an aggregate of $100,000 ($50,000 per Note) as a loan from Tangiers.  Each Note, as amended, has a term of twenty four (24) months.  Each Note accrues interest at a rate equal to 9.9% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.08 per share.  As further consideration, Tangiers shall be entitled to 500,000 5-year warrants exercisable at $0.13.  The February 2012 Notes further specify that there shall be no penalty for prepayment. The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $78,296 on the note, and $21,704 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital.  The discount was fully amortized as of December 31, 2012.  As of March 31, 2013, the outstanding balance due on the February 2012 Notes is $111,507, which includes $11,507 in accrued interest.

On March 15, 2012, the Company entered into two Convertible Promissory Note Agreements ("the March 2012 Notes", or individually, the “Note”) with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received an aggregate of $75,000 ($37,500 per Note) as a loan from Tangiers.  Each Note, as amended, has a term of twenty four (24) months.  Each Note accrues interest at a rate equal to 9.9% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.09 per share.  As further consideration, Tangiers shall be entitled to 500,000 5-year warrants exercisable at $0.09.  The March 2012 Notes further specify that there shall be no penalty for prepayment.  The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $34,896 on the note, and $40,104 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital.  Amortization of the discount was $4,496 for the three months ended March 31, 2013. As of March 31, 2013, the outstanding balance due on the March 2012 Notes is $82,776, which includes $7,776 in accrued interest. As of March 31, 2013, the remaining unamortized debt discount was $16,409.

On May 16, 2012, the Company entered into a Convertible Promissory Note Agreement ("the May 16 2012 Note") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $50,000 as a loan from Tangiers.  The May 16 2012 Note, as amended, has a term of twenty four (24)  months, accrues interest at a rate equal to 9.9% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.06 per share.  As further consideration, Tangiers shall be entitled to 150,000 5-year warrants exercisable at $0.07.  The May 16 2012 Note further specifies that there shall be no penalty for prepayment.  The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $16,241 on the note, and $9,393 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital.  The discount was fully amortized as of December 31, 2012. As of March 31, 2013, the outstanding balance due on the May 16 2012 Note is $54,343, which includes $4,343 in accrued interest.

On May 30, 2012, the Company entered into a Convertible Promissory Note Agreement ("the May 30 2012 Note") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $25,000 as a loan from Tangiers.  The May 30, 2012 Note, as amended, has a term of twenty four (24) months, accrues interest at a rate equal to 9.9% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.06 per share.  As further consideration, Tangiers shall be entitled to 150,000 5-year warrants exercisable at $0.06.  The May 30 2012 Note further specifies that there shall be no penalty for prepayment.  The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $10,988 on the note, and $9,380 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital.  The discount was fully amortized as of December 31, 2012. As of March 31, 2013, the outstanding balance due on the May 30 2012 Note is $27,077, which includes $2,077 in accrued interest.

On June 19, 2012, the Company entered into a Convertible Promissory Note Agreement ("the June 2012 Note") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $100,000 as a loan from Tangiers.  The June 2012 Note, as amended, has a term of twenty four (24) months, accrues interest at a rate equal to 7% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at the lesser of 7 cents or the undiscounted VWAP price on the day prior to conversion, with a floor price of 2 cents.  As further consideration, Tangiers shall be entitled to 750,000 5-year warrants exercisable at $0.07, and 750,000 5-year warrants exercisable at $0.14.  The June 2012 Note further specifies that there shall be no penalty for prepayment.  The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $58,048 on the note, and $41,952 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital.  Amortization of the discount was $9,194 for the three months ended March 31, 2013. As of March 31, 2013, the outstanding balance due on the June 2012 Note is $105,490, which includes $5,490 in accrued interest. As of March 31, 2013, the remaining unamortized debt discount was $45,457.

On July 11, 2012, the Company issued a $550,000 Promissory Note ("the JMJ Note") to JMJ Financial, ("JMJ", or “the Lender”).  The Principal Sum due to the Lender shall be prorated based on the consideration actually paid by the Lender, plus an approximate 10% Original Issue Discount ("OID") that is prorated based on the consideration actually paid by the Lender as well as any other interest or fees, such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of the JMJ Note.  The JMJ Note has a maturity date of twelve (12) months from the Effective Date of each respective tranche.  If the JMJ Note is repaid within ninety (90) days of the Effective Date, the interest rate shall be zero percent (0%).  Should the JMJ Note still be outstanding after 90 days, a one-time 5% interest rate will be applied.  In addition, the Lender has the right, at any time 90 days after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Company. The Conversion Price is the lesser of $0.10 or 70% of the average of the two lowest closing prices in the 25 trading days previous to the conversion. The cumulative consideration received as of March 31, 2013 and December 31, 2012 is $165,000 and $115,000, respectively ($50,000 in borrowings during the three months ended March 31, 2013). Due to the floating conversion price the JMJ Note had an embedded derivative. The debt discount resulting from the derivative was valued on the date of grant to be $111,517 for the issuances during the year ended December 31, 2012. The additional discount resulting from the derivative valued on the grant date during the three months ended March 31, 2013 was $43,713. These values were recorded as discounts on debt and offset to the derivative liability. In addition there was $16,500 of discount as a result of the principal owed ($181,500) exceeding the cash received ($165,000).  This resulted in a total discount on all notes of $171,730.  Amortization of the discount was $67,591 for the three months ended March 31, 2013.  As of March 31, 2013, $80,787 has been repaid via conversions to common stock, and the outstanding balance due on the JMJ Note is $107,038, which includes $6,325 in accrued interest. The unamortized debt discount as of March 31, 2013 was $45,832.

On August 2, 2012, the Company issued a $100,000 Convertible Promissory Note ("the Tonaquint Note") to Tonaquint, Inc, ("Tonaquint", or “the Lender”).  The Tonaquint Note carries a $10,000 original issue discount (the “OID”), as well as $3,000 in transaction fees, such that the initial Principal Sum due is $113,000.  The interest rate on the Note is 8% per annum. The Tonaquint Note has a maturity date of nine (9) months from the Effective Date, and has a fixed conversion price of $0.06.  The Note is self-amortizing, such that it may be repaid in cash in three monthly installments of $37,666.67 plus accrued interest beginning 180 days from the Effective Date.  In lieu of cash payments, the Company may elect to convert the Tonaquint Note to shares at 70% of the arithmetic average of the three (3) lowest VWAPs of the shares of Common Stock during the ten (10) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date.  In addition, the Company retains the option of pre-paying the Tonaquint Note at any time at an amount equal to 125% of the outstanding principal and the accrued and unpaid interest.  In connection with this transaction, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $10,000 in cash and 85,000 restricted Rule 144 shares of common stock valued at $5,620 on the date of issuance.  This amount was capitalized to Deferred Financing Costs and amortized over the term of the Tonaquint Note. The tainted equity valuation and “OID” totaled $48,272, and $32,231 was amortized during the period ended December 31, 2012. $58,272 of the value was recorded as a discount on debt and $48,272 was added to the derivative liability. As of December 31, 2012, the outstanding balance due on this Tonaquint Note was $116,792 which includes $3,792 in accrued interest.  As of March 31, 2013, the outstanding principal of $113,000 plus $5,358 in accrued interest has been paid in full in three cash payments totaling $118,358.  Accordingly, the debt has been extinguished, and the Tonaquint Note has been retired.  The debt discount was fully expensed with payoff, resulting in an amortization expense of $26,041 during the three months ended March 31, 2013.

On October 2, 2012, the Company issued a $750,000 Promissory Note ("the Note") to Tangiers Investors, LP ("Tangiers", or “the Lender”).  The consideration will be received by the Company in tranches of $50,000 no less than bi-weekly, by mutual consent.  The Principal Sum due to the Lender shall be prorated based on the consideration actually paid by the Lender plus any accrued interest, such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of the Note. The Note has a maturity date of twenty four (24) months from the Effective Date of each tranche.  The Note shall accrue interest at a rate of 7% per annum on each $50,000 tranche independently from other tranches.  Unless repaid in cash, the Lender shall have the right to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and non-assessable shares of common stock of the Registrant. The Conversion Price shall be the undiscounted volume weighted average price (VWAP) on the day of conversion, subject to a floor price of $0.0129 per share, and a ceiling price of the undiscounted VWAP on the date prior to each tranche received by the Registrant.  In addition, upon conversion, 125,000 5-year warrants for each $50,000 in Consideration received shall be issued, at an exercise price of 125% of the Conversion Price of each tranche, as applicable.  There is no penalty for prepayment, with prepayment subject to the consent of the Lender.  As of March 31, 2013, the Company has drawn $286,098 from this facility. This included additional borrowings of $126,097 during the three months ended March 31, 2013.  As of March 31, 2013 and December 31, 2012, the outstanding balance due on this Note is $290,804 and $161,059 which includes $4,707 and $1,059 in accrued interest, respectively.

The following table summarizes all of the Convertible Notes outstanding as of March 31, 2013 and December 31, 2012:

	March 31, 2013	December 31, 2012
Mortgage payable – Ruby Mine	$1,918,050	$1,774,822
Convertible notes:
Unsecured convertible notes payable with annual interest rate of 9.9%	275,000	275,000
Unsecured convertible notes payable with annual interest rate of 8%	-	113,000
Unsecured convertible notes payable with annual interest rate of 7%	386,098	260,000
Unsecured convertible notes payable with annual interest rate of 5%	100,713	126,500
Discount on convertible notes from derivative valuation	(107,699)	(166,307)
Total convertible notes	654,112	608,193
Total Debt	$2,572,162	2,383,015

NOTE 8                                DERIVATIVE LIABILITIES

On July 11, 2012, the Company borrowed $100,000 requiring principal repayment of $110,000 convertible at the lesser of $0.10 or the average of the two lowest closing prices in the 25 trading days prior to conversion. This note payable contained an embedded derivative liability due to the conversion feature not being considered fixed or determinable. The related derivative liability was valued at issuance and the fair value of $98,366 was recorded as a derivative liability and debit to debt discount.

In addition to this convertible note all other debt and equity instruments (except for preferred stock) convertible to common stock at the discretion of the holder were considered as a part of the derivative liability due to the tainted equity environment.  As of July 11, 2012, these tainted instruments consisted of convertible debt outstanding of $375,000 and 20,050,000 warrants. These instruments were valued when they became tainted on July 11, 2012.  The fair value of the conversion features on the convertible debt of $83,358 was added to the derivative liability and recorded as a part of the loss on the derivative for the period. The fair value of the warrants was also added to the derivative liability and recorded as a loss on the derivative liability. During the remainder of 2012, the Company issued additional convertible notes totaling $273,000 which were considered tainted upon issuance. The related derivative liability and debt discount recorded was valued at inception and equal to $48,272. All instruments with embedded derivative liabilities or included in the derivative liability due to the tainted equity environment were re-valued at December 31, 2012 with all changes flowing through the gain/loss on derivative. The derivative liability related to convertible debt was valued at $291,208, and the derivative liability related to warrants was $205,689 as of December 31, 2012.

Prior to December 31, 2012 the Company issued 500,000 shares of common stock for warrants exercised were valued as a part of the tainted equity portion of the derivative liability. The related derivative was marked to market on the settlement according to the lattice valuation and relieved to additional paid in capital for $49,795.

During the three months ended March 31, 2013, the Company issued additional convertible notes totaling $181,097, which were considered tainted upon issuance. The related derivative liability and debt discount recorded was valued at inception and equal to $43,713.  In addition, the Company retired $199,145 in debt through cash payments and stock conversions, which resulted in a settlement of derivative liabilities to additional paid in capital of $86,275. All instruments with embedded derivative liabilities or included in the derivative liability due to the tainted equity environment were re-valued at March 31, 2013, with all changes flowing through the gain/loss on derivative for a total loss on derivative of $217,526 for the three months ended March 31, 2013. The derivative liability related to convertible debt was valued at $323,632, and the derivative liability related to warrants was $348,159 as of March 31, 2013.

The following shows the changes in the derivative liability measured on a recurring basis for the three months ended March 31, 2013.

Derivative Liability at December 31, 2012	$496,827
Loss on Derivative Liability	217,526
Settlement to APIC from Conversion	(86,275)
Additions to Liability for Convertible Debt	43,713
Derivative Liability at March 31, 2013	$671,791

The following tabular presentation reflects the components of derivative financial instruments on the Company’s balance sheet at March 31, 2013 and December 31, 2012:

Derivative Liabilities:	March 31, 2013	December 31, 2012
Embedded derivative liability in convertible debt	$251,425	$82,237
Derivative liability due to tainted equity – convertible debt	72,207	208,971
Derivative liability due to tainted equity – warrants	348,159	205,619
Total Derivative Liability	$671,791	$496,827

NOTE 9                                COMMITMENTS AND CONTINGENCIES

As of March 31, 2013 and December 31, 2012, respectively, the Company does not have any outside commitments, and is not currently leasing any office space.  Office space is provided as part of a management agreement with The PAN Network, a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer (see Note 13 - Related Party Transactions).  The agreement is renewable annually at the discretion of both parties. As a result there are no future payments for our lease beyond the current year contract.

The Company is not and has never been involved in any litigation of any nature, and the Company is not aware of any pending or threatened litigation.

EB-5

On July 28, 2010, the Company executed an agreement with ACG Consulting, LLC ("ACG") intended to establish a new economic Regional Center ("RC") under the federal EB-5 program (the "EB-5 Program") that will encompass all of  Northern California's Gold Country. Once established, the Regional Center is expected to provide full funding for the Company's Ruby Mine Project in Sierra County, California.  Terms of the agreement specify that upon filing an application for a new Regional Center with USCIS, North Bay shall pay ACG its share of the startup expenses, which as of December 31, 2011 were $0. During Q1, 2011, the Company agreed to reimburse ACG $37,216 in expenses incurred to prepare and file EB-5 applications with USCIS.  As of March 31, 2011, $15,000 of this amount had been paid, and $22,216 remained outstanding.  As of December 31, 2011, $0 remains outstanding and this account has been paid in full.  No shares of Company stock have been or will be issued in connection with this agreement.

The agreement also provides that North Bay will own 49% of the Regional Center, and ACG will own 51%. ACG and North Bay, working together through the Regional Center, will seek to raise up to $7.5M in EB-5 funding for North Bay's Ruby Mine Project, subject to USCIS approval. ACG will also be an equity partner in each project North Bay may bring into the Regional Center, the amount of which will vary on a deal by deal basis based on the amount of consulting services ACG actually provides. At the present time, no projects other than mining are being considered, and the industry focus for the Regional Center is expected to be limited to mining initially.

Effective October 14, 2010, the Company, together with ACG, entered into a Memorandum of Understanding (“MOU”) with Northern California Regional Center, LLC ("NCRC"), whereby NCRC has agreed to expand its scope to include mining projects in the counties of Sierra and Nevada in Northern California, and together with ACG has agreed to sponsor North Bay's application to secure $7.5 million for the Ruby Gold project in Sierra County, California, through the EB-5 Program.  NCRC was approved on April 22, 2010 by the United States Citizenship and Immigration Services (“USCIS”) as a designated EB-5 Regional Center, and is currently approved to sponsor qualifying investments in such capacity within the counties of Colusa; Butte; Glenn; Sacramento; San Joaquin; Shasta; Sutter; Tehama; Yuba; and Yolo in the State of California (the “Regional Center’s Geographic Area”).  Pursuant to its regional center designation, NCRC may sponsor qualifying investments in certain industry economic sectors that do not currently include mining.  The agreement with North Bay and ACG calls for NCRC to seek USCIS approval for an expansion of NCRC’s Regional Center Geographic Area (the “Expansion”) to include Sierra County, where the Ruby Mine is located, and for approval to include mining within its designated industry sectors (the “Mining Designation”). These applications have been filed with USCIS, and are currently being reviewed. Upon approval of the Expansion and Mining Designation by USCIS, NCRC will then be permitted to sponsor qualified investments in North Bay’s Ruby Gold project under the EB-5 Program.  Under the terms of the agreement, NCRC will receive a $5,000 fee for each investor whose minimum $500,000 investment is approved by USCIS.  In addition, upon the Ruby Gold project receiving the aggregate sum of $7,500,000 through the EB-5 Program, NCRC shall be entitled to an undivided one and one half percent (1.5%) interest in the Ruby Gold project.  No shares of Company stock have been or will be issued in connection with this agreement, and the entire EB-5 funding is expected to be non-dilutive to shareholders.

On July 19, 2011, the NCRC Expansion Amendment, which includes the Mining Designation and pre-approval of the Ruby Gold project as a qualified EB-5 project, was formally approved by USCIS.  As of the date of this report, the EB-5 funding is still pending and has not been completed.

NOTE 10                              STOCK SPLITS

On February 18, 2005, the Company effected a 4 for 1 forward stock split of our common shares.  On March 12, 2006, and on February 7, 2008, the Company effected 1 for 10 reverse stock splits.  All information presented herein has been retrospectively adjusted to reflect these stock splits as they took place as of the earliest period presented.

NOTE 11                              DEFERRED COMPENSATION/NQDC

The Company has adopted an unfunded Non-Qualified Deferred Compensation (NQDC) plan to compensate our Chief Executive Officer.  Under this plan, the Company is not required to reserve funds for compensation, and is only obligated to pay compensation when and if funds are available.  Any amounts due but unpaid automatically accrue to deferred compensation. The plan has the option to be renewed annually at the discretion of the Company. While unfunded and non-recourse, for compliance with GAAP this is disclosed as an accrued expense on the balance sheet.  On April 28, 2011, the Company issued two million (2,000,000) shares of common stock to our Chief Executive Officer  to reduce the aggregate amount of deferred compensation owed to him by $180,000.  The shares were valued at the closing market price of our common stock on the date of issuance.  As of March 31, 2013 and December 31, 2012, the outstanding balance of the NQDC plan is $933,474 and $884,474, respectively.

In 2007, 2008, and 2009, our Chief Executive Officer was awarded restricted stock bonuses for deferring accrued salary. The value of common shares were based on the market closing price on the day of issuance, and the value of preferred shares were valued via a valuation model generated by an independent valuation expert, as follows:

Date	Type of Stock	Number of Shares	Value
2/12/2007	Preferred	100	$101,000
2/9/2007	Common	250,000	$31,250
12/21/2007	Common	10,000,000	$900,000
12/16/2008	Common	2,500,000	$50,000
8/11/2009	Preferred	4,100,000	$253,785

NOTE 12                              ASSET RETIREMENT OBLIGATIONS

Provisions for site closure and reclamation costs are based principally on legal and regulatory requirements established by various government agencies, principally Sierra County, California, the US Forest Service, and the California Dept. of Conservation Office of Mine Reclamation (OMR). Under current regulations, the Company is required to meet performance standards to minimize the environmental impact from its operations and to perform site restoration and other closure activities at its mining and development sites. The exact nature of environmental remediation requirements that may be encountered in the future, if any, cannot be predicted with certainty, because environmental requirements currently established by government agencies may change.

The following table illustrates the inputs used to calculate the current Asset Retirement Obligation as of March 31, 2013 and December 31, 2012.

Cost estimate for reclamation work at today's cost	$172,914
Estimated life of mine (years)	50
Risk adjusted rate (borrowing rate)	9.9%
Estimated inflation rate	2.4%

Asset Retirement Obligation
Asset retirement obligation at 12/31/12	$5,584
Accretion Expense	76
Asset retirement obligation at 3/31/13	$5,660

NOTE 13                              RELATED PARTY TRANSACTIONS

In August 2009, the Board of Directors approved and the Company executed a management agreement with The PAN Network (“PAN”), a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month, and calls for PAN to provide (a) office and board room space, including reception, utilities, landline phone/fax, computers, copiers, projectors, and miscellaneous services; (b) financial services, including accounting, corporate filing and bookkeeping; (c) project and administrative services; (d) resource targeting, acquisition, development and management services; (e) marketing services, communications, marketing materials management, and writing services; (f) strategic planning, milestone management and critical path analysis; and (g) online services, including web site hosting, web site design, web site maintenance, and email services.   The agreement includes Mr. Leopold’s salary of $15,000 per month, which will accrue entirely to deferred compensation during any period in which the commitment remains unpaid.  The term of the agreement is one year, and automatically renews annually on January 1 each year unless otherwise terminated by either party.  During the three month period ended March 31, 2013, $5,000 of the amount due was paid in cash, and $49,000 accrued to deferred compensation.

NOTE 14                              SHARE ISSUANCES SINCE JUNE 18, 2004 (INCEPTION)

In 2004, the Company issued an aggregate of 320,000 shares of common stock and 1,200,000 shares of preferred stock as Founders shares to the Company Founders. The preferred stock was convertible to common stock at a rate of one common share per two preferred shares. The shares were valued at their par value which was equal to $1,520.

In 2004, the Company issued an aggregate of 320,000 shares of common stock and 1,200,000 shares of preferred stock to the Company Officers and Directors upon the merger of Ultimate Jukebox, Inc. and NetMusic Corp. The preferred stock was convertible to common stock at a rate of one common share per two preferred shares. The shares were valued at their par value which was equal to $1,520.

Prior to 2008, the Company issued an aggregate of 12,005,491 shares of common stock for services rendered and exploration stage mining properties.  The shares were valued at $5,100,667, based on the market price on the date of grant.

Prior to 2008, the Company issued an aggregate of 2,574,127 shares of common stock to convert debt to equity.  The shares were valued at $2,510,825 based on the market price on the date of issuance.  Any differences between the value of the shares issued and the debt relieved were recorded as a gain or loss on conversion.

Prior to 2008, the Company issued an aggregate of 302,643 shares of common stock in private placements. The consideration received was $522,700.

Prior to 2008, the Company purchased back and retired 200,000 shares at a net cost of $2,000.

Prior to 2008, the Company received a contribution of $164,371 from a shareholder to pay expenses for mineral claim exploration.

Prior to 2008, the Company issued 100 shares of Series I Preferred stock to our Chief Executive Officer, Mr. Perry Leopold, as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, ”the outstanding shares of Series I Preferred Stock shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series I Preferred Stock.”  The value of the Series I Preferred shares was valued at $101,000 according to the value of the control premium from 80% of the voting rights assigned to Series I Preferred stock.

Prior to 2008, the Company converted 2,400,000 shares of Convertible Series A preferred stock to 1,200,000 shares of common stock. The shares were convertible at a ratio of one share of common stock per two shares of preferred stock.

Prior to 2008, a non-convertible note payable from a third party totaling $50,000 with a 20% interest rate, maturing thirty days from the note date, was converted into 1,250,000 shares of common stock. During the same period, a non-convertible note payable from a third party totaling $12,000 with a 10% interest rate, maturing one year from the note date, was converted into 100,000 shares of common stock.  The aggregate shares were valued according to the closing market price on their respective conversion dates at $121,500.

Prior to 2008, beneficial conversion features related to convertible notes payable totaling $62,000 were recorded. The entire discount was expensed in the year ended December 31, 2007 due to the conversion of the note prior to year end.

During 2008, the Company received a contribution of $10,000 from a shareholder for mineral claim maintenance.

During 2008, the Company issued an aggregate of 5,500,000 shares of common stock for services rendered.  The shares were valued at $230,000, based on the market price on the date of grant.

During 2008, the Company issued 2,275,000 shares of common stock in a private placement.  The consideration received was $10,000.

During 2009, the Company issued 4,000,000 shares of Series A Preferred stock, and 100,000 shares of Series G Preferred stock to our Chief Executive Officer as a bonus for services rendered.  Each share of Series A Preferred has 10 votes per share and is convertible to 5 shares of common.  The Series G Preferred stock has no voting rights, and each share is convertible to 1/100 of an ounce of gold, or 20 shares of common. The conversion of the Series G Preferred stock into gold can only be exercised by the holder if the company has gold inventory at the time of conversion. The conversion value of the shares was $253,785 based on the value of the closing price of the common stock the preferred shares were convertible into on the day of issuance, plus the value of the control premium from voting rights assigned to the preferred share issuances.

During 2009, the Company issued an aggregate of 21,800,000 shares of common stock in private placements.  The consideration received was $173,000.

During 2009, the Company issued an aggregate of 10,000,000 shares of common stock to a private investor to reduce the balance due of deferred compensation to the Chief Executive Officer by $100,000. The deferred compensation was assigned by the Chief Executive Officer to the private investor in lieu of cash, and the assigned liability was immediately converted to equity by the investor. The value of the shares issued according to the market price on the date of issuance was $187,500. The difference between the value of the deferred compensation and the value of the shares issued was recorded as a loss on conversion.

During 2009, the Company issued an aggregate of 2,500,000 shares of common stock for services rendered. The shares were valued at $29,750, based on the market price on the date of grant.

During 2009, the Company secured $5 Million in financing under an equity line of credit with Tangiers Investors, LP ("Tangiers") to fund the Company's operations and prospective mining acquisitions. North Bay has entered into a Securities Purchase Agreement with Tangiers that provides North Bay the right, but not the obligation, to draw down on the equity line of credit by selling to Tangiers shares of the Company's common stock for a total purchase price of up to $5 Million. Tangiers will pay the Company 90% of the lowest volume weighted average price of the Company's common stock during the pricing period as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board ("OTCBB"). Tangiers' obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $100,000 per 10 consecutive trading days after the advance notice is provided to Tangiers.  Upon signing the Securities Purchase Agreement, the Company has agreed to issue Tangiers $85,000 in restricted stock as a one-time commitment fee.  This was classified as Stock Payable at December 31, 2009 and valued at $115,310, based on the closing market price of our common stock as of October 7, 2009, the date the contract was signed.  Subsequently, the Company issued 6,589,147 shares of restricted common stock on January 20, 2010 to satisfy this obligation.

During 2010, the Company issued 6,589,147 shares of restricted common stock to Tangiers Investors, LP (“Tangiers”) as a one-time commitment fee in compliance with the October 7, 2009 agreement with Tangiers.  The value of these shares was recorded in 2009 as a stock payable due to the obligation existing at that time.  Due to the instrument to be only settled with the issuance of shares, no gain or loss was recorded with the issuance in 2010, and the full value of the stock payable was relieved to common stock and additional paid-in capital.

During 2010, the Company issued 5,000,000 shares of common stock in a Rule 504 private placement.  The consideration received was $50,000.

During 2010, the Company issued 10 million shares of common stock to Ruby Development Company as part of the initial consideration for the signing of an option-to-purchase agreement on the Ruby Mine. The market value of these shares as of the date the contract was executed was $150,000.  This amount was capitalized to Other Assets due to it being a part of the Ruby Mine Purchase Option costs.

During 2011, the Company registered 19,726,822 shares of our common stock with the SEC for issuance to Tangiers Investors LP ("Tangiers") pursuant to an equity line of credit (“ELOC”) and Securities Purchase Agreement ("SPA") entered into with Tangiers on October 7, 2009.  Pursuant to the terms of the SPA, the Company has the right, but not the obligation, to draw down on the ELOC by selling to Tangiers shares of the Company's common stock for a total purchase price of up to $5 Million. Tangiers will pay the Company 90% of the lowest volume weighted average price of the Company's common stock during the 5-day pricing period immediately following any advance notice provided to Tangiers.  Advances are limited to $100,000 per 10 consecutive trading days after the advance notice is provided to Tangiers.  As of December 31, 2011, the Company has issued an aggregate of 10,314,967 of these registered shares to Tangiers, in consideration of $857,000.

During 2011, the Company issued 863,681 shares of common stock to satisfy a Convertible Promissory Note Agreement dated June 17, 2010 with Tangiers pursuant to which the Company received $17,500 as a loan from Tangiers.  The total amount satisfied on conversion was $18,725, consisting of $17,500 in principal plus $1,225 in accrued interest. The note was converted according to the terms of the agreement and therefore no gain or loss was recorded on the conversion.

During 2011, the Company issued 1,600,467 shares of common stock to satisfy a Convertible Promissory Note Agreement dated September 27, 2010 with Tangiers pursuant to which the Company received $50,000 as a loan from Tangiers.  The total amount satisfied on conversion was $52,495, consisting of $50,000 in principal plus $2,495 in accrued interest. The note was converted according to the terms of the agreement and therefore no gain or loss was recorded on the conversion.

During 2011, the Company issued 42,857 shares of common stock for geological services rendered. The shares were valued at $3,000, based on the closing market price on the date of grant.

During 2011, the Company issued an aggregate of 1,437,416 shares of common stock to a Convertible Promissory Note Agreement dated December 30, 2010 with Tangiers pursuant to which the Company received $50,000 as a loan from Tangiers.  The total amount satisfied on conversion was $51,612, consisting of $50,000 in principal plus $1,612 in accrued interest. The note was converted according to the terms of the agreement and therefore no gain or loss was recorded on the conversion.

During 2011, the Company issued 550,000 shares common stock as a settlement on a 2009 consulting agreement.  The shares were valued at $62,095 based on the closing market price on the day of the grant. This value was recorded as a loss on settlement during 2011.

During 2011, the Company issued 2 million shares of common stock to our Chief Executive Officer to relieve $180,000 in accrued deferred compensation.  The shares were valued at the closing market price on the day of the grant, and were equal in value to the accrued salary relieved.

During 2011, the Company issued 111,112 shares common stock to Fred Michini as directors compensation of $10,000.  The shares were valued at the closing market price on the day of grant.

During 2011,  the Company issued an aggregate of 557,528 shares of common stock to fully satisfy and retire a Convertible Note dated January 4, 2011 with Asher Enterprises, Inc. (“Asher”) pursuant to which the Company received $50,000 as a loan from Asher.  The total amount satisfied on conversion was $51,020, consisting of $50,000 in principal and $1,020 in accrued interest. The note was converted according to the terms of the agreement and therefore no gain or loss was recorded on the conversion.

During 2011, the Company accepted a notice of exercise on 500,000 warrants issued to Tangiers Investors, LP on December 30, 2010 that were attached to a convertible promissory note agreement dated December 30, 2010.  The exercise price was $0.05 per shares, and the Company received $25,000 upon the exercise.  500,000 shares of common stock have not yet been issued, and are accounted for as stock payable.

During 2012, the Company issued 26,650 shares of common stock for geological services rendered. The shares were valued at $4,000, based on the closing market price on the date of invoice.

During 2012, the Company cancelled all outstanding shares of the Series G Convertible Preferred Stock and filed a Certificate of Elimination of the Series G Convertible Preferred Stock with the Secretary of State of the State of Delaware to eliminate entirely the Series G Convertible Preferred stock designation from our Certificate of Incorporation. The cancellation was initiated at the request of the sole shareholder of the Series G Preferred, and $100 was recorded to additional paid in capital.

During 2012, the Company issued a $100,000 Convertible Promissory Note ("the Note") to Tonaquint, Inc, ("Tonaquint", or “the Lender”).  The Note carries a $10,000 original issue discount (the “OID”), as well as $3,000 in transaction fees, such that the initial Principal Sum due is $113,000.  The interest rate on the Note is 8% per annum. The Note has a maturity date of nine (9) months from the Effective Date, and has a fixed conversion price of $0.06.  The Note is self-amortizing, such that it may be repaid in cash in three monthly installments of $37,666.67 plus accrued interest beginning 180 days from the Effective Date.  In lieu of cash payments, the Company may elect to convert the note to shares at 70% of the arithmetic average of the three (3) lowest VWAPs of the shares of Common Stock during the ten (10) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date.  In addition, the Company retains the option of pre-paying the Note at any time at an amount equal to 125% of the outstanding principal and the accrued and unpaid interest.  As of March 31, 2013, this note was repaid entirely in cash and retired.

During 2012, and in connection with the above mentioned Tonaquint transaction, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $10,000 in cash and 85,000 restricted Rule 144 shares of common stock.  The shares were valued at $5,610 based on the closing market price on the date of grant. This value is being amortized over the term of the related note agreement.

During 2012, the Company issued 3,636,619 shares of common stock previously registered with the SEC for issuance to Tangiers Investors LP ("Tangiers") pursuant to a Securities Purchase Agreement entered into with Tangiers on October 7, 2009, in consideration of cash received of $227,000.  Related to the consideration received, $201,464 was received in cash, and the remaining $25,536 was applied as principal and interest to retire a $25,000 note payable to Tangiers dated December 30, 2011.

During 2012, the Company issued 90,000 restricted shares of common stock for services rendered. The shares were valued at $6,660, based on the closing market price on the date of grant.

During 2012, the Company issued 500,000 shares that had been previously recorded as stock payable pursuant to a notice of exercise received in 2011 on 500,000 warrants issued to Tangiers Investors, LP on December 30, 2010.  The exercise price was $0.05 per shares, and the Company received $25,000 upon the exercise.

During the three month period ended March 31, 2013, the Company issued 2,211,580 shares of common stock previously registered with the SEC for issuance to Tangiers Investors LP ("Tangiers") pursuant to a Securities Purchase Agreement entered into with Tangiers on October 7, 2009, as amended, in consideration of $69,000.

During the three month period ended March 31, 2013, and pursuant to four partial conversion notices received, the Company issued an aggregate of 3,500,000 shares of common stock of the Company to satisfy $80,787 of the principal and interest due on a Promissory Note ("the Note") dated July 11, 2012 with JMJ Financial, ("JMJ").  The number of shares issued was consistent with the terms of the agreement, therefore equity was credited for the value of the debt relieved with no gain or loss recorded.

NOTE 15                              WARRANTS

Ten million warrants were issued to Ruby Development Company on September 27, 2010 as a part of the purchase option agreement for the Ruby Mine. The fair value of the warrants of $149,896 was capitalized related to this issuance. On January 26, 2011, the Ruby Mine purchase option was amended, and the term of said warrants was increased from two years to 5 years, and the fair value of the warrants was increased by $2,519 to $152,415.  This value was calculated via the Black-Scholes model. The key inputs for the initial valuation are shown below.

Stock Price on Measurement Date	$0.015
Exercise Price of Warrants	$0.02
Term of Warrants (years)	2.26
Computed Volatility	440%
Annual Dividends	0.00%
Discount Rate	0.44%

Two and a half million warrants were issued to Tangiers Investors, LP on September 27, 2010 that were attached to a convertible promissory note agreement for $50,000. The fair value of 1,500,000 of the warrants of $22,475 was recorded as a discount on the convertible note payable upon issuance. The remaining 1,000,000 warrants had a fair value of $14,195.  $9,965 was recorded as an additional discount related to these warrants based on the contingency resulting in their issuance being resolved, and the remaining undiscounted portion of the convertible note being equal to $9,965.  This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.015
Exercise Price of Warrants	$0.05
Term of Warrants (years)	5.00
Computed Volatility	440%
Annual Dividends	0.00%
Discount Rate	1.31%

Five hundred thousand warrants were issued to Tangiers Investors, LP on December 30, 2010 that were attached to a convertible promissory note agreement for $50,000. The fair value of 500,000 of the warrants of $14,195 was recorded as a discount on the convertible note payable upon issuance. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.029
Exercise Price of Warrants	$0.05
Term of Warrants (years)	5.00
Computed Volatility	375%
Annual Dividends	0.00%
Discount Rate	2.06%

Two million warrants were issued to Ruby Development Company on April 22, 2011 as a part of an amendment to the purchase option agreement for the Ruby Mine. The fair value of the warrants of $219,940 was capitalized related to this issuance. This value was calculated via the Black-Scholes model. The key inputs for the initial valuation are shown below.

Stock Price on Measurement Date	$0.11
Exercise Price of Warrants	$0.10
Term of Warrants (years)	5.00
Computed Volatility	324%
Annual Dividends	0.00%
Discount Rate	2.12%

250,000 warrants were issued to Tangiers Investors, LP on December 29, 2011 that were attached to a convertible promissory note agreement for $25,000. The fair value of the warrants of $20,568 was recorded as a discount to the related debt. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.08
Exercise Price of Warrants	$0.115
Term of Warrants (years)	5.00
Computed Volatility	158%
Annual Dividends	0.00%
Discount Rate	0.83%

500,000 warrants were issued to Tangiers Investors, LP on February 2, 2012 as part of a loan agreement for $100,000. The fair value of the warrants was $52,779.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.12
Exercise Price of Warrants	$0.13
Term of Warrants (years)	5.00
Computed Volatility	157%
Annual Dividends	0.00%
Discount Rate	1.04%

Two million warrants were issued to Ruby Development Company on March 6, 2012 in consideration for reducing monthly mortgage payments for the Ruby Mine. The fair value of the warrants of $175,047 was expensed related to this issuance. This value was calculated via the Black-Scholes model. The key inputs for the initial valuation are shown below.

Stock Price on Measurement Date	$0.095
Exercise Price of Warrants	$0.09
Term of Warrants (years)	5.00
Computed Volatility	155%
Annual Dividends	0.00%
Discount Rate	0.83%

500,000 warrants were issued to Tangiers Investors, LP on March 15, 2012 as part of a loan agreement for $75,000. The fair value of the warrants was $45,268.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.098
Exercise Price of Warrants	$0.09
Term of Warrants (years)	5.00
Computed Volatility	155%
Annual Dividends	0.00%
Discount Rate	1.33%

150,000 warrants were issued to Tangiers Investors, LP on May 16, 2012 as part of a loan agreement for $50,000. The fair value of the warrants was $9,411.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.07
Exercise Price of Warrants	$0.07
Term of Warrants (years)	5.00
Computed Volatility	145%
Annual Dividends	0.00%
Discount Rate	0.75%

150,000 warrants were issued to Tangiers Investors, LP on May 30, 2012 as part of a loan agreement for $25,000. The fair value of the warrants was $9,421.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.07
Exercise Price of Warrants	$0.06
Term of Warrants (years)	5.00
Computed Volatility	142%
Annual Dividends	0.00%
Discount Rate	0.69%

750,000 warrants exercisable at $0.07 were issued to Tangiers Investors, LP on June 19, 2012 as part of a loan agreement for $100,000. The fair value of the warrants was $49,978.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.075
Exercise Price of Warrants	$0.07
Term of Warrants (years)	5.00
Computed Volatility	140%
Annual Dividends	0.00%
Discount Rate	0.71%

750,000 warrants exercisable at $0.14 were issued to Tangiers Investors, LP on June 19, 2012 as part of a loan agreement for $100,000. The fair value of the warrants was $47,431.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.075
Exercise Price of Warrants	$0.14
Term of Warrants (years)	5.00
Computed Volatility	140%
Annual Dividends	0.00%
Discount Rate	0.71%

A summary of activity related to the Company’s warrant activity for the period from December 31, 2009 through March 31, 2013 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining
	Number	Exercise Price	Contractual
	Outstanding	Per Share	Life (Years)
Outstanding at December 31, 2009	-	-	-
Granted	13,000,000	0.024	2.62
Exercised	-	-	-
Canceled/forfeited/expired	-	-	-
Outstanding at December 31, 2010	13,000,000	0.024	2.62
Granted	2,250,000	0.10	5.00
Exercised(2)	-	-	-
Canceled/forfeited/expired	-	-	-
Outstanding at December 31, 2011	15,250,000	0.037	3.75	(1)
Granted	4,800,000	0.10	5.00
Exercised	(500,000)	0.05	-
Canceled/forfeited/expired	-	-	-
Outstanding at December 31, 2012	19,550,000	0.045	3.75	(1)
Granted	-	-	-
Exercised	-	-	-
Canceled/forfeited/expired	-	-	-
Outstanding at March 31, 2013	19,550,000	0.045	2.75

(1) Primary reason for change related to a January 26, 2011 amendment to the Ruby Mine Option Agreement whereby the term of the warrants issued to Ruby Development Company were extended from 2 years to 5 years.

NOTE 16                              RESTATEMENT

On February 6, 2013, pursuant to a comment letter issued by the Staff of the Securities and Exchange Commission (the "SEC") relating to the Form 10-Q for Fiscal Quarter Ended September 30, 2012 ("Form 10-Q") filed by the Company on November 9, 2012, management of the Company, after discussions with the board of directors, the Company's independent registered public accounting firm, and the Staff of the SEC, concluded that the previously-issued consolidated financial statements for the Fiscal Quarter Ended September 30, 2012 contained in the Company's Form 10-Q (the "Financial Statements") should no longer be relied upon.  The discussions with the Staff of the SEC concerned the capitalization of certain costs to improve the Ruby Mine, including tunnel/infrastructure and access road improvements.  These costs had been capitalized on the Company's balance sheet. The Commission has clearly stated in a comment letter received on February 5, 2013, that "It is our position that once you acquired the Ruby property with the intent to explore it and, if determined to be feasible, ultimately extract minerals, these types of improvement activities are considered exploration stage activities, and their costs should be expensed unless the improvements have alternative future use."  After extensive consultation with our auditors and the SEC, we concluded that it necessary to make revisions to comply with the Commission's position, and to file our Form 10-K for the year ended December 31, 2012 with restated audited December 31, 2011 financial statements and unaudited restatements of the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012 to remove the aforementioned capitalized development costs from our Consolidated Balance Sheets and expense them in full on our Consolidated Statements of Operations.

The resulting effect on the March 31, 2012 financial statements  is: (1) a decrease in the capitalization of mineral claims by $206,550, (2) an increase of $112,269 in Mineral Property expenses, (3) an increase of $112,269 in net loss (increase of $0.01 loss per share), and (4) an increase in total stockholders' deficit of $206,550.  The increase in net loss resulted in no net change to cash used in operating activities.

Below is the restated balance sheet and income statement related to the restatement three months ended March 31, 2012.

CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2012 (Unaudited)

	Mar 31, 2012 (as reported)	Adjustments	As Restated
ASSETS
Current Assets
Cash	$118,734	-	$118,734
Accounts Receivable	-	-	-
Total Current Assets	118,734	-	118,734

Other Assets
Certificates of Deposit	172,133	-	172,133
Goodwill	5,341	-	5,341
Mining Claims - Unproved	2,004,295	(206,550)	1,797,745
Property, Plant & Equipment, net of accumulated depreciation	707,700	-	707,700
Purchase Option - Taber Mine	10,000	-	10,000
Reclamation Bond Deposit – Fraser River	2,000	-	2,000
Total Other Assets	2,901,469	(206,550)	2,694,919
TOTAL ASSETS	$3,020,203	$(206,550)	$2,813,653

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$30,976	-	$30,976
Accrued Expenses - related party	812,474	-	812,474
Accrued Interest	3,348	-	3,348
Convertible notes payable (net of discount of $146,198)	53,802	-	53,802
Note Payable (net of discount of $4,069)	5,931	-	5,931
Note Payable – Ruby Mine Mortgage	1,873,275	-	1,873,275
Total Current Liabilities	2,779,806	-	2,779,806

Long-Term Liabilities
Asset Retirement Obligation	5,198	-	5,198
Total Long-Term Liabilities	5,198	-	5,198
Total Liabilities	$2,785,004	-	$2,785,004

Stockholders’ Equity (Deficit)
Preferred stock, Series I, $0.001 par value, 100 shares authorized, 100 shares issued and outstanding at March 31, 2012	-	-

Convertible Preferred stock, Series A, $0.001 par value, 8,000,000 shares authorized, 4,000,000 shares issued and outstanding at March 31, 2012	4,000	-	4,000

Convertible Preferred stock, Series G, $0.001 par value, 1,500,000 shares authorized, 100,000 shares issued and outstanding at March 31, 2012	100	-	100

Common stock, $0.001 par value, 250,000,000 shares authorized, 98,724,621 shares issued and outstanding at March 31, 2012	98,725	-	98,725
Additional Paid-In Capital	11,796,219	-	11,796,219
Stock Payable	25,000	-	25,000
Deficit Accumulated During Exploration Stage	(11,688,845)	(206,550)	(11,895,395)
Total Stockholders’ Equity (Deficit)	235,199	(206,550)	28,649
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$3,020,203	(206,550)	$2,813,653

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTH PERIOD ENDING MARCH 31, 2012  (Unaudited)

	3 months ended March 31, 2012 (as reported)	Adjustments	As Restated

Revenues
Retail Sales (revenue prior to change to mining company in 2006)	$-	$-	$-
Cost of Revenue	-	-	-
Gross Loss	-	-	-

Operating Expenses
Commissions & Consulting Fees	-	-	-
General & Administrative Costs	93,585	-	93,585
Mining Property Costs	55,846	112,269	168,115
Depreciation Expense	26,185	-	26,185
Professional Services	18,500	-	18,500
Total Operating Expenses	194,116	112,269	306,385
Net Operating Loss	(194,116)	(112,269)	(306,385)
Other Income (Expenses)
Gain on Mineral Claim Sales	4,500	-	4,500
Gain on Joint-Ventures	-	-	-
Impairment Expense	-	-	-
Interest Income	545	-	545
Interest Expense	(62,739)	-	(62,739)
Loss on Conversion of Debt	-	-	-
Bad Debt Expense	-	-	-
Accretion Expense	(127)	-	(127)
Other Expense	(175,047)	-	(175,047)
Loss on Settlement	-	-	-
Realized Gain (Loss) on Investment	-	-	-
Net Other Income (Expenses)	(232,868)	-	(232,868)
Net Loss	(426,984)	(112,269)	(539,253)

WEIGHTED AVG NUMBER OF SHARES OUTSTANDING (Basic)	98,127,893		98,127,893
Basic Net Loss per Share	$(0.00)		$(0.01)
WEIGHTED AVG NUMBER OF SHARES OUTSTANDING (Diluted)	98,127,893		98,127,893
Diluted Net Loss per Share	$(0.00)		$(0.01)

NOTE 17                              SUBSEQUENT EVENTS

Subsequent to March 31, 2013, the Company issued 3,488,305 shares of common stock previously registered with the SEC for issuance to Tangiers Investors LP ("Tangiers") pursuant to a Securities Purchase Agreement entered into with Tangiers on October 7, 2009, as amended, in consideration of $128,000.

Subsequent to March 31, 2013 and pursuant to two partial conversion notices received, the Company issued an aggregate of 1,574,286 shares of common stock of the Company to satisfy $34,713 of the principal and interest due on a Promissory Note ("the Note") dated July 11, 2012 with JMJ Financial, ("JMJ").

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
North Bay Resources Inc.
(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of North Bay Resources Inc. (an exploration stage company) as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended, and for the period from June 18, 2004 (inception) through December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of North Bay Resources, Inc. as of December 31, 2012 and 2011, and the results of its operations, changes in stockholders' equity (deficit) and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has accumulated losses to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 19 to the financial statements, the 2011 financial statements have been restated to correct errors in the financial statements.

/s/ M&K CPAS, PLLC
Houston, Texas
March 26, 2013

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2012 AND DECEMBER 31, 2011 (RESTATED)

	Dec 31, 2012	Dec 31, 2011 (restated)

ASSETS
Current Assets
Cash	$42,008	$129,888
Accounts Receivable	-	982
Total Current Assets	42,008	130,870

Other Assets
Certificates of Deposit	172,499	171,875
Deferred Financing Costs, net	14,471	-
Goodwill	-	5,341
Mining Claims – Unproved	1,797,488	1,797,564
Property, Plant & Equipment, net of accumulated depreciation	635,212	733,885
Other Assets	-	4,000
Available For Sale Securities	12,550	-
Reclamation Bond – Fraser River	2,000	-
Total Other Assets	2,634,220	2,712,665
TOTAL ASSETS	$2,676,228	$2,843,535

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$56,617	$5,942
Accrued Expenses - Related Party	884,474	784,474
Accrued Expenses – Ruby Mine	12,250	-
Accrued Interest	41,363	-
Convertible notes payable (net of discounts of $166,307 and $0, respectively)	608,193	25,000
Deferred Gain	9,835	-
Derivative Liability	496,827	-
Note Payable – Ruby Mine Mortgage	1,774,822	1,889,185
Note Payable (net of discounts of $0 and $20,568, respectively)	-	4,432
Total Current Liabilities	3,884,381	2,709,033

Long-Term Liabilities
Asset Retirement Obligation	5,584	5,147
Total Long-Term Liabilities	5,584	5,147
Total Liabilities	$3,889,965	$2,714,180

Stockholders’ Equity (Deficit)
Preferred stock, Series I, $0.001 par value, 100 shares authorized, 100 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	-	-

Convertible Preferred stock, Series A, $0.001 par value, 8,000,000 shares authorized, 4,000,000 and 4,000,000 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	4,000	4,000

Convertible Preferred stock, Series G, $0.001 par value, 0 and 1,500,000 shares authorized at December 31, 2012 and December 31, 2011, respectively, 0 and 100,000 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	-	100

Common stock, $0.001 par value, 250,000,000 shares authorized, 102,002,731 and 97,664,462 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	102,003	97,664
Additional Paid-In Capital	12,168,608	11,358,733
Stock Payable	-	25,000
Accumulated Other Comprehensive Income	(12,500)	-
Deficit Accumulated During Exploration Stage	(13,475,848)	(11,356,142)
Total Stockholders’ Equity (Deficit)	(1,213,737)	129,355
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$2,676,228	$2,843,535

The accompanying notes are an integral part of these financial statements.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDING
DECEMBER 31, 2012 AND 2011 (RESTATED)
AND THE PERIOD FROM
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2012

	12 months ended December 31, 2012	12 months ended December 31, 2011 (restated)	Since inception (June 18, 2004 - December 31, 2012)

Revenues
Revenue	$-	$-	$-
Cost of Revenue	-	-	-
Gross Profit	-	-	-
Operating Expenses
Commissions & Consulting Fees	9,000	43,216	312,000
General & Administrative Costs	339,524	345,451	9,160,947
Mining Property Costs	591,926	265,137	1,672,351
Depreciation Expense	98,673	60,560	159,233
Impairment Expense	5,341	124,343	145,995
Accretion Expense	513	243	756
Professional Services	79,714	52,970	250,432
Total Operating Expenses	1,124,691	891,920	11,701,714
Net Operating Loss	(1,124,691)	(891,920)	(11,701,714)
Other Income (Expenses)
Gain on Mineral Claim Sales	4,500	103,500	227,744
Other Income from Mineral Claims	32,500	-	309,649
Interest Income	831	532	1,472
Interest Expense	(644,773)	(166,748)	(906,959)
Gain/Loss on Derivative Liability	(386,833)	-	(386,833)
Loss on Conversion of Debt	-	-	(137,000)
Bad Debt (Expense) / Recovery	982	(29,018)	(47,185)
Loss on Settlement	-	(62,095)	(62,095)
Other Expense	(2,222)	-	(2,222)
Realized Gain (Loss) on Investment	-	-	(97,109)
Net Other Income (Expenses)	(995,015)	(153,829)	(1,100,538)
Loss From Continuing Operations	(2,119,706)	(1,045,749)	(12,802,252)
Loss From Discontinued Operations	-	-	(673,596)
Net Loss	(2,119,706)	(1,045,749)	(13,475,848)
Unrealized Loss on Available For Sale Securities	(12,500)	-	(12,500)
Total Comprehensive Loss	(2,132,206)	(1,045,749)	(13,488,348)
WEIGHTED AVG NUMBER OF SHARES OUTSTANDING (Basic)	99,799,411	91,479,959
Basic Net Gain (Loss) per Share	$(0.02)	$(0.01)
WEIGHTED AVG NUMBER OF SHARES OUTSTANDING (Diluted)	99,799,411	91,479,959
Diluted Net Gain (Loss) per Share	$(0.02)	$(0.01)

The accompanying notes are an integral part of these financial statements.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2012 (Unaudited)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Inception 6/18/2004	-	-	-	$-	$-	$-	-	$-	$-	$-	$-	$-	$-
Founder's Shares issued	1,200,000	-	-	1,200	-	-	320,000	320	(1,520)	-	-	-	-
Shares issued for merger	1,200,000	-	-	1,200	-	-	320,000	320	(1,520)	-	-	-	-
Common Stock issued for cash	-	-	-	-	-	-	200,000	200	4,800	-	-	-	5,000
Net loss for year	-	-	-	-	-	-	-	-	-	-	(95,587)	-	(95,587)
Balance at 12/31/2004	2,400,000	-	-	$2,400	$-	$-	840,000	$840	$1,760	$-	$(95,587)	$-	$(90,587)

Common Stock issued to convert debt	-	-	-	-	-	-	12,127	12	180,213	-	-	-	180,225
Common Stock issued for services	-	-	-	-	-	-	121,491	121	2,586,046	-	-	-	2,586,167
Common Stock issued for cash	-	-	-	-	-	-	102,643	103	517,597	-	-	-	517,700
Net loss for year	-	-	-	-	-	-	-	-	-	-	(1,816,896)	-	(1,816,896)
Balance at 12/31/2005	2,400,000	-	-	$2,400	$-	$-	1,076,261	$1,076	$3,285,616	$-	$(1,912,483)	$-	$1,376,609

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2012 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Common Stock issued to convert debt	-	-	-	-	-	-	1,202,000	1,202	2,206,398	-	-	-	2,207,600
Common Stock issued for services	-	-	-	-	-	-	1,309,000	1,309	1,543,191	-	-	-	1,544,500
Expenses paid by shareholder	-	-	-	-	-	-	-	-	164,371	-	-	-	164,371
Net loss for year	-	-	-	-	-	-	-	-	-	-	(5,504,237)	-	(5,504,237)
Balance at 12/31/2006	2,400,000	-	-	$2,400	$-	$-	3,587,261	$3,587	$7,199,576	$-	$(7,416,720)	$-	$(211,157)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2012 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Beneficial Conversion Features on notes payable	-	-	-	-	-	-	-	-	62,000	-	-	-	62,000
Common Stock issued to convert debt	-	-	-	-	-	-	1,350,000	1,350	120,150	-	-	-	121,500
Common Stock issued for services	-	-	-	-	-	-	10,575,000	10,575	959,425	-	-	-	970,000
Common Stock issued as interest on loan	-	-	-	-	-	-	10,000	10	1,490	-	-	-	1,500
Preferred Shares issued for services	-	-	100	-	-	-	-	-	101,000	-	-	-	101,000
Common Stock issued for conversion of preferred shares	(2,400,000)	-	-	(2,400)	-	-	1,200,000	1,200	1,200	-	-	-	-
Shares bought back and retired	-	-	-	-	-	-	(200,000)	(200)	(1,800)	-	-	-	(2,000)
Expenses paid by shareholder	-	-	-	-	-	-	-	-	70,623	-	-	-	70,623
Net loss for year	-	-	-	-	-	-	-	-	-	-	(1,490,871)	-	(1,490,871)
Balance at 12/31/2007	-	-	100	$2,400	$-	$-	16,522,261	$16,522	$8,513,664	$-	$(8,907,591)	$-	$(377,405)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2012 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Rounding of shares due to stock split	-	-	-	-	-	-	26	-	-	-	-	-	-
Common Stock issued for services	-	-	-	-	-	-	5,500,000	5,500	224,500	-	-	-	230,000
Common Stock issued for cash	-	-	-	-	-	-	2,275,000	2,275	7,725	-	-	-	10,000
Contribution from investor	-	-	-	-	-	-	-	-	10,000	-	-	-	10,000
Mark to market AFS securities	-	-	-	-	-	-	-	-	-	-	-	22,780	22,780
Net loss for year	-	-	-	-	-	-	-	-	-	-	(328,478)	-	(328,478)
Balance at 12/31/2008	-	-	100	$-	$-	$-	24,297,287	$24,297	$8,755,889	$-	$(9,236,069)	$22,780	$(433,103)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2012 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Common Stock issued for services	-	-	-	-	-	-	2,500,000	2,500	27,250	-	-	-	29,750
Preferred Stock issued for services	4,000,000	100,000	-	4,000	100	-	-	-	249,685	-	-	-	253,785
Common Stock issued for cash	-	-	-	-	-	-	21,800,000	21,800	151,200	-	-	-	173,000
Common Stock issued for deferred compensation	-	-	-	-	-	-	10,000,000	10,000	177,500	-	-	-	187,500
Loss realized on AFS securities	-	-	-	-	-	-	-	-	-	-	-	(22,780)	(22,780)
Stock payable for commitment fee on equity offering	-	-	-	-	-	-	-	-	(115,310)	115,310	-	-	-
Net loss for year	-	-	-	-	-	-	-	-	-	-	(786,979)	-	(786,979)
Balance at 12/31/2009	4,000,000	100,000	100	$4,000	$100	$-	58,597,287	$58,597	$9,246,214	$115,310	$(10,023,048)	$22,780	$(598,827)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2012 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Common Stock issued for commitment fee on equity offering	-	-	-	-	-	-	6,589,147	6,589	108,721	(115,310)	-	-	-
Common Stock issued for cash	-	-	-	-	-	-	5,000,000	5,000	45,000	-	-	-	50,000
Discount on convertible notes from beneficial conversion features and attached warrants	-	-	-	-	-	-	-	-	107,406	-	-	-	107,406
Common Stock issued for Ruby Mine Purchase Option	-	-	-	-	-	-	10,000,000	10,000	140,000	-	-	-	150,000
Warrants issued for Purchase Option – Ruby Mine	-	-	-	-	-	-	-	-	149,896	-	-	-	149,896
Net loss for year	-	-	-	-	-	-	-	-	-	-	(287,345)	-	(287,345)
Balance at 12/31/2010	4,000,000	100,000	100	$4,000	$100	$-	80,186,434	$80,186	$9,797,237	$-	$(10,310,393)	$-	$(428,870)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2012 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Common Stock issued for cash	-	-	-	-	-	-	10,314,967	10,315	846,685	-	-	-	857,000
Common Stock issued for convertible debt conversion	-	-	-	-	-	-	4,459,092	4,459	169,393	-	-	-	173,852
Common Stock issued for services	-	-	-	-	-	-	42,857	43	2,957	-	-	-	3,000
Common Stock issued for settlement of services	-	-	-	-	-	-	550,000	550	61,545	-	-	-	62,095
Common Stock issued for deferred compensation	-	-	-	-	-	-	2,000,000	2,000	178,000	-	-	-	180,000
Common Stock issued for directors compensation	-	-	-	-	-	-	111,112	111	9,889	-	-	-	10,000
Discount on convertible notes from beneficial conversion feature	-	-	-	-	-	-	-	-	70,568	-	-	-	70,568
Term Extension of Ruby warrants	-	-	-	-	-	-	-	-	2,519	-	-	-	2,519
Warrants issued for Purchase Option – Ruby Mine	-	-	-	-	-	-	-	-	219,940	-	-	-	219,940
Stock payable for warrant exercise	-	-	-	-	-	-	-	-	-	25,000	-	-	25,000
Net loss for year (restated)	-	-	-	-	-	-	-	-	-	-	(1,045,749)	-	(1,045,749)
Balance at 12/31/2011 (restated)	4,000,000	100,000	100	$4,000	$100	$-	97,664,462	$97,664	$11,358,733	$25,000	$(11,356,142)	$-	$129,355

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2012 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Common Stock issued for cash	-	-	-	-	-	-	3,248,719	3,249	198,215	-	-	-	201,464
Common Stock issued as draw on equity line, proceeds applied towards note payable balance owed	-	-	-	-	-	-	387,900	388	25,148	-	-	-	25,536
Cancellation of Series G Preferred	-	(100,000)	-	-	(100)	-	-	-	100	-	-	-	-
Common Stock issued for services	-	-	-	-	-	-	116,650	117	10,543	-	-	-	10,660
Common Stock issued for deferred financing costs	-	-	-	-	-	-	85,000	85	5,525	-	-	-	5,610
Common Stock issued for stock payable	-	-	-	-	-	-	500,000	500	24,500	(25,000)	-	-	-
Mark to market AFS securities	-	-	-	-	-	-	-	-	-	-	-	(12,500)	(12,500)
Settlement of Derivative Liability	-	-	-	-	-	-	-	-	49,795	-	-	-	49,795
Discount on convertible notes from beneficial conversion feature and attached warrants	-	-	-	-	-	-	-	-	321,002	-	-	-	321,002
Warrants issued for modification of payment terms on mortgage payable	-	-	-	-	-	-	-	-	175,047	-	-	-	175,047
Net loss for period	-	-	-	-	-	-	-	-	-	-	(2,119,706)	-	(2,119,706)
Balance at 12/31/2012	4,000,000	-	100	$4,000	$-	$-	102,002,731	$102,003	$12,168,608	$-	$(13,475,848)	$(12,500)	$(1,213,737)

The accompanying notes are an integral part of these financial statements.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDING
DECEMBER 31, 2012 AND 2011 (RESTATED)
AND THE PERIOD FROM
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2012

	12 months Ended December 31, 2012	12 months Ended December 31, 2011 (restated)	Since inception (June 18, 2004 to December 31, 2012)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,119,706)	$(1,045,749)	$(13,475,848)
Adjustments to reconcile Net Loss to net cash used in operations:
Gain on option payments received – non-cash	(25,050)	-	(135,985)
Gain on sale of claims	(4,500)	(73,500)	(182,834)
Common Stock issued for services	10,660	3,000	5,123,677
Common Stock issued to director for services	-	10,000	10,000
Common Stock issued for mining exploration stage property	-	-	351,400
Warrants issued to modify payment terms of note	175,047	-	175,047
Preferred Stock issued for bonus	-	-	253,785
Loss on conversion of debt and deferred compensation	-	-	2,150,513
Loss on AFS securities “other than temporary”	-	-	106,985
Loss on settlement - Common Shares issued	-	62,095	62,095
Bad debt expense	-	29,018	48,167
Gain realized on transfer of AFS – securities	-	-	(9,875)
Amortization of discount on debt	356,552	138,475	575,958
Amortization of deferred financing cost	15,639	-	15,639
Change in derivative liability	386,833	-	386,833
Common Stock issued as interest on loan	-	-	1,500
Depreciation Expense	98,673	60,560	159,233
Accretion Expense	513	243	756
Impairment Expense	5,341	124,343	145,995
Changes in operating assets and liabilities:
Accounts receivable	982	(30,000)	(29,018)
Prepaid Expenses	-	9,910	9,910
Other assets	1,376	-	1,376
Accrued expenses – related party	100,000	136,030	1,200,593
Accrued expenses	54,149	-	54,149
Accounts Payable	50,675	-	50,675
Other current assets	-	(257)	(29,316)
Net Cash Used in Operating Activities	(892,816)	(575,832)	(2,978,590)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of fixed assets	-	(12,459)	(12,459)
Cash received from sales of claims	14,335	73,500	192,669
Cash paid for claims acquired	-	-	(16,311)
Cash paid for Ruby Purchase	-	(277,006)	(361,093)
Cash paid for purchase of Taber Mine Option	-	(4,000)	(4,000)
Net Cash Provided by/Used in Investing Activities	14,335	(219,965)	(201,194)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock	201,464	857,000	1,814,164
Deferred Financing Costs	(24,500)	-	(24,500)
Contributions from related party	-	-	244,994
Warrants exercised, shares not yet issued	-	25,000	25,000
Debt Repayments	(114,363)	(103,315)	(217,678)
Shares re-purchased and retired	-	-	(2,000)
Borrowings on convertible debt	728,000	100,000	1,381,812
Net Cash Provided by Financing Activities	790,601	878,685	3,221,792
Net cash increase (decrease) for period	(87,880)	82,888	42,008
Cash at beginning of period	129,888	47,000	-
Cash at end of period	42,008	129,888	42,008
Supplementary Cash Flow Information:
Cash Paid for Interest	-	-	-
Cash Paid for Taxes	-	-	-
Non-Cash Investing & Financing Activities:
Common Stock issued For conversion of preferred shares	$-	$-	$2,400
Common Stock issued For conversion of debt and accrued salary	$-	$-	$253,912
Warrants issued for purchase option - Ruby Mine	$-	$219,941	$369,837
Term extension of Ruby Mine warrants	$-	$2,519	$2,519
Stock Issued for purchase option - Ruby Mine	$-	$-	$150,000
Discount from beneficial conversion feature and warrants attached to convertible notes payable	$321,002	$70,568	$177,974
Transfer of available for sale securities to relieve accrued salary	$-	$-	$12,838
Accrued salary relieved for shares issued	$-	$179,999	$279,999
Common and preferred shares issued as founders shares	$-	$-	$3,040
Capitalized costs for Ruby Mine purchase option transferred to fixed assets and mineral assets upon acquisition	$-	$801,442	$801,442
Note payable for Ruby Mine acquisition	$-	$1,990,000	$1,990,000
Liabilities assumed with Ruby Mine acquisition	$-	$174,118	$174,118
Revision to Asset Retirement Obligation	$76	$166,714	$166,790
Common stock issued for conversion of convertible debt	$-	$173,852	$173,852
Common stock issued for stock payable	$25,000	$-	$25,000
Equity draw applied towards note principal owed	$25,536	$-	$25,536
Common Stock issued for deferred financing costs	$5,610	$-	$5,610
Debt discount due to derivative liability	$159,789	$-	$136,207
Cancellation of preferred shares	$100	$-	$100
Settlement of Derivative liability	$49,795	$-	$49,795
Unrealized loss on AFS	$12,500	$-	$12,500

The accompanying notes are an integral part of these financial statements.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1             GENERAL ORGANIZATION AND BUSINESS

The Company was incorporated in the State of Delaware on June 18, 2004 under the name Ultimate Jukebox, Inc.  On September 4, 2004, Ultimate Jukebox, Inc. merged with NetMusic Corporation, and subsequently changed the Company name to NetMusic Entertainment Corporation.  On March 10, 2006, the Company ceased digital media distribution operations, began operations as a natural resources company, and changed the Company name to Enterayon, Inc.  On January 15, 2008, the Company merged with and assumed the name of its wholly-owned subsidiary, North Bay Resources Inc.  As a result of the merger, Enterayon, Inc. was effectively dissolved, leaving North Bay Resources Inc. as the remaining company.

The Company’s business plan is based on the Generative Business Model, which is designed to leverage our mining properties and mineral claims into near-term revenue streams even during the earliest stages of exploration and development. This is accomplished by entering into sales, joint-venture, and/or option contracts with other mining companies, for which the Company generates revenue through payments in cash, stock, and other consideration.

The Generative Business Model is our short term plan to leverage properties until funding is adequate to implement our long term plan. The Company’s long term plan is to locate and extract gold and silver from current exploration stage properties. This will be done through utilizing joint-ventures and other funding that is available to develop properties until they reach the production stage. Once in the production stage, the Company plans on extracting gold, silver, and other profitable by-products, and selling them to smelters. The Company has not currently begun this stage of the business plan.

NOTE 2             GOING CONCERN

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The Company has accumulated losses since inception equal to $13,475,848 as of December 31, 2012. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Restatements

On February 6, 2013, pursuant to a comment letter issued by the Staff of the Securities and Exchange Commission (the "SEC") relating to the Form 10-Q for Fiscal Quarter Ended September 30, 2012 ("Form 10-Q") filed by the Company on November 9, 2012, management of the Company, after discussions with the board of directors, the Company's independent registered public accounting firm, and the Staff of the SEC, concluded that the previously-issued consolidated financial statements for the Fiscal Quarter Ended September 30, 2012 contained in the Company's Form 10-Q (the "Financial Statements") should no longer be relied upon.  The discussions with the Staff of the SEC concerned the capitalization of certain costs to improve the Ruby Mine, including tunnel/infrastructure and access road improvements.  These costs had been capitalized on the Company's balance sheet. The Commission has clearly stated in a comment letter received on February 5, 2013, that "It is our position that once you acquired the Ruby property with the intent to explore it and, if determined to be feasible, ultimately extract minerals, these types of improvement activities are considered exploration stage activities, and their costs should be expensed unless the improvements have alternative future use."  After extensive consultation with our auditors and the SEC, we concluded that it necessary to make revisions to comply with the Commission's position, and to to file our Form 10-K for the year ended December 31, 2012 with restated audited December 31, 2011 financial statements and unaudited restatements of the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012 to remove the aforementioned capitalized development costs from our Consolidated Balance Sheets and expense them in full on our Consolidated Statements of Operations.

The resulting cumulative effect of the restatement since the Ruby Mine acquisition date on July 1, 2011 and as of September 30, 2012 is: (1) a decrease in the capitalization of mineral claims by $389,718, (2) an increase of $389,718 in Mineral Property expenses, (3) an increase of $389,718 in net loss (increase of $0.00 loss per share since the acquisition date on July 1, 2011 as of September 30, 2012), and (4) an increase in total stockholders' deficit of $389,718.  The increase in net loss resulted in no net change to cash used in operating activities. Please see Note 19 for additional information.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation. There was no material effect to the consolidated financial statements as result of these reclassifications.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Ruby Gold, Inc. All significant inter-company accounts and transactions have been eliminated in consolidation

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents. There were no cash equivalents at December 31, 2012 and December 31, 2011. The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $250,000.

Reclamation Bonds

The Company holds its reclamation bonds on the Ruby Mine in the form of one-year Certificates of Deposit that automatically rollover annually on their anniversary dates.  These funds are held in reserve to guarantee the Company's Asset Retirement Obligation.

Marketable Securities

The Company accounts for its marketable securities, which are available for sale, in accordance with Financial Accounting Standards Board (“FASB”) guidance regarding accounting for certain investments in debt and equity securities, which requires that available-for-sale and trading securities be carried at fair value. Unrealized gains and losses deemed to be temporary on available-for-sale securities are reported as other comprehensive income (“OCI”) within shareholders’ deficit. Realized gains and losses and declines in value deemed to be other than temporary on available-for-sale securities are included in “(Gain) loss on short- and long-term investments” and “Other income” on our statements of operations. Trading gains and losses also are included in “(Gain) loss on short-term and long-term investments.” Fair value of the securities is based upon quoted market prices in active markets or estimated fair value when quoted market prices are not available. The cost basis for realized gains and losses on available-for-sale securities is determined on a specific identification basis. We classify our available-for-sale securities as short- or long-term based upon management’s intent and ability to hold these investments. In addition, throughout 2009, the FASB issued various authoritative guidance and enhanced disclosures regarding fair value measurements and impairments of securities which helps in determining fair value when the volume and level of activity for the asset or liability have significantly decreased and in identifying transactions that are not orderly.

Revenue Recognition

The company has recognized no mining revenue to date. In the future mining revenue will be recognized according to the policy described below.

Revenue is recognized when the following conditions are met:

(a)  persuasive evidence of an arrangement to purchase exists;
(b) the price is fixed or determinable;
(c) the product has been delivered; and
(d) collection of the sales price is reasonably assured.

Under the terms of concentrate sales contracts with third-party smelters, final prices for the gold, silver, zinc, copper and lead in the concentrate are set based on the prevailing spot market metal prices on a specified future date based on the date that the concentrate is delivered to the smelter. The Company records revenues under these contracts based on forward prices at the time of delivery, which is when transfer of legal title to concentrate passes to the third-party smelters. The terms of the contracts result in differences between the recorded estimated price at delivery and the final settlement price. These differences are adjusted through revenue at each subsequent financial statement date.

Mineral Property Costs

Mineral property acquisition costs are capitalized upon acquisition. Mineral property exploration and improvement costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven, proved, probable, inferred, or possible reserves, the costs incurred to develop and improve such property are capitalized. To date the Company has not established any proven or probable reserves on its mineral properties.

The Company reviews long-lived assets for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the review indicates that the carrying amount of the asset may not be recoverable, the potential impairment is measured based on a projected discounted cash flow method using a discount rate that is considered to be commensurate with the risk inherent in the Company's current business model. For purposes of recognition and measurement of an impairment loss, a long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets.

Purchase Options for Mining Property

Costs associated with acquisitions related to purchase options for mining properties are capitalized when the costs are incurred in accordance with ASC 340.10. The costs are carried at the amount paid and transferred to the appropriate asset account if the option is exercised. If it is determined that the Company will not exercise the option, the option is expensed.

Deferred Gains

Deposits on pending sales of mineral claims are classified as deferred gains until the transaction has been completed.  As of December 31, 2012, a deposit received of $9,835 on the pending sale of a mineral claim was recognized as a deferred gain. The Company will recognize this amount to other income when the transaction is completed.

Asset Retirement Obligation

The FASB standard on accounting for asset retirement obligation requires that the fair value of the liability for asset retirement costs be recognized in an entity’s balance sheet, as both a liability and an increase in the carrying values of such assets, in the periods in which such liabilities can be reasonably estimated. The present value of the estimated future asset retirement obligation (“ARO”), as of the date of acquisition or the date at which mining commences is capitalized as part of the costs of mineral assets and recorded with an offsetting liability. The asset retirement costs are depleted over the production life of the mineral assets on a unit-of-production basis.

The ARO is recorded at fair value and accretion expense is recognized as the discounted liability is accreted to its expected settlement value. The fair value of the ARO liability is measured by using expected future cash outflows discounted at the Company’s credit adjusted risk free interest rate.

Amounts incurred to settle plugging and abandonment obligations that are either less than or greater than amounts accrued are recorded as a gain or loss in current operations.  Revisions to previous estimates, such as the estimated cost to remediate and abandon a mine may require adjustments to the ARO and are capitalized as part of the costs of mineral assets.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates that will be in effect when the differences are expected to reverse.

The Company adopted the provisions of the FASB interpretation related to accounting for uncertainty in income taxes, which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions.  The Company believes it does not have any uncertain tax positions taken or expected to be taken in its income tax returns.

Fair Value of Financial Instruments

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company values its derivative instruments related to embedded conversion features and warrants from the issuance of convertible debentures in accordance with the Level 3 guidelines. For the twelve  month period ended December 31, 2012, the following table reconciles the beginning and ending balances for financial instruments that are recognized at fair value in these consolidated financial statements. The fair value of embedded conversion features that have floating conversion features and tainted common stock equivalents (warrants and convertible debt) are estimated using a Binomial Lattice model. The key inputs to this valuation model as of December 31, 2012, were: Volatility of 94% - 104%, inherent term of instruments equal to the remaining contractual term, quoted closing stock prices on valuation dates, and various settlement scenarios and probability percentages summing to 100%.

	Balance at December 31, 2011	New Issuances	Changes in Fair Values	Balance at December 31, 2012
Level 3 –
Derivative liabilities from:
Conversion features – embedded derivative	$-	$98,366	$(16,129)	$82,237
Conversion features – tainted equity	-	37,841	171,130	208,971
Warrants – tainted equity	-	-	205,619	205,619
	$-	$136,207	$360,620	$496,827

Changes in the unobservable input values would likely cause material changes in the fair value of the Company’s Level 3 financial instruments. The significant unobservable input used in the fair value measurement is the estimation for probability percentages assigned to future expected settlement possibilities. A significant increase (decrease) in this distribution of percentages would result in a higher (lower) fair value measurement.

The following table presents assets that were measured and recognized at fair value as of December 31, 2012 and the year then ended on a recurring basis:

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Loss
Available For Sale Securities	$12,500	$-	$-	$12,500
Totals	$12,500	$-	$-	$12,500

The Company had no other assets or liabilities valued at fair value on a recurring or non-recurring basis as of December 31, 2012 or 2011.

Stock Based Compensation

Beginning January 1, 2006, the Company adopted the FASB standard related to stock based compensation. The standard requires all share-based payments to employees (which includes non-employee Directors), including employee stock options, warrants and restricted stock, be measured at the fair value of the award and expensed over the requisite service period (generally the vesting period). The fair value of common stock options or warrants granted to employees is estimated at the date of grant using the Black-Scholes option pricing model by using the historical volatility of comparable public companies. The calculation also takes into account the common stock fair market value at the grant date, the exercise price, the expected life of the common stock option or warrant, the dividend yield and the risk-free interest rate.

The Company from time to time may issue stock options, warrants and restricted stock to acquire goods or services from third parties. Restricted stock, options or warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the date required by the Emerging Issues Task Force guidance related to accounting for equity instruments issued to non-employees. In accordance with this guidance, the options or warrants are valued using the Black-Scholes option pricing model on the basis of the market price of the underlying equity instrument on the “valuation date,” which for options and warrants related to contracts that have substantial disincentives to non-performance, is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period.   As of December 31, 2012 and December 31, 2011, no options or warrants related to compensation have been issued, and none are outstanding.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that may have conversion prices that create an embedded beneficial conversion feature pursuant to the Emerging Issues Task Force guidance on beneficial conversion features. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.  This amortization expense for the year ended December 31, 2012 totaled $15,639 and is reflected within interest expense on the Statements of Operations.

Deferred Financing Costs

Deferred financing costs include debt issuance costs primarily incurred by the Company as part of Convertible Note transactions. Deferred financing costs as of December 31, 2012 was $30,110 net of amortization of $15,639. This includes a commission paid to Carter Terry & Company, a registered broker-dealer, consisting of $10,000 in cash and 85,000 restricted Rule 144 shares of common stock valued at $5,620 on the date of issuance.  This amount was capitalized to Deferred Financing Costs and amortized over the term of the note. Amortization is provided on a straight-line basis over the terms of the respective debt instruments to which the costs relate and is included in interest expense.  The difference between the straight line and effective interest methods is immaterial due to the short term nature of the convertible notes.

Accounting for Derivative Instruments

All derivatives have been recorded on the balance sheet at fair value based on the lattice model calculation. These derivatives, including embedded derivatives in the Company’s convertible notes which have floating conversion prices based on changes to the quoted price of the Company’s common stock and common stock equivalents tainted as a result of the derivative, are separately valued and accounted for on the Company’s balance sheet. Fair values for exchange traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

Lattice Valuation Model

The Company valued the conversion features in their convertible notes and tainted warrants using a lattice valuation model, with the assistance of a valuation consultant. The lattice model values these instruments based on a probability weighted discounted cash flow model. The Company uses the model to develop a set of potential scenarios. Probabilities of each scenario occurring during the remaining term of the instruments are determined based on conversion prices relative to current stock prices, historic volatility, and estimates on investor behavior. These probabilities are used to create a cash flow projection over the term of the instruments and determine the probability that the projected cash flow will be achieved. A discounted weighted average cash flow for each scenario is then calculated and compared to the discounted cash flow of the instruments without the compound embedded derivative in order to determine a value for the compound embedded derivative.

Goodwill and Other Intangible Assets

Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed.  The Company accounts for goodwill and intangibles under ASC Topic 350, Intangibles – Goodwill and Other, which does not permit amortization, but requires the Company to test goodwill and other indefinite-lived assets for impairment annually or whenever events or circumstances indicate impairment may exist. The Company fully impaired goodwill of $5,341 during the year ended December 31, 2012 impairment analysis.

Income/Loss Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.  As of December 31, 2012 and 2011, there were 47,532,822 and 37,562,250 common stock equivalents outstanding, respectively.

The following is a reconciliation of the computation for basic and diluted EPS for the full year ended December 31, 2012 and 2011, respectively:

	December 31, 2012	December 31, 2011
Net Loss	$(2,119,706)	$(1,045,749)
Weighted-average common shares Outstanding (Basic)	99,799,411	91,479,959
Weighted-average common stock Equivalents	47,532,822	37,562,250
Deduction of stock Equivalents not included due to net loss	(47,532,822)	(37,562,250)
Weighted-average common shares Outstanding (Diluted)	99,799,411	91,479,959
Basic and Diluted Net Gain (Loss) per Share	$(0.02)	$(0.01)

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. The cost of property, plant and equipment is depreciated using the straight-line method over the estimated useful life of the asset - periods of approximately 18-28 years for buildings, 3-10 years for machinery and equipment and 3- 5 years for vehicles. Long-lived assets are reviewed for impairment whenever in management's judgment conditions indicate a possible loss. Such impairment tests compare estimated undiscounted cash flows to the recorded value of the asset. If an impairment is indicated, the asset is written down to its fair value or, if fair value is not readily determinable, an estimated fair value is used based on discounted cash flows. Fully depreciated assets are retained in property, plant and equipment and accumulated depreciation accounts until they are removed from service. In case of disposals of assets, the assets and related accumulated depreciation are removed from the accounts, and the net amounts after proceeds from disposal are credited or charged to income.

Recently Issued Accounting Standards

New Accounting Pronouncements

Disclosures about Reclassification Adjustments out of Accumulated Other Comprehensive Income

In February 2013, the Financial Accounting Standards Board (“FASB”) issued an accounting standards update which adds new disclosure requirements for items reclassified out of accumulated other comprehensive income. The update requires entities to disclose additional information about reclassification adjustments, including changes in accumulated other comprehensive income balances by component and significant items reclassified out of accumulated other comprehensive income. The update will be effective for us in the first quarter of 2013, but early adoption is permitted. The update will primarily impact our disclosures, but otherwise is not expected to have a material impact on our consolidated financial position, results of operations or cash flows.

Testing Indefinite-Lived Intangible Assets for Impairment

In July 2012, the FASB issued an accounting standards update which provides, subject to certain conditions, the option to perform a qualitative, rather than quantitative, assessment to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount. The update will be effective for us in the first quarter of 2013, but early adoption is permitted. The update may, under certain circumstances, reduce the complexity and costs of testing indefinite-lived intangible assets for impairment, but otherwise is not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

Testing Goodwill for Impairment

In September 2011, the FASB issued an accounting standards update which provides, subject to certain conditions, the option to perform a qualitative, rather than quantitative, assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. This update was effective and adopted by the Company in the first quarter of 2012 and did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

Presentation of Comprehensive Income

In June 2011, the FASB issued an accounting standards update which revises the manner in which entities present comprehensive income in their financial statements. The new guidance removes the presentation options in existing guidance and requires entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. Under the two-statement approach, the first statement would include components of net income, which is consistent with the income statement format previously used by us, and the second statement would include components of other comprehensive income (“OCI”). The update does not change the items that must be reported in OCI and must be applied retrospectively for all periods presented in the financial statements. This update was effective and adopted by the Company in the first quarter of 2012 and impacted the Company’s financial statement presentation, but otherwise did not impact the Company’s consolidated financial position, results of operations or cash flows.

Disclosures about Fair Value Measurements

In May 2011, the FASB issued an accounting standards update which amends the definition of fair value measurement principles and disclosure requirements to eliminate differences between U.S. GAAP and International Financial Reporting Standards. The update requires new quantitative and qualitative disclosures about the sensitivity of recurring Level 3 measurement disclosures, as well as disclosures of transfers between Level 1 and Level 2 of the fair value hierarchy. This update was effective and adopted by the Company in the first quarter of 2012 and impacted the Company’s disclosures, but otherwise did not have a material impact on the Company’s condensed consolidated financial position, results of operations or cash flows.

NOTE 4             AVAILABLE FOR SALE SECURITIES

On October 24, 2012, the Company entered into an agreement on its Willa property with Caribou King Resources Ltd. ("Caribou", or “CKR”), a Canadian issuer listed on the TSX Venture Exchange.  Under the terms of Agreement, Caribou may earn up to a 100% interest in the Willa Claims by making aggregate payments to North Bay of USD $232,500 in cash and issuing 1,000,000 shares of Caribou common stock.  Of the aggregate payments, $7,500 in cash and 500,000 shares are due upon receipt of regulatory acceptance of the agreement by the TSX Venture Exchange.  Subsequent to TSX approval in November, 2012, and pursuant to the agreement, the Company received 500,000 shares of CKR stock. These shares were valued at $25,000 based upon the closing price of CKR stock on the date the shares were issued. As of December 31, 2012, the market value of these shares was $12,500.  This resulted in an unrealized loss of $12,500 for the year ended December 31, 2012. We consider the unrealized loss as temporary due to the short length of time the market price for these securities has been below its value on the acquisition date.

NOTE 5             ACCOUNTS RECEIVABLE

On February 10, 2011, the Company executed an agreement (the “Agreement”) to sell a number of its mineral claims in the Slocan Mining District of British Columbia, Canada, to Yardley Mountain Gold Corp (“Yardley”) for the aggregate sum of $93,000 USD.  The Agreement provides that Yardley shall pay to North Bay $10,000 USD within ten (10) days of execution of the Agreement, $33,000 USD within three (3) months of the date of the Agreement, and $50,000 USD on or before June 25, 2011.  The parties subsequently agreed to extend the due dates of the second and third payments to August 10, 2011.  As of August 11, 2011, cash payments of $63,000 had been received, and a $30,000 promissory note due on September 30, 2011, was accepted for the balance due, plus $982 in reimbursed expenses for claim maintenance.  Accordingly, the sale was completed, and title to all of the claims identified in Schedule A of the Agreement has been transferred to Yardley.  As of December 31, 2012, the $30,000 note has been classified as a bad debt, and the $982 outstanding for reimbursed expenses has been paid. Subsequent to December 31, 2012, Yardley has been released from this obligation.

NOTE 6             RUBY MINE ACQUISITION

On September 27, 2010, the Company executed an option-to-purchase agreement with Ruby Development Company (“RDC”), a California partnership, for the acquisition of the Ruby Mine (the “Ruby”) in Sierra County, California. The purchase price is $2,500,000, which was to be paid in stages extending to December 30, 2012, and which has been extended to June 30, 2013 pursuant to an amendment to the agreement signed on December 12, 2012.

On June 1, 2011, the Company exercised its option to purchase the Ruby Mine and made a final option payment of $85,000 to open escrow.  On July 1, 2011, escrow was closed and the acquisition of the Ruby Mine was completed. During the preceding option period and as of the closing date, the Company has made payments totaling $510,000 to RDC, consisting of $360,000 cash and 10,000,000 shares of common stock valued at $150,000.  These payments were credited towards the purchase price, thereby reducing the outstanding principal due to $1,990,000.  In addition, in compliance with the agreement dated September 27, 2010, as amended on January 26, 2011, the Company issued warrants to RDC that gives them the option, until December 31, 2015, of purchasing up to 10 million shares of stock at two cents ($0.02) per share, and in compliance with a second amendment to the Option Agreement dated April 22, 2011, the Company issued warrants granting RDC the right to purchase 2 million shares of the Company’s common stock at the exercise price of ten cents ($0.10) per share.  These later warrants expire on May 1, 2016.

On the transaction closing date of July 1, 2011, the Company issued a promissory note to RDC for $1,990,000 plus 3% interest per annum.  The note, as amended, is due on or before June 30, 2013.  As of December 31, 2012, all monthly payments have been paid, and the outstanding balance due on the note is $1,774,822. As of the date of this report, the Company remains current in its obligations, and all monthly payments have been made on time. The note is collateralized with all of the assets associated with the Ruby Mine.

Upon the close of the transaction and the transfer of title, as previously set forth in the purchase agreement, the Company acquired all of the real and personal property associated with the Ruby Gold Mine, all of the shares of Ruby Gold, Inc., a private California corporation, and $171,618 in reclamation bonds securing the permits at the Ruby Mine. Subsequent to the close of the transaction, Ruby Gold, Inc. became a wholly-owned subsidiary of North Bay Resources Inc.  The Company has also assumed the reclamation liabilities on the Ruby Mine, for which reclamation bonds are pledged.  In addition, a $2,500 liability from a pre-existing shareholder loan that was outstanding as of the closing date has been extinguished as of the close of escrow.

All costs related to the acquisition of the property have been capitalized when incurred. All other costs have been expensed when incurred. Cash paid during the period ended December 31, 2011 and December 31, 2010 was equal to $277,006 and $82,994, respectively. Warrants issued during the periods ended December 31, 2010 and December 31, 2011 were valued at $149,896 and $219,940 respectively. Shares paid as of December 31, 2010 were valued at $150,000. $2,519 was capitalized to the purchase option during the three months ended March 31, 2011 related to the company’s amendment to extend the term of the 10,000,000 warrants issued to Ruby Development Company from December 31, 2012 to December 31, 2015. The value of the extension was calculated using the Black-Scholes model. In addition, $219,940 was capitalized to the purchase option during the six months ended June 30, 2011 related to the amendment on April 22, 2011 to issue warrants granting RDC the right to purchase 2 million shares of the Company’s common stock at the exercise price of ten cents ($0.10) per share.  Said warrants are valid until May 1, 2016. The value of the additional warrants was calculated using the Black-Scholes model.  On March 6, 2012, the Company issued warrants granting RDC the right to purchase 2 million shares of the Company’s common stock until March 6, 2017 at the exercise price of nine cents ($0.09) per share, in consideration for reducing the monthly mortgage payments due in January, February, and March, 2012. The fair value of the warrants of $175,047 was expensed related to this issuance. This value was calculated via the Black-Scholes model.

Ruby Mine Purchase Price Allocation

The following table summarizes the purchase price allocation for the transaction. The valuation conclusions include three groups: (i) net current tangible assets, (ii) assumed liabilities, and (iii) goodwill. Individual asset valuations are presented below:

Acquisition Date: 07/01/11

Allocation of Purchase	Price Purchase Allocation
	Debit	Credit
Tangible Assets Acquired
Cash/Checking/Savings	5,070
Ruby Gold Mine Claims	1,964,279
Ruby Gold Inc. Certificates of Deposit	171,618
Property and Equipment	906,329
Total Tangible Assets	3,047,296

Assumed Liabilities
Short Term Notes Payable		2,500
Asset Retirement Obligation		171,618
Total Liabilities		174,118
Net Tangible Assets/Liabilities	2,873,178
Goodwill	5,341
Total Net Assets Acquired	2,878,519

Consideration Paid	Debit	Credit
Cash Paid (Option Agreement & Purchase Agreement) - prior year	-	80,000
Cash Paid (Option Agreement & Purchase Agreement)	-	280,000
Fees Paid Escrow Agent at Closing	-	2,076
Value of Extension of term for 9/27/10 Warrants issued	-	2,519
Note Payable at closing	-	1,990,000
Warrant (10,000,000 @$0.02 to 9/27/10 - 12/30/12) - prior year	-	149,896
Warrant (2,000,000 @$0.10 to 4/22/11 - 5/1/16)	-	219,941
Due diligence fees paid in cash in prior year	-	4,087
Common Stock valued at $150,000 - prior year	-	150,000
Total Consideration Paid	-	2,878,519

NOTE 7             PROPERTY, PLANT, EQUIPMENT AND MINERAL CLAIM ASSETS

As of December 31, 2012 and 2011, components of the Ruby Mine property, plant and equipment and mineral assets were as follows:

	December 31,	December 31,
	2012	2011

Buildings	$558,885	$558,885
Machinery and equipment	119,389	119,389
Vehicles	240,514	240,514
Total property, plant and equipment	918,788	918,788

Less: impairment expense(2)	(124,343)	(124,343)
Less: accumulated depreciation(3)	(159,233)	(60,560)

Property, plant and equipment, net	$635,212	$733,885

	December 31,	December 31,
	2012	2011

Mining claims (1)	$1,792,660	$1,792,660
Asset retirement costs	4,828	4,904
Total mineral claim assets	1,797,488	1,797,564
Less: accumulated depletion(3)	-	-

Mining claims, net	$1,797,488	$1,797,564

(1)Upon the completion of the Ruby Mine acquisition on July 1, 2011, the estimated fair value of the mineral rights acquired was fully capitalized.

(2)Following the acquisition of the Ruby Mine on July1, 2011, an evaluation of the equipment inventory determined that some equipment was obsolete and/or otherwise not in compliance with safety regulations, resulting in an impairment deduction of $124,343.

(3)Depreciation expense totaled $137,544 and $60,560 for the years ended December 31, 2012 and 2011, respectively. Depletion expense totaled $0 and $0 for the years ended December 31, 2012 and 2011, respectively

NOTE 8             FINANCING

On June 17, 2010, the Company entered into a Convertible Promissory Note Agreement ("the Note") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $17,500 as a loan from Tangiers.  The Note is convertible to common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at the greater of (a) $0.001 or (b) eighty percent (80%) of the lowest traded price of common stock out of the ten (10) trading days immediately preceding the conversion date.  The Note has a term of one year and accrues interest at a rate equal to 9.9% per year.  Conversion rights were waived by the holder from inception of the agreement through July 15, 2010. The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $10,726. This value was recorded as a discount on debt and offset to additional paid in capital. During the three months ended March 31, 2011 the note balance of $17,500 and accrued interest of $1,225 was settled with conversion into 863,681 shares of common stock.  The unamortized portion of the discount at the time of conversion of $4,937 was fully amortized upon conversion. No gain or loss was recorded for the conversion due to the conversion being within the terms of the convertible debt agreement.

On September 27, 2010, the Company entered into a Convertible Promissory Note Agreement ("the Note") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $50,000 as a loan from Tangiers to initiate the acquisition of the Ruby Mine.  The Note is convertible to common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at the greater of (a) $0.005 or (b) eighty percent (80%) of the lowest traded  price of common stock out of the ten (10) trading days immediately preceding the conversion date.  The Note has a term of one year and accrues interest at a rate equal to 9.9% per year.  In addition, Tangiers is entitled to 1.5 million 5 year warrants exercisable at $0.05, with an additional 1 million 5 year warrants exercisable at $0.05 if the note remains outstanding after 90 days, and is also entitled to a 0.75% non-voting interest in the Ruby Project.

The beneficial conversion feature resulting from the discounted conversion price compared to the market price was calculated based on the date of grant to be $17,560 after adjusting the effective conversion price for the relative fair value of the note proceeds compared to the fair value of the attached warrants and note. In addition to this discount related to the beneficial conversion feature, an additional discount of $22,475 was recorded based on the fair value of the 1,500,000 warrants attached to the debt. This value was derived using the Black-Scholes valuation model. The 1,000,000 contingent warrants owed were valued at $15,000 according to the Black-Scholes model. This value was not recorded initially due to the contingent nature of the issuance.  This contingency was resolved ninety days after the note was issued when the note was unpaid.  As a result the 1,000,000 warrants were issued.  The remaining undiscounted portion of the note was $9,965.  As a result of the value of the warrants exceeding the remaining undiscounted portion of the note, only $9,965 was recorded as an additional discount from this issuance. During the three months ended March 31, 2011 the note balance of $50,000 and accrued interest of $2,495 was settled with conversion into 1,600,467 shares of common stock.  The unamortized portion of the discount at the time of conversion of $36,986 was fully amortized upon conversion. No gain or loss was recorded for the conversion due to the conversion being within the terms of the convertible debt agreement.

On December 30, 2010, the Company entered into a Convertible Promissory Note Agreement ("the Note") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $50,000 as a loan from Tangiers for expenses related to our acquisition of the Ruby Mine.  The Note is convertible to common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at the greater of (a) $0.005 or (b) seventy percent (70%) of the lowest traded  price of common stock out of the ten (10) trading days immediately preceding the conversion date.  The Note has a term of nine months and accrues interest at a rate equal to 9.9% per year.  In addition, Tangiers is entitled to 500,000 5-year warrants exercisable at $0.05.  The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $32,485 on the note, and $14,195 on the warrants. This value was recorded as a discount on debt and offset to additional paid in capital.  Amortization of the discount was $15,389 for the three months ended March 31, 2011.  On April 1, 2011, $27,983 of principal on the note was satisfied with conversion into 975,000 shares of common stock.  The remaining balance of $22,017 in principal and $1,612 in accrued interest was satisfied with conversion into 462,416 shares of common stock on June 1, 2011, and as of June 30, 2011, the debt has been retired.  The unamortized portion of the discount at the time of conversion of $31,163 was fully amortized upon conversion. No gain or loss was recorded for the conversion due to the conversion being within the terms of the convertible debt agreement.

On January 4, 2011, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $50,000 (the "Note").  The Note bears interest at the rate of 8% per annum.  All interest and principal must be repaid by the maturity date of October 3, 2011.  The Note is convertible into common stock, at Asher's option, at a 45% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion, provided that the number of shares to be issued upon conversion cannot result in the recipient holding more than 4.99% of the outstanding number of shares   The discount on the Note from the beneficial conversion feature is $50,000, and $32,065 was amortized during the six months ended June 30, 2011.  On July 19, 2011, the outstanding $50,000 principal of the note plus $1,020 in accrued interest was converted to 557,528 shares of common stock. Accordingly, the Note has been satisfied, and the debt has been retired. The remaining value of the unamortized discount was amortized upon conversion.

The discounts on debt are being amortized straight line over the terms of the convertible notes. The difference between the straight line and effective interest methods is immaterial due to the short term nature of the convertible notes.

On July 1, 2011, upon the acquisition of the Ruby Mine, the Company issued a promissory note to Ruby Development Company (“RDC”) for $1,990,000 plus 3% interest per annum.  The note is due on or before June 30, 2013.  Monthly payments for the duration of 2011 are $35,000 per month.  Monthly payments as of January 1, 2012, were set to increase to $85,000 per month.  Upon receipt of the Company’s EB-5 funding, the Company has agreed to pay RDC 50% of the funding received until the note is paid off in full.   In October, 2011, RDC agreed to lower the mortgage payments due in November and December, 2011, to $10,000 each month.  Subsequent to December 31, 2011, RDC agreed to lower the mortgage payments due during FY 2012 to $10,000 each month. As of December 31, 2011, the outstanding balance due on the note was $1,889,185.  As of December 31, 2012, the outstanding balance due on the note is $1,774,822, plus $4,437 in accrued interest. As of the date of this report, the Company remains current in its obligations, and all monthly payments have been made on time. The note is collateralized with all of the assets associated with the Ruby Mine.

During the quarter ended September 30, 2011 the Company repaid $2,500 to the former owners of Ruby Gold, Inc. as a part of the loans assumed with the acquisition of the Ruby Gold Mine.

On December 29, 2011, the Company entered into two agreements ("the Agreements") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received two $25,000 loans from Tangiers.  As the Agreement specifies, loan proceeds will only be used towards expenses related to the Ruby Mine Project.  The Agreement is structured as a $25,000 Promissory Note (the “Promissory Note”), and a $25,000 Convertible Promissory Note (the “Convertible Note”). The Promissory Note, as amended, has a maturity date of twenty four (24) months from the Effective Date, and an interest rate on the unpaid principal balance equal to 9.9% per year.  The Company shall make cash payments to Tangiers every two (2) weeks beginning January 1, 2012, at a minimum of $2,500 against the principal and accrued interest until the Promissory Note has been satisfied. The Company has further authorized Tangiers to debit this amount directly from any drawdowns made on Company’s existing Equity Line of Credit (“ELOC”) with Tangiers.  As further consideration, Tangiers shall be entitled to 250,000 5-year warrants to purchase 250,000 shares of our common stock at an exercise price of $0.115 per share. The value of these warrants was calculated via the Black-Scholes model and was calculated at $20,568. This value was recorded as a discount on the related note payable. The $25,000 Convertible Note is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.08 per share, which was the closing market share price on the Effective Date. Due to the conversion price being equal to the closing share price on the grand date no beneficial conversion feature resulted from this issuance. The Note has a term of nine (9) months and accrues interest at a rate equal to 9.9% per year.  The Agreement further specifies that there shall be no penalty for prepayment of either the Promissory Note or the Convertible Note. As of December 31, 2011 and 2012, $0 and $20,568 of the discount was amortized, respectively, and the discount has been fully amortized as of December 31, 2012.  As of December 31, 2011 and 2012, the outstanding balance due on the Note is $50,000 and $27,495 respectively, which includes $2,495 in accrued interest as of December 31, 2012. The maturity date on the note was extended in 2012 and is now due on December 28, 2013.

On February 2, 2012, the Company entered into two Convertible Promissory Note Agreements ("the Notes", or individually, the “Note”) with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received an aggregate of $100,000 ($50,000 per Note) as a loan from Tangiers.  Each Note, as amended, has a term of twenty four (24) months.  Each Note accrues interest at a rate equal to 9.9% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.08 per share.  As further consideration, Tangiers shall be entitled to 500,000 5-year warrants exercisable at $0.13.  The Notes further specify that there shall be no penalty for prepayment. The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $78,296 on the note, and $21,704 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital.  Amortization of the discount was $90,324 for the twelve months ended December 31, 2012.  As of December 31, 2012, the outstanding balance due on the Note is $109,032, which includes $9,032 in accrued interest.

On March 15, 2012, the Company entered into two Convertible Promissory Note Agreements ("the Notes", or individually, the “Note”) with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received an aggregate of $75,000 ($37,500 per Note) as a loan from Tangiers.  Each Note, as amended, has a term of twenty four (24) months.  Each Note accrues interest at a rate equal to 9.9% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.09 per share.  As further consideration, Tangiers shall be entitled to 500,000 5-year warrants exercisable at $0.09.  The Notes further specify that there shall be no penalty for prepayment.  The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $34,896 on the note, and $40,104 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital.  Amortization of the discount was $63,771 for the twelve months ended December 31, 2012. As of December 31, 2012, the outstanding balance due on these Notes is $80,920, which includes $5,920 in accrued interest.

On May 16, 2012, the Company entered into a Convertible Promissory Note Agreement ("the Note") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $50,000 as a loan from Tangiers.  The Note, as amended, has a term of twenty four (24)  months, accrues interest at a rate equal to 9.9% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.06 per share.  As further consideration, Tangiers shall be entitled to 150,000 5-year warrants exercisable at $0.07.  The Note further specifies that there shall be no penalty for prepayment.  The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $16,241 on the note, and $9,393 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital.  Amortization of the discount was $25,634 for the twelve months ended December 31, 2012. As of December 31, 2012, the outstanding balance due on these Notes is $53,106, which includes $3,106 in accrued interest.

On May 30, 2012, the Company entered into a Convertible Promissory Note Agreement ("the Note") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $25,000 as a loan from Tangiers.  The Note, as amended, has a term of twenty four (24) months, accrues interest at a rate equal to 9.9% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.06 per share.  As further consideration, Tangiers shall be entitled to 150,000 5-year warrants exercisable at $0.06.  The Note further specifies that there shall be no penalty for prepayment.  The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $10,988 on the note, and $9,380 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital.  Amortization of the discount was $20,368 for the twelve months ended December 31, 2012.  As of December 31, 2012, the outstanding balance due on this Note is $26,458, which includes $1,458 in accrued interest.

On June 19, 2012, the Company entered into a Convertible Promissory Note Agreement ("the Note") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $100,000 as a loan from Tangiers.  The Note, as amended, has a term of twenty four (24) months, accrues interest at a rate equal to 7% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at the lesser of 7 cents or the undiscounted VWAP price on the day prior to conversion, with a floor price of 2 cents.  As further consideration, Tangiers shall be entitled to 750,000 5-year warrants exercisable at $0.07, and 750,000 5-year warrants exercisable at $0.14.  The Note further specifies that there shall be no penalty for prepayment.  The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $58,048 on the note, and $41,952 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital.  Amortization of the discount was $45,349 for the twelve months ended December 31, 2012. As of December 31, 2012, the outstanding balance due on this Note is $103,740, which includes $3,740 in accrued interest.

On July 11, 2012, the Company issued a $550,000 Promissory Note ("the Note") to JMJ Financial, ("JMJ", or “the Lender”).  The Principal Sum due to the Lender shall be prorated based on the consideration actually paid by the Lender, plus an approximate 10% Original Issue Discount ("OID") that is prorated based on the consideration actually paid by the Lender as well as any other interest or fees, such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of the Note.  The Note has a maturity date of twelve (12) months from the Effective Date.  If the Note is repaid within ninety (90) days of the Effective Date, the interest rate shall be zero percent (0%).  Should the Note still be outstanding after 90 days, a one-time 5% interest rate will be applied.  In addition, the Lender has the right, at any time 90 days after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Company. The Conversion Price is the lesser of $0.10 or 70% of the average of the two lowest closing prices in the 25 trading days previous to the conversion. The consideration received as of December 31, 2012 is $115,000. Due to the floating conversion price this note had an embedded derivative. The debt discount resulting from the derivative was valued on the date of grant to be $111,517 on the note. This value was recorded as a discount on debt and offset to derivative liability. In addition there was a $11,500 discount as a result of the principal owed ($126,500) exceeding the cash received ($115,000).  This resulted in a total discount of $123,017.  Amortization of the discount was $58,307 for the twelve months ended December 31, 2012.  As of December 31, 2012, the outstanding balance due on this Note is $132,825, which includes $6,325 accrued in interest.

On August 2, 2012, the Company issued a $100,000 Convertible Promissory Note ("the Note") to Tonaquint, Inc, ("Tonaquint", or “the Lender”).  The Note carries a $10,000 original issue discount (the “OID”), as well as $3,000 in transaction fees, such that the initial Principal Sum due is $113,000.  The interest rate on the Note is 8% per annum. The Note has a maturity date of nine (9) months from the Effective Date, and has a fixed conversion price of $0.06.  The Note is self-amortizing, such that it may be repaid in cash in three monthly installments of $37,666.67 plus accrued interest beginning 180 days from the Effective Date.  In lieu of cash payments, the Company may elect to convert the note to shares at 70% of the arithmetic average of the three (3) lowest VWAPs of the shares of Common Stock during the ten (10) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date.  In addition, the Company retains the option of pre-paying the Note at any time at an amount equal to 125% of the outstanding principal and the accrued and unpaid interest.  In connection with this transaction, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $10,000 in cash and 85,000 restricted Rule 144 shares of common stock valued at $5,620 on the date of issuance.  This amount was capitalized to Deferred Financing Costs and amortized over the term of the note. The tainted equity valuation and “OID” totaled $48,272, and $32,231 was amortized during the period ended December 31, 2012. $58,272 of the value was recorded as a discount on debt and $48,272 was added to the derivative liability. As of December 31, 2012, the outstanding balance due on this Note is $116,792 which includes $3,792 in accrued interest.

On October 2, 2012, the Company issued a $750,000 Promissory Note ("the Note") to Tangiers Investors, LP ("Tangiers", or “the Lender”).  The consideration will be received by the Company in tranches of $50,000 no less than bi-weekly, by mutual consent.  The Principal Sum due to the Lender shall be prorated based on the consideration actually paid by the Lender plus any accrued interest, such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of the Note. The Note has a maturity date of twenty four (24) months from the Effective Date of each tranche.  The Note shall accrue interest at a rate of 7% per annum on each $50,000 tranche independently from other tranches.  Unless repaid in cash, the Lender shall have the right to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and non-assessable shares of common stock of the Registrant. The Conversion Price shall be the undiscounted volume weighted average price (VWAP) on the day of conversion, subject to a floor price of $0.0129 per share, and a ceiling price of the undiscounted VWAP on the date prior to each tranche received by the Registrant.  In addition, upon conversion, 125,000 5-year warrants for each $50,000 in Consideration received shall be issued, at an exercise price of 125% of the Conversion Price of each tranche, as applicable.  There is no penalty for prepayment, with prepayment subject to the consent of the Lender.  As of December 31, 2012, the Company has drawn $160,000 from this facility.  As of December 31, 2012, the outstanding balance due on this Note is $161,059 which includes $1,059 in accrued interest.

The following table summarizes all of the Convertible Notes outstanding as of December 31, 2012 and 2011:

	December 31, 2012	December 31, 2011
Mortgage payable – Ruby Mine	$1,774,822	$1,889,185
Unsecured note payable with annual interest rate of 8%	-	25,000
Discount on note payable	-	(20,568)
Net note payable	-	4,432
Convertible notes:
Unsecured convertible notes payable with annual interest rate of 9.9%	275,000	25,000
Unsecured convertible notes payable with annual interest rate of 8%	113,000	-
Unsecured convertible notes payable with annual interest rate of 7%	260,000	-
Unsecured convertible notes payable with annual interest rate of 5%	126,500	-
Discount on convertible notes from derivative valuation	(166,307)	-
Total convertible notes	608,193	25,000
Total Debt	$2,383,015	1,918,617

NOTE 9             DERIVATIVE LIABILITIES

On July 11, 2012, the Company borrowed $100,000 requiring principal repayment of $110,000 convertible at the lesser of $0.10 or the average of the two lowest closing prices in the 25 trading days prior to conversion. This note payable contained an embedded derivative liability due to the conversion feature not being considered fixed or determinable. The related derivative liability was valued at issuance and the fair value of $98,366 was recorded as a derivative liability and debit to debt discount.

In addition to this convertible note all other debt and equity instruments (except for preferred stock) convertible to common stock at the discretion of the holder were considered as a part of the derivative liability due to the tainted equity environment.  As of July 11, 2012, these tainted instruments consisted of convertible debt outstanding of $375,000 and 20,050,000 warrants. These instruments were valued when they became tainted on July 11, 2012.  The fair value of the conversion features on the convertible debt of $83,358 was added to the derivative liability and recorded as a part of the loss on the derivative for the period. The fair value of the warrants was also added to the derivative liability and recorded as a loss on the derivative liability. During the remainder of 2012, the Company issued additional convertible notes totaling $273,000 which were considered tainted upon issuance. The related derivative liability and debt discount recorded was valued at inception and equal to $48,272. All instruments with embedded derivative liabilities or included in the derivative liability due to the tainted equity environment were re-valued at December 31, 2012 with all changes flowing through the gain/loss on derivative. The derivative liability related to convertible debt was valued at $291,208, and the derivative liability related to warrants was $205,689 as of December 31, 2012.

Prior to December 31, 2012 the Company issued 500,000 shares of common stock for warrants exercised were valued as a part of the tainted equity portion of the derivative liability. The related derivative was marked to market on the settlement according to the lattice valuation and relieved to additional paid in capital for $49,795.

The following shows the changes in the derivative liability measured on a recurring basis for the year ended December 31, 2012.

Derivative Liability at December 31, 2011	$-
Derivative Liability for Convertible Debt (Recorded as discount on debt due to it being a new issuance)	159,789
Settlement to APIC from Warrants Exercise	(49,795)
Loss on Derivative Liability	386,833
Derivative Liability at December 31, 2012	$496,827

The following tabular presentation reflects the components of derivative financial instruments on the Company’s balance sheet at December 31, 2012 and December 31, 2011:

Derivative Liabilities:	December 31, 2012	December 31, 2011
Embedded derivative liability in convertible debt	$82,237	$-
Derivative liability due to tainted equity – convertible debt	208,971	-
Derivative liability due to tainted equity – warrants	205,619	-
Total Derivative Liability	$496,827	$-

NOTE 10           COMMITMENTS AND CONTINGENCIES

As of December 31, 2012 and December 31, 2011, respectively, the Company does not have any outside commitments, and is not currently leasing any office space.  Office space is provided as part of a management agreement with The PAN Network, a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer (see Note 15 - Related Party Transactions).  The agreement is renewable annually at the discretion of both parties. As a result there are no future payments for our lease beyond the current year contract.

The Company is not and has never been involved in any litigation of any nature, and the Company is not aware of any pending or threatened litigation.

EB-5

On July 28, 2010, the Company executed an agreement with ACG Consulting, LLC ("ACG") intended to establish a new economic Regional Center ("RC") under the federal EB-5 program (the "EB-5 Program") that will encompass all of  Northern California's Gold Country. Once established, the Regional Center is expected to provide full funding for the Company's Ruby Mine Project in Sierra County, California.  Terms of the agreement specify that upon filing an application for a new Regional Center with USCIS, North Bay shall pay ACG its share of the startup expenses, which as of December 31, 2011 were $0. During Q1, 2011, the Company agreed to reimburse ACG $37,216 in expenses incurred to prepare and file EB-5 applications with USCIS.  As of March 31, 2011, $15,000 of this amount had been paid, and $22,216 remained outstanding.  As of December 31, 2011, $0 remains outstanding and this account has been paid in full.  No shares of Company stock have been or will be issued in connection with this agreement.

The agreement also provides that North Bay will own 49% of the Regional Center, and ACG will own 51%. ACG and North Bay, working together through the Regional Center, will seek to raise up to $7.5M in EB-5 funding for North Bay's Ruby Mine Project, subject to USCIS approval. ACG will also be an equity partner in each project North Bay may bring into the Regional Center, the amount of which will vary on a deal by deal basis based on the amount of consulting services ACG actually provides. At the present time, no projects other than mining are being considered, and the industry focus for the Regional Center is expected to be limited to mining initially.

Effective October 14, 2010, the Company, together with ACG, entered into a Memorandum of Understanding (“MOU”) with Northern California Regional Center, LLC ("NCRC"), whereby NCRC has agreed to expand its scope to include mining projects in the counties of Sierra and Nevada in Northern California, and together with ACG has agreed to sponsor North Bay's application to secure $7.5 million for the Ruby Gold project in Sierra County, California, through the EB-5 Program.  NCRC was approved on April 22, 2010 by the United States Citizenship and Immigration Services (“USCIS”) as a designated EB-5 Regional Center, and is currently approved to sponsor qualifying investments in such capacity within the counties of Colusa; Butte; Glenn; Sacramento; San Joaquin; Shasta; Sutter; Tehama; Yuba; and Yolo in the State of California (the “Regional Center’s Geographic Area”).  Pursuant to its regional center designation, NCRC may sponsor qualifying investments in certain industry economic sectors that do not currently include mining.  The agreement with North Bay and ACG calls for NCRC to seek USCIS approval for an expansion of NCRC’s Regional Center Geographic Area (the “Expansion”) to include Sierra County, where the Ruby Mine is located, and for approval to include mining within its designated industry sectors (the “Mining Designation”). These applications have been filed with USCIS, and are currently being reviewed. Upon approval of the Expansion and Mining Designation by USCIS, NCRC will then be permitted to sponsor qualified investments in North Bay’s Ruby Gold project under the EB-5 Program.  Under the terms of the agreement, NCRC will receive a $5,000 fee for each investor whose minimum $500,000 investment is approved by USCIS.  In addition, upon the Ruby Gold project receiving the aggregate sum of $7,500,000 through the EB-5 Program, NCRC shall be entitled to an undivided one and one half percent (1.5%) interest in the Ruby Gold project.  No shares of Company stock have been or will be issued in connection with this agreement, and the entire EB-5 funding is expected to be non-dilutive to shareholders.

On July 19, 2011, the NCRC Expansion Amendment, which includes the Mining Designation and pre-approval of the Ruby Gold project as a qualified EB-5 project, was formally approved by USCIS.  As of the date of this report, the EB-5 funding is still pending and has not been completed.

NOTE 11           STOCK SPLITS

On February 18, 2005, the Company effected a 4 for 1 forward stock split of our common shares.  On March 12, 2006, and on February 7, 2008, the Company effected 1 for 10 reverse stock splits.  All information presented herein has been retrospectively adjusted to reflect these stock splits as they took place as of the earliest period presented.

NOTE 12           INCOME TAXES

As of December 31, 2012 and 2011, the Company had net operating loss carry-forwards totaling approximately $3,129,410 and $2,138,602, respectively, that begin to expire in 2025.  The carry-forward losses and the related deferred tax benefit are significantly limited by the provisions of Internal Revenue Code Section 382. The Company’s taxable losses and temporary differences created a deferred tax asset before valuation allowances of approximately $1,165,226 and $1,460,510 at December 31, 2012 and 2011, respectively. Due to the Company determining that it will not likely realize the deferred tax asset, a full valuation allowance has been taken to reduce the deferred tax asset to zero as of December 31, 2012 and 2011, respectively.

In 2012 and 2011, the primary difference between financial statement reporting and taxable income (loss) was expenses not deductible for tax purposes including non-cash share based payments issued for services, amortization of discounts on debt, and gains from non-cash exchanges of $929,020 and $711,999, respectively. Temporary differences between financial statement reporting loss and taxable loss were due to differences in timing of recognition for expenses related to deferred compensation and depreciation of fixed assets.

The deferred tax assets as of December 31, 2012 and 2011 are as follows:

	2012	2011
Deferred Tax Asset:
Net Operating Loss Carryforwards	$2,138,602	$1,804,852
Current Year Net Operating Loss/(Gain)	990,808	333,750
Total Operating Loss Carryforward	3,129,410	2,138,602
Enacted Future Tax Rate	35%	35%
Deferred Tax Asset for NOL	1,095,294	748,511
Deferred Tax Asset for Temporary Differences Between Book and Tax Income
	69,932	711,999
Gross Deferred Tax Asset	1,165,226	1,460,510
Valuation Allowance	(1,165,226)	(1,460,510)
Net Deferred Tax Asset	-	-

NOTE 13           DEFERRED COMPENSATION/NQDC

The Company has adopted an unfunded Non-Qualified Deferred Compensation (NQDC) plan to compensate our Chief Executive Officer.  Under this plan, the Company is not required to reserve funds for compensation, and is only obligated to pay compensation when and if funds are available.  Any amounts due but unpaid automatically accrue to deferred compensation. The plan has the option to be renewed annually at the discretion of the Company. While unfunded and non-recourse, for compliance with GAAP this is disclosed as an accrued expense on the balance sheet.  On April 28, 2011, the Company issued two million (2,000,000) shares of common stock to our Chief Executive Officer  to reduce the aggregate amount of deferred compensation owed to him by $180,000.  The shares were valued at the closing market price of our common stock on the date of issuance.  As of December 31, 2012 and December 31, 2011, the outstanding balance of the NQDC plan is $884,474 and $784,474, respectively.

In 2007, 2008, and 2009, our Chief Executive Officer was awarded restricted stock bonuses for deferring accrued salary. The value of common shares were based on the market closing price on the day of issuance, and the value of preferred shares were valued via a valuation model generated by an independent valuation expert, as follows:

Date	Type of Stock	Number of Shares	Value
2/12/2007	Preferred	100	$101,000
2/9/2007	Common	250,000	$31,250
12/21/2007	Common	10,000,000	$900,000
12/16/2008	Common	2,500,000	$50,000
8/11/2009	Preferred	4,100,000	$253,785

NOTE 14           ASSET RETIREMENT OBLIGATIONS

Provisions for site closure and reclamation costs are based principally on legal and regulatory requirements established by various government agencies, principally Sierra County, California, the US Forest Service, and the California Dept. of Conservation Office of Mine Reclamation (OMR). Under current regulations, the Company is required to meet performance standards to minimize the environmental impact from its operations and to perform site restoration and other closure activities at its mining and development sites. The exact nature of environmental remediation requirements that may be encountered in the future, if any, cannot be predicted with certainty, because environmental requirements currently established by government agencies may change.

The following table illustrates the inputs used to calculate the current Asset Retirement Obligation as of December 31, 2012.

Cost estimate for reclamation work at today's cost	$172,914
Estimated life of mine (years)	50
Risk adjusted rate (borrowing rate)	9.9%
Estimated inflation rate	2.4%

Asset Retirement Obligation
Estimated asset retirement obligation at time of acquisition (7/1/11)	$171,618
Accretion Expense	243
Revisions to asset retirement obligation	(166,714)
Asset retirement obligation at 12/31/11	$5,147
Accretion Expense	513
Revisions to asset retirement obligation	(76)
Asset retirement obligation at 12/31/12	$5,584

NOTE 15           RELATED PARTY TRANSACTIONS

In August 2009, the Board of Directors approved and the Company executed a management agreement with The PAN Network (“PAN”), a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month, and calls for PAN to provide (a) office and board room space, including reception, utilities, landline phone/fax, computers, copiers, projectors, and miscellaneous services; (b) financial services, including accounting, corporate filing and bookkeeping; (c) project and administrative services; (d) resource targeting, acquisition, development and management services; (e) marketing services, communications, marketing materials management, and writing services; (f) strategic planning, milestone management and critical path analysis; and (g) online services, including web site hosting, web site design, web site maintenance, and email services.   The agreement includes Mr. Leopold’s salary of $15,000 per month, which will accrue entirely to deferred compensation during any period in which the commitment remains unpaid.  The term of the agreement is one year, and automatically renews annually on January 1 each year unless otherwise terminated by either party.

In 2008, the Company was to receive $100,000 in joint-venture payments from Hidalgo Mining International Inc. (OTC: HMIT) pursuant to joint-venture agreements on the Company's Silver Leaf and Gold Hill Project properties.  The Company elected to accept payment in shares of HMIT stock and received a total of 9,875,214 shares.  In October 2009, the joint-ventures with Hidalgo were terminated, and by agreement the Company retained its shares of HMIT.  As of December 31, 2009, the Company has taken an impairment charge and written down the value of the shares to $3,950.  The loss was realized and classified as Other Expenses due to the Company’s determination that the devaluation of the shares was “other than temporary”.  Hidalgo has since ceased operations as a mining company, and has become Verde Media Group Inc. as the result of a reverse merger in December 2009.  As there was no reason to continue holding the HMIT shares, on June 14, 2010, the HMIT shares were transferred to CEO Perry Leopold and applied towards deferred compensation reduction.  The shares were valued at $13,825 as their fair market value on the day of transfer.  The deferred compensation relieved was $12,838.  The excess value of shares transferred over deferred compensation relieved was expensed for $987 due to it being considered as additional compensation to the CEO.  A gain of $9,875 was realized on the transaction due to the change in value of the stock from December 31, 2009 to the transfer date.

NOTE 16           SHARE ISSUANCES SINCE JUNE 18, 2004 (INCEPTION)

In 2004, the Company issued an aggregate of 320,000 shares of common stock and 1,200,000 shares of preferred stock as Founders shares to the Company Founders. The preferred stock was convertible to common stock at a rate of one common share per two preferred shares. The shares were valued at their par value which was equal to $1,520.

In 2004, the Company issued an aggregate of 320,000 shares of common stock and 1,200,000 shares of preferred stock to the Company Officers and Directors upon the merger of Ultimate Jukebox, Inc. and NetMusic Corp. The preferred stock was convertible to common stock at a rate of one common share per two preferred shares. The shares were valued at their par value which was equal to $1,520.

Prior to 2008, the Company issued an aggregate of 12,005,491 shares of common stock for services rendered and exploration stage mining properties.  The shares were valued at $5,100,667, based on the market price on the date of grant.

Prior to 2008, the Company issued an aggregate of 2,574,127 shares of common stock to convert debt to equity.  The shares were valued at $2,510,825 based on the market price on the date of issuance.  Any differences between the value of the shares issued and the debt relieved were recorded as a gain or loss on conversion.

Prior to 2008, the Company issued an aggregate of 302,643 shares of common stock in private placements. The consideration received was $522,700.

Prior to 2008, the Company purchased back and retired 200,000 shares at a net cost of $2,000.

Prior to 2008, the Company received a contribution of $164,371 from a shareholder to pay expenses for mineral claim exploration.

Prior to 2008, the Company issued 100 shares of Series I Preferred stock to our Chief Executive Officer, Mr. Perry Leopold, as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, ”the outstanding shares of Series I Preferred Stock shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series I Preferred Stock.”  The value of the Series I Preferred shares was valued at $101,000 according to the value of the control premium from 80% of the voting rights assigned to Series I Preferred stock.

Prior to 2008, the Company converted 2,400,000 shares of Convertible Series A preferred stock to 1,200,000 shares of common stock. The shares were convertible at a ratio of one share of common stock per two shares of preferred stock.

Prior to 2008, a non-convertible note payable from a third party totaling $50,000 with a 20% interest rate, maturing thirty days from the note date, was converted into 1,250,000 shares of common stock. During the same period, a non-convertible note payable from a third party totaling $12,000 with a 10% interest rate, maturing one year from the note date, was converted into 100,000 shares of common stock.  The aggregate shares were valued according to the closing market price on their respective conversion dates at $121,500.

Prior to 2008, beneficial conversion features related to convertible notes payable totaling $62,000 were recorded. The entire discount was expensed in the year ended December 31, 2007 due to the conversion of the note prior to year end.

During 2008, the Company received a contribution of $10,000 from a shareholder for mineral claim maintenance.

During 2008, the Company issued an aggregate of 5,500,000 shares of common stock for services rendered.  The shares were valued at $230,000, based on the market price on the date of grant.

During 2008, the Company issued 2,275,000 shares of common stock in a private placement.  The consideration received was $10,000.

During 2009, the Company issued 4,000,000 shares of Series A Preferred stock, and 100,000 shares of Series G Preferred stock to our Chief Executive Officer as a bonus for services rendered.  Each share of Series A Preferred has 10 votes per share and is convertible to 5 shares of common.  The Series G Preferred stock has no voting rights, and each share is convertible to 1/100 of an ounce of gold, or 20 shares of common. The conversion of the Series G Preferred stock into gold can only be exercised by the holder if the company has gold inventory at the time of conversion. The conversion value of the shares was $253,785 based on the value of the closing price of the common stock the preferred shares were convertible into on the day of issuance, plus the value of the control premium from voting rights assigned to the preferred share issuances.

During 2009, the Company issued an aggregate of 21,800,000 shares of common stock in private placements.  The consideration received was $173,000.

During 2009, the Company issued an aggregate of 10,000,000 shares of common stock to a private investor to reduce the balance due of deferred compensation to the Chief Executive Officer by $100,000. The deferred compensation was assigned by the Chief Executive Officer to the private investor in lieu of cash, and the assigned liability was immediately converted to equity by the investor. The value of the shares issued according to the market price on the date of issuance was $187,500. The difference between the value of the deferred compensation and the value of the shares issued was recorded as a loss on conversion.

During 2009, the Company issued an aggregate of 2,500,000 shares of common stock for services rendered. The shares were valued at $29,750, based on the market price on the date of grant.

During 2009, the Company secured $5 Million in financing under an equity line of credit with Tangiers Investors, LP ("Tangiers") to fund the Company's operations and prospective mining acquisitions. North Bay has entered into a Securities Purchase Agreement with Tangiers that provides North Bay the right, but not the obligation, to draw down on the equity line of credit by selling to Tangiers shares of the Company's common stock for a total purchase price of up to $5 Million. Tangiers will pay the Company 90% of the lowest volume weighted average price of the Company's common stock during the pricing period as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board ("OTCBB"). Tangiers' obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $100,000 per 10 consecutive trading days after the advance notice is provided to Tangiers.  Upon signing the Securities Purchase Agreement, the Company has agreed to issue Tangiers $85,000 in restricted stock as a one-time commitment fee.  This was classified as Stock Payable at December 31, 2009 and valued at $115,310, based on the closing market price of our common stock as of October 7, 2009, the date the contract was signed.  Subsequently, the Company issued 6,589,147 shares of restricted common stock on January 20, 2010 to satisfy this obligation.

During 2010, the Company issued 6,589,147 shares of restricted common stock to Tangiers Investors, LP (“Tangiers”) as a one-time commitment fee in compliance with the October 7, 2009 agreement with Tangiers.  The value of these shares was recorded in 2009 as a stock payable due to the obligation existing at that time.  Due to the instrument to be only settled with the issuance of shares, no gain or loss was recorded with the issuance in 2010, and the full value of the stock payable was relieved to common stock and additional paid-in capital.

During 2010, the Company issued 5,000,000 shares of common stock in a Rule 504 private placement.  The consideration received was $50,000.

During 2010, the Company issued 10 million shares of common stock to Ruby Development Company as part of the initial consideration for the signing of an option-to-purchase agreement on the Ruby Mine. The market value of these shares as of the date the contract was executed was $150,000.  This amount was capitalized to Other Assets due to it being a part of the Ruby Mine Purchase Option costs.

During 2011, the Company registered 19,726,822 shares of our common stock with the SEC for issuance to Tangiers Investors LP ("Tangiers") pursuant to an equity line of credit (“ELOC”) and Securities Purchase Agreement ("SPA") entered into with Tangiers on October 7, 2009.  Pursuant to the terms of the SPA, the Company has the right, but not the obligation, to draw down on the ELOC by selling to Tangiers shares of the Company's common stock for a total purchase price of up to $5 Million. Tangiers will pay the Company 90% of the lowest volume weighted average price of the Company's common stock during the 5-day pricing period immediately following any advance notice provided to Tangiers.  Advances are limited to $100,000 per 10 consecutive trading days after the advance notice is provided to Tangiers.  As of December 31, 2011, the Company has issued an aggregate of 10,314,967 of these registered shares to Tangiers, in consideration of $857,000.

During 2011, the Company issued 863,681 shares of common stock to satisfy a Convertible Promissory Note Agreement dated June 17, 2010 with Tangiers pursuant to which the Company received $17,500 as a loan from Tangiers.  The total amount satisfied on conversion was $18,725, consisting of $17,500 in principal plus $1,225 in accrued interest. The note was converted according to the terms of the agreement and therefore no gain or loss was recorded on the conversion.

During 2011, the Company issued 1,600,467 shares of common stock to satisfy a Convertible Promissory Note Agreement dated September 27, 2010 with Tangiers pursuant to which the Company received $50,000 as a loan from Tangiers.  The total amount satisfied on conversion was $52,495, consisting of $50,000 in principal plus $2,495 in accrued interest. The note was converted according to the terms of the agreement and therefore no gain or loss was recorded on the conversion.

During 2011, the Company issued 42,857 shares of common stock for geological services rendered. The shares were valued at $3,000, based on the closing market price on the date of grant.

During 2011, the Company issued an aggregate of 1,437,416 shares of common stock to a Convertible Promissory Note Agreement dated December 30, 2010 with Tangiers pursuant to which the Company received $50,000 as a loan from Tangiers.  The total amount satisfied on conversion was $51,612, consisting of $50,000 in principal plus $1,612 in accrued interest. The note was converted according to the terms of the agreement and therefore no gain or loss was recorded on the conversion.

During 2011, the Company issued 550,000 shares common stock as a settlement on a 2009 consulting agreement.  The shares were valued at $62,095 based on the closing market price on the day of the grant. This value was recorded as a loss on settlement during 2011.

During 2011, the Company issued 2 million shares of common stock to our Chief Executive Officer to relieve $180,000 in accrued deferred compensation.  The shares were valued at the closing market price on the day of the grant, and were equal in value to the accrued salary relieved.

During 2011, the Company issued 111,112 shares common stock to Fred Michini as directors compensation of $10,000.  The shares were valued at the closing market price on the day of grant.

During 2011,  the Company issued an aggregate of 557,528 shares of common stock to fully satisfy and retire a Convertible Note dated January 4, 2011 with Asher Enterprises, Inc. (“Asher”) pursuant to which the Company received $50,000 as a loan from Asher.  The total amount satisfied on conversion was $51,020, consisting of $50,000 in principal and $1,020 in accrued interest. The note was converted according to the terms of the agreement and therefore no gain or loss was recorded on the conversion.

During 2011, the Company accepted a notice of exercise on 500,000 warrants issued to Tangiers Investors, LP on December 30, 2010 that were attached to a convertible promissory note agreement dated December 30, 2010.  The exercise price was $0.05 per shares, and the Company received $25,000 upon the exercise.  500,000 shares of common stock have not yet been issued, and are accounted for as stock payable.

During 2012, the Company issued 26,650 shares of common stock for geological services rendered. The shares were valued at $4,000, based on the closing market price on the date of invoice.

During 2012, the Company cancelled all outstanding shares of the Series G Convertible Preferred Stock and filed a Certificate of Elimination of the Series G Convertible Preferred Stock with the Secretary of State of the State of Delaware to eliminate entirely the Series G Convertible Preferred stock designation from our Certificate of Incorporation. The cancellation was initiated at the request of the sole shareholder of the Series G Preferred, and $100 was recorded to additional paid in capital.

During 2012, the Company issued a $100,000 Convertible Promissory Note ("the Note") to Tonaquint, Inc, ("Tonaquint", or “the Lender”).  The Note carries a $10,000 original issue discount (the “OID”), as well as $3,000 in transaction fees, such that the initial Principal Sum due is $113,000.  The interest rate on the Note is 8% per annum. The Note has a maturity date of nine (9) months from the Effective Date, and has a fixed conversion price of $0.06.  The Note is self-amortizing, such that it may be repaid in cash in three monthly installments of $37,666.67 plus accrued interest beginning 180 days from the Effective Date.  In lieu of cash payments, the Company may elect to convert the note to shares at 70% of the arithmetic average of the three (3) lowest VWAPs of the shares of Common Stock during the ten (10) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date.  In addition, the Company retains the option of pre-paying the Note at any time at an amount equal to 125% of the outstanding principal and the accrued and unpaid interest.

During 2012, and in connection with the above mentioned Tonaquint transaction, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $10,000 in cash and 85,000 restricted Rule 144 shares of common stock.  The shares were valued at $5,610 based on the closing market price on the date of grant. This value is being amortized over the term of the related note agreement.

During 2012, the Company issued 3,636,619 shares of common stock previously registered with the SEC for issuance to Tangiers Investors LP ("Tangiers") pursuant to a Securities Purchase Agreement entered into with Tangiers on October 7, 2009, in consideration of cash received of $227,000.  Related to the consideration received, $201,464 was received in cash, and the remaining $25,536 was applied as principal and interest to retire a $25,000 note payable to Tangiers dated December 30, 2011.

During 2012, the Company issued 90,000 restricted shares of common stock for services rendered. The shares were valued at $6,660, based on the closing market price on the date of grant.

During 2012, the Company issued 500,000 shares that had been previously recorded as stock payable pursuant to a notice of exercise received in 2011 on 500,000 warrants issued to Tangiers Investors, LP on December 30, 2010.  The exercise price was $0.05 per shares, and the Company received $25,000 upon the exercise.

NOTE 17           WARRANTS

Ten million warrants were issued to Ruby Development Company on September 27, 2010 as a part of the purchase option agreement for the Ruby Mine. The fair value of the warrants of $149,896 was capitalized related to this issuance. On January 26, 2011, the Ruby Mine purchase option was amended, and the term of said warrants was increased from two years to 5 years, and the fair value of the warrants was increased by $2,519 to $152,415.  This value was calculated via the Black-Scholes model. The key inputs for the initial valuation are shown below.

Stock Price on Measurement Date	$0.015
Exercise Price of Warrants	$0.02
Term of Warrants (years)	2.26
Computed Volatility	440%
Annual Dividends	0.00%
Discount Rate	0.44%

Two and a half million warrants were issued to Tangiers Investors, LP on September 27, 2010 that were attached to a convertible promissory note agreement for $50,000. The fair value of 1,500,000 of the warrants of $22,475 was recorded as a discount on the convertible note payable upon issuance. The remaining 1,000,000 warrants had a fair value of $14,195.  $9,965 was recorded as an additional discount related to these warrants based on the contingency resulting in their issuance being resolved, and the remaining undiscounted portion of the convertible note being equal to $9,965.  This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.015
Exercise Price of Warrants	$0.05
Term of Warrants (years)	5.00
Computed Volatility	440%
Annual Dividends	0.00%
Discount Rate	1.31%

Five hundred thousand warrants were issued to Tangiers Investors, LP on December 30, 2010 that were attached to a convertible promissory note agreement for $50,000. The fair value of 500,000 of the warrants of $14,195 was recorded as a discount on the convertible note payable upon issuance. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.029
Exercise Price of Warrants	$0.05
Term of Warrants (years)	5.00
Computed Volatility	375%
Annual Dividends	0.00%
Discount Rate	2.06%

Two million warrants were issued to Ruby Development Company on April 22, 2011 as a part of an amendment to the purchase option agreement for the Ruby Mine. The fair value of the warrants of $219,940 was capitalized related to this issuance. This value was calculated via the Black-Scholes model. The key inputs for the initial valuation are shown below.

Stock Price on Measurement Date	$0.11
Exercise Price of Warrants	$0.10
Term of Warrants (years)	5.00
Computed Volatility	324%
Annual Dividends	0.00%
Discount Rate	2.12%

250,000 warrants were issued to Tangiers Investors, LP on December 29, 2011 that were attached to a convertible promissory note agreement for $25,000. The fair value of the warrants of $20,568 was recorded as a discount to the related debt. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.08
Exercise Price of Warrants	$0.115
Term of Warrants (years)	5.00
Computed Volatility	158%
Annual Dividends	0.00%
Discount Rate	0.83%

500,000 warrants were issued to Tangiers Investors, LP on February 2, 2012 as part of a loan agreement for $100,000. The fair value of the warrants was $52,779.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.12
Exercise Price of Warrants	$0.13
Term of Warrants (years)	5.00
Computed Volatility	157%
Annual Dividends	0.00%
Discount Rate	1.04%

Two million warrants were issued to Ruby Development Company on March 6, 2012 in consideration for reducing monthly mortgage payments for the Ruby Mine. The fair value of the warrants of $175,047 was expensed related to this issuance. This value was calculated via the Black-Scholes model. The key inputs for the initial valuation are shown below.

Stock Price on Measurement Date	$0.095
Exercise Price of Warrants	$0.09
Term of Warrants (years)	5.00
Computed Volatility	155%
Annual Dividends	0.00%
Discount Rate	0.83%

500,000 warrants were issued to Tangiers Investors, LP on March 15, 2012 as part of a loan agreement for $75,000. The fair value of the warrants was $45,268.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.098
Exercise Price of Warrants	$0.09
Term of Warrants (years)	5.00
Computed Volatility	155%
Annual Dividends	0.00%
Discount Rate	1.33%

150,000 warrants were issued to Tangiers Investors, LP on May 16, 2012 as part of a loan agreement for $50,000. The fair value of the warrants was $9,411.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.07
Exercise Price of Warrants	$0.07
Term of Warrants (years)	5.00
Computed Volatility	145%
Annual Dividends	0.00%
Discount Rate	0.75%

150,000 warrants were issued to Tangiers Investors, LP on May 30, 2012 as part of a loan agreement for $25,000. The fair value of the warrants was $9,421.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.07
Exercise Price of Warrants	$0.06
Term of Warrants (years)	5.00
Computed Volatility	142%
Annual Dividends	0.00%
Discount Rate	0.69%

750,000 warrants exercisable at $0.07 were issued to Tangiers Investors, LP on June 19, 2012 as part of a loan agreement for $100,000. The fair value of the warrants was $49,978.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.075
Exercise Price of Warrants	$0.07
Term of Warrants (years)	5.00
Computed Volatility	140%
Annual Dividends	0.00%
Discount Rate	0.71%

750,000 warrants exercisable at $0.14 were issued to Tangiers Investors, LP on June 19, 2012 as part of a loan agreement for $100,000. The fair value of the warrants was $47,431.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.075
Exercise Price of Warrants	$0.14
Term of Warrants (years)	5.00
Computed Volatility	140%
Annual Dividends	0.00%
Discount Rate	0.71%

A summary of activity related to the Company’s warrant activity for the period from December 31, 2009 through December 31, 2012 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining
	Number	Exercise Price	Contractual
	Outstanding	Per Share	Life (Years)
Outstanding at December 31, 2009	-	-	-
Granted	13,000,000	0.024	2.62
Exercised	-	-	-
Canceled/forfeited/expired	-	-	-
Outstanding at December 31, 2010	13,000,000	0.024	2.62
Granted	2,250,000	0.10	5.00
Exercised(2)	-	-	-
Canceled/forfeited/expired	-	-	-
Outstanding at December 31, 2011	15,250,000	0.037	3.75	(1)
Granted	4,800,000	0.10	5.00
Exercised	(500,000)	0.05	-
Canceled/forfeited/expired	-	-	-
Outstanding at December 31, 2012	19,550,000	0.045	3.75	(1)

(1) Primary reason for change related to a January 26, 2011 amendment to the Ruby Mine Option Agreement whereby the term of the warrants issued to Ruby Development Company were extended from 2 years to 5 years.

NOTE 18          SUBSEQUENT EVENTS

Subsequent to December 31, 2012, the Company issued 1,864,357 shares of common stock previously registered with the SEC for issuance to Tangiers Investors LP ("Tangiers") pursuant to a Securities Purchase Agreement entered into with Tangiers on October 7, 2009, as amended, in consideration of $59,000.

Subsequent to December 31, 2012 and pursuant to four partial conversion notices received, the Company issued an aggregate of 3,500,000 shares of common stock of the Company to satisfy $80,787 of the principal and interest due on a Promissory Note ("the Note") dated July 11, 2012 with JMJ Financial, ("JMJ").  As of the date of this report, the remaining amount outstanding on the Note, including accrued interest and Original Issue Discount, is $107,288.  500,000 shares issued were valued at $0.028 per share, 1,000,000 shares issued were valued at $0.02205 per share, 1,100,100 shares were valued at $0.02177 per share, and 900,000 shares were valued at $0.0231 per share, which in each instance pursuant to the terms of the Note was equal to 70% of the average of the two lowest closing prices of our common stock in the 25 trading days immediately preceding the conversion dates.

NOTE 19          RESTATEMENT OF THE YEAR ENDED DECEMBER 31, 2011, AND PERIODS ENDED MARCH 31, JUNE 30 AND SEPTEMBER 30, 2012

The Company has restated its annual financial statements from amounts previously reported for the year ended December 31, 2011.  The Company has determined that certain development and construction costs related to the Ruby Mine that were capitalized on our Consolidated Balance Sheets must be expensed in full on our Consolidated Statements of Operations.  In addition to restating the annual audited statements as of December 31, 2011, the Company has included restatements of all unaudited quarterly financial statements for the year ended December 31, 2012.

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2011

	Dec 31, 2011 (as reported)	Adjustments	As restated
ASSETS
Current Assets
Cash	$129,888	$-	$129,888
Accounts Receivable	982	-	982
Total Current Assets	130,870	-	130,870

Other Assets
Certificates of Deposit	171,875	-	171,875
Deferred Financing Costs, Net	-	-	-
Goodwill	5,341	-	5,341
Mining Claims - Unproved	1,891,845	(94,281)	1,797,564
Property, Plant & Equipment, net of accumulated depreciation	733,885	-	733,885
Purchase Option - Taber Mine	4,000	-	4,000
Reclamation Bond Deposit Fraser River	-	-	-
Total Other Assets	2,806,946	(94,281)	2,712,665
TOTAL ASSETS	$2,937,816	$(94,281)	$2,843,535

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$5,942	-	$5,942
Accrued Expenses - related party	784,474	-	784,474
Accrued Interest	-	-	-
Convertible notes payable (net of discounts of $0 and $88,475, respectively)	25,000	-	25,000
Note Payable (net of discounts of $20,568 and $0, respectively)	4,432	-	4,432
Note Payable – Ruby Mine Mortgage	1,889,185	-	1,889,185
Derivative Liability	-	-	-
Total Current Liabilities	2,709,033	-	2,709,033

Long-Term Liabilities
Asset Retirement Obligation	5,147	-	5,147
Total Long-Term Liabilities	5,147	-	5,147
Total Liabilities	$2,714,180	-	$2,714,180

Stockholders’ Equity (Deficit)
Preferred stock, Series I, $0.001 par value, 100 shares authorized, 100 shares issued and outstanding at December 31, 2011	-	-
Convertible Preferred stock, Series A, $0.001 par value, 8,000,000 shares authorized, 4,000,000 shares issued and outstanding at December 31, 2011	4,000	-	4,000
Convertible Preferred stock, Series G, $0.001 par value, 1,500,000 shares authorized, 100,000 shares issued and outstanding at December 31, 2011	100	-	100
Common stock, $0.001 par value, 250,000,000 shares authorized, 97,664,462 shares issued and outstanding at December 31, 2011	97,664	-	97,664
Additional Paid-In Capital	11,358,733	-	11,358,733
Stock Payable	25,000	-	25,000
Deficit Accumulated During Exploration Stage	(11,261,861)	(94,281)	(11,356,142)
Total Stockholders’ Equity (Deficit)	223,636	(94,281)	129,355
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$2,937,816	$(94,281)	$2,843,535

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDING DECEMBER 31, 2011
AND THE PERIOD FROM JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2011

	12 months ended December 31, 2011	Adjustments	As restated
Revenues
Retail Sales (revenue prior to change to mining company in 2006)	$-	$-	$-
Cost of Revenue	-	-	-
Gross Loss	-	-	-

Operating Expenses
Commissions & Consulting Fees	43,216	-	43,216
General & Administrative Costs	345,451	-	345,451
Mining Property Costs	170,856	94,281	265,137
Impairment Expense	124,343	-	124,343
Accretion Expense	243	-	243
Depreciation Expense	60,560	-	60,560
Professional Services	52,970	-	52,970
Total Operating Expenses	797,639	94,281	891,920
Net Operating Loss	(797,639)	(94,281)	(891,920)
Other Income (Expenses)
Gain on Mineral Claim Sales	103,500	-	103,500
Gain on Joint-Ventures	-	-	-
Impairment Expense	-	-	-
Interest Income	532	-	532
Interest Expense	(166,748)	-	(166,748)
Loss on Conversion of Debt	-	-	-
Bad Debt Expense	(29,018)	-	(29,018)
Accretion Expense	-	-	-
Other Expense	-	-	-
Loss on Settlement	(62,095)	-	(62,095)
Realized Gain (Loss) on Investment	-	-	-
Gain (Loss) on Derivative Liability	-	-	-
Net Other Income (Expenses)	(153,829)	-	(153,829)
Net Loss	(951,468)	(94,281)	(1,045,749)

WEIGHTED AVG NUMBER OF SHARES OUTSTANDING (Basic)	91,479,959	-	-
Basic Net Gain (Loss) per Share	$(0.01)		$-
WEIGHTED AVG NUMBER OF SHARES OUTSTANDING (Diluted)	91,479,959	-	-
Diluted Net Gain (Loss) per Share	$(0.01)	-	$-

CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2012 (Unaudited)

	Mar 31, 2012 (as reported)	Adjustments	As Restated
ASSETS
Current Assets
Cash	$118,734	-	$118,734
Accounts Receivable	-	-	-
Total Current Assets	118,734	-	118,734

Other Assets
Certificates of Deposit	172,133	-	172,133
Goodwill	5,341	-	5,341
Mining Claims - Unproved	2,004,295	(206,550)	1,797,745
Property, Plant & Equipment, net of accumulated depreciation	707,700	-	707,700
Purchase Option - Taber Mine	10,000	-	10,000
Reclamation Bond Deposit – Fraser River	2,000	-	2,000
Total Other Assets	2,901,469	(206,550)	2,694,919
TOTAL ASSETS	$3,020,203	$(206,550)	$2,813,653

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$30,976	-	$30,976
Accrued Expenses - related party	812,474	-	812,474
Accrued Interest	3,348	-	3,348
Convertible notes payable (net of discount of $146,198)	53,802	-	53,802
Note Payable (net of discount of $4,069)	5,931	-	5,931
Note Payable – Ruby Mine Mortgage	1,873,275	-	1,873,275
Total Current Liabilities	2,779,806	-	2,779,806

Long-Term Liabilities
Asset Retirement Obligation	5,198	-	5,198
Total Long-Term Liabilities	5,198	-	5,198
Total Liabilities	$2,785,004	-	$2,785,004

Stockholders’ Equity (Deficit)
Preferred stock, Series I, $0.001 par value, 100 shares authorized, 100 shares issued and outstanding at March 31, 2012	-	-
Convertible Preferred stock, Series A, $0.001 par value, 8,000,000 shares authorized, 4,000,000 shares issued and outstanding at March 31, 2012	4,000	-	4,000
Convertible Preferred stock, Series G, $0.001 par value, 1,500,000 shares authorized, 100,000 shares issued and outstanding at March 31, 2012	100	-	100
Common stock, $0.001 par value, 250,000,000 shares authorized, 98,724,621 shares issued and outstanding at March 31, 2012	98,725	-	98,725
Additional Paid-In Capital	11,796,219	-	11,796,219
Stock Payable	25,000	-	25,000
Deficit Accumulated During Exploration Stage	(11,688,845)	(206,550)	(11,895,395)
Total Stockholders’ Equity (Deficit)	235,199	(206,550)	28,649
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$3,020,203	(206,550)	$2,813,653

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTH PERIOD ENDING MARCH 31, 2012  (Unaudited)

	3 months ended March 31, 2012 (as reported)	Adjustments	As Restated
Revenues
Retail Sales (revenue prior to change to mining company in 2006)	$-	-	$-
Cost of Revenue	-	-	-
Gross Loss	-	-	-

Operating Expenses
Commissions & Consulting Fees	-	-	-
General & Administrative Costs	93,585	-	93,585
Mining Property Costs	55,846	112,269	168,115
Impairment Expense	-	-	-
Accretion Expense	-	-	-
Depreciation Expense	26,185	-	26,185
Professional Services	18,500	-	18,500
Total Operating Expenses	194,116	112,269	306,385
Net Operating Loss	(194,116)	(112,269)	(306,385)
Other Income (Expenses)
Gain on Mineral Claim Sales	4,500	-	4,500
Gain on Joint-Ventures	-	-	-
Impairment Expense	-	-	-
Interest Income	545	-	545
Interest Expense	(62,739)	-	(62,739)
Loss on Conversion of Debt	-	-	-
Bad Debt Expense	-	-	-
Accretion Expense	(127)	-	(127)
Other Expense	(175,047)	-	(175,047)
Loss on Settlement	-	-	-
Realized Gain (Loss) on Investment	-	-	-
Gain (Loss) on Derivative Liability	-	-	-
Net Other Income (Expenses)	(232,868)	-	(232,868)
Net Loss	(426,984)	(112,269)	(539,253)

WEIGHTED AVG NUMBER OF SHARES OUTSTANDING (Basic)	98,127,893		98,127,893
Basic Net Loss per Share	$(0.00)		$(0.00)
WEIGHTED AVG NUMBER OF SHARES OUTSTANDING (Diluted)	98,127,893		98,127,893
Diluted Net Loss per Share	$(0.00)		$(0.00)

CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2012 (Unaudited)

	Jun 30, 2012 (as reported)	Adjustments	As Restated
ASSETS
Current Assets
Cash	$110,388	-	$110,388
Accounts Receivable	-	-	-
Total Current Assets	110,388	-	110,388

Other Assets
Certificates of Deposit	172,255	-	172,255
Goodwill	5,341	-	5,341
Mining Claims - Unproved	2,110,387	(312,898)	1,797,489
Property, Plant & Equipment, net of accumulated depreciation	681,515	-	681,515
Purchase Option - Taber Mine	16,000	-	16,000
Reclamation Bond Deposit – Fraser River	2,000	-	2,000
Total Other Assets	2,987,498	(312,898)	2,674,600
TOTAL ASSETS	$3,097,886	$(312,898)	$2,784,988

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$44,638	-	$44,638
Accrued Expenses - related party	828,474	-	828,474
Accrued Interest	10,823	-	10,823
Convertible notes payable (net of discount of $213,201)	161,798	-	161,798
Note Payable (net of discount of $0)	-	-	-
Note Payable – Ruby Mine Mortgage	1,857,245	-	1,857,245
Total Current Liabilities	2,902,978	-	2,902,978

Long-Term Liabilities
Asset Retirement Obligation	5,274	-	5,274
Total Long-Term Liabilities	5,274	-	5,274
Total Liabilities	$2,908,252	-	$2,908,252

Stockholders’ Equity (Deficit)
Preferred stock, Series I, $0.001 par value, 100 shares authorized, 100 shares issued and outstanding at June 30, 2012	-	-	-
Convertible Preferred stock, Series A, $0.001 par value, 8,000,000 shares authorized, 4,000,000 shares issued and outstanding at June 30, 2012	4,000	-	4,000
Convertible Preferred stock, Series G, $0.001 par value, 1,500,000 shares authorized, 100,000 shares issued and outstanding at June 30, 2012	100	-	100
Common stock, $0.001 par value, 250,000,000 shares authorized, 99,627,904 shares issued and outstanding at June 30, 2012	99,628	-	99,628
Additional Paid-In Capital	11,999,318	-	11,999,318
Stock Payable	25,000	-	25,000
Deficit Accumulated During Exploration Stage	(11,938,412)	(312,898)	(12,251,310)
Total Stockholders’ Equity (Deficit)	189,634	(312,898)	(123,264)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$3,097,886	(312,898)	$2,784,988

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTH PERIODS ENDING JUNE 30, 2012 (Unaudited)

	3 months ended June 30, 2012	Adjustments	As Restated	6 months ended June30, 2012	Adjustments	As Restated
Revenues
Retail Sales (revenue prior to change to mining company in 2006)	$-	-	$-	$-	-	$-
Cost of Revenue	-	-	-	-	-	-
Gross Loss	-	-	-	-	-	-

Operating Expenses
Commissions & Consulting Fees	6,000	-	6,000	6,000	-	6,000
General & Administrative Costs	72,701	-	72,701	166,286	-	166,286
Mining Property Costs	32,687	106,349	139,036	88,533	218,617	307,150
Impairment Expense	-	-	-	-	-	-
Accretion Expense	-	-	-	-	-	-
Depreciation Expense	26,185	-	26,185	52,370	-	52,370
Professional Services	6,750	-	6,750	25,250	-	25,250
Total Operating Expenses	144,323	106,349	250,672	338,439	218,617	557,056
Net Operating Loss	(144,323)	(106,349)	(250,672)	(338,439)	(218,617)	(557,056)
Other Income (Expenses)
Gain on Mineral Claim Sales	-	-	-	4,500	-	4,500
Gain on Joint-Ventures	-	-	-	-	-	-
Impairment Expense	-	-	-	-	-	-
Interest Income	(120)	-	(120)	425	-	425
Interest Expense	(105,048)	-	(105,048)	(167,787)	-	(167,787)
Loss on Conversion of Debt	-	-	-	-	-	-
Bad Debt Expense	-	-	-	-	-	-
Accretion Expense	(76)	-	(76)	(203)	-	(203)
Other Expense	-	-	-	(175,047)	-	(175,047)
Loss on Settlement	-	-	-	-	-	-
Realized Gain (Loss) on Investment	-	-	-	-	-	-
Gain (Loss) on Derivative Liability	-	-	-	-	-	-
Net Other Income (Expenses)	(105,244)	-	(105,244)	(338,112)	-	(338,112)
Net Loss	(249,567)	(106,349)	(355,916)	(676,551)	(218,617)	(895,168)

WEIGHTED AVG NUMBER OF SHARES OUTSTANDING (Basic)	99,296,795	-	99,296,795	98,712,344	-	98,712,344
Basic Net Loss per Share	$(0.00)	-	$(0.00)	$(0.01)	-	$(0.01)
WEIGHTED AVG NUMBER OF SHARES OUTSTANDING (Diluted)	99,296,795	-	99,296,795	98,712,344	-	98,712,344
Diluted Net Loss per Share	$(0.00)	-	$(0.00)	$(0.01)	-	$(0.01)

CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2012 (Unaudited)

	Sep 30, 2012 (as reported)	Adjustments	As Restated
ASSETS
Current Assets
Cash	$70,726	-	$70,726
Accounts Receivable	-	-	-
Total Current Assets	70,726	-	70,726

Other Assets
Certificates of Deposit	172,378	-	172,378
Deferred Financing Costs, net	21,131	-	21,131
Goodwill	5,341	-	5,341
Mining Claims - Unproved	2,187,207	(389,718)	1,797,489
Property, Plant & Equipment, net of accumulated depreciation	660,083	-	660,083
Purchase Option - Taber Mine	22,000	-	22,000
Reclamation Bond Deposit – Fraser River	2,000	-	2,000
Total Other Assets	3,070,140	(389,718)	2,680,422
TOTAL ASSETS	$3,140,866	(389,718)	$2,751,148

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$31,165	-	$31,165
Accrued Expenses - related party	850,474	-	850,474
Accrued Interest	18,513	-	18,513
Convertible notes payable (net of discount of $240,325)	357,675	-	357,675
Note Payable (net of discount of $0)	-	-	-
Derivative Liability	585,498	-	585,498
Note Payable – Ruby Mine Mortgage	1,841,095	-	1,841,095
Total Current Liabilities	3,684,420	-	3,684,420

Long-Term Liabilities
Asset Retirement Obligation	5,350	-	5,350
Total Long-Term Liabilities	5,350	-	5,350
Total Liabilities	$3,689,770	-	$3,689,770

Stockholders’ Equity (Deficit)
Preferred stock, Series I, $0.001 par value, 100 shares authorized, 100 shares issued and outstanding at September 30, 2012	-		-
Convertible Preferred stock, Series A, $0.001 par value, 8,000,000 shares authorized, 4,000,000 shares issued and outstanding at September 30, 2012	4,000	-	4,000
Convertible Preferred stock, Series G, $0.001 par value, 0 and 1,500,000 shares authorized, 0 issued and outstanding at September 30, 2012	-	-	-
Common stock, $0.001 par value, 250,000,000 shares authorized, 100,497,622 shares issued and outstanding at September 30, 2012	100,498	-	100,498
Additional Paid-In Capital	12,047,659	-	12,047,659
Stock Payable	25,000	-	25,000
Deficit Accumulated During Exploration Stage	(12,726,061)	(389,718)	(13,115,779
Total Stockholders’ Equity (Deficit)	(548,904)	(389,718)	(938,622)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$3,140,866	(389,718)	$2,751,148

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTH PERIODS ENDING SEPTEMBER 30, 2012 (Unaudited)

	3 months ended Sept 30, 2012 (as reported)	Adjustments	As Restated	9 months ended Sept 30, 2012 (as reported)	Adjustments	As Restated
Revenues
Retail Sales (revenue prior to change to mining company in 2006)	$-	$-	$-	$-	$-	$-
Cost of Revenue	-	-	-	-	-	-
Gross Loss	-	-	-	-	-	-

Operating Expenses
Commissions & Consulting Fees	-	-	-	6,000	-	6,000
General & Administrative Costs	85,640	-	85,640	251,926	-	251,926
Mining Property Costs	63,326	76,820	140,146	151,859	295,437	447,296
Impairment Expense	-	-	-	-	-	-
Accretion Expense	-	-	-	-	-	-
Depreciation Expense	21,432	-	21,432	73,802	-	73,802
Professional Services	10,922	-	10,922	36,172	-	36,172
Total Operating Expenses	181,320	76,820	258,140	519,759	295,437	815,196
Net Operating Loss	(181,320)	(76,820)	(258,140)	(519,759)	(295,437)	(815,196)
Other Income (Expenses)
Gain on Mineral Claim Sales	-	-	-	4,500	-	4,500
Gain on Joint-Ventures	-	-	-	-	-	-
Impairment Expense	-	-	-	-	-	-
Interest Income	159	-	159	584	-	584
Interest Expense	(155,881)	-	(155,881)	(323,668)	-	(323,668)
Loss on Conversion of Debt	-	-	-	-	-	-
Bad Debt Expense	982	-	982	982	-	982
Accretion Expense	(76)	-	(76)	(279)	-	(279)
Other Expense	(2,222)	-	(2,222)	(177,269)	-	(177,269)
Loss on Settlement	-	-	-	-	-	-
Realized Gain (Loss) on Investment	-	-	-	-	-	-
Gain (Loss) on Derivative Liability	(449,291)	-	(449,291)	(449,291)	-	(449,291)
Net Other Income (Expenses)	(606,329)	-	(606,329)	(944,441)	-	(944,441)
Net Loss	(787,649)	(76,820)	(864,469)	(1,464,200)	(295,437)	(1,759,637)

WEIGHTED AVG NUMBER OF SHARES OUTSTANDING (Basic)	100,200,957	-	100,200,957	99,212,170	-	99,212,170
Basic Net Loss per Share	$(0.01)		$(0.01)	$(0.01)		$(0.01)
WEIGHTED AVG NUMBER OF SHARES OUTSTANDING (Diluted)	100,200,957	-	95,880,831	99,212,170	-	89,719,476
Diluted Net Loss per Share	$(0.01)	-	$(0.01)	$(0.01)	-	$(0.01)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee	$400
Edgarization	$1,600
Legal Fees and Expenses	$2,000
Accounting Fees and Expenses	$6,000
Total	$10,000

Item 14.	Indemnification of Directors and Officers

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15.	Recent Sales of Unregistered Securities

During the last four fiscal years the Company has had the following unregistered sales of its securities:

2012

During 2012, the Company issued 26,650 shares of common stock for geological services rendered. The shares were valued at $4,000, based on the closing market price on the date of invoice.

During 2012, 150,000 5-year warrants were issued to Tangiers Investors, LP as part of a loan agreement for $50,000 dated May 16, 2012.

During 2012, 150,000 5-year warrants were issued to Tangiers Investors, LP as part of a loan agreement for $25,000 dated May 30, 2012.

During 2012, 750,000 5-year warrants exercisable at $0.07 and 750,000 5-year warrants exercisable at $0.14 were issued to Tangiers Investors, LP as part of a loan agreement for $100,000 dated June 19, 2012.

During 2012, the Company issued 90,000 restricted shares of common stock for services rendered.

During 2012, the Company issued 85,000 restricted shares of common stock as a commission paid to Carter Terry & Company, a registered broker-dealer, pursuant to a loan transaction with Tonaquint, Inc.  The shares were valued at $5,610 based on the closing market price on the date of grant.

During 2012, the Company issued 500,000 shares that had been previously recorded as stock payable pursuant to a notice of exercise received in 2011 on 500,000 warrants issued to Tangiers Investors, LP on December 30, 2010.

2011

During 2011, the Company issued an aggregate of 1,437,416 shares of common stock to retire a Convertible Promissory Note Agreement dated December 30, 2010 with Tangiers pursuant to which the Company received $50,000 as a loan from Tangiers.  The total amount satisfied on conversion was $51,612, consisting of $51,000 in principal plus $1,612 in accrued interest.

During 2011, the Company issued 2 million shares of common stock to our Chief Executive Officer to relieve $180,000 in accrued deferred compensation.  The shares were valued at the closing market price on the day of issuance.

During 2011, the Company issued 111,112 shares of common stock to Fred Michini as directors compensation of $10,000.  The shares were valued at the closing market price on the day of issuance.

During 2011, the Company issued 550,000 shares of common stock as a settlement on a 2009 consulting agreement.  The shares were valued at the closing market price on the day of issuance.

During 2011, the Company issued an aggregate of 557,528 shares of common stock to fully satisfy and retire a Convertible Note dated January 4, 2011 with Asher Enterprises, Inc. (“Asher”) pursuant to which the Company received $50,000 as a loan from Asher.  The total amount satisfied on conversion was $52,000, consisting of $50,000 in principal and $2,000 in accrued interest, and the note has accordingly been retired.

During 2011, 863,681 shares of common stock were issued to satisfy and retire a Convertible Promissory Note Agreement dated June 17, 2010 with Tangiers pursuant to which the Company received $17,500 as a loan from Tangiers.  The total amount satisfied on conversion was $18,724, consisting of $17,500 in principal plus $1,224 in accrued interest.

During 2011, 42,857 shares of common stock were issued for geological consulting services rendered. The shares were valued at $3,000, based on the closing market price on the date of issuance.

During 2011, 1,600,467 shares of common stock were issued to satisfy and retire a Convertible Promissory Note Agreement dated September 27, 2010 with Tangiers pursuant to which the Company received $50,000 as a loan from Tangiers.  The total amount satisfied on conversion was $52,495, consisting of $50,000 in principal plus $2,495 in accrued interest.

2010

During 2010, the Company issued 6,589,147 shares of restricted common stock to Tangiers Investors, LP (“Tangiers”) as a one- time commitment fee of $85,000 in compliance with the October 7, 2009 agreement with Tangiers.

During 2010, the Company issued 5,000,000 shares of common stock in a Rule 504 private placement.  The consideration received was $50,000.

During 2010, the Company issued 10 million shares of common stock to Ruby Development Company as part of the initial consideration for the signing of an option-to-purchase agreement on the Ruby Mine. The market value of these shares as of the date the contract was executed was $150,000.

2009

During 2009, the Company issued 4,000,000 shares of Series A Preferred stock, and 100,000 shares of Series G Preferred stock to our Chief Executive Officer as a bonus for services rendered.  Each share of Series A Preferred has 10 votes per share and is convertible to 5 shares of common.  The Series G Preferred stock has no voting rights, and each share is convertible to 1/100 of an ounce of gold, or 20 shares of common. The conversion of the Series G Preferred stock into gold can only be exercised by the holder if the company has gold inventory at the time of conversion. The conversion value of the shares was $253,785 based on the value of the closing price of the common stock the preferred shares were convertible into on the day of issuance, plus the value of the control premium from voting rights assigned to the preferred share issuances.

During 2009, the Company issued an aggregate of 21,800,000 shares of common stock in private placements.  The consideration received was $173,000.

During 2009, the Company issued an aggregate of 10,000,000 shares of common stock to a private investor to reduce the balance due of deferred compensation to the Chief Executive Officer by $100,000. The deferred compensation was assigned by the Chief Executive Officer to the private investor in lieu of cash, and the assigned liability was immediately converted to equity by the investor. The value of the shares issued according to the market price on the date of issuance was $187,500. The difference between the value of the deferred compensation and the value of the shares issued was recorded as a loss on conversion.

During 2009, the Company issued an aggregate of 2,500,000 shares of common stock for services rendered.  The shares were valued at $29,750, based on the market price on the date of issuance.

During 2009, the Company secured $5 Million in financing under an equity line of credit with Tangiers Investors, LP ("Tangiers") to fund the Company's operations and prospective mining acquisitions. North Bay has entered into a Securities Purchase Agreement with Tangiers that provides North Bay the right, but not the obligation, to draw down on the equity line of credit by selling to Tangiers shares of the Company's common stock for a total purchase price of up to $5 Million. Tangiers will pay the Company 90% of the lowest volume weighted average price of the Company's common stock during the pricing period as quoted by Bloomberg, LP on the principal trading market on which our common stock is traded. Tangiers' obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $100,000 per 10 consecutive trading days after the advance notice is provided to Tangiers.  Upon signing the Securities Purchase Agreement, the Company has agreed to issue Tangiers $85,000 in restricted stock as a one-time commitment fee.  This was classified as Stock Payable at December 31, 2009 and valued at $115,310, based on the closing market price of our common stock as of October 7, 2009, the date the contract was signed.  Subsequently, the Company issued 6,589,147 shares of restricted common stock on January 20, 2010 to satisfy this obligation.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 504 of Regulation D of the Securities Act. Those stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 16.                                   Exhibits and Financial Statement Schedules.

(a)	Exhibits. See the “Exhibit Index” following the signature pages hereto.
(b)
Financial Statement Schedules. Schedules not listed above have been omitted because the information to be set forth therein is not material, not applicable or is shown in the financial statements or notes thereto.

Item 17.	Undertakings

(A)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 17th day of May, 2013.

NORTH BAY RESOURCES INC.

Date: May 17, 2013	By:	/s/ Perry Leopold
Perry Leopold
Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints Perry Leopold as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933).

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Perry Leopold	Chairman of the Board , Principal Executive	May 17, 2013
Perry Leopold	Officer, Principal Financial Officer and
Principal Accounting Officer

/s/ Fred Michini	Director	May 17, 2013
Fred Michini

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
3 (i)	Articles of Incorporation(1)
3(ii)	Bylaws(1)
3 (iii)	Merger and Name Change Certification(1)
4.1	Certificate of Designation – Series I Preferred(2)
4.2	Certificate of Designation – Series A Preferred(2)
4.3	Certificate of Designation – Series G Preferred(2)
4.4	Certificate of Elimination – Series G Preferred(24)
5.1*	Opinion re Legality
10.0	Tangiers Securities Purchase Agreement dated October 7, 2009(1)
10.1	Tangiers Securities Registration Rights Agreement dated October 6, 2009(1)
10.2	Fawn Property/Silver Quest Resources Ltd. Joint Venture Agreement(1)
10.3	Coronation Gold Property/Lincoln Resources, Inc. Joint Venture Agreement(1)
10.4	Silver Leaf/Hidalgo Mining International. Joint Venture Agreement(2)
10.5	Gold Hill Project/Hidalgo Mining International Joint Venture Agreement(2)
10.6	Monte Cristo Purchase Agreement(2)
10.7	Fraser River Joint Venture Letter of Intent(2)
10.8	Fraser River Assay Certificate(2)
10.9	Form of Notice of Assignment - June 2, 2009(2)
10.10	PAN Management Agreement(2)
10.11	ARGO - MINFILE No 092N 037(2)
10.12	BOULEAU - MINFILE No 082LSW046(2)
10.13	BOULEAU - MINFILE No 082LSW069(2)
10.14	CHERRY - MINFILE No 082LSE063(2)
10.15	CONNIE HILL - MINFILE No 092F 308(2)
10.16	CORONATION - MINFILE No 082FNW161(2)
10.17	CORONATION - MINFILE No 082FNW161 – Production(2)
10.18	CORONATION - MINFILE No 082FNW164(2)
10.19	CORONATION - MINFILE No 082FNW164 – Production(2)
10.20	CORONATION - MINFILE No 082FNW191(2)
10.21	CORONATION - MINFILE No 082FNW191 – Production(2)
10.22	CORONATION - MINFILE No 082FNW213(2)
10.23	CORONATION - MINFILE No 082FNW213 – Production(2)
10.24	FAWN - MINFILE No 093F 043(2)
10.25	FAWN - MINFILE No 093F 043 – Inventory(2)
10.26	FAWN - BUCK - MINFILE No 093F 050(2)
10.27	FAWN - BUCK - MINFILE No 093F 050 - Inventory(2)
10.28	FRASER RIVER - MINFILE No 092ISW078(2)
10.29	GOLD HILL - MINFILE No 082FSW204(2)
10.30	GOLD HILL - MINFILE No 082FSW204 - Production(2)
10.31	LARDEAU CREEK - MINFILE No 082KNW178(2)
10.32	LOUGHBOROUGH - MINFILE No 092K 048(2)
10.33	LOUGHBOROUGH - MINFILE No 092K 048 - Production(2)
10.34	LYNX - MINFILE No 082LSE055(2)
10.35	MONTE CRISTO - MINFILE No 092GNE013(2)
10.36	MONTE CRISTO - MINFILE No 092GNE019(2)
10.37	NEW ESKAY CREEK - MINFILE No 104B 008(2)

10.38	PINE RIVER - MINFILE No 093O 009(2)
10.39	RACHEL - MINFILE No 082FSW299(2)
10.40	RACHEL - MINFILE No 082FSW299 - Production(2)
10.41	SILVER CUP - MINFILE No 082KNW113(2)
10.42	SILVER CUP - MINFILE No 082KNW116(2)
10.43	SILVER CUP - MINFILE No 082KNW220(2)
10.44	TRUAX - MINFILE No 092JNE060(2)
10.45	TULAMEEN - MINFILE No 092HNE128(2)
10.46	Tangiers Convertible Promissory Note dated June 17, 2010(3)
10.47	Coronation Gold Property/Lincoln Resources, Inc. Joint Venture Agreement Amendment(3)
10.48	Tangiers Waiver Re: Convertible Promissory Note dated June 17, 2010(4)
10.49	ACG Consulting Agreement(4)
10.50	Silver Quest Joint Venture Agreement Amendment dated September 13, 2010(5)
10.51	Property Option Agreement and Addendum with Ruby Development Company dated September 1, 2010(6)
10.52	Form of Property Purchase Agreement with Ruby Development Company dated September 1, 2010(6)
10.53	Form of Property Purchase Addendum with Ruby Development Company dated September 1, 2010(6)
10.54	Convertible Promissory Note with Tangiers Investors, LP dated September 27, 2010(6)
10.55	Form of Warrants Issued to Ruby Development Company dated October 1, 2010(6)
10.56	Northern California Regional Center Memorandum of Understanding dated October 14, 2010(7)
10.57	Convertible Promissory Note with Tangiers Investors, LP dated December 30, 2010(8)
10.58	Securities Purchase Agreement with Asher Enterprises, Inc. dated January 4, 2011(9)
10.59	Convertible Promissory Note issued to Asher Enterprises, Inc. (9)
10.60	Property Option Amendment No. 1 with Ruby Development Company dated January 26, 2011(11)
10.61	Satisfaction of Tangiers Convertible Promissory Note dated June 17, 2010(12)
10.62	Geological Consulting Services Agreement dated March 7, 2011(13)
10.63	Satisfaction of Tangiers Convertible Promissory Note dated September 27, 2010(14)
10.64	Property Option Amendment No. 2 with Ruby Development Company dated April 22, 2011(15)
10.65	Secured Promissory Note and Security Agreement with Ruby Development Company dated July 1, 2011(16)
10.66	Memorandum of Understanding with Devlin’s Bench Mining Ltd. And P. Wright Contracting Ltd dated October 14, 2011, as amended on January 19, 2012(19)
10.67	Promissory Note with Tangiers Investors, LP dated December 29, 2011(17)
10.68	Convertible Promissory Note with Tangiers Investors, LP dated December 29, 2011(17)
10.69	Form of Warrants Issued to Tangiers Investors, LP dated December 29, 2011(17)
10.70	Six Month Convertible Promissory Note with Tangiers Investors, LP dated February 2, 2012(18)
10.71	Twelve Month Convertible Promissory Note with Tangiers Investors, LP dated February 2, 2012(18)
10.72	Warrants Issued to Tangiers Investors, LP dated February 2, 2012(18)
10.73	Six Month Convertible Promissory Note with Tangiers Investors, LP dated March 15, 2012(20)
10.74	Twelve Month Convertible Promissory Note with Tangiers Investors, LP dated March 15, 2012(20)
10.75	Warrants Issued to Tangiers Investors, LP dated March 15, 2012(20)
10.76	Twelve Month Convertible Promissory Note with Tangiers Investors, LP dated June 19, 2012(21)
10.77	Warrants Issued to Tangiers Investors, LP dated June 19, 2012(21)
10.78	Twelve Month Convertible Promissory Note with JMJ Financial dated July 11, 2012(22)
10.79	Taber Mine Option Agreement, Amendment No. 1, dated July 11, 2012(23)
10.80	Nine Month Convertible Promissory Note with Tonaquint, Inc, dated August 2, 2012(25)
10.81	Securities Purchase Agreement with Tonaquint, Inc, dated August 2, 2012(25)
10.82	Twenty-Four Month Convertible Promissory Note with Tangiers Investors, LP dated October 2, 2012(26)
10.83	Willa Option Agreement with Caribou King Resources Ltd. dated October 24, 2012(27)
10.84	Form of Amendment with Tangiers Investors, LP dated November 14, 2012(28)

10.85	Fraser River Land Access Agreement dated November 26, 2012(29)
10.86	Secured Promissory Note Extension Agreement with Ruby Development Company dated December 12, 2012(30)
10.87	Amendment No. 1 to the Securities Purchase Agreement with Tangiers Investors, LP dated January 28, 2013(31)
10.88	Modification and Extension Agreement with Ruby Development Company dated March 19, 2013 (33)
10.89	Amendment No. 2 to the Securities Purchase Agreement with Tangiers Investors, LP dated March 28, 2013(33)
14	Code of Ethics(1)
21.1	Subsidiaries of the Registrant(19)
23.1*	Consent of Auditor
23.2*	Consent of Attorney (filed as Exhibit 5.1)
23.3	Consent of Geologist(6)
95.1	Mine Safety Disclosures(32) (34)
101.INS**	XBRL Instance Document
101.SCH**	XBRL Taxonomy Extension Schema
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase
101.DEF**	XBRL Taxonomy Extension Definition Linkbase
101.LAB**	XBRL Taxonomy Extension Label Linkbase
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase

*   Filed herewith.

** Furnished herewith. In accordance with Rule 406T of Regulation S-T, the information in these exhibits shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liability under that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

(1)Previously filed with the Company’s initial filing of Form S-1, SEC file number 333-164860, filed on February 11, 2010, and incorporated by this reference as an exhibit to this Form S-1.

(2)Previously filed with the Company’s filing of Form S-1/A, SEC file number 333-164860, filed on June 16, 2010, and incorporated by this reference as an exhibit to this Form S-1.

(3)Previously filed with the Company’s filing of Form S-1/A, SEC file number 333-164860, filed on July 21, 2010, and incorporated by this reference as an exhibit to this Form S-1.

(4)Previously filed with the Company’s filing of Form S-1/A, SEC file number 333-164860, filed on August 20, 2010, and incorporated by this reference as an exhibit to this Form S-1.

(5)Previously filed with the Company’s filing of Form S-1/A, SEC file number 333-164860, filed on September 17, 2010, and incorporated by this reference as an exhibit to this Form S-1.

(6)Previously filed with the Company’s filing of Form S-1/A, SEC file number 333-164860, filed on October 4, 2010, and incorporated by this reference as an exhibit to this Form S-1.

(7)Previously filed with the Company’s filing of Form S-1/A, SEC file number 333-164860, filed on November 2, 2010, and incorporated by this reference as an exhibit to this Form S-1.

(8)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on January 4, 2011, and incorporated by this reference as an exhibit to this Form S-1.

(9)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on January 7, 2011, and incorporated by this reference as an exhibit to this Form S-1.

(10)Previously filed with the Company’s filing of Form S-1, SEC file number 333-171603, filed on January 7, 2011, and incorporated by this reference as an exhibit to this Form S-1.

(11)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on February 1, 2011, and incorporated by this reference as an exhibit to this Form S-1.

(12)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on March 4, 2011, and incorporated by this reference as an exhibit to this Form S-1.

(13)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on March 10, 2011, and incorporated by this reference as an exhibit to this Form S-1.

 (14)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on April 1, 2011, and incorporated by this reference as an exhibit to this Form S-1.

(15)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on April 25, 2011, and incorporated by this reference as an exhibit to this Form S-1.

(16)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on July 1, 2011, and incorporated by this reference as an exhibit to this Form S-1.

(17)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on January 5, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(18)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on February 8, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(19)Previously filed with the Company’s filing of Form 10-K, SEC file number 000-54213, filed on March 12, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(20)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on March 21, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(21)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on June 19, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(22)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on July 13, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(23)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on July 16, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(24)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on July 30, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(25)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on August 3, 2012, and incorporated by this reference as an exhibit to this Form S-1.

 (26)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on October 3, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(27)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on October 25, 2012, and incorporated by this reference as an exhibit to this Form S-1.

 (28)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on November 27, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(29)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on November 28, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(30)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on December 28, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(31)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on February 5, 2013, and incorporated by this reference as an exhibit to this Form S-1.

(32)Previously filed with the Company’s filing of Form 10-K, SEC file number 000-54213, filed on March 28, 2013, and incorporated by this reference as an exhibit to this Form S-1.

(33)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on March 28, 2013, and incorporated by this reference as an exhibit to this Form S-1.

(34)Previously filed with the Company’s filing of Form 10-Q, SEC file number 000-54213, filed on May 6, 2013, and incorporated by this reference as an exhibit to this Form S-1.